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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WESCO AIRCRAFT HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share, of Wesco Aircraft Holdings, Inc.
(2)	Aggregate number of securities to which transaction applies:
As of August 27, 2019, (a) 99,749,063 shares of Wesco Aircraft common stock (excluding restricted shares) issued and outstanding; (b) 83,322 outstanding unvested restricted shares of Wesco Aircraft common stock; (c) 362,998 shares of Wesco Aircraft common stock underlying options to purchase shares of Wesco Aircraft common stock with an exercise price below $11.05; (d) 915,671 shares of Wesco Aircraft common stock underlying restricted stock units; and (e) 960,782 shares of Wesco Aircraft common stock underlying performance share units (calculated as the target number of shares for such performance share units multiplied by the Applicable Percentage (as defined in the Merger Agreement)).
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was calculated as the sum of: (a) 99,749,063 shares of Wesco Aircraft common stock (excluding restricted shares) issued and outstanding multiplied by $11.05 per share; (b) 83,322 outstanding unvested restricted shares of Wesco Aircraft common stock multiplied by $11.05 per share; (c) 362,998 shares of Wesco Aircraft common stock underlying options to purchase shares of Wesco Aircraft common stock with an exercise price below $11.05 multiplied by $1.55 (which is the difference between $11.05 per share and the weighted average exercise price per share of such options); (d) 915,671 shares of Wesco Aircraft common stock underlying restricted stock units multiplied by $11.05 per share; and (e) 960,782 shares of Wesco Aircraft common stock underlying performance share units multiplied by $11.05 per share. In accordance with Section 14(g) of the Exchange Act, as amended, the filing fee was calculated by multiplying the aggregate value of the transaction by 0.0001212.
	(4)	Proposed maximum aggregate value of transaction: $1,124,445,306.80
	(5)	Total fee paid: $136,282.78
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED AUGUST 29, 2019

24911 Avenue Stanford
Valencia, California 91355
(661) 775-7200
MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

[    •    ], 2019

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of Wesco Aircraft Holdings, Inc., a Delaware corporation ("Wesco Aircraft," the "Company," "we" or "us"), to be held on [    •    ], 2019 at [    •    ], local time, at [    •    ].

        At the special meeting, you will be asked to consider and vote on three matters:

  (i)
  a proposal to adopt the Agreement and Plan of Merger, dated August 8, 2019 (as it may be amended from time to time, the "Merger Agreement"), by and among Wolverine Intermediate Holding II Corporation, a Delaware corporation ("Parent"), Wolverine Merger Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and Wesco Aircraft. Parent and Merger Sub are indirect subsidiaries of funds managed and advised by Platinum Equity Advisors, LLC, a U.S.-based private equity firm ("Platinum"). Pursuant to the terms of the Merger Agreement, and upon the satisfaction or waiver of the conditions to closing set forth therein, Parent will acquire Wesco Aircraft in a cash merger with Merger Sub merging with and into Wesco Aircraft (the "Merger") and Wesco Aircraft surviving the Merger as a wholly owned subsidiary of Parent;

  (ii)
  a proposal to adjourn the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting; and

  (iii)
  a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger.

        If the Merger is completed, you will be entitled to receive $11.05 in cash, without interest and subject to all applicable withholding taxes, for each share of Wesco Aircraft common stock (the "Merger Consideration") you own (unless you have properly demanded appraisal for your shares in accordance with, and have complied in all respects with, Section 262 of the General Corporation Law of the State of Delaware). The Merger Consideration represents a premium of approximately 14% over the closing share price of Wesco Aircraft's common stock on May 24, 2019, the last trading day before unverified news reports that Wesco Aircraft was exploring strategic alternatives, including a potential sale transaction, a premium of approximately 27.5% over the 90-day volume-weighted average price as of the same date, and a premium of approximately 7.1% over the closing price of Wesco Aircraft common stock on August 8, 2019, the trading day completed before the Merger Agreement was announced.

        After reviewing and considering the terms and conditions of the Merger and the factors more fully described in the enclosed proxy statement, our board of directors unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Wesco Aircraft and its stockholders, (ii) approved and declared advisable the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of Wesco Aircraft for their adoption at the special meeting and (iv) recommended that Wesco Aircraft's stockholders adopt the Merger Agreement.

        Our board of directors unanimously recommends that you vote: (1) "FOR" the proposal to adopt the Merger Agreement; (2) "FOR" the proposal to adjourn the special meeting to a later date or dates if necessary; and (3) "FOR" the non-binding, advisory proposal to approve certain compensation that will or may become payable to our named executive officers in connection with the Merger.

        The accompanying proxy statement contains, among other things, detailed information about Wesco Aircraft, the special meeting, the Merger, the Merger Agreement and the Merger-related compensation. We encourage you to read the accompanying proxy statement, including its appendices and all documents incorporated by reference therein, carefully and in their entirety.

        Your vote is very important, regardless of the number of shares of Wesco Aircraft common stock that you own. We cannot complete the Merger unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the shares of outstanding Wesco Aircraft common stock as of the record date entitled to vote on the matter. The failure of any stockholder of record to vote in person by ballot at the special meeting or to submit a signed proxy card will have the same effect as a vote "AGAINST" the Merger Agreement. If you hold your shares in "street name," the failure to either instruct your broker, bank or nominee on how to vote your shares or to vote in person at the special meeting will have the same effect as a vote "AGAINST" the Merger Agreement.

        We hope that you will be able to attend the special meeting. However, whether or not you plan to attend in person, please complete, sign, date and return the proxy card enclosed with the accompanying proxy statement or, if your shares are held in "street name" through a broker, bank or nominee, please instruct your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee, as promptly as possible. Submitting a signed proxy card by mail will ensure your shares are represented at the special meeting. If your shares are held in "street name" through a broker, bank or nominee, you may provide voting instructions through your broker, bank or nominee by completing and returning the voting instruction form provided by your broker, bank or nominee, or electronically over the Internet or by telephone through your broker, bank or nominee if such a service is provided. To provide voting instructions over the Internet or by telephone through your broker, bank or nominee, you should follow the instructions on the voting instruction form provided by your broker, bank or nominee.

        On behalf of the board of directors and management of Wesco Aircraft, I extend our appreciation for your continued support and your consideration of this matter.

Sincerely,

Randy J. Snyder Chairman of the Board

        Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document or the accompanying proxy statement, including the Merger, passed upon the merits or fairness of such transactions or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

        This proxy statement is dated [    •    ], 2019, and was first mailed to stockholders of Wesco Aircraft on or about [    •    ], 2019.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED AUGUST 29, 2019

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [    •    ], 2019

        Notice is hereby given that a special meeting of stockholders of Wesco Aircraft Holdings, Inc. a Delaware corporation ("Wesco Aircraft," the "Company," "we" or "us"), will be held on [    •    ], 2019 at [    •    ], local time, at [    •    ], for the following purposes:

  1.
  The Merger Proposal. To adopt the Agreement and Plan of Merger, dated August 8, 2019 (as it may be amended from time to time, the "Merger Agreement"), by and among Wolverine Intermediate Holding II Corporation, a Delaware corporation ("Parent"), Wolverine Merger Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and Wesco Aircraft. Parent and Merger Sub are indirect subsidiaries of funds managed and advised by Platinum Equity Advisors, LLC, a U.S.-based private equity firm ("Platinum"). Pursuant to the terms of the Merger Agreement, and upon the satisfaction or waiver of the conditions to closing set forth therein, Parent will acquire Wesco Aircraft in a cash merger with Merger Sub merging with and into Wesco Aircraft (the "Merger") and Wesco Aircraft surviving the Merger as a wholly owned subsidiary of Parent. A copy of the Merger Agreement is attached as Appendix A to the accompanying proxy statement and is incorporated by reference therein;

  2.
  The Adjournment Proposal. To approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting; and

  3.
  The Compensation Proposal. To approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger.

        Only stockholders of record as of the close of business on [    •    ], 2019 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof.

        The accompanying proxy statement contains, among other things, detailed information about the Merger Proposal, the Adjournment Proposal and the Compensation Proposal. We encourage you to read the accompanying proxy statement, including its appendices and all documents incorporated by reference therein, carefully and in their entirety.

        The affirmative vote of the holders of a majority of the shares of Wesco Aircraft common stock outstanding as of the record date and entitled to vote on the matter is required to approve the Merger Proposal. The affirmative vote of the holders of a majority of the shares of Wesco Aircraft common stock represented in person or by proxy at the special meeting and entitled to vote thereon is required to approve both the Adjournment Proposal and the Compensation Proposal.

        Your vote is very important, regardless of the number of shares of Wesco Aircraft common stock that you own.    The failure of any stockholder of record to vote in person by ballot at the special meeting or to submit a signed proxy card will have the same effect as a vote "AGAINST" the Merger Proposal. If you hold your shares in "street name," you should instruct your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee. The failure to do so will have the same effect as a vote "AGAINST" the Merger Proposal, but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal. Abstentions will have the same effect as a vote "AGAINST" each of the Merger Proposal, the Adjournment Proposal and the Compensation Proposal.

        The presence at the special meeting, in person or by proxy, of the holders of record of a majority in voting power of the shares of outstanding Wesco Aircraft common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Abstentions will be counted as present for purposes of determining the existence of a quorum. Shares held in "street name" for which the applicable broker, bank or nominee receives no instructions regarding how to vote on any of the proposals before the special meeting will not be counted as present at the special meeting for quorum purposes.

        Stockholders who do not vote in favor of and do not otherwise consent in writing to the Merger Proposal and who otherwise meet the requirements of Section 262 of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), will have the right to seek appraisal of the fair value of their shares of Wesco Aircraft common stock, as determined in accordance with Section 262 of the DGCL. In addition to not voting in favor of and not otherwise consenting in writing to the Merger Proposal, any stockholder wishing to exercise its appraisal rights must deliver a written demand for appraisal to Wesco Aircraft before the vote on the Merger Proposal and must comply in all respects with the requirements of Section 262 of the DGCL, the text of which is attached as Appendix B to the accompanying proxy statement and is incorporated by reference therein.

        Our board of directors unanimously recommends that you vote: (i) "FOR" the Merger Proposal; (ii) "FOR" the Adjournment Proposal; and (iii) "FOR" the Compensation Proposal.

By Order of the Board of Directors,
Randy J. Snyder Chairman of the Board

Valencia, California
[    •    ], 2019

YOUR VOTE IS IMPORTANT

        Ensure that your shares of Wesco Aircraft common stock are voted at the special meeting by submitting your proxy card or, if your shares of Wesco Aircraft common stock are held in "street name" through a broker, bank or nominee, by instructing your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee, as promptly as possible. If you fail to submit a proxy, vote in person at the special meeting or instruct your broker, bank or nominee how to vote your shares, it will have the same effect as voting "AGAINST" the Merger Proposal but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal.

        If your shares of Wesco Aircraft common stock are registered directly in your name:    You are a stockholder of record and you may submit a proxy to vote your shares of Wesco Aircraft common stock by mail. Please follow the instructions on the enclosed form of proxy.

        If your shares of Wesco Aircraft common stock are held in the name of a broker, bank or nominee:    You will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares of Wesco Aircraft common stock. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares of Wesco Aircraft common stock in your account. Your broker, bank or nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

        If you fail to submit a signed proxy card, fail to attend the special meeting or, if you hold your shares through a bank, broker or nominee, fail to provide voting instructions to your bank, broker or nominee, your shares of Wesco Aircraft common stock will not be counted for purposes of determining whether a quorum is present at the special meeting. If you hold your shares of Wesco Aircraft common stock through a broker, bank or nominee, you must obtain from the record holder a "legal proxy" issued in your name in order to vote in person at the special meeting. A stockholder providing a proxy may revoke it at any time before 11:59 p.m., Eastern Time the day before the special meeting if such revocation is exercised by providing written notice of revocation to John Holland, our Executive Vice President, Chief Legal and Human Resources Officer, by voting in person at the special meeting or by providing a proxy of a later date, pursuant to the instructions set forth in "The Special Meeting—Revocability of Proxies" on page 30 of the accompanying proxy statement. Attendance at the special meeting alone will not revoke a submitted proxy.

        We encourage you to read the accompanying proxy statement, including its appendices and all documents incorporated by reference therein, carefully and in their entirety. If you have any questions concerning the Merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Wesco Aircraft common stock, please contact our proxy solicitor:

1407 Broadway, 27th Floor
New York, NY 10018
proxy@mackenziepartners.com
(212) 929-5500
Toll-Free: (800) 322-2885

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN A PROXY CARD OR VOTING INSTRUCTION FORM FURNISHED BY YOUR BROKER, BANK OR NOMINEE, AS PROMPTLY AS POSSIBLE.

SUMMARY

        This summary, together with the following section of this proxy statement entitled "Questions and Answers About the Special Meeting and the Merger," highlights selected information from this proxy statement and may not contain all of the information that is important to you as a holder of Wesco Aircraft common stock or that you should consider before voting on the Merger Proposal. To better understand the Merger Proposal, you should read this proxy statement, including its appendices and the documents incorporated by reference herein, carefully and in their entirety. You may obtain the documents and information incorporated by reference into this proxy statement without charge by following the instructions under "Where You Can Find More Information" on page 143 of this proxy statement. The Merger Agreement is attached as Appendix A to this proxy statement and is incorporated by reference herein.

Parties Involved in the Merger (page 36)

Wesco Aircraft Holdings, Inc.
24911 Avenue Stanford
Valencia, California 91355
(661) 775-7200
www.wescoair.com

        Wesco Aircraft, a Delaware corporation, is one of the world's leading distributors and providers of comprehensive supply chain management services to the global aerospace industry. The Company's services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery, chemical management services, third-party logistics or fourth-party logistics and point-of-use inventory management. The Company believes it offers one of the world's broadest portfolios of aerospace products, including C-class hardware, chemicals and electronic components and comprised of more than 550,000 active SKUs.

        Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "WAIR."

        Our principal executive offices are located at 24911 Avenue Stanford, Valencia, California 91355, and our telephone number is (661) 775-7200. For more information about Wesco Aircraft, please visit our website, www.wescoair.com. Our website address is provided as an inactive textual reference only. The information contained on (or accessible through) our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the Securities and Exchange Commission (the "SEC"). See "Where You Can Find More Information" on page 143 of this proxy statement.

Wolverine Intermediate Holding II Corporation
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
(310) 712-1850

        Parent is a Delaware corporation that was formed by affiliates of Platinum solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated thereby and the related financing transactions.

Wolverine Merger Corporation
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
(310) 712-1850

        Merger Sub is a Delaware corporation that was formed by Parent solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated thereby and the related financing transactions. Upon consummation of the Merger, Merger Sub will cease to exist, and Wesco Aircraft will continue as the surviving corporation and as a wholly owned subsidiary of Parent.

The Special Meeting (page 28)

Date, Time and Place

        A special meeting of our stockholders will be held on [    •    ], 2019 at [    •    ], local time, at [    •    ].

Record Date; Shares Entitled to Vote

        You are entitled to vote at the special meeting if you owned shares of Wesco Aircraft common stock at the close of business on [    •    ], 2019 (the "Record Date"). You will have one vote at the special meeting for each share of Wesco Aircraft common stock you owned at the close of business on the Record Date.

Purpose

        At the special meeting, we will ask our stockholders of record as of the Record Date to vote on the following proposals:

  (i)
  to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger (the "Merger Proposal");

  (ii)
  to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting (the "Adjournment Proposal"); and

  (iii)
  to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger (the "Compensation Proposal").

Quorum

        As of the Record Date, there were [    •    ] shares of Wesco Aircraft common stock outstanding and entitled to be voted at the special meeting. A quorum of stockholders is necessary to hold a special meeting. The holders of record of a majority in voting power of the shares of outstanding Wesco Aircraft common stock entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, [    •    ] shares of Wesco Aircraft common stock must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum. Abstentions will be counted as present for purposes of determining the existence of a quorum. Shares held in "street name" for which the applicable broker, bank or nominee receives no instructions regarding how to vote on any of the proposals before the special meeting will not be counted as present at the special meeting for quorum purposes. Failure of a quorum to be represented at the special meeting may result in an adjournment of the special meeting and may subject us to additional expense.

Required Vote

        Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of Wesco Aircraft common stock outstanding as of the Record Date and entitled to vote on the matter. Approval of both the Adjournment Proposal and the Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Wesco Aircraft common stock represented in person or by proxy at the special meeting and entitled to vote thereon.

Stock Ownership of Our Directors and Executive Officers

        As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote an aggregate of [    •    ] shares of Wesco Aircraft common stock (excluding any shares that would be delivered upon the vesting, exercise or conversion, as applicable, of stock options, restricted stock units or performance share units), representing approximately [    •    ]% of the outstanding shares of Wesco Aircraft common stock.

        Randy Snyder, our Chairman of the Board, certain trusts affiliated with Mr. Snyder and certain entities affiliated with other Board members have entered into Voting and Support Agreements agreeing, among other things, to vote their shares of Wesco Aircraft common stock in favor of the Merger, as described in "Summary—Voting Agreements," "The Special Meeting—Stock Ownership and Interests of Certain Persons" and "The Merger—Voting Agreements" on pages 17, 29 and 100, respectively, of this proxy statement.

        Our directors and executive officers have informed us that they currently intend to vote all of their shares of Wesco Aircraft common stock: (i) "FOR" the Merger Proposal; (ii) "FOR" the Adjournment Proposal; and (iii) "FOR" the Compensation Proposal.

Voting of Proxies

        Any Wesco Aircraft stockholder of record entitled to vote at the special meeting may submit a proxy by returning a signed proxy card by mail or may attend the special meeting and vote in person. If you are a beneficial owner and hold your shares of Wesco Aircraft common stock in "street name" through a broker, bank or nominee, you should instruct your broker, bank or nominee on how you wish to vote your shares of Wesco Aircraft common stock using the instructions provided by your broker, bank or nominee. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on certain "routine" matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares of Wesco Aircraft common stock or that you obtain from such broker, bank or nominee a "legal proxy" issued in your name and vote in person at the special meeting.

        If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by signing another proxy card with a later date and returning it to us before 11:59 p.m., Eastern Time the day before the special meeting, by providing written notice of revocation to John Holland, our Executive Vice President, Chief Legal and Human Resources Officer, before your proxy is exercised or by attending the special meeting and voting in person pursuant to the instructions set forth in "The Special Meeting—Revocability of Proxies" on page 30 of this proxy statement. If you hold your shares of common stock in "street name," you should contact your broker, bank or nominee for instructions regarding how to change your vote.

        The failure of any stockholder of record to submit a signed proxy card or to vote in person by ballot at the special meeting will have the same effect as a vote "AGAINST" the Merger Proposal. If you hold your shares of Wesco Aircraft common stock in "street name," the failure to instruct your broker, bank or nominee on how to vote your shares on any of the proposals will have the same effect as a vote "AGAINST" the Merger Proposal, but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal. A "broker non-vote" results when banks, brokers and nominees return a valid proxy voting upon a matter or matters for which the applicable stock exchange rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on certain "routine" matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. Wesco Aircraft does not expect any broker non-votes at the special meeting as the proposals in this proxy statement are non-routine matters. Broker non-votes will have the same effect as a vote "AGAINST" the Merger Proposal, but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal. Abstentions will have the same effect as a vote "AGAINST" each of the Merger Proposal, the Adjournment Proposal and the Compensation Proposal.

        Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this proxy statement, including the Merger, passed upon the merits or fairness of such transactions, or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

Expenses of Proxy Solicitation (page 31)

        Our board of directors (the "Board") is soliciting your proxy, and Wesco Aircraft will bear the cost of soliciting proxies. We have engaged the services of MacKenzie Partners, Inc. ("MacKenzie") to solicit proxies for the special meeting. In connection with its retention, MacKenzie has agreed to provide consulting, analytic and proxy solicitation services in connection with the special meeting. We have agreed to pay MacKenzie a fee of approximately $15,000, plus reasonable out-of-pocket expenses for its services, and we will indemnify MacKenzie for certain losses arising out of its proxy solicitation services. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees, or representatives of MacKenzie, in person or by telephone, email, fax or other means of communication, and we may pay persons holding shares of Wesco Aircraft common stock on behalf of others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers or employees for their services in connection with solicitation of proxies.

Certain Effects of the Merger on Wesco Aircraft (page 37)

        Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Wesco Aircraft, with Wesco Aircraft continuing as the surviving corporation and as a wholly owned subsidiary of Parent. As a result of the Merger, Wesco Aircraft will cease to be a publicly traded company and will cease to be listed on the NYSE. If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation, and instead will only be entitled to receive the Merger Consideration described in "The Merger—Merger Consideration" on page 37 of this proxy statement (unless you are entitled to and have properly demanded appraisal for your shares in accordance with, and have complied in all respects with, Section 262 of the DGCL, in which case you will be entitled only to those rights granted under Section 262 of the DGCL as described in "The Merger—Appraisal Rights" on page 87 of this proxy statement and Appendix B to this proxy statement).

        The effective time of the Merger (the "Effective Time") will occur upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Effect on Wesco Aircraft if the Merger is Not Completed (page 37)

        If the Merger Proposal is not approved by the stockholders of Wesco Aircraft or if the Merger is not completed for any other reason, you will not receive any payment for your shares of Wesco Aircraft common stock. Instead, we will remain a public company, Wesco Aircraft common stock will continue to be listed and traded on the NYSE and registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we will continue to be obligated to file periodic reports with the SEC. Under specified circumstances, we may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described in "The Merger Agreement—Termination Fees" on page 131 of this proxy statement.

Merger Consideration (page 37)

        At the Effective Time, each share of Wesco Aircraft common stock issued and outstanding (other than (i) shares held by Wesco Aircraft as treasury stock or held by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Wesco Aircraft, Parent or Merger Sub and (ii) shares of common stock held by stockholders who have not voted in favor of the Merger nor consented thereto in writing, have properly demanded appraisal rights for such shares in accordance with Section 262 of the DGCL and have not failed to perfect or successfully withdrawn such demand or otherwise lost appraisal rights under Delaware law with respect to such shares ("Dissenting Shares")) will be converted automatically into the right to receive $11.05 in cash, without interest and less any applicable withholding taxes (the "Merger Consideration"). All shares of Wesco Aircraft common stock converted into the right to receive the Merger Consideration will automatically be cancelled and cease to exist at the Effective Time, and will thereafter represent only the right to receive the Merger Consideration.

        As described further in "The Merger Agreement—Exchange and Payment Procedures" on page 104 of this proxy statement, at or prior to the Effective Time, Parent will appoint a reputable institution with experience as a paying agent, reasonably acceptable to Wesco Aircraft, to make payments of the Merger Consideration to stockholders (the "Paying Agent") and deposit or cause to be deposited with the Paying Agent cash sufficient to pay the aggregate Merger Consideration. Following the completion of the Merger, holders of record of shares of Wesco Aircraft common stock formerly represented by one or more stock certificates will provide the Paying Agent with such stockholder's stock certificates and other items specified by the Paying Agent, including a letter of transmittal, and the Paying Agent will promptly pay the stockholder the Merger Consideration to which such stockholder is entitled. Stockholders who hold shares of Wesco Aircraft common stock in book-entry form (other than shares held through the Depository Trust Company) will not be required to deliver stock certificates to the Paying Agent to receive the Merger Consideration to which they are entitled. Holders of shares of Wesco Aircraft common stock in book-entry form who hold such shares through The Depository Trust Company will not be required to deliver an executed letter of transmittal to the Paying Agent to receive the Merger Consideration to which they are entitled.

        After the completion of the Merger, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Wesco Aircraft stockholder (except that stockholders who hold Dissenting Shares will not have the right to receive the Merger Consideration but will instead have the right to receive a payment for the "fair value" of their Dissenting Shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law, as described in "The Merger—Appraisal Rights" on page 87 of this proxy statement and Appendix B to this proxy statement).

Treatment of Equity and Equity-Based Awards (page 76)

        The Merger Agreement provides for the following treatment of equity and equity-based awards relating to Wesco Aircraft common stock:

Stock Options

        At the Effective Time, each option to purchase shares of Wesco Aircraft common stock, whether vested or unvested, that is outstanding immediately prior to the Effective Time (each, a "Company Option") will, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (i) the total number of shares of Wesco Aircraft common stock subject to such Company Option and (ii) the amount, if any, by which the Merger Consideration exceeds the exercise price per share of Wesco Aircraft common stock underlying such Company Option (less any applicable withholding taxes). If the exercise price of a Company Option is equal to or exceeds the Merger Consideration, then such Company Option will be cancelled in exchange for no consideration.

Restricted Stock Units

        At the Effective Time, each outstanding award of Company restricted stock units ("Company RSUs") will become fully vested and will, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and converted into the right to receive (without interest) an amount in cash equal to (i) the total number of shares of Wesco Aircraft common stock underlying such award of Company RSUs, multiplied by (ii) the Merger Consideration (less any applicable withholding taxes).

Restricted Shares

        At the Effective Time, each outstanding restricted share of Wesco Aircraft common stock (each a "Company Restricted Share") will become fully vested and non-forfeitable and converted into a right to receive (without interest) an amount in cash equal to the Merger Consideration (less any applicable withholding taxes).

Performance Share Units

        At the Effective Time, each outstanding award of Wesco Aircraft performance share units ("Company PSUs") will be cancelled and converted into a fully vested right to receive a cash amount (without interest) equal to the Merger Consideration multiplied by the Applicable Percentage of the target number of shares of Wesco Aircraft common stock underlying such Company PSUs (less any applicable withholding taxes). The "Applicable Percentage" will be 100%, except that in the case of the tranches of Company PSUs outstanding immediately prior to the Effective Time that were granted in connection with the Company's fiscal year 2018 and 2019 annual grants for which the applicable performance periods end prior to the Effective Time, the Applicable Percentage will be such percentage as determined by the Board in good faith based on actual performance pursuant to the terms of the applicable award agreement governing such applicable Company PSUs (but in no case will such percentage be less than 100% or exceed 200%) (and, in making such determination, the Board will not exercise any upward discretion).

Recommendation of Our Board of Directors and Reasons for the Merger (page 50)

        The Board, after consulting with its financial advisors and outside legal counsel and carefully reviewing and considering various factors described in "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger" on page 50 of this proxy statement, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Wesco Aircraft and its stockholders, (ii) approved and declared advisable the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of Wesco Aircraft for their adoption at the special meeting and (iv) recommended that Wesco Aircraft's stockholders adopt the Merger Agreement.

        The Board unanimously recommends that you vote: (i) "FOR" the Merger Proposal; (ii) "FOR" the Adjournment Proposal; and (iii) "FOR" the Compensation Proposal.

Fairness Opinion of Morgan Stanley & Co. LLC (page 55)

        In connection with the Merger, Morgan Stanley & Co. LLC ("Morgan Stanley") rendered to the Board its oral opinion, subsequently confirmed in writing, that as of August 8, 2019, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of Wesco Aircraft common stock (other than shares (i) held in treasury or held by Parent or Merger Sub or any of the wholly owned subsidiaries of the Company, Parent or Merger Sub and (ii) that are Dissenting Shares (collectively, the "Excluded Shares")) pursuant to the Merger Agreement was fair from a financial point of view to such holders of Wesco Aircraft common stock.

        The full text of the written opinion of Morgan Stanley, dated as of August 8, 2019, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Appendix C and is incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley's opinion carefully and in its entirety. Morgan Stanley's opinion was directed to the Board, in its capacity as such, and addressed only the fairness from a financial point of view of the consideration to be received by the holders of Wesco Aircraft common stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement as of the date of the opinion and did not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. It was not intended to, and does not, constitute advice or a recommendation as to how Wesco Aircraft stockholders should vote at the special meeting with respect to the Merger or any related matter.

Fairness Opinion of J.P. Morgan Securities LLC (page 64)

        At the meeting of the Board on August 8, 2019, J.P. Morgan Securities LLC ("J.P. Morgan") rendered its oral opinion to the Board that, as of such date and based upon and subject to the various factors, assumptions and limitations set forth in the opinion, the Merger Consideration was fair, from a financial point of view, to the holders of Wesco Aircraft common stock. J.P. Morgan confirmed its August 8, 2019 oral opinion by delivering its written opinion, dated August 8, 2019, to the Board that, as of such date, the Merger Consideration in the Merger was fair, from a financial point of view, to the holders of Wesco Aircraft common stock.

        The full text of the written opinion of J.P. Morgan, dated August 8, 2019, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, is attached as Appendix D to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. You are urged to read the opinion carefully and in its entirety. J.P. Morgan's opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the Merger Consideration in the proposed Merger and did not address any other aspect of the proposed Merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. The issuance of J.P. Morgan's opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed Merger or any other matter.

Interests of the Directors and Executive Officers of Wesco Aircraft in the Merger (page 76)

        When considering the recommendation of the Board that you vote "FOR" the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these interests in, among other matters, approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by the stockholders of Wesco Aircraft. These interests include the following:

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  Executive Severance Agreements with Wesco Aircraft.  We have entered into severance agreements with each of our executive officers that, upon our termination of the executive officer's employment without "Cause" or by the executive officer for "Good Reason" (each a "Qualifying Termination"), provide for (i) certain severance payments; (ii) if applicable, continued use of the Company-owned or leased automobile, and reimbursement of operating and maintenance expenses, for a certain period of time after the termination date; and (iii) monthly payments of an amount equal to the COBRA premium required to continue group medical, dental and vision coverage for a certain period of time after the termination date, as described in "The Merger—Interests of the Directors and Executive Officers of Wesco Aircraft in the Merger—Executive Severance Agreements with Wesco Aircraft" on page 79 of this proxy statement;

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  Accelerated Equity Award Vesting.  Certain of our directors and executive officers hold equity awards, the treatment of which is described in "The Merger—Interests of the Directors and Executive Officers of Wesco Aircraft in the Merger—Treatment of Equity and Equity-Based Awards" on page 76 of this proxy statement;

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  Transaction Bonus Letters.  Certain of our executive officers are party to transaction bonus letters that provide for the payment of a cash transaction bonus equal to 150% of such executive's base salary (the "Transaction Bonus") upon the completion of the Merger, subject to certain conditions described in "The Merger—Interests of the Directors and Executive Officers of Wesco Aircraft in the Merger—Transaction Bonus Letters" on page 78 of this proxy statement;

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  Transaction Bonus Pool.  The Compensation Committee of our Board (the "Compensation Committee") has approved an award pool of $1.75 million (the "Award Pool") to be paid in the form of cash transaction bonuses to employees and executives (including our named executive officers) in individual amounts to be determined by our Compensation Committee prior to the closing of the Merger, as described in "The Merger—Interests of the Directors and Executive Officers of Wesco Aircraft in the Merger—Transaction Bonus Pool" on page 80 of this proxy statement; and

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  Indemnification Rights.  Our directors and executive officers are entitled to continued indemnification pursuant to the Merger Agreement, our organizational documents and certain indemnification agreements, as well as directors' and officers' liability insurance to be maintained by the surviving corporation.

        If the Merger Proposal is approved by our stockholders and the Merger is completed, any vested shares of Wesco Aircraft common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of Wesco Aircraft common stock held by all other stockholders entitled to receive the Merger Consideration.

        These interests are discussed in more detail in "The Merger—Interests of the Directors and Executive Officers of Wesco Aircraft in the Merger" on page 76 of this proxy statement.

Financing of the Merger (page 84)

        We anticipate that the total funds needed to complete the Merger, including the funds needed to pay Wesco Aircraft stockholders and holders of other equity-based interests the amounts due to them under the Merger Agreement, will be approximately $2.5 billion based upon (i) the consideration payable under the Merger Agreement, (ii) the repayment in full and termination of obligations under the loan agreements of Wesco Aircraft and its subsidiaries, (iii) the repayment in full (or satisfaction and discharge) of certain outstanding indebtedness of Pioneer Holding, LLC, an affiliate of Parent ("Pattonair"), and its subsidiaries and (iv) fees, commissions and expenses in connection with the foregoing, which will be funded through a combination of the following:

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  debt financing in an aggregate principal amount of approximately $2.550 billion (the "Debt Financing" and the commitments therefor, the "Debt Financing Commitments"), consisting of (i) a senior secured term loan facility in an aggregate principal amount of $800 million, (ii) a senior secured, asset-based revolving credit facility in an aggregate principal amount of $375 million (only a portion of which, if any, is expected to be drawn or used at the closing of the Merger), (iii) a senior secured bridge loan facility in an aggregate principal amount of $800 million and (iv) a senior unsecured bridge loan facility in an aggregate principal amount of $575 million, as set forth in the debt commitment letter related thereto (the "Debt Commitment Letter"); and

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  a cash equity investment by Platinum Equity Capital Partners International IV (Cayman), L.P., a limited partnership organized under the laws of the Cayman Islands ("Platinum Fund IV"), in an aggregate amount of $250 million (the "Cash Equity Financing" and the commitments therefor, the "Equity Financing Commitments"), as set forth in the funds commitment letter related thereto (the "Funds Commitment Letter" and together with the Debt Commitment Letter, the "Commitment Letters").

        The funding of the Debt Financing and the Cash Equity Financing (collectively, the "Financing") is subject to the satisfaction of the conditions set forth in the Debt Commitment Letter and Funds Commitment Letter under which the Debt Financing and the Cash Equity Financing will be provided, respectively. The obligation of the parties to complete the Merger is not subject to a financing condition. However, the failure of Parent to obtain the Financing (or to secure alternative financing) would likely result in the failure of the Merger to be completed. If the Merger is not completed in circumstances in which Parent is unable obtain the Financing, subject to the requirements described in the Merger Agreement, Parent would be obligated to pay to Wesco Aircraft a $112 million reverse termination fee. See the section entitled "The Merger—Financing of the Merger" on page 84 of this proxy statement. For a description of the circumstances in which the reverse termination fee would be paid to Wesco Aircraft, see the section entitled "The Merger Agreement—Termination Fees" on page 131 of this proxy statement.

Limited Guaranty (page 86)

        To induce Wesco Aircraft to enter into the Merger Agreement, Platinum Fund IV entered into a limited guaranty in favor of Wesco Aircraft pursuant to which Platinum Fund IV guaranteed (i) the obligation of Parent to pay the reverse termination fee to Wesco Aircraft, if due and subject to the limitations under the Merger Agreement and (ii) the payment of the reimbursement and indemnification obligations of Parent pursuant to the Merger Agreement with respect to the Debt Financing. The liability of Platinum Fund IV as guarantor under the Merger Agreement is absolute, unconditional and irrevocable. However, the amount payable by Platinum Fund IV under the limited guaranty may not exceed the sum of clauses (i) and (ii) above.

Appraisal Rights (page 87)

        If the Merger is approved by our stockholders and becomes effective, holders of Dissenting Shares will be entitled to statutory appraisal rights pursuant to Section 262 of the DGCL. This means that such stockholders are entitled to seek appraisal of their Dissenting Shares and to receive payment in cash for the "fair value" of such Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The ultimate amount holders receive in an appraisal proceeding may be less than, equal to or more than the amount such holders would have received under the Merger Agreement. For a description of the rights of holders of Dissenting Shares and of the procedures to be followed in order to assert such rights and obtain payment of the fair value of such Dissenting Shares, see Section 262 of the DGCL, which is attached as Appendix B to this proxy statement, as well as the information set forth below.

        IN ORDER TO PROPERLY EXERCISE YOUR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER, YOU MUST DELIVER A WRITTEN DEMAND FOR APPRAISAL IN ACCORDANCE WITH THE REQUIREMENTS OF SECTION 262 OF THE DGCL TO WESCO AIRCRAFT BEFORE THE VOTE IS TAKEN ON THE ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING, MUST NOT VOTE, IN PERSON OR BY PROXY, IN FAVOR OF THE MERGER PROPOSAL, MUST CONTINUE TO HOLD YOUR SHARES OF WESCO AIRCRAFT COMMON STOCK OF RECORD FROM THE DATE OF MAKING THE DEMAND FOR APPRAISAL THROUGH THE EFFECTIVE TIME AND MUST COMPLY WITH THE OTHER REQUIREMENTS OF SECTION 262 OF THE DGCL. MERELY VOTING AGAINST, OR ABSTAINING FROM VOTING OR FAILING TO VOTE WITH RESPECT TO, THE MERGER PROPOSAL WILL NOT PRESERVE YOUR RIGHT TO APPRAISAL UNDER SECTION 262 OF THE DGCL. BECAUSE A PROXY THAT IS SIGNED AND SUBMITTED BUT DOES NOT OTHERWISE CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT, IF YOU SUBMIT A PROXY AND WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU MUST INCLUDE VOTING INSTRUCTIONS TO VOTE YOUR SHARES OF WESCO AIRCRAFT COMMON STOCK AGAINST, OR ABSTAIN WITH RESPECT TO, THE ADOPTION OF THE MERGER AGREEMENT. NEITHER VOTING AGAINST THE ADOPTION OF THE MERGER AGREEMENT, NOR ABSTAINING FROM VOTING OR FAILING TO VOTE ON THE MERGER PROPOSAL, WILL IN AND OF ITSELF CONSTITUTE A WRITTEN DEMAND FOR APPRAISAL SATISFYING THE REQUIREMENTS OF SECTION 262 OF THE DGCL. THE WRITTEN DEMAND FOR APPRAISAL MUST BE IN ADDITION TO AND SEPARATE FROM ANY PROXY OR VOTE ON THE ADOPTION OF THE MERGER AGREEMENT. IF YOU HOLD YOUR SHARES OF WESCO AIRCRAFT COMMON STOCK THROUGH A BANK, BROKERAGE FIRM OR NOMINEE AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH BANK, BROKERAGE FIRM OR NOMINEE. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES OF WESCO AIRCRAFT COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A NOMINEE OR INTERMEDIARY, YOU MUST ACT PROMPTLY TO CAUSE THE HOLDER OF RECORD TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO DEMAND

YOUR APPRAISAL RIGHTS. IF YOU HOLD YOUR SHARES OF WESCO AIRCRAFT COMMON STOCK THROUGH A BANK OR BROKERAGE FIRM WHO IN TURN HOLDS THE SHARES THROUGH A CENTRAL SECURITIES DEPOSITORY NOMINEE, SUCH AS THE DEPOSITORY TRUST COMPANY, A DEMAND FOR APPRAISAL OF SUCH SHARES MUST BE MADE BY OR ON BEHALF OF THE DEPOSITORY NOMINEE AND MUST IDENTIFY THE DEPOSITORY NOMINEE AS THE HOLDER OF RECORD. IN VIEW OF THE COMPLEXITY OF SECTION 262 OF THE DGCL, STOCKHOLDERS WHO MAY WISH TO PURSUE APPRAISAL RIGHTS SHOULD PROMPTLY CONSULT THEIR LEGAL AND FINANCIAL ADVISORS.

U.S. Federal Income Tax Consequences of the Merger (page 92)

        The receipt of cash in exchange for shares of Wesco Aircraft common stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. holder (as defined in "The Merger—U.S. Federal Income Tax Consequences of the Merger—Tax Consequences to U.S. Holders" on page 94 of this proxy statement) in exchange for such U.S. holder's shares of Wesco Aircraft common stock in the Merger will generally result in the recognition of taxable gain or loss in an amount equal to the difference, if any, between the cash such U.S. holder receives in the Merger (including any cash required to be withheld for tax purposes) and such U.S. holder's adjusted tax basis in such surrendered shares. Gain or loss will be determined separately for each block of shares of Wesco Aircraft common stock (that is, shares acquired for the same cost in a single transaction). A non-U.S. holder (as defined in "The Merger—U.S. Federal Income Tax Consequences of the Merger—Tax Consequences to Non-U.S. Holders" on page 95 of this proxy statement) will generally not be subject to U.S. federal income tax with respect to the exchange of Wesco Aircraft common stock for cash in the Merger unless such non-U.S. holder has certain connections to the United States or Wesco Aircraft is, or was during the relevant period, a U.S. real property holding corporation. Stockholders should refer to "The Merger—U.S. Federal Income Tax Consequences of the Merger" on page 92 of this proxy statement, and consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Regulatory Approvals Required for the Merger (page 96)

        Under the Merger Agreement, the Merger cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), has expired or been terminated. The completion of the Merger is also subject to certain filing requirements, mandatory waiting periods and/or receipt of necessary or advisable approvals, clearances or consents, as applicable, under the competition laws of Canada, Germany, Poland and the United Kingdom. Wesco Aircraft and Parent agreed to make the required filings in these jurisdictions as promptly as practicable after the date of the Merger Agreement. Wesco Aircraft and Parent filed their respective pre-merger HSR Act notifications on August 22, 2019 with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ") under the HSR Act.

        In addition, under the Merger Agreement, the Merger cannot be completed until the French Ministry of Economy and Finance either (i) authorizes the foreign investment resulting from the Merger (without any requirements or conditions), (ii) does not prevent, or impose any requirements or conditions with respect to, such foreign investment within the applicable review period under the French foreign investment regime, or (iii) decides that such foreign investment falls outside the scope of the French foreign investment regime. Wesco Aircraft and Parent made the initial filings with the French Ministry of Economy and Finance on August 23, 2019.

        Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement.

No Solicitation of Other Offers; Change of Board Recommendation (page 113)

        Except as expressly permitted by the Merger Agreement, we have agreed that we will, and will cause our subsidiaries and representatives to, promptly cease and cause to be terminated any activities, solicitations, discussions or negotiations with any third party that may be ongoing with respect to any Acquisition Proposal (as defined in "The Merger Agreement—No Solicitation of Other Offers; Change of Board Recommendation" on page 113 of this proxy statement) or any inquiry or proposal that constitutes or could reasonably be expected to lead to any Acquisition Proposal, promptly request any such third party to promptly return or destroy all confidential information concerning Wesco Aircraft and its subsidiaries, promptly terminate all access previously granted to such persons to any physical or electronic data room and, subject to exceptions for the Board's fiduciary duties, enforce, and not waive or amend (as applicable), any provisions of any anti-takeover law or confidentiality or standstill agreement (or any similar agreement) to which Wesco Aircraft or any of its subsidiaries is a party relating to any Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal.

        Under the Merger Agreement, subject to certain exceptions, we have agreed that we will not, and will cause our subsidiaries and representatives not to, directly or indirectly:

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  initiate, solicit, propose or knowingly facilitate, induce or encourage any inquiries with respect to, any effort or attempt to submit, or the submission of, any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal; or

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  enter into, continue or otherwise participate or engage in any discussions or negotiations with respect thereto, except that Wesco Aircraft may ascertain facts from any person making an Acquisition Proposal for the purpose of clarifying the terms and conditions of such Acquisition Proposal and the third party making it in order to allow the Board to determine whether the Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in "The Merger Agreement—No Solicitation of Other Offers; Change of Board Recommendation" on page 113 of this proxy statement).

        Except as expressly permitted by the Merger Agreement and described below, neither the Board nor any duly authorized committee thereof will:

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  approve, adopt or recommend, or publicly propose to approve, adopt or recommend any Acquisition Proposal;

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  fail to make, withdraw or qualify (or change, amend or modify in a manner adverse to Parent or Merger Sub) the Board's recommendation that the Company's stockholders adopt the Merger Agreement (the "Company Board Recommendation") or the adoption or declaration of advisability of the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement by the Board;

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  approve or recommend, or publicly propose to approve or recommend, or cause or allow Wesco Aircraft or any of its controlled affiliates to enter into any merger agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or other similar agreement relating to any Acquisition Proposal;

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  fail to include the Company Board Recommendation in the proxy statement;

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  other than with respect to a tender offer or exchange offer, fail to publicly reaffirm its recommendation of the Merger Agreement within ten business days after Parent so requests in writing if an Acquisition Proposal or any modification thereto will have been made public or sent or given to Wesco Aircraft's stockholders (or any person or group of persons will have publicly announced an intention, whether or not conditional, to make an Acquisition Proposal);

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  fail to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against any Acquisition Proposal subject to Regulation 14D under the Exchange Act within ten business days after the commencement of such Acquisition Proposal;

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  make any public statement inconsistent with the Company Board Recommendation; or

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  resolve or agree to do any of the foregoing.

        We refer to the foregoing bullets as a "Change of Board Recommendation."

        If we receive a written Acquisition Proposal (other than as a result of a breach of the No Solicitation provisions of the Merger Agreement (excluding de minimis non-compliance)) from a third party that the Board (or any duly authorized committee thereof) determines in good faith (after consultation with its independent financial advisors and outside counsel) constitutes or would reasonably be expected to lead to a Superior Proposal, the Board may, at any time prior to stockholder approval of the Merger Proposal, if the Board determined in good faith, after consultation with its outside counsel, that the failure to make a Change of Board Recommendation in response to the receipt of such Superior Proposal would violate its fiduciary duties under applicable law, effect a Change of Board Recommendation with respect to such Superior Proposal and terminate the Merger Agreement, subject to certain obligations to negotiate with Parent in good faith prior to termination (as described in "The Merger Agreement—No Solicitation of Other Offers; Change of Board Recommendation" on page 113 of this proxy statement). The Board (or any duly authorized committee thereof) will not be permitted to terminate the Merger Agreement for a Superior Proposal unless Wesco Aircraft pays the termination fee described in "The Merger Agreement—Termination Fees" on page 131 of this proxy statement.

        At any time prior to stockholder approval of the Merger Proposal, the Board may effect a Change of Board Recommendation if the Board (or a duly authorized committee thereof) determines that an Intervening Event (as defined in "The Merger Agreement—No Solicitation of Other Offers; Change of Board Recommendation" on page 113 of this proxy statement) has occurred and is continuing, and the Board (or a duly authorized committee thereof) determines in good faith, after consultation with outside legal counsel, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would violate its fiduciary duties under applicable law, subject to compliance with certain notice and other requirements as set forth in the Merger Agreement (see "The Merger Agreement—No Solicitation of Other Offers; Change of Board Recommendation" on page 113 of this proxy statement).

        For a further discussion of the limitations on solicitation of Acquisition Proposals from third parties and the Board's ability to make a Change of Board Recommendation with respect to the Merger Proposal, see "The Merger Agreement—No Solicitation of Other Offers; Change of Board Recommendation" on page 113 of this proxy statement.

Conditions to the Closing of the Merger (page 127)

        The parties expect to complete the Merger in the fourth quarter of 2019. However, it is possible that factors outside of each party's control could require them to complete the Merger at a later time or not to complete it at all. The following are some of the conditions that must be satisfied or, where permitted by law, waived before the Merger may be completed:

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  stockholder approval of the Merger Proposal having been obtained;

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  the consummation of the transactions contemplated by the Merger Agreement not being restrained, enjoined or prohibited by any order (whether temporary, preliminary or permanent) that continues to be in effect of any court of competent jurisdiction or any other governmental entity;

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  there being no pending proceeding before any court of competent jurisdiction pursuant to which any governmental entity of Canada, Germany, Italy or the United Kingdom competent of administering the applicable local national security laws of the applicable jurisdiction is seeking to restrain, enjoin or prohibit, in whole or in part, the consummation of the transactions contemplated by the Merger Agreement, or to impose or require any limitations or restrictions on, or obligations with respect to, the right of Parent effectively to control or operate its or any of its affiliates' business or assets (in each case, whether temporary, preliminary or permanent);

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  there not being in effect any law enacted or promulgated by any governmental entity that prevents the consummation of the transactions contemplated by the Merger Agreement;

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  any applicable waiting period, together with any extensions thereof, under the HSR Act or under any timing agreement entered into among Parent, Merger Sub, Wesco Aircraft and the relevant U.S. governmental entity prohibiting the consummation of the Merger before a specified time will have expired or been terminated and the orders, approvals or expirations of waiting or notification periods required to consummate the Merger under the laws of Canada, Germany, Poland and the United Kingdom will have occurred or been granted, as applicable;

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  the French Foreign Investment Clearance (as defined herein) will have been obtained and will remain in full force and effect;

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  the accuracy of the representations and warranties of Wesco Aircraft, Parent and Merger Sub in the Merger Agreement, subject in some instances to materiality or "material adverse effect" qualifiers, at and as of the effective date of the Merger (except for representations and warranties that relate to a specific date or time);

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  the performance or compliance in all material respects by Wesco Aircraft, on the one hand, and Parent and Merger Sub, on the other hand, of or with their respective covenants and agreements required to be performed or complied with by them under the Merger Agreement on or before the closing date of the Merger;

  •
  since the date of the Merger Agreement, there not having occurred any effect that, individually or in the aggregate with all other effects since the date of the Merger Agreement, has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in "The Merger Agreement—Representations and Warranties" on page 105 of this proxy statement);

  •
  the delivery of a certificate by Wesco Aircraft, signed by an executive officer of Wesco Aircraft, certifying to the effect that the conditions with respect to the accuracy of the representations and warranties of Wesco Aircraft and the performance of the obligations of Wesco Aircraft;

  •
  the delivery of a certificate by Wesco Aircraft satisfying the requirements set forth in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), together with a notice to the Internal Revenue Service ("IRS") prepared in accordance with Treasury Regulations Section 1.897-2(h)(2); and

  •
  the delivery of a certificate by Parent, signed by a duly authorized officer of Parent, certifying to the effect that the conditions with respect to the accuracy of the representations and warranties of Parent and Merger Sub and the performance of the obligations of Parent and Merger Sub have been satisfied.

        Parent is not required to move forward with the Merger until the Marketing Period for Parent's Debt Financing has been completed. The "Marketing Period" refers to the first period of 15 consecutive business days throughout which (i) Parent has received certain specified information about the Company (the "Financing Information"), (ii) the Financing Information remains compliant as set forth in the Merger Agreement and (iii) certain conditions of Parent to consummate the Merger (including the vote of Wesco Aircraft stockholders necessary to approve the Merger Agreement) have been satisfied or waived and nothing has occurred and no condition exists that would cause any of such conditions to fail to be satisfied or waived assuming the closing were to be scheduled for any time during such period. In addition, the Marketing Period is subject to certain other timing restrictions and conditions described in "The Merger Agreement—Closing and Effective Time of the Merger; Marketing Period" on page 102 of this proxy statement.

Termination of the Merger Agreement (page 129)

        In general, the Merger Agreement may be terminated at any time prior to the Effective Time, notwithstanding receipt of stockholder approval of the Merger Proposal, in the following ways (subject to certain limitations and exceptions):

  •
  By mutual written consent of Wesco Aircraft and Parent.

  •
  By either Parent or Wesco Aircraft:

  •
  if the Merger Proposal is not approved;

  •
  if any court of competent jurisdiction or other governmental entity of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, and the order or other action has become final and non-appealable; or

  •
  if the Effective Time has not occurred on or before February 8, 2020, which date may be extended by either the Company or Parent for an additional three months, if necessary, to obtain required antitrust approvals (the "Outside Date").

  •
  By Wesco Aircraft:

  •
  at any time prior to stockholder approval of the Merger Proposal, if the Board determines to accept a Superior Proposal (if Wesco Aircraft complied with the No Solicitation provisions of the Merger Agreement, other than any de minimis non-compliance), provided that Wesco Aircraft will, prior to or concurrently with such termination, pay the termination fee to Parent as described in "The Merger Agreement—Termination Fees" on page 131 of this proxy statement;

  •
  if Parent or Merger Sub has breached any of its representations, warranties or covenants contained in the Merger Agreement and (i) such breach would result in the failure of a related closing condition, (ii) Wesco Aircraft has delivered to Parent written notice of such breach and (iii) either such breach is not capable of cure in a manner sufficient to allow satisfaction of the related closing conditions prior to the Outside Date or at least 30 days have elapsed since the date of delivery of such written notice to Parent and such breach has not been cured in a manner sufficient to allow satisfaction of the related closing conditions; or

  •
  if (i) the parties' mutual conditions to the closing of the Merger and the additional conditions to the closing of the Merger of Parent and Merger Sub have been satisfied or waived (other than the conditions that by their terms are to be satisfied at closing, but subject to such conditions being satisfied assuming a closing would occur), (ii) Wesco Aircraft has delivered an irrevocable written notice to Parent stating that, if Parent performs its obligations under the Merger Agreement, the closing will occur and (iii) Parent fails to consummate the transactions by the later of two business days following delivery of such notice by Wesco Aircraft to Parent and the first time on which the closing is to occur pursuant to the Merger Agreement.

  •
  By Parent:

  •
  at any time prior to stockholder approval of the Merger Proposal, if (i) the Board has effected a Change of Board Recommendation, (ii) there has been a willful breach by Wesco Aircraft or any of its subsidiaries or representatives of the No Solicitation provisions of the Merger Agreement, which breach has not been cured within five business days of receipt of written notice of such breach, or (iii) Wesco Aircraft has entered into a merger agreement or other similar agreement relating to a Superior Proposal;

  •
  if Wesco Aircraft has breached any of its representations, warranties or covenants contained in the Merger Agreement and (i) such breach would result in the failure of a related closing condition, (ii) Parent has delivered to Wesco Aircraft written notice of such breach and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of the related closing conditions prior to the Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to Wesco Aircraft and such breach shall not have been cured; or

  •
  if (i) there shall have occurred any effect that, individually or in the aggregate, has had a Company Material Adverse Effect, (ii) Parent shall have delivered to Wesco Aircraft written notice of such effect and (iii) such effect is not capable of cure prior to the Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to Wesco Aircraft and such effect shall not have been cured.

Termination Fees (page 131)

        Under the Merger Agreement, Wesco Aircraft may be required to pay to Parent a termination fee of $39 million if the Merger Agreement is terminated under specified circumstances.

        Under the Merger Agreement, Parent may be required to pay to Wesco Aircraft a reverse termination fee of $112 million if the Merger Agreement is terminated under specified circumstances.

        In no event will either Wesco Aircraft or Parent be required to pay a termination fee or reverse termination fee, as applicable, more than once. See "The Merger Agreement—Termination Fees" on page 131 of this proxy statement for a discussion of the circumstances under which either party will be required to pay a termination fee or reverse termination fee, as applicable.

Expense Reimbursement (page 132)

        Under the Merger Agreement, Wesco Aircraft may be required to reimburse Parent for certain reasonable and documented out-of-pocket fees and expenses incurred by Parent and its subsidiaries in connection with the Merger and the other transactions contemplated by the Merger Agreement, in an amount not to exceed $3 million in the aggregate if the Merger Agreement is terminated in certain circumstances. In the event the foregoing payment is paid to Parent and the termination fee thereafter becomes payable by Wesco Aircraft pursuant to the Merger Agreement, the termination fee otherwise payable will be reduced by the amount of such payment previously paid to Parent as described in the preceding sentence. See "The Merger Agreement—Expense Reimbursement" on page 132 of this proxy statement for a discussion of the circumstances under which such payments may be required.

Specific Performance (page 132)

        In addition to any other remedy to which they are entitled, the parties will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to specific performance as to its terms, and the parties will waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and the defense of adequacy of a remedy at law. Wesco Aircraft's or Parent's pursuit of specific performance will not preclude the pursuing party from the right to pursue any other right or remedy to which such party may be entitled.

        Notwithstanding the foregoing, Wesco Aircraft will have the right to enforce Parent's obligation to cause the Cash Equity Financing to be funded and to consummate the transactions contemplated by the Merger Agreement, only if, (i) the parties' mutual conditions to the closing of the Merger and the additional conditions to the closing of the Merger of Parent and Merger Sub have been satisfied or waived (other than the conditions that by their terms are to be satisfied at closing, but subject to such conditions being satisfied assuming a closing would occur), (ii) Wesco Aircraft has confirmed in writing that, if specific performance is granted and the Cash Equity Financing and the Debt Financing (or any alternative financing) are funded, the closing will occur, (iii) the Debt Financing has been funded or will be funded at the closing if the Cash Equity Financing is funded (or in the case any alternative financing, such alternative financing has been funded or will be funded at the closing if the Cash Equity Financing is funded), and (iv) Parent has failed to cause the closing to occur by the date the closing is required to have occurred.

Fees and Expenses (page 133)

        Except in specified circumstances, all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses.

Voting Agreements (page 100)

        As a condition to Parent entering into the Merger Agreement, each of Falcon Aerospace Holdings, LLC, certain affiliates of Makaira Partners, LLC, and Randy Snyder and certain affiliated trusts (collectively, the "Voting Agreement Parties"), entered into a Voting and Support Agreement (each a "Voting Agreement" and collectively, the "Voting Agreements") with respect to certain shares of Wesco Aircraft common stock beneficially owned by such persons, as set forth in the respective Voting Agreements (collectively, the "Voting Agreement Shares"), which represent approximately 41% of the shares outstanding of Wesco Aircraft common stock.

        The Voting Agreement Parties have agreed, among other things, to vote all Voting Agreement Shares in favor of the Merger. The Voting Agreement Parties have also agreed during the term of the Voting Agreements not to, except to the extent permitted by the Merger Agreement, (i) initiate, solicit, propose or knowingly facilitate, induce or encourage the making of any Acquisition Proposal from third parties, (ii) enter in, continue or otherwise participate in any discussions or negotiations with any third party regarding any Acquisition Proposal, (iii) resolve or agree to do any action in the foregoing clauses (i) or (ii), or (iv) direct, instruct, induce or encourage certain of their respective affiliates to take any activity described in clauses (i), (ii) or (iii).

        Each Voting Agreement will terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) the date on which any amendment of, modification to or waiver under the Merger Agreement is entered into or given that would reduce or alter the form of Merger Consideration. The form of Voting Agreement is attached as Appendix E to this proxy statement and is incorporated by reference herein.

Market Prices and Dividend Data (page 137)

        Our common stock is listed on the NYSE under the symbol "WAIR." On May 24, 2019, the last trading day before unverified news reports that Wesco Aircraft was exploring strategic alternatives, including a potential sale transaction, the closing price of Wesco Aircraft common stock on the NYSE was $9.69 per share. On August 8, 2019, the last trading day completed prior to the public announcement of the execution of the Merger Agreement, the closing price of Wesco Aircraft common stock on the NYSE was $10.32 per share. On [    •    ], 2019, the latest practicable trading day before the printing of this proxy statement, the closing price of Wesco Aircraft common stock on the NYSE was $[    •    ] per share. You are encouraged to obtain current market prices of Wesco Aircraft common stock in connection with voting your shares of Wesco Aircraft common stock.

        Under the terms of the Merger Agreement, from the date of the Merger Agreement until the Effective Time or the earlier termination of the Merger Agreement, we may not declare or pay dividends to our common stockholders without Parent's written consent. Under our current dividend policy, we have never declared or paid any cash dividends on Wesco Aircraft common stock and have retained any future earnings for the operation and expansion of our business and the repayment of debt.

Delisting and Deregistration of Wesco Aircraft Common Stock (page 126)

        As promptly as practicable following the completion of the Merger, Wesco Aircraft common stock will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer be required to file periodic reports with the SEC on account of Wesco Aircraft common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the Merger and the Merger Agreement. These questions and answers may not address all questions that may be important to you as a stockholder of Wesco Aircraft. Please refer to the preceding section of this proxy statement entitled "Summary" and the more detailed information contained elsewhere in this proxy statement, its appendices, including the Merger Agreement, and the documents incorporated by reference herein, which you should read carefully and in their entirety.

Q:
Why am I receiving these materials?

A:
On August 8, 2019, Wesco Aircraft entered into the Merger Agreement, pursuant to which, among other things, Merger Sub will merge with and into Wesco Aircraft, with Wesco Aircraft surviving the Merger and becoming a wholly owned subsidiary of Parent. A copy of the Merger Agreement is attached as Appendix A to this proxy statement and is incorporated by reference herein. The Board is furnishing this proxy statement and form of proxy card to the holders of Wesco Aircraft common stock in connection with the solicitation of proxies in favor of the Merger Proposal to be voted at a special meeting of stockholders or at any adjournments or postponements thereof.

Q:
When and where is the special meeting?

A:
The special meeting will take place on [    •    ], 2019 at [    •    ], local time, at [    •    ].

Q:
Who is entitled to vote at the special meeting?

A:
Only stockholders of record as of the close of business on the Record Date ([    •    ], 2019) are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. Each holder of Wesco Aircraft common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Wesco Aircraft common stock that such holder owned as of the Record Date. As of the Record Date, there were [    •    ] shares of Wesco Aircraft common stock outstanding and entitled to be voted at the special meeting.

Q:
May I attend the special meeting and vote in person?

A:
Yes. All stockholders of record as of the Record Date may attend the special meeting and vote in person. Stockholders will need to present proof of ownership of Wesco Aircraft common stock as of the Record Date, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

  Even if you plan to attend the special meeting in person, we encourage you to complete, sign, date and return the enclosed proxy card to ensure that your shares of Wesco Aircraft common stock will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

  If you are a beneficial owner and hold your shares of Wesco Aircraft common stock in "street name" through a broker, bank or nominee, you should instruct your broker, bank or nominee on how you wish to vote your shares of Wesco Aircraft common stock using the instructions provided by your broker, bank or nominee. Your broker, bank or nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions. If you hold your shares of Wesco Aircraft common stock in "street name," because you are not the stockholder of record, you may not vote your shares of Wesco Aircraft common stock in person at the special meeting unless you request and obtain a "legal proxy" in your name from your broker, bank or nominee.

Q:
What am I being asked to vote on at the special meeting?

A:
You are being asked to consider and vote on the following proposals:

•
The Merger Proposal;

•
The Adjournment Proposal; and

•
The Compensation Proposal.

Q:
What is the proposed Merger and what effects will it have on Wesco Aircraft?

A:
The proposed Merger is the acquisition of Wesco Aircraft by Parent pursuant to the Merger Agreement. If the Merger Proposal is approved by the holders of Wesco Aircraft common stock and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into Wesco Aircraft, with Wesco Aircraft continuing as the surviving corporation. As a result of the Merger, Wesco Aircraft will become a wholly owned subsidiary of Parent. Wesco Aircraft will cooperate with Parent to de-list Wesco Aircraft common stock from the NYSE and de-register under the Exchange Act as promptly as practicable following the Effective Time and, at such time, Wesco Aircraft will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

Q:
What will I receive if the Merger is completed?

A:
Upon completion of the Merger, you will be entitled to receive the Merger Consideration of $11.05 in cash, without interest and less any applicable withholding taxes, for each share of Wesco Aircraft common stock that you own, unless you are entitled to and have properly demanded appraisal rights and have properly exercised and not withdrawn your appraisal under Section 262 of the DGCL with respect to such shares. For example, if you own 100 shares of Wesco Aircraft common stock, you will be entitled to receive $1,105.00 in cash in exchange for such shares, less any applicable withholding taxes. In either case, as a result of the Merger, your shares will be cancelled and you will not own shares in the surviving corporation.

Q:
How does the Merger Consideration compare to the market price of Wesco Aircraft common stock prior to the public announcement of the Merger Agreement?

A:
The Merger Consideration represents a premium of approximately 14% over the closing share price of Wesco Aircraft's common stock on May 24, 2019, the last trading day before unverified news reports that Wesco Aircraft was exploring strategic alternatives, including a potential sale transaction, a premium of approximately 27.5% over the 90-day volume-weighted average price as of the same date, and a premium of approximately 7.1% over the closing price of Wesco Aircraft common stock on August 8, 2019, the last trading day completed prior to the public announcement of the execution of the Merger Agreement.

Q:
What do I need to do now? If I am going to attend the special meeting, should I still submit a proxy?

A:
We encourage you to read this proxy statement, its appendices, including the Merger Agreement, and the documents incorporated by reference herein, carefully and in their entirety and consider how the Merger affects you. Whether or not you expect to attend the special meeting in person, we encourage you to complete, sign, date and return, as promptly as possible, the enclosed proxy card so that your shares of Wesco Aircraft common stock may be represented and can be voted at the special meeting. If you hold your shares of Wesco Aircraft common stock in "street name," please refer to the voting instruction forms provided by your broker, bank or nominee to vote such shares.

Q:
Should I send in my stock certificates now?

A:
No. If the Merger Proposal is approved, shortly after the Merger is completed, under the terms of the Merger Agreement, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the Paying Agent in order to receive the cash payment of the Merger Consideration for each share of Wesco Aircraft common stock represented by the stock certificate or book-entry shares. You should use the letter of transmittal to exchange your stock certificates or book-entry shares for the cash payment to which you are entitled upon completion of the Merger. If your shares of Wesco Aircraft common stock are held in "street name" through a bank, broker or nominee, you will receive instructions from your bank, broker or nominee as to how to effect the surrender of your "street name" shares of Wesco Aircraft common stock in exchange for the Merger Consideration. Please do not send in your stock certificates now.

Q:
What happens if I sell or otherwise transfer my shares of Wesco Aircraft common stock after the Record Date but before the special meeting? What happens if I sell or otherwise transfer my shares of Wesco Aircraft common stock after the special meeting but before the Effective Time?

A:
The Record Date for the special meeting is earlier than the date of the special meeting and earlier than the date the Merger is expected to be completed. If you sell or transfer your shares of Wesco Aircraft common stock after the Record Date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Wesco Aircraft in writing of such special arrangements, you will retain your right to vote such shares at the special meeting, but will transfer the right to receive the Merger Consideration if the Merger is completed to the person to whom you sell or transfer such shares.

  If you sell or transfer your shares of Wesco Aircraft common stock after the special meeting, but before the Effective Time, you will transfer the right to receive the Merger Consideration if the Merger is completed. In order to receive the Merger Consideration, you must hold your shares of Wesco Aircraft common stock through the completion of the Merger.

  Even if you sell or otherwise transfer your shares of Wesco Aircraft common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card or, if your shares are held in "street name" through a broker, bank or nominee, instruct your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee.

Q:
What is the position of Wesco Aircraft's Board of Directors regarding the Merger?

A:
After consulting with its financial advisors and outside legal counsel and after reviewing and considering the terms and conditions of the Merger and the factors more fully described in the enclosed proxy statement, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Wesco Aircraft and its stockholders, (ii) approved and declared advisable the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of Wesco Aircraft for their adoption at the special meeting and (iv) recommended that Wesco Aircraft's stockholders adopt the Merger Agreement.

  The Board unanimously recommends that you vote: (i) "FOR" the Merger Proposal; (ii) "FOR" the Adjournment Proposal; and (iii) "FOR" the Compensation Proposal.

Q:
What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted by the stockholders of Wesco Aircraft or if the Merger is not consummated for any other reason, you will not receive any payment for your shares of common stock. Instead, we will remain a public company, Wesco Aircraft common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to be obligated to file periodic reports with the SEC.

  Under specified circumstances, we may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described in "The Merger Agreement—Termination Fees" on page 131 of this proxy statement.

Q:
Do any of Wesco Aircraft's directors or officers have interests in the Merger that may differ from those of Wesco Aircraft stockholders generally?

A:
In considering the recommendation of the Board that you vote "FOR" the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these interests in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by the stockholders of Wesco Aircraft. For a description of these interests, see "The Merger—Interests of the Directors and Executive Officers of Wesco Aircraft in the Merger" on page 76 of this proxy statement.

Q:
What vote is required to adopt the Merger Agreement?

A:
The affirmative vote of the holders of a majority of the shares of Wesco Aircraft common stock outstanding as of the Record Date and entitled to vote on the matter is required to approve the Merger Proposal.

  The failure of any stockholder of record to submit a signed proxy card or to vote in person by ballot at the special meeting will have the same effect as a vote "AGAINST" the Merger Proposal. If you hold your shares in "street name," the failure to instruct your broker, bank or nominee on how to vote your shares will have the same effect as a vote "AGAINST" the Merger Agreement. A "broker non-vote" results when banks, brokers and nominees return a valid proxy voting upon a matter or matters for which the applicable stock exchange rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. Broker non-votes, if any, and abstentions will also have the same effect as a vote "AGAINST" the Merger Proposal.

  As of the Record Date ([    •    ], 2019), there were [    •    ] shares of Wesco Aircraft common stock issued and outstanding. Each holder of Wesco Aircraft common stock is entitled to one vote per share of Wesco Aircraft common stock owned by such holder as of the Record Date.

Q:
What vote is required to approve the Adjournment Proposal and the Compensation Proposal?

A:
Approval of both the Adjournment Proposal and the Compensation Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Wesco Aircraft common stock represented in person or by proxy at the special meeting and entitled to vote thereon.

  The failure of any stockholder of record to submit a signed proxy card or to vote in person by ballot at the special meeting will not have any effect on the Adjournment Proposal or the Compensation Proposal. If you hold your shares in "street name," the failure to instruct your broker, bank or nominee on how to vote your shares will not have any effect on the Adjournment Proposal or the Compensation Proposal. Broker non-votes, if any, will not have any effect on the Adjournment Proposal or the Compensation Proposal. Abstentions will have the same effect as a vote "AGAINST" each of the Adjournment Proposal and the Compensation Proposal.

Q:
What is "Merger-related compensation"?

A:
"Merger-related compensation" is certain compensation that is tied to or based on the completion of the Merger and may be payable to Wesco Aircraft's named executive officers under its existing plans or agreements, which is the subject of the Compensation Proposal. See "Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation" on page 136 of this proxy statement.

Q:
Why am I being asked to cast a non-binding, advisory vote to approve "Merger-related compensation" payable to Wesco Aircraft's named executive officers under its plans or agreements?

A:
In accordance with the rules promulgated under Section 14A of the Exchange Act, we are providing you with the opportunity to cast a non-binding, advisory vote on the compensation that may be payable to our named executive officers in connection with the Merger.

Q:
What will happen if the stockholders do not approve the Compensation Proposal at the special meeting?

A:
Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is on an advisory basis and will not be binding on Wesco Aircraft or Parent. Further, the underlying compensation plans and agreements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, payment of the "Merger-related compensation" is not contingent on stockholder approval of the Compensation Proposal.

Q:
What is a quorum?

A:
At any meeting of stockholders, the holders of record of a majority in voting power of the shares of outstanding Wesco Aircraft common stock entitled to vote at the special meeting, present in person or by proxy, will constitute a quorum for the transaction of business, except as otherwise provided by law. Abstentions are considered as present for the purpose of determining the presence of a quorum. If you hold your shares in "street name" and you fail to provide your broker, bank or nominee with instructions how to vote on any of the proposals before the special meeting, your shares will not be counted as present at the special meeting for quorum purposes. Broker non-votes, if any, will be counted as present for the purpose of determining the presence of a quorum.

  If a quorum is not present at the special meeting, the chairperson of the meeting or the affirmative vote of the holders of a majority of all the shares of Wesco Aircraft common stock represented at the special meeting, in person or by proxy, and entitled to vote thereon, although less than a quorum, may adjourn the meeting to another place, date or time.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most of our stockholders hold their shares through a broker, bank or nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•
Stockholder of Record.  If your shares of Wesco Aircraft common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC ("AST"), you are considered, with respect to those shares, to be the "stockholder of record." In this case, this proxy statement and your proxy card have been sent directly to you by Wesco Aircraft.

•
Beneficial Owner.  If your shares of Wesco Aircraft common stock are held through a broker, bank or nominee, you are considered the "beneficial owner" of those shares held in "street name." In that case, this proxy statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a "legal proxy" from your broker, bank or nominee.

Q:
How may I vote?

A:
If you are a stockholder of record (that is, if your shares of common stock are registered in your name with our transfer agent, AST), you may vote or submit a proxy by attending the special meeting and voting in person by ballot or by completing, dating, signing and returning the enclosed proxy card.

  If your shares are held in "street name" through a broker, bank or nominee, you may provide voting instructions through your broker, bank or nominee by completing and returning the voting instruction form provided by your broker, bank or nominee, or electronically over the Internet or by telephone through your broker, bank or nominee if such a service is provided, or by obtaining a "legal proxy" from your broker, bank or nominee and attending the special meeting and voting in person by ballot. To provide voting instructions over the Internet or by telephone through your broker, bank or nominee, you should follow the instructions on the voting instruction form provided by your broker, bank or nominee.

  Even if you plan to attend the special meeting in person, you are strongly encouraged to submit a proxy for your shares of common stock. If you are a record holder or if you obtain a "legal proxy" to vote shares that you beneficially own, you may still vote your shares of common stock in person at the special meeting. Any such vote will automatically revoke any proxy you previously submitted.

Q:
If my broker, bank or nominee holds my shares in "street name," will my broker, bank or nominee vote my shares for me?

A:
Not without your direction. Your broker, bank or nominee will only be permitted to vote your shares on any proposal if you instruct your broker, bank or nominee on how to vote. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on certain "routine" matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares of Wesco Aircraft common stock.

  You should follow the procedures provided by your broker, bank or nominee regarding the voting of your shares of Wesco Aircraft common stock. Without instructions, your shares will not be voted, which will have the same effect as a vote "AGAINST" the Merger Proposal and no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal.

Q:
May I revoke my proxy after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:
Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:

•
delivering a written notice of revocation to our Executive Vice President, Chief Legal and Human Resources Officer at Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland, specifying such revocation;

•
signing another proxy card with a later date and returning it to the Secretary of the Company prior to the special meeting; or

•
attending the special meeting and voting in person.

  If you hold your shares of common stock in "street name," you should contact your broker, bank or nominee for instructions regarding how to revoke your proxy. You may also vote in person at the special meeting if you obtain a "legal proxy" from your broker, bank or other nominee.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of Wesco Aircraft common stock. The written document describing the matters to be considered and voted on at the special meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of Wesco Aircraft common stock is called a "proxy card." The Board has designated Kerry A. Shiba and John G. Holland, each of them with full power of substitution, as proxies for the special meeting.

Q:
If a stockholder submits a proxy, how are the shares voted?

A:
Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card, your proxies, will vote your shares in the way that you indicate. When completing the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

  If you sign and properly return your proxy card, but do not include instructions on how to vote, your shares of Wesco Aircraft common stock will be voted as recommended by the Board with respect to each proposal. It is not currently anticipated that any other proposals for consideration will be presented at the special meeting. If other proposals requiring a vote of stockholders are brought before the special meeting in a proper manner, the persons named in the enclosed proxy card, if properly authorized, will have discretion to vote the shares they represent in accordance with their best judgment.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares of Wesco Aircraft common stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares of Wesco Aircraft common stock are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return each proxy card and voting instruction form that you receive. Each proxy card you receive comes with its own prepaid return envelope; if you submit a proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:
Who will count the votes?

A:
The votes will be counted by the independent inspector of election appointed for the special meeting. Representatives of Broadridge Financial Services, Inc. will count the votes and will serve as the independent inspector of election.

Q:
Where can I find the voting results of the special meeting?

A:
Wesco Aircraft intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that Wesco Aircraft files with the SEC are publicly available when filed. See "Where You Can Find More Information" on page 143 of this proxy statement.

Q:
Will I be subject to U.S. federal income tax upon the exchange of Wesco Aircraft common stock for cash pursuant to the Merger?

A:
If you are a U.S. holder (as defined in "The Merger—U.S. Federal Income Tax Consequences of the Merger—Tax Consequences to U.S. Holders" on page 94 of this proxy statement), the exchange of your shares of Wesco Aircraft common stock for cash (including any cash required to be withheld for tax purposes) pursuant to the Merger will generally require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that you receive pursuant to the Merger (including any cash required to be withheld for tax purposes) and your adjusted tax basis in such surrendered shares. A non-U.S. holder (as defined in "The Merger—U.S. Federal Income Tax Consequences of the Merger—Tax Consequences to Non-U.S. Holders" on page 95 of this proxy statement) will generally not be subject to U.S. federal income tax with respect to the exchange of Wesco Aircraft common stock for cash in the Merger unless such non-U.S. holder has certain connections to the United States or Wesco Aircraft is, or was during the relevant period, a U.S. real property holding corporation. Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the Merger is provided in "The Merger—U.S. Federal Income Tax Consequences of the Merger" on page 92 of this proxy statement.

Q:
When do you expect the Merger to be completed?

A:
We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the fourth quarter of 2019. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to conditions, including adoption of the Merger Agreement by the stockholders of Wesco Aircraft and the receipt of regulatory approvals.

Q:
Am I entitled to appraisal rights under the DGCL?

A:
Yes. As a holder of Wesco Aircraft common stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. See "The Merger—Appraisal Rights" on page 87 of this proxy statement.

Q:
What is householding and how does it affect me?

A:
The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials, addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies. We have adopted "householding" and will deliver only one copy of the proxy statement to multiple stockholders who share the same address unless we have received contrary instructions from an affected stockholder. We will deliver promptly upon written or oral request a separate copy of the proxy statement to any stockholder at a shared address to which a single copy was delivered. To make such a request, please contact Broadridge, Householding Department by phone at 1-866-540-7095 or by mail to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent or if you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge, Householding Department by phone at 1-866-540-7095 or by mail to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. A number of brokerage firms have also instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

Q:
Who can help answer my questions?

A:
If you have any questions concerning the Merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact MacKenzie, our proxy solicitor, toll-free at (800) 322-2885 or at + (212) 929-5500 or by email at proxy@mackenziepartners.com.

THE SPECIAL MEETING

        The enclosed proxy is solicited on behalf of the Board for use at the special meeting of stockholders or at any adjournments or postponements thereof.

Date, Time and Place

        We will hold the special meeting on [    •    ], 2019 at [    •    ], local time, at [    •    ], unless the special meeting is postponed or adjourned.

Purpose of the Special Meeting

        At the special meeting, we will ask our stockholders of record as of the Record Date to consider and vote on the following proposals:

  (i)
  to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger;

  (ii)
  to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting; and

  (iii)
  to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger.

Record Date; Shares Entitled to Vote; Quorum

        Only stockholders of record as of the close of business on the Record Date ([    •    ], 2019) are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. Each holder of record of Wesco Aircraft common stock on the Record Date will be entitled to one vote for each share of Wesco Aircraft common stock held as of the Record Date on each matter submitted to our stockholders for approval at the special meeting. If you sell or transfer your shares of Wesco Aircraft common stock after the Record Date but before the special meeting, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of Wesco Aircraft common stock, but you will retain your right to vote those shares at the special meeting. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 24911 Avenue Stanford, Valencia, California 91355, during regular business hours for a period of at least ten days before the special meeting and at the place of the special meeting during such meeting.

        As of the Record Date, there were [    •    ] shares of Wesco Aircraft common stock outstanding and entitled to be voted at the special meeting.

        A quorum of stockholders is necessary to hold a special meeting. The holders of record of a majority in voting power of the shares of outstanding Wesco Aircraft common stock entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, [    •    ] shares must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum. Broker non-votes, if any, and abstentions will be counted as present for quorum purposes.

        In the event that a quorum is not present at the special meeting, it is expected that the special meeting would be adjourned to a later date until a quorum is present.

Vote Required; Abstentions and Broker Non-Votes

        The affirmative vote of the holders of a majority of the shares of Wesco Aircraft common stock outstanding as of the Record Date and entitled to vote on the matter is required to approve the Merger Proposal. Adoption of the Merger Agreement by our stockholders is a condition to the closing of the Merger. The failure of any stockholder of record to submit a signed proxy card or to vote in person by ballot at the special meeting will have the same effect as a vote "AGAINST" the Merger Proposal. If you hold your shares in "street name," the failure to instruct your broker, bank or nominee on how to vote your shares will have the same effect as a vote "AGAINST" the Merger Agreement. Broker non-votes, if any, and abstentions will also have the same effect as a vote "AGAINST" the Merger Proposal.

        Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Wesco Aircraft common stock represented in person or by proxy at the special meeting and entitled to vote thereon.

        Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Wesco Aircraft common stock represented in person or by proxy at the special meeting and entitled to vote thereon.

        The failure of any stockholder of record to submit a signed proxy card or to vote in person by ballot at the special meeting will not have any effect on the Adjournment Proposal or the Compensation Proposal. If you hold your shares in "street name," the failure to instruct your broker, bank or nominee on how to vote your shares will not have any effect on the Adjournment Proposal or the Compensation Proposal. Broker non-votes, if any, will not have any effect on the Adjournment Proposal or the Compensation Proposal. Abstentions will have the same effect as a vote "AGAINST" each of the Adjournment Proposal and the Compensation Proposal.

Stock Ownership and Interests of Certain Persons

        As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote an aggregate of [    •    ] shares of Wesco Aircraft common stock (excluding any shares that would be delivered upon the vesting, exercise or conversion, as applicable, of Company Options, Company RSUs or Company PSUs), representing approximately [    •    ]% of the outstanding shares of Wesco Aircraft common stock.

        As a condition to Parent entering into the Merger Agreement, the Voting Agreement Parties entered into Voting Agreements with respect to certain shares of Wesco Aircraft common stock beneficially owned by such persons, as set forth in the respective Voting Agreements, which represent approximately 41% of the shares outstanding of Wesco Aircraft common stock.

        The Voting Agreement Parties have agreed, among other things, to vote all Voting Agreement Shares in favor of the Merger. The Voting Agreement Parties have also agreed during the term of the Voting Agreements not to, except to the extent permitted by the Merger Agreement, (i) initiate, solicit, propose or knowingly facilitate, induce or encourage the making of any Acquisition Proposal from third parties including by way of furnishing any non-public information to any third party, (ii) enter in, continue or otherwise participate in any discussions or negotiations with any third party regarding any Acquisition Proposal, (iii) resolve or agree to do any action in the foregoing clauses (i) or (ii), or (iv) direct, instruct, induce or encourage certain of their respective affiliates to take any activity described in clauses (i), (ii) or (iii).

        Each Voting Agreement will terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) the date on which any amendment of, modification to or waiver under the Merger Agreement is entered into or given that would reduce or alter the form of Merger Consideration. The form of Voting Agreement is attached as Appendix E to this proxy statement and is incorporated by reference herein.

        Our directors and executive officers have informed us that they currently intend to vote all of their shares of Wesco Aircraft common stock: (i) "FOR" the Merger Proposal; (ii) "FOR" the Adjournment Proposal; and (iii) "FOR" the Compensation Proposal.

Voting of Proxies

        If your shares of Wesco Aircraft common stock are registered in your name with our transfer agent, AST, you may cause your shares to be voted at the special meeting by submitting your proxy card or by voting in person at the special meeting. Based on your proxy cards, the proxy holders will vote your shares of Wesco Aircraft common stock according to your directions.

        If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. You are encouraged to vote by proxy even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

        Voting instructions are included on your proxy card. All shares of Wesco Aircraft common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted (i) "FOR" the Merger Proposal; (ii) "FOR" the Adjournment Proposal; and (iii) "FOR" the Compensation Proposal.

        If your shares of Wesco Aircraft common stock are held in "street name" through a broker, bank or nominee, you may provide voting instructions through your broker, bank or nominee by completing and returning the voting instruction form provided by your broker, bank or nominee, or over the Internet or by telephone through your broker, bank or nominee if such a service is provided. To provide voting instructions over the Internet or by telephone through your broker, bank or nominee, you should follow the instructions on the voting instruction form provided by your broker, bank or nominee. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on certain "routine" matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and nominees therefore cannot vote on these proposals without your instructions. If you do not return your broker's, bank's or nominee's voting instruction form, do not provide voting instructions over the Internet or by telephone through your broker, bank or other nominee, if applicable, or do not attend the special meeting and vote in person with a proxy from your broker, bank or nominee, this will have the same effect as if you voted "AGAINST" the Merger Proposal, but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal.

Revocability of Proxies

        If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:

  •
  delivering a written notice of revocation to our Executive Vice President, Chief Legal and Human Resources Officer at Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355, Attention: John Holland, specifying such revocation;

  •
  signing another proxy card with a later date and returning it to the Secretary of the Company prior to the special meeting; or

  •
  attending the special meeting and voting in person.

        Please note that to be effective, your new proxy card must be received by our Secretary by 11:59 p.m., Eastern Time the day before the special meeting. If you have submitted a proxy and you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

        If you hold your shares of Wesco Aircraft common stock in "street name," you should contact your broker, bank or nominee for instructions regarding how to revoke your proxy. You may also vote in person at the special meeting if you obtain a "legal proxy" from your broker, bank or nominee. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow stockholders of Wesco Aircraft who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned, however any such proxies that are not revoked will be voted at any such special meeting, as adjourned. Additionally, if the special meeting is postponed, any proxies that are not revoked prior to their use at the special meeting, as postponed, will be voted at any such special meeting, as postponed.

Board of Directors' Recommendation

        The Board, after consulting with its financial advisors and outside legal counsel and carefully reviewing and considering various factors described in "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger" on page 50 of this proxy statement, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Wesco Aircraft and its stockholders, (ii) approved and declared advisable the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of Wesco Aircraft for their adoption at the special meeting and (iv) recommended that Wesco Aircraft's stockholders adopt the Merger Agreement.

        The Board unanimously recommends that you vote: (i) "FOR" the Merger Proposal; (ii) "FOR" the Adjournment Proposal; and (iii) "FOR" the Compensation Proposal.

Expenses of Proxy Solicitation

        This proxy statement is being furnished in connection with the solicitation of proxies by the Board. Expenses incurred in connection with the printing and mailing of this proxy statement and in connection with notices or other filings with any governmental entities under any laws are our responsibility. We have engaged the services of MacKenzie to solicit proxies for the special meeting. In connection with its retention, MacKenzie has agreed to provide consulting, analytic and proxy solicitation services in connection with the special meeting. We have agreed to pay MacKenzie a fee of approximately $15,000, plus reasonable out-of-pocket expenses for its services, and we will indemnify MacKenzie for certain losses arising out of its proxy solicitation services. Copies of solicitation materials will also be furnished to banks, brokerage firms, fiduciaries and custodians holding shares of Wesco Aircraft common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of Wesco Aircraft common stock for their costs of forwarding solicitation materials to the beneficial owners. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees, or representatives of MacKenzie, in person or by telephone, email, fax or other means of communication and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers or employees for their services in connection with the solicitation of proxies.

Anticipated Date of Completion of the Merger

        Assuming timely satisfaction of necessary closing conditions, including the approval of the Merger Proposal by our stockholders, we anticipate that the Merger will be consummated in the fourth quarter of 2019.

Other Matters

        At this time, we know of no other matters to be submitted at the special meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

        The proxy statement is available in the "Investor Relations" section of our website, www.wescoair.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.

Householding of Special Meeting Materials

        The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials, addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies. We have adopted "householding" and will deliver only one copy of the proxy statement to multiple stockholders who share the same address unless we have received contrary instructions from an affected stockholder. We will deliver promptly upon written or oral request a separate copy of the proxy statement to any stockholder at a shared address to which a single copy was delivered. To make such a request, please contact Broadridge, Householding Department by phone at 1-866-540-7095 or by mail to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent or if you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge, Householding Department by phone at 1-866-540-7095 or by mail to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. A number of brokerage firms have also instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

Rights of Stockholders Who Assert Appraisal Rights

        If the Merger is approved and becomes effective, holders of Dissenting Shares will be entitled to statutory appraisal rights pursuant to Section 262 of the DGCL. This means that such stockholders are entitled to seek appraisal of their Dissenting Shares and to receive payment in cash for the "fair value" of such Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The ultimate amount holders receive in an appraisal proceeding may be less than, equal to or more than the amount such holders would have received under the Merger Agreement. For a description of the rights of holders of Dissenting Shares and of the procedures to be followed in order to assert such rights and obtain payment of the fair value of such Dissenting Shares, see Section 262 of the DGCL, which is attached as Appendix B to this proxy statement, as well as the information set forth below.

        IN ORDER TO PROPERLY EXERCISE YOUR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER, YOU MUST DELIVER A WRITTEN DEMAND FOR APPRAISAL IN ACCORDANCE WITH THE REQUIREMENTS OF SECTION 262 OF THE DGCL TO WESCO AIRCRAFT BEFORE THE VOTE IS TAKEN ON THE ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING, AND MUST NOT VOTE, IN PERSON OR BY PROXY, IN FAVOR OF THE MERGER PROPOSAL AND CONTINUE TO HOLD YOUR SHARES OF WESCO AIRCRAFT COMMON STOCK OF RECORD FROM THE DATE OF

MAKING THE DEMAND FOR APPRAISAL THROUGH THE EFFECTIVE TIME AND MUST COMPLY WITH THE OTHER REQUIREMENTS OF SECTION 262 OF THE DGCL. MERELY VOTING AGAINST, OR ABSTAINING FROM VOTING OR FAILING TO VOTE WITH RESPECT TO, THE MERGER PROPOSAL WILL NOT PRESERVE YOUR RIGHT TO APPRAISAL UNDER SECTION 262 OF THE DGCL. BECAUSE A PROXY THAT IS SIGNED AND SUBMITTED BUT DOES NOT OTHERWISE CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT, IF YOU SUBMIT A PROXY AND WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU MUST INCLUDE VOTING INSTRUCTIONS TO VOTE YOUR SHARES OF WESCO AIRCRAFT COMMON STOCK AGAINST, OR ABSTAIN WITH RESPECT TO, THE ADOPTION OF THE MERGER AGREEMENT. NEITHER VOTING AGAINST THE ADOPTION OF THE MERGER AGREEMENT, NOR ABSTAINING FROM VOTING OR FAILING TO VOTE ON THE MERGER PROPOSAL, WILL IN AND OF ITSELF CONSTITUTE A WRITTEN DEMAND FOR APPRAISAL SATISFYING THE REQUIREMENTS OF SECTION 262 OF THE DGCL. THE WRITTEN DEMAND FOR APPRAISAL MUST BE IN ADDITION TO AND SEPARATE FROM ANY PROXY OR VOTE ON THE ADOPTION OF THE MERGER AGREEMENT. IF YOU HOLD YOUR SHARES OF WESCO AIRCRAFT COMMON STOCK THROUGH A BANK, BROKERAGE FIRM OR NOMINEE AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH BANK, BROKERAGE FIRM OR NOMINEE. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES OF WESCO AIRCRAFT COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A NOMINEE OR INTERMEDIARY, YOU MUST ACT PROMPTLY TO CAUSE THE HOLDER OF RECORD TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO DEMAND YOUR APPRAISAL RIGHTS. IF YOU HOLD YOUR SHARES OF WESCO AIRCRAFT COMMON STOCK THROUGH A BANK OR BROKERAGE FIRM WHO IN TURN HOLDS THE SHARES THROUGH A CENTRAL SECURITIES DEPOSITORY NOMINEE, SUCH AS THE DEPOSITORY TRUST COMPANY, A DEMAND FOR APPRAISAL OF SUCH SHARES MUST BE MADE BY OR ON BEHALF OF THE DEPOSITORY NOMINEE AND MUST IDENTIFY THE DEPOSITORY NOMINEE AS THE HOLDER OF RECORD. IN VIEW OF THE COMPLEXITY OF SECTION 262 OF THE DGCL, STOCKHOLDERS WHO MAY WISH TO PURSUE APPRAISAL RIGHTS SHOULD PROMPTLY CONSULT THEIR LEGAL AND FINANCIAL ADVISORS.

Questions and Additional Information

        If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:

1407 Broadway, 27th Floor
New York, NY 10018
proxy@mackenziepartners.com
(212) 929-5500
Toll-Free: (800) 322-2885

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, may include "forward-looking" statements within the meaning of the U.S. securities laws, including Section 21E of the Exchange Act, that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the Merger. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "believes," "plans," "anticipates," "projects," "estimates," "expects," "intends," "strategy," "future," "opportunity," "may," "will," "should," "could," "potential" or other similar expressions, or the negative of these terms or comparable terminology. These statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation:

  •
  the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger;

  •
  the failure by Parent or Merger Sub to obtain the necessary Debt Financing and Cash Equity Financing as set forth in the Commitment Letters received in connection with the Merger;

  •
  the risk that the Merger Agreement may be terminated in circumstances requiring Wesco Aircraft to pay a termination fee of approximately $39 million;

  •
  the risk that the Merger disrupts Wesco Aircraft's current plans and operations or diverts management's attention from its ongoing business;

  •
  the effect of the announcement of the Merger on the ability of Wesco Aircraft to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business;

  •
  the effect of the announcement of the Merger on Wesco Aircraft's operating results and business generally;

  •
  the amount of costs, fees and expenses related to the Merger;

  •
  the risk that Wesco Aircraft's stock price may decline significantly if the Merger is not consummated;

  •
  the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against Wesco Aircraft and others;

  •
  other factors that could affect the results of Wesco Aircraft's business such as general economic and industry conditions, changes in military spending, a loss of significant customers or a material reduction in purchase orders by significant customers, suppliers' ability to provide products in a timely manner, in adequate qualities and at a reasonable cost, and Wesco Aircraft's ability to maintain effective information technology and warehouse management systems; and

  •
  other risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all.

        The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained or incorporated by reference herein, including, but not limited to, our

Annual Report on Form 10-K for the year ended September 30, 2018, our definitive proxy statement for our 2019 Annual Meeting of Stockholders filed with the SEC on December 14, 2018 and our recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. See "Where You Can Find More Information" on page 143 of this proxy statement. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

        Except as required by applicable law, we do not intend, and assume no obligation, to update any forward-looking statements. Wesco Aircraft stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

        All information contained in this proxy statement exclusively concerning Parent, Merger Sub and their affiliates has been supplied by Parent and Merger Sub and has not been independently verified by us.

 THE MERGER

        This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to, and incorporated by reference into, this proxy statement. You should read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.

Parties Involved in the Merger

Wesco Aircraft Holdings, Inc.
24911 Avenue Stanford
Valencia, California 91355
(661) 775-7200
 www.wescoair.com

        Wesco Aircraft is one of the world's leading distributors and providers of comprehensive supply chain management services to the global aerospace industry. The Company's services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery, chemical management services, third-party logistics or fourth-party logistics and point-of-use inventory management. The Company believes it offers one of the world's broadest portfolios of aerospace products, including C-class hardware, chemicals and electronic components and comprised of more than 550,000 active SKUs.

        Our common stock is listed on the NYSE under the symbol "WAIR."

        Our principal executive offices are located at 24911 Avenue Stanford, Valencia, California 91355, and our telephone number is (661) 775-7200. For more information about Wesco Aircraft, please visit our website, www.wescoair.com. Our website address is provided as an inactive textual reference only. The information contained on (or accessible through) our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See "Where You Can Find More Information" on page 143 of this proxy statement.

Wolverine Intermediate Holding II Corporation
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
(310) 712-1850

        Parent is a Delaware corporation that was formed by affiliates of Platinum solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated thereby and the related financing transactions.

Wolverine Merger Corporation
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
(310) 712-1850

        Merger Sub is a Delaware corporation that was formed by Parent solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated thereby and the related financing transactions. Upon consummation of the Merger, Merger Sub will cease to exist, and Wesco Aircraft will continue as the surviving corporation and as a wholly owned subsidiary of Parent.

Certain Effects of the Merger on Wesco Aircraft

        Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Wesco Aircraft, with Wesco Aircraft continuing as the surviving corporation and as a wholly owned subsidiary of Parent. Wesco Aircraft will cooperate with Parent to de-list Wesco Aircraft common stock from the NYSE and to de-register under the Exchange Act as soon as reasonably practicable following the Effective Time, and at such time, we will cease to be a publicly traded company and will no longer be obligated to file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation, and instead will only be entitled to receive the Merger Consideration described in "—Merger Consideration" on page 37 of this proxy statement or, with respect to Dissenting Shares, will only be entitled to receive the "fair value" of your Dissenting Shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law.

        The Effective Time will occur upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Effect on Wesco Aircraft if the Merger is Not Completed

        If the Merger Proposal is not approved by the stockholders of Wesco Aircraft or if the Merger is not completed for any other reason, you will not receive any payment for your shares of Wesco Aircraft common stock. Instead, we will remain a public company, Wesco Aircraft common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will be required to continue to file periodic reports with the SEC.

        Furthermore, depending on the circumstances that would have caused the Merger not to be completed, it is possible that the price of Wesco Aircraft common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Wesco Aircraft common stock would return to the price at which it trades as of the date of this proxy statement.

        Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Wesco Aircraft common stock. If the Merger is not consummated, the Board will continue to evaluate and review our business operations and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Proposal is not approved by the stockholders of Wesco Aircraft or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board will be offered or that our business, financial condition or results of operations will not be adversely impacted.

        In addition, under specified circumstances, we may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described under "The Merger Agreement—Termination Fees" on page 131 of this proxy statement.

Merger Consideration

        At the Effective Time, each share of Wesco Aircraft common stock issued and outstanding (other than (i) shares held by Wesco Aircraft as treasury stock or held by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Wesco Aircraft, Parent or Merger Sub and (ii) Dissenting Shares) will be converted automatically into the right to receive the Merger Consideration. All shares of Wesco Aircraft common stock converted into the right to receive the Merger Consideration will automatically be cancelled and cease to exist at the Effective Time, and will thereafter represent only the right to receive the Merger Consideration.

        After the completion of the Merger, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Wesco Aircraft stockholder (except that stockholders who hold Dissenting Shares will not have the right to receive the Merger Consideration but will instead have the right to receive a payment for the "fair value" of their Dissenting Shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law, as described in "—Appraisal Rights" on page 87 of this proxy statement and Appendix B to this proxy statement).

Background of the Merger

        The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among our Board, the Strategic Alternatives Committee of the Board, members of our management or our representatives and other parties.

        Our Board and management periodically review and assess our results of operations, financial position, business strategy and growth opportunities, as well as the trends and conditions affecting our industry and business generally, including consideration of potential strategic and financial alternatives to maximize stockholder value, such as business combinations, acquisitions and financing transactions. At regularly scheduled meetings of the Board, in connection with the Board's evaluation of our business strategy and growth opportunities, the Company's management routinely updates the Board on the Company's recent activities and reviews strategic opportunities and challenges for the Company in light of current market conditions and trends. The Company's management and members of the Board also engage in discussions from time to time with various industry participants, including strategic parties and financial sponsors, as well as financing sources, market participants and investment banking firms, regarding the Company's business, strategy and growth opportunities, including opportunities for collaboration, potential business combinations, acquisitions and financing transactions.

        In November 2017, after a period of declining performance of the Company's business and the subsequent hiring of a new Chief Executive Officer and Chief Financial Officer, the Company engaged AlixPartners, LLC ("AlixPartners"), a well-known business consulting firm, to assist the Company with a comprehensive business review. Their initial work involved a broad-based assessment of where the most significant opportunities existed to improve Wesco Aircraft's operational performance and profit generation and ultimately resulted in the development and adoption of Wesco 2020, the Company's operational improvement initiative. At its regularly scheduled meeting in November 2017, the Board and management reviewed the Company's business, strategy and growth opportunities, including recent activities, opportunities and challenges for the Company, in light of current market conditions and trends, as well as the status of the assessment then underway with AlixPartners. At the request of the Board, representatives of Morgan Stanley reviewed the Company's current market position, stock price performance and operational and valuation benchmarking and also discussed potential strategic buyers and an illustrative process for a review of strategic alternatives, should the Board determine to initiate such a process. The Board determined to continue working with management and AlixPartners to develop what would become its Wesco 2020 initiative and execute on opportunities for growth and operational improvement in the Company's business and not to conduct a further evaluation of potential strategic alternatives at that time.

        During the spring and summer of 2018, the Company's management and members of the Board received periodic inquiries from potential strategic parties and financial sponsors regarding the Company's business, strategy and growth opportunities, including opportunities for collaboration, potential business combinations, acquisitions and financing transactions. In May 2018, the Company's management held an in-person meeting with a potential strategic party ("Strategic Bidder A") at the offices of Morgan Stanley in Los Angeles, California to discuss the Company's business, strategy, growth opportunities and the Wesco 2020 initiative. Strategic Bidder A subsequently indicated it was only interested in the chemical management services business of the Company and not a strategic transaction. In addition, in June 2018, a representative of a financial sponsor party ("PE Bidder B") contacted a member of the Board to inquire whether the Company would be interested in exploring a potential business combination transaction. Following that discussion, PE Bidder B submitted a non-binding initial proposal on June 21, 2018 to acquire the Company at a $12.00 to $13.50 per share price in cash, which PE Bidder B indicated was based only on its review of publicly available information. Following discussion among various members of the Board, and in light of the price range proposed by PE Bidder B, the preliminary nature of the PE Bidder B indication of interest and concerns about potential disruption to the Company's business, including implementation of the Wesco 2020 initiative, the Company advised PE Bidder B that it was not prepared to enter into transaction discussions at that time. On June 27, 2018, PE Bidder B then submitted a revised non-binding initial proposal to acquire the Company at a $14.00 to $15.00 per share price in cash, again based only on publicly available information. Following further discussion with the Board, PE Bidder B was advised that, in light of the Company's concern with respect to opening transaction discussions at that point, including the significant disruption and time it would require from management during a critical period for implementation of the Wesco 2020 initiative, the Company would be back in contact with PE Bidder B if and when the Company determined to explore potential transactions.

        On August 16, 2018, in response to an inquiry from a representative of Platinum, the Company's management held an in-person meeting with representatives of Platinum at the offices of Wesco Aircraft to discuss the Company's business, strategy, growth opportunities and the Wesco 2020 initiative. The parties did not discuss a potential transaction at this time, but the Platinum representatives noted the strategic opportunities in a potential combination between the Company and Pattonair and indicated an interest in further discussions if the Company were interested.

        At a regularly scheduled meeting of the Board held on November 7, 2018, the Company's management updated the Board on the Company's recent activities, including the August meeting with representatives of Platinum, and reviewed strategic opportunities and challenges for the Company, in light of current market conditions and trends. The Board discussed these various strategic opportunities and challenges and, in light of the Company's fiscal 2018 financial performance (which exceeded the Company's EBITDA plan for the fiscal year), the material progress made in implementing the Wesco 2020 initiative and additional Wesco 2020 implementation progress expected to occur over the following several months, recognized the possibility that one or more strategic alternatives for the Company could enhance stockholder value. The Board then directed the Company's management to engage in preliminary discussions with potential financial advisors in order to explore a process for review of potential strategic alternatives for the Company.

        During December 2018, the Company's management and certain members of the Board met with potential financial advisors to discuss a process to review strategic alternatives for the Company, including a potential sale or other business combination. Each potential financial advisor presented information regarding its respective qualifications, expertise, reputation, independence and knowledge of the Company's business and the industry in which it operates. The potential financial advisors identified potentially interested strategic parties and financial sponsors and outlined alternatives for conducting a process to explore strategic alternatives.

        During a telephonic special meeting of the Board held on January 9, 2019, the Company's management updated the Board on the discussions with potential financial advisors regarding a process for review of potential strategic alternatives for the Company. In light of their qualifications, expertise, reputation and knowledge of the Company's business and industry, the Board determined to retain Morgan Stanley and J.P. Morgan as financial advisors to assist in exploring strategic alternatives. The Company's legal advisors, Latham & Watkins LLP ("Latham"), provided an overview of the Board's fiduciary duties in connection with the review of strategic alternatives, including a potential sale transaction. The Board established an ad-hoc committee of the Board (the "Strategic Alternatives

Committee"), consisting of Messrs. Baird, Bancroft, Palmer and Renehan, to oversee and administer the day-to-day process of reviewing strategic alternatives for the Company and act as a resource for the Company's management and advisors in connection with the process. The Board retained full authority to consider, evaluate and approve any transaction resulting from the strategic alternatives review process. The Board instructed the members of the Strategic Alternatives Committee and management to work with the Company's financial advisors to develop a proposed process and timeline for discussions with potentially interested parties regarding strategic alternatives, including a potential sale of the Company, and to prepare a list of potential strategic and financial sponsor parties proposed to be approached and certain financial information proposed to be provided to potentially interested parties.

        On January 15, 2019, Todd Renehan, the Company's Chief Executive Officer, had dinner with the chief executive officer of a potential strategic party ("Strategic Bidder C") to discuss the Company's business, strategy, growth opportunities and the Wesco 2020 initiative. The parties did not discuss a potential transaction at this time, but Mr. Renehan indicated an interest in further discussions if Strategic Bidder C were interested.

        At a regularly scheduled meeting of the Board held at the Hyatt Regency in Valencia, California on January 24, 2019, the Board, the Company's management and the financial advisors discussed the proposed strategic alternatives review process for the Company. The financial advisors reviewed the Company's current market position, stock price performance and operational and valuation benchmarking, a comparison of illustrative preliminary management financial estimates with consensus "street" projections at the time, illustrative preliminary views of potential value of the Company in a strategic alternatives review process and potential bidders' concerns and mitigants. The financial advisors discussed with the Board potential strategic buyers and an illustrative process for a review of strategic alternatives. The Board instructed the Company's management to continue work to prepare to launch the strategic alternatives review process, in consultation with the members of the Strategic Alternatives Committee.

        On February 5, 2019, the Company's management, members of the Strategic Alternatives Committee, and the financial advisors, convened at Latham's offices in Washington D.C. to discuss the proposed process to review strategic alternatives, including the potential sale of the Company, as well as timeline and outreach to likely interested strategic parties and financial sponsors. The parties agreed upon the key work streams to be completed prior to initial outreach to interested parties, including that management would prepare five-year financial estimates for the Company for review by the Strategic Alternatives Committee and the Board and to be provided to potential bidders in connection with the process. Management also provided an overview of the business to the financial advisors.

        During the months of February, March and April, 2019, members of management and the Company's advisors, in consultation with members of the Strategic Alternatives Committee, worked to prepare for the strategic alternatives review process, including a potential sale of the Company, by preparing an initial summary "flipbook" for distribution to potential bidders, initial management presentations for meetings with potential bidders, documents to be uploaded to the virtual data room, and a form confidentiality agreement to be furnished to potential bidders. The Company's management also prepared certain five-year financial projections for the Company to be reviewed with the Board.

        On February 27, 2019, representatives of a financial sponsor ("PE Bidder D") contacted a member of the Strategic Alternatives Committee to express interest in participating in any potential sale process, and PE Bidder D was informed that the Company's financial advisors would reach out to PE Bidder D at the appropriate time. On February 28, 2019, representatives of a strategic bidder ("Strategic Bidder E") contacted Morgan Stanley to express an interest in engaging in discussions at a later date on a potential sale process.

        On April 8, 2019, the Board held a telephonic special meeting to discuss the strategic alternatives review process. Representatives of Latham reviewed the Board's fiduciary duties with respect to its assessment of potential strategic alternatives, including a potential sale. Management reviewed the business, financial and strategic position of the Company, including the five-year financial projections for the Company prepared by management for purposes of the strategic alternatives review. We refer to the five-year financial projections prepared by management and provided to Parent and other potential bidders in the strategic alternatives review as the "Initial Management Projections" as discussed under "—Certain Financial Projections" on page 72 of this proxy statement. Management expressed their belief that the Initial Management Projections were achievable but that certain assumptions, including those regarding growth, margins and inventory turnover rates, could be subject to scrutiny from potential bidders in the process. The Board authorized the Initial Management Projections for use with potential bidders in the strategic alternatives review process, subject to any immaterial changes approved by the Strategic Alternatives Committee. The financial advisors then discussed the proposed confidential process for reviewing strategic alternatives, including a potential sale transaction, and discussed a list of potential strategic and financial bidders to consider for initial outreach in the process. In addition, the Board discussed guidelines for management and members of the Board related to the discussions with potentially interested parties, including that management would not have discussions regarding any positions as directors, officers or employees after a potential transaction or any compensation, employee benefits or equity ownership after such a transaction and that members of the Board would not have discussions regarding participation in equity rollover or other transactions in which such director or such director's related companies or investment funds could have an interest different from the interests of the Company or its stockholders, in each case without the prior approval of the Board. The Board directed the Company's management, together with the financial advisors and in consultation with the Strategic Alternatives Committee, to initiate confidential discussions with the potential strategic parties and financial sponsors consistent with the process discussed with the Board.

        Beginning on April 16, 2019, the financial advisors initiated discussions with 22 potentially interested parties, including 8 strategic parties and 14 financial sponsors, regarding whether such parties would have an interest in exploring a strategic transaction with the Company. Platinum, Strategic Bidder C, Strategic Bidder A, Strategic Bidder E, PE Bidder B and PE Bidder D were included in such outreach. These discussions were conducted only based upon publicly available information given the parties had not yet entered into confidentiality agreements. Following this initial outreach, the Company entered into confidentiality agreements with 14 potentially interested parties, each including a customary standstill provision that allowed each party to make confidential proposals to the Company, to facilitate further discussions on the basis of confidential information. Strategic Bidder C confirmed that it would not be entering into a confidentiality agreement citing a lack of interest in acquisitions at such time. Strategic Bidder A confirmed that it was only interested in the chemicals business and did not enter into a confidentiality agreement. The parties who entered into confidentiality agreements included 2 strategic parties and 12 financial sponsors including PE Bidder B and PE Bidder D. Platinum and its portfolio company Pattonair entered into confidentiality agreements with the Company on May 13, 2019 and May 22, 2019, respectively. Each party that entered into a confidentiality agreement received certain process materials from the financial advisors, including an initial summary "flipbook" and the Initial Management Projections. The remaining eight parties that did not enter into confidentiality agreements indicated they were not interested in pursuing a transaction with the Company for a variety of reasons, including, as it related to several strategic parties, that such a transaction was outside the core merger strategy of such strategic party at such time.

        On May 2, 2019, the Company publicly released its second quarter earnings.

        Five of the potentially interested parties who entered into confidentiality agreements with the Company and received process materials declined the opportunity to meet for an initial "fireside chat." During May 2019, the Company held initial "fireside chats" in New York, New York at Morgan

Stanley's offices, with nine potentially interested parties who had previously entered into confidentiality agreements with the Company and received process materials, during which management provided an overview of the Company's business, results of operations and business strategies, and discussed with each bidder whether such bidder would have interest in exploring a potential strategic transaction.

        In connection with these initial meetings, the Strategic Alternatives Committee, in consultation with the Company's management and advisors, determined that the Company's financial advisors should request that potentially interested parties submit non-binding indications of interest by no later than the first week of June 2019, after which the Board could review any proposals received and determine whether to invite one or more bidders into the second round of the process, which would include access to diligence materials, including receiving access to the virtual data room, management presentations and follow-up meetings with management as needed.

        On May 7, 2019, Strategic Bidder E confirmed that it would not be entering into a confidentiality agreement citing a focus on integration of another business and other critical initiatives.

        On May 9, 2019, a financial sponsor party ("PE Bidder F") met with management for a fireside chat, including a subsequent dinner with certain members of management, at which the parties focused discussions on the ability to realize an attractive return on invested capital in the Company, ability to grow the Company's maintenance, repair and overhaul business, segment-level margins and inventory segmentation. Following these meetings on May 9, 2019, the financial advisors had several follow-up telephone conversations with PE Bidder F during which PE Bidder F expressed concern with the growth prospects of the Company. Ultimately, PE Bidder F declined to submit an indication of interest.

        Also on May 9, 2019, another financial sponsor party ("PE Bidder G") met with management for a fireside chat, after which PE Bidder G indicated to the financial advisors that its main focus in diligence was on margin pressures and ability of PE Bidder G to leverage its relationships in China to accelerate future growth. PE Bidder G requested access to certain targeted diligence information regarding the Company's business in China in order to facilitate its review process. The Company provided responses to PE Bidder G's initial diligence questions the week of May 23, 2019, seeking to facilitate submission of a competitive indication of interest by PE Bidder G in the first week of June 2019.

        On May 10, 2019, a strategic party ("Strategic Bidder H") met with management for a fireside chat. Following this initial meeting, Strategic Bidder H indicated to the financial advisors that it was no longer interested in a potential transaction given the overall size of the transaction, which would be prohibitive for future additional M&A or other options for the bidder, and because it was not convinced there were sufficient synergies with Strategic Bidder H's existing business.

        Another financial sponsor bidder ("PE Bidder I") met with management for a fireside chat on May 10, 2019. PE Bidder I ultimately indicated to the financial advisors that it was not interested in pursuing the transaction.

        On May 17, 2019, a financial sponsor bidder ("PE Bidder J") met with management for a fireside chat. PE Bidder J requested a follow-up call with management to discuss further the financial statements for the Company, which call was held on May 22, 2019. PE Bidder J ultimately declined to proceed in the process.

        Also on May 17, 2019, representatives of Platinum and its portfolio company Pattonair participated in a fireside chat with management in-person and telephonically. Following the fireside chat, a representative of Platinum called a representative of Morgan Stanley to request an additional follow-up meeting which was scheduled for May 22, 2019. On May 22, 2019, Mr. Renehan and Wayne Hollinshead, the Chief Executive Officer of Pattonair met with the financial advisors at Morgan Stanley's office in New York, New York to discuss Company's business, financial position and growth strategies, as well as opportunities to realize cost savings and other synergies in connection with a potential combination, which was followed by a dinner between Mr. Renehan and Mr. Hollinshead.

        On May 20, 2019, PE Bidder B met with management for a fireside chat. PE Bidder B subsequently indicated to the financial advisors that it would be submitting an initial indication of interest.

        On May 21, 2019, representatives of PE Bidder D met with management for a fireside chat. Following further discussions with the financial advisors, PE Bidder D ultimately informed the financial advisors on June 4, 2019 that it would not be submitting a bid.

        Also on May 21, 2019, another financial sponsor party ("PE Bidder K") together with representatives from its financial advisor, met with management for a fireside chat.

        On May 28, 2019, Reuters published a report that the Company was exploring strategic alternatives, including a potential sale transaction (the "Reuters Report"). The Company declined to comment on the report, consistent with its policy not to comment on market rumors.

        On June 5, 2019, PE Bidder G, PE Bidder B and Platinum each submitted non-binding initial indications of interest to acquire the Company. PE Bidder G proposed an all-cash purchase price of $12.00 per share, but indicated particular focus on the Chinese aspect of the Company's business. PE Bidder G stated it would first focus its diligence in the next phase of the process on validating its assumptions as to the Company's China business, then would need an additional eight weeks to complete the remainder of its diligence. PE Bidder B proposed an all-cash purchase price in the range of $11.00 to $12.00 per share, subject to completing customary due diligence. Platinum proposed an all-cash purchase price in the range of $11.00 to $12.00 per share, subject to completing customary due diligence. Platinum also noted its ability to move very quickly to execute a transaction. In addition, all of the indications of interest indicated that each party intended to finance the merger consideration with a combination of third-party debt and equity capital from its own managed funds and affiliates.

        On June 5, 2019, June 7, 2019, and June 11, 2019, the financial advisors engaged in calls with PE Bidder K. PE Bidder K verbally indicated continued interest in acquiring the Company and discussed the information they would need, such as achievability of the 2019 plan, long-term margin profile by business unit and short-term expected debt and cash levels in the business. PE Bidder K subsequently continued to engage in diligence with respect to the information provided by the Company.

        No other bidders submitted an indication of interest. The financial advisors had follow-up discussions with each of PE Bidder G, PE Bidder B and Platinum on June 7, 2019 to further clarify certain aspects of each offer in advance of a discussion with the Board on June 10, 2019.

        On June 10, 2019, during a special telephonic meeting of the Board, the financial advisors provided an update on the strategic alternatives review process, including an overview of initial outreach to 22 parties and the initial discussions the Company's management had with nine of those parties. The financial advisors indicated that of the nine parties who met with management, PE Bidder G, PE Bidder B and Platinum had each submitted non-binding indications of interest in response to the request for initial bids. PE Bidder K and one additional financial sponsor ("PE Bidder L") still remained interested in continuing in the process but had not submitted a bid. After review of the specific terms of the indications of interest received, the Board determined to continue discussions with all three parties who had submitted initial indications of interest, including by providing access to the virtual data room and further discussions with management seeking to structure a competitive second round of bidding to achieve the highest price for the Company. In the interim, the Board instructed the financial advisors to continue discussions with PE Bidder L and PE Bidder K to encourage submission of competitive indications of interest to move forward in the process. On June 12, 2019, PE Bidder L indicated that it was leaning against engaging in a transaction.

        On June 12, 2019, Platinum, PE Bidder G and PE Bidder B were formally invited into the second phase of the process and were subsequently provided access to the virtual data room, auction drafts of a form merger agreement, draft disclosure schedules, a form equity commitment letter and a form limited guaranty, as well as the opportunity to meet with management for a full-day management presentation. At the request of the Company, the financial advisors also provided a second round process letter to each of the three bidders, indicating final bids were due on July 31, 2019, with markups of the draft merger agreement and other transaction documents due in advance on July 18, 2019.

        Following the June 10, 2019 meeting of the Board, PE Bidder K contacted the financial advisors to indicate it was not ready to submit a written offer but verbally indicated that its initial thoughts on value indicated a price per share of $10.50 in cash. During subsequent discussions with the financial advisors, PE Bidder K indicated there was both potential upside and downside to its preliminary valuation, with its current model indicating a potential share price as high as $11.50 per share or as low as $9.50 per share, but it would need additional time to verify the high end of its range. During a telephonic meeting on June 13, 2019 among the Strategic Alternatives Committee, management and the Company's advisors, it was determined that, since PE Bidder K indicated a potential ability to get to as high as $11.50 per share, the Company should offer to work with PE Bidder K to respond to a targeted list of diligence questions, after which PE Bidder K would be asked to submit a non-binding indication of interest towards the higher end of the proposed range. PE Bidder K eventually exited the process on July 9, 2019 after reviewing the additional diligence information provided by the Company.

        During the remainder of June 2019 and the month of July 2019, management and the financial advisors engaged in an extensive diligence process with the remaining interested bidders. PE Bidder B attended a half-day management presentation at Morgan Stanley's offices in New York, New York on June 26, 2019, followed by a diligence session on June 27, 2019. PE Bidder B also completed three diligence calls during June and July 2019, including a telephonic meeting to discuss management's projections on June 24, 2019 and a telephonic meeting to discuss the Company's quality of earnings report on June 25, 2019.

        PE Bidder G also attended a half-day management presentation in New York, New York at Morgan Stanley's offices on June 25, 2019 and was given permission to contact three financing sources in connection with its diligence process. Ultimately, on July 3, 2019, PE Bidder G informed the financial advisors that it would most likely not pursue the transaction.

        During the months of June and July 2019, Platinum conducted an in-depth diligence process, attending a full-day management presentation on June 27, 2019, completing a two-day diligence session at both the Company's headquarters in Valencia, California and in New York, New York at Latham's offices on July 10 and 11, 2019 and scheduling over 20 telephonic diligence meetings with various members of the Company's management and the financial and legal advisors, including receiving an update call on the Company's third quarter results with detailed discussions on business performance and margins. The topics covered during such meetings included the Wesco 2020 initiative, operations, finance, commercial, information technology, and human resources. Platinum also completed seven site visits during this time in the United States, Poland and the United Kingdom. Platinum entered into a clean team arrangement with the Company on June 19, 2019 in order to facilitate its review of the Company's commercial contracts in accordance with applicable antitrust laws.

        On July 18, 2019, Platinum submitted full mark-ups of the auction draft merger agreement, disclosure schedules, equity commitment letter and limited guaranty, as requested by the second round process letter.

        On July 24, 2019, members of the Strategic Alternatives Committee and the Company's financial and legal advisors had a telephonic meeting to discuss the key business and legal issues presented by the mark-ups of the merger agreement and other transaction documents submitted by Platinum, in preparation for a meeting of the Board held later that same day.

        In the evening on July 24, 2019, as part of the Board's regularly scheduled meeting held on July 24 and July 25, 2019 at the Company's headquarters in Valencia, California, the Board received an update on the strategic alternatives process, as well as an overview of the material issues in Platinum's proposed draft merger agreement and other transaction documents. The financial advisors provided an overview of the sale process since the last meeting of the Board, including highlighting that Platinum and PE Bidder B were the two remaining bidders in the process, with PE Bidder B being several weeks behind Platinum from a due diligence perspective. It was noted that, following their extensive due diligence, Platinum had expressed concerns related to the Company's margins and inventory valuation reserves and fluctuations and the impact of these factors on the business. Latham then highlighted several issues raised by Platinum's mark-ups of the merger agreement and other transaction documents, including the addition of certain non-customary closing conditions, the size of the termination fees payable by Parent and by the Company in certain scenarios, the restrictions imposed on the Board's ability to consider alternative acquisition proposals and a request for voting and support agreements from a number of stockholders (including all members of the Board and certain members of management). Latham reviewed the Board's fiduciary duties in connection with the strategic alternatives review process, including a potential sale transaction. The Board instructed the financial advisors to continue to encourage Platinum and PE Bidder B to submit a competitive bid and Latham to engage directly with Platinum's legal advisors to facilitate submission of improved mark-ups of the merger agreement and other transaction documents with their final bid submission. The Board also discussed the recent financial performance of the Company and requested to review the Initial Management Projections with management at the next Board meeting.

        In light of the discussions among the members of the Board at the July 24 and July 25, 2019 meeting and the recent trends of the Company's financial performance, on July 26, 2019, the Strategic Alternatives Committee requested that the Company's management review the Initial Management Projections, including key assumptions and sensitivities. Beginning on July 26, 2019, the Company's management reviewed the key assumptions and sensitivities to the Initial Management Projections and prepared revised five-year financial projections for review and discussion with the Board. We refer to these revised five-year financial projections as the "Updated Management Projections" as discussed under "—Certain Financial Projections" on page 72 of this proxy statement.

        On July 26, 2019, Latham had a telephonic meeting with Platinum's legal advisors, Hughes Hubbard & Reed LLP, to provide high-level feedback on the issues presented by their comments to the draft merger agreement and other transaction documents. These items included, among other things: (i) the specifics of the marketing period for Platinum to obtain the requisite debt financing needed for the proposed transaction; (ii) the conditions to closing and certain termination provisions; (iii) the size of the termination fees payable by Parent and the Company; (iv) the Company's obligation to reimburse the expenses of Parent under certain circumstances; (v) the Board's ability to respond to Acquisition Proposals and terminate the Merger Agreement in the event of a Superior Proposal; (vi) the stockholders and directors that would enter into voting and support agreements in connection with the transaction; (vii) the obligations of Parent to obtain necessary regulatory approvals in connection with a transaction; and (viii) the obligations of Parent to the Company's employees with respect to employee related benefits and compensation matters.

        On July 27, 2019, Latham provided revised mark-ups of the merger agreement, disclosure schedules and certain ancillary agreements to Platinum for review and consideration in connection with their submission of a final bid on July 31, 2019. Over the course of the next two days, Latham facilitated several discussions with Platinum's legal advisors to discuss and respond to certain questions raised by Platinum's legal advisors with respect to the revised transaction documents.

        On July 28, 2019, the Company's management and financial advisors held a conference call with Platinum to discuss certain additional diligence concerns and questions of Platinum, including regarding the Company's financial performance for the first nine months of fiscal 2019, particularly as relates to future financial projections, sales margins and trends, fixed versus variable cost behavior and certain tax matters.

        On the evening of July 31, 2019, Platinum submitted a revised bid proposal, including an all-cash offer at a price of $10.42 per share, together with revised mark-ups of the transaction documents. Platinum indicated in its revised bid proposal that it could finalize definitive transaction documents and sign and announce the proposed transaction in as few as 48 hours. PE Bidder B indicated it might still be interested in a transaction, but that it would need several additional weeks to complete diligence, finalize definitive transaction documents and sign and announce a proposed transaction.

        On the morning of August 1, 2019, the Strategic Alternatives Committee, the Company's management and its financial and legal advisors convened a telephonic meeting to discuss the terms of Platinum's revised proposal in advance of a meeting of the Board later that same afternoon, as well as to understand whether PE Bidder B would submit a bid. PE Bidder B ultimately indicated it was not in a position to submit a bid at the time but if the Company did not enter into a transaction in the near term, it could potentially be interested to make an offer, noting, however, it would need several additional weeks to complete diligence, finalize definitive transaction documents and sign and announce a proposed transaction.

        The Board held a telephonic special meeting in the afternoon of August 1, 2019, together with the Company's management and financial and legal advisors, to review the revised proposal submitted by Platinum, and to receive a presentation from management regarding the Initial Management Projections and the Updated Management Projections. Latham again reviewed the Board's fiduciary duties, including with respect to the Board's review of the financial projections to be presented by management and the responsibilities of the Board in connection with the strategic alternatives process, including a potential sale transaction. The Company's management then provided an overview of the Company's financial performance for the fiscal 2019 third quarter and year-to-date periods, noting that while results showed revenue growth, the Company experienced lower margins and higher selling, general and administrative expenses. Management reviewed the Initial Management Projections and then presented the Updated Management Projections, including the key assumptions and risks underlying the revised five-year projections in the Updated Management Projections. The Board authorized the Updated Management Projections for use by the Company's financial advisors in connection with their respective financial analyses and fairness opinions. The financial advisors summarized the key financial and other terms of Platinum's bid, which included an all-cash offer at a price of $10.42 per share, along with a request for a five-day exclusivity period, receipt of draft third quarter public earning materials and discussions with Mr. Renehan and key members of the management team. The financial advisors also reviewed their preliminary valuation analyses for the Company, including analysis of the financial aspects of the Platinum proposal. Latham reviewed certain material legal issues in Platinum's revised proposal, which remained largely consistent with those highlighted in connection with Platinum's original mark-ups of the merger agreement and other transaction documents. After discussion, the Board instructed the Strategic Alternatives Committee to continue to work with the Company's management and advisors to negotiate with Platinum and any other bidders that may emerge and come back to the Board after those discussions. It was determined that the Company would not enter into an exclusivity agreement with Platinum nor would it allow for discussions between representatives of Platinum and management with respect to any employment, compensation, equity investment or similar matters at that time.

        On August 2, 2019, the Strategic Alternatives Committee, the Company's management and its financial and legal advisors had an additional telephonic discussion regarding the proposed response to Platinum's bid. The Strategic Alternatives Committee instructed the financial advisors to go back to Platinum with a $12.00 per share price and focus on several key legal gating items. Representatives of the financial advisors then reached out to representatives of Platinum with the Company's revised proposal, including a $12.00 per share price and proposals on size of the termination fees payable by the Company or Parent, as applicable, as well as certain other key points regarding deal certainty. In the evening of August 2, 2019, the Company's legal advisor had a discussion with Platinum's legal advisor clarifying certain legal aspects of the Company's revised proposal, in particular as it related to the Company's proposal on the non-solicitation provisions, the proposed voting and support agreements, and regulatory matters.

        On August 3, 2019, Platinum submitted a response to the Company's revised proposal, including a per share price of $10.77 and agreement to the Company's proposal on the amount of the reverse termination fee payable by Parent in exchange for a higher termination fee payable by the Company. Platinum's proposal regarding certain matters remained inconsistent with the Company's proposals. Later in the day on August 3, 2019, the Strategic Alternatives Committee, the Company's management and its financial and legal advisors had a telephonic discussion to assess Platinum's revised proposal and determine a response. The Strategic Alternatives Committee instructed the financial advisors to go back to Platinum indicating a revised proposal of a per share price of $11.63, representing an implied premium of approximately 20% over the closing share price of Wesco Aircraft's common stock on May 24, 2019, the last trading day before the Reuters Report that the Company was exploring strategic alternatives, including a potential sale transaction, together with a proposal on the termination fees and path forward on required regulatory approvals.

        On the morning of August 4, 2019, as instructed by the Strategic Alternatives Committee, representatives of the financial advisors presented the Company's revised proposal to representatives of Platinum. Representatives of Platinum indicated that they would take the proposal back to their investment committee during a meeting scheduled the morning of August 5, 2019 and, although they would not be in a position to respond to the Company until having that meeting, previewed they would not be able to agree to the $11.63 per share price proposed by the Company's financial advisors given certain negative results of their diligence process, indicating a lower valuation than initially expected. Platinum representatives in particular noted the Company's third quarter results were lower than projected and that the increasing margin pressures on the business outweighed the benefits of the anticipated synergies of the Company and Platinum's Pattonair business.

        On August 4, 2019, the Board held a special telephonic meeting to receive an update regarding the recent discussions with Platinum, including the price negotiations and the status of open legal terms. The Board determined to reconvene following receipt of Platinum's revised proposal on August 5, 2019.

        On the afternoon of August 5, 2019, Platinum submitted its final proposal of $11.05 per share, agreeing to certain of the Company's proposals but generally did not agree to further obligations to obtain necessary regulatory approvals in connection with the transaction. Platinum also indicated its ability to sign and announce a transaction prior to the Company's third quarter earnings announcement.

        On the evening of August 5, 2019, the Board held a special telephonic meeting to review Platinum's final proposal. The financial advisors provided an overview of the key financial and other terms of the proposal, noting the $11.05 per share price represented a 13% implied premium to the closing share price on August 5, 2019, a 14% implied premium on the unaffected share price on May 24, 2019 (the last trading day before the Reuters Report) and a 27.5% implied premium on the 90-day volume weighted average price as of the same date. Representatives of Latham then reviewed the key legal terms of Platinum's final proposal, including the agreed termination fees and certain other terms agreed to by Platinum, noting there were still open contract points regarding the level of efforts that Platinum would be obligated to use in order to seek required regulatory approvals. After further discussion, the Board determined to move forward with negotiation of definitive transaction documents on the basis of the $11.05 per share price included in Platinum's final proposal, assuming the parties could agree to appropriate terms on the remaining open legal issues, with a particular focus on deal certainty. The Board also discussed timing considerations if a transaction were to be approved, including scheduling the Company's third quarter public earnings call and the timing of any transaction press release.

        Later in the evening of August 5, 2019, the Strategic Alternatives Committee instructed Latham to provide revised drafts of the merger agreement and other transaction documents to Platinum's legal counsel, reflecting the terms on which the Board would be willing to transact. Latham provided revised drafts of the transaction documents to Platinum's legal counsel, after which both sets of advisors had a telephonic discussion regarding open legal issues later that evening on August 5, 2019. The advisors determined they would reconvene the following day once Platinum's legal advisors had a chance to review the documents in further detail.

        On August 6, 2019, the parties' legal advisors held several telephone calls to discuss the revised transaction documents. Latham prepared an issues list of what it determined to be the material open items, which was provided to Platinum and its legal counsel for review in anticipation of a discussion regarding the same on August 7, 2019. Certain members of the Strategic Alternatives Committee and the Company's financial and legal advisors held a telephonic discussion with representatives of Platinum and its legal advisors to discuss the remaining open issues in the morning of August 7, 2019. After this call, it was determined that Platinum's legal advisors would provide revised drafts of the transaction documents by the evening on August 7, 2019.

        In the evening on August 7, 2019, the Board held another telephonic meeting in order to review the status of transaction discussions and consider valuation analyses prepared by the financial advisors. Latham reviewed the status of discussions regarding the draft merger agreement and other transaction documents, and noted that agreement had largely been reached on many of the material issues but that Platinum was unwilling to agree to further obligations to obtain necessary regulatory approvals in connection with the transaction. The Company's legal advisor on antitrust matters then presented to the Board, providing a high-level overview of the antitrust filings contemplated by the parties and the expected timeline for such filings. The Company's financial advisors presented materials on pricing and valuation, updated for the Company's most recent share price, noting the analysis was based on the Updated Management Projections. The financial advisors also provided an overview of precedent termination fees, noting the agreed fees for the transaction were consistent with market. The Board engaged in further discussions with the financial advisors regarding the valuation and proposed transaction and then determined to reconvene on August 8, 2019 to assess the agreed terms of the final transaction documents. The Company's Executive Vice President, Chief Legal and Human Resources Officer, John Holland, then reviewed process and timing considerations regarding the Company's earnings call scheduled for August 8, 2019, and the likelihood that the public earnings call would be cancelled or delayed depending on whether the transaction had been finalized and approved by the Board.

        On August 8, 2019, the Company's management, members of the Strategic Alternatives Committee, the financial advisors and Latham engaged in telephonic discussions with representatives of Platinum to review remaining open legal and business issues based on the revised transaction documents provided by Platinum's legal advisors on August 7, 2019. Latham then sent revised drafts of the merger agreement and other transaction documents to Platinum's legal advisor. The parties' legal advisors had further discussions over the next several hours in the afternoon of August 8, 2019 in order to resolve remaining issues and finalize the forms of the draft merger agreement and other transaction documents.

        The Board held a special telephonic meeting in the early afternoon of August 8, 2019 for a brief update on process, during which it was noted that Latham had provided revised transaction documents to Platinum shortly prior to the meeting, after which it was determined the Board would receive another update later that afternoon. The Board reconvened later in the afternoon on August 8, 2019, during which it was noted that the parties' legal advisors expected that the documents would be finalized prior to the Board's final telephonic meeting scheduled for later that same evening.

        The parties' respective legal advisors then finalized the Merger Agreement and other transaction documents, which were circulated to the Board in advance of its meeting held in the evening of August 8, 2019.

        On the evening of August 8, 2019, the Board held a special telephonic meeting attended by the Company's management and its financial and legal advisors. Latham provided an update on the final terms of the proposed transaction, including the final Merger Agreement that had been negotiated between the parties' respective legal advisors. Latham reviewed the process conducted to date and the fiduciary responsibilities of the Board in the context of the proposed Platinum transaction. Representatives of Morgan Stanley then reviewed its valuation analysis and rendered to the Board its oral opinion, subsequently confirmed in writing, that as of August 8, 2019, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of Wesco Aircraft's common stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders of Wesco Aircraft's common stock. See "—Fairness Opinion of Morgan Stanley & Co. LLC" on page 55 of this proxy statement. Representatives of J.P. Morgan then reviewed its valuation analysis and rendered its oral opinion to the Board that, as of such date and based upon and subject to the various factors, assumptions and limitations set forth in the opinion, the Merger Consideration was fair, from a financial point of view, to the holders of Wesco Aircraft's common stock. J.P. Morgan confirmed its August 8, 2019 oral opinion by delivering its written opinion, dated August 8, 2019, to the Board that, as of such date, the Merger Consideration in the Merger Agreement was fair, from a financial point of view, to the holders of Wesco Aircraft's common stock. See "—Fairness Opinion of J.P. Morgan Securities LLC" on page 64 of this proxy statement.

        Having considered the various reasons to approve the Merger Agreement (see "—Recommendation of Our Board of Directors and Reasons for the Merger" on page 50 of this proxy statement), as well as certain countervailing factors noted therein, and taking into account the numerous discussions with the Company's management and financial and legal advisors, the Board unanimously:

  •
  approved and declared advisable the Merger Agreement, the Voting Agreements and the consummation of the transactions contemplated by the Merger Agreement, including the Merger;

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  determined the terms of the Merger Agreement, the Voting Agreements and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, were advisable, fair to and in the best interests of, the Company and its stockholders;

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  directed that the Merger Agreement be submitted to the stockholders of the Company; and

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  recommended adoption of the Merger Agreement by the Company's stockholders.

        In the evening of August 8, 2019, each of the Company, Parent and Merger Sub executed and delivered the Merger Agreement and the other ancillary documents to which they are a party. Each of the Voting Agreement Parties also executed and delivered a Voting Agreement pursuant to which, among other things, each agreed to vote in favor of the Merger.

        The Company issued a press release announcing the execution of the Merger Agreement prior to the opening of trading on August 9, 2019.

Recommendation of Our Board of Directors and Reasons for the Merger

Recommendation of Our Board of Directors

        The Board, after consulting with its financial advisors and outside legal counsel and carefully reviewing and considering various factors described in "—Reasons for the Merger," unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Wesco Aircraft and its stockholders, (ii) approved and declared advisable the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of Wesco Aircraft for their adoption at the special meeting and (iv) recommended that Wesco Aircraft's stockholders adopt the Merger Agreement.

        The Board unanimously recommends that you vote: (i) "FOR" the Merger Proposal; (ii) "FOR" the Adjournment Proposal; and (iii) "FOR" the Compensation Proposal.

Reasons for the Merger

        In evaluating the Merger Agreement and the Merger, the Board consulted with Wesco Aircraft's executive management regarding the business, financial condition and future prospects of Wesco Aircraft, trends in Wesco Aircraft's industry and the terms and conditions of the Merger. In addition, the Board consulted with Wesco Aircraft's outside legal counsel, Latham, regarding the terms and conditions of the Merger Agreement and the fiduciary duties and responsibilities of the members of the Board in their consideration of the Merger, and Wesco Aircraft's financial advisors, Morgan Stanley and J.P. Morgan, regarding certain financial analyses with respect to Wesco Aircraft and the fairness from a financial point of view to Wesco Aircraft's stockholders of the consideration to be paid to the holders of Wesco Aircraft common stock in the Merger (other than the holders of Excluded Shares). In the course of reaching its determination to approve the Merger Agreement and the Merger, and to recommend that the Merger Agreement be adopted by Wesco Aircraft's stockholders, the Board carefully considered a number of positive factors, including the following factors (which are not necessarily listed in order of relative importance):

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  the fact that the Merger Consideration represents an implied premium of approximately 11.8% over the closing share price on August 7, 2019, an implied premium of approximately 14% over the closing share price of Wesco Aircraft's common stock on May 24, 2019, the last trading day before unverified news reports that Wesco Aircraft was exploring strategic alternatives, including a potential sale transaction, and an implied premium of approximately 27.5% over the 90-day volume-weighted average price as of the same date;

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  the Board's belief, after review of Wesco Aircraft's business, financial condition, results of operations, market trends, competitive landscape and execution risks, and discussions with Wesco Aircraft's management and advisors, that the value offered to stockholders pursuant to the Merger is more favorable to Wesco Aircraft stockholders than the potential value from remaining an independent public company, considering:

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  the outlook for the global aerospace and other markets that Wesco Aircraft serves and the increased competitive environment, especially with regards to the global distribution of aerospace parts;

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  increased margin pressures in the distribution of aerospace parts;

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  the risk that Wesco Aircraft would be unable to continue improving inventory management efficiency;

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    the likelihood of achieving Wesco Aircraft's stand-alone business plan and the objectives associated with Wesco 2020, Wesco Aircraft's strategic repositioning initiative, including execution challenges to date;

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    the costs associated with compliance with regulations pertaining to public companies; and

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    the historical, current and prospective financial condition, results of operations and business of Wesco Aircraft;

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  the fact that the Merger Consideration of $11.05 per share will be paid in cash, and provides certainty, immediate value and liquidity to Wesco Aircraft's stockholders, enabling them to realize value for their interest in Wesco Aircraft while eliminating business and execution risk;

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  the strategic alternatives review process undertaken prior to the signing of the Merger Agreement, which included outreach to 8 potential strategic bidders and 14 potential private equity bidders as described under "—Background of the Merger" on page 38 of this proxy statement, and which resulted in Parent's submission of its final offer of $11.05 per share;

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  the belief of the Board, based upon arm's length negotiations resulting in Parent's submission of its final offer of $11.05 per share, that the price to be paid by Parent was the highest price per share that Parent was willing to pay for Wesco Aircraft;

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  the fact that the Merger Agreement was the product of arm's length negotiations, as well as the Board's belief, based on these negotiations, that these were the most favorable terms to Wesco Aircraft and its stockholders on which Parent was willing to transact;

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  the business reputation and capabilities of Platinum and Pattonair and its management, and the ability of Platinum and Pattonair to complete the Merger;

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  the belief that the potential synergies available to Parent as a result of its proposed integration of Wesco Aircraft and Pattonair were factored into its final offer of $11.05 per share;

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  the belief that Parent had access to the resources needed to complete the Merger, including having obtained Debt Financing Commitments for the transaction from reputable financial institutions and Equity Financing Commitments from Platinum Fund IV, and that Parent had agreed to use reasonable best efforts to consummate the Debt Financing and the Cash Equity Financing in accordance with their respective terms;

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  the oral opinion of Morgan Stanley, subsequently confirmed in writing, rendered to the Board, that as of August 8, 2019, and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of Wesco Aircraft common stock (other than holders of the Excluded Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders of Wesco Aircraft common stock, as set forth in such opinion as more fully described below in the section "—Fairness Opinion of Morgan Stanley & Co. LLC" on page 55 of this proxy statement;

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  the oral opinion of J.P. Morgan delivered to the Board on August 8, 2019, which was confirmed by delivery of a written opinion, dated August 8, 2019, to the effect that, as of such date and based upon and subject to the various factors, assumptions and limitations set forth in the opinion, the Merger Consideration in the proposed Merger was fair from a financial point of view, to the holders of Wesco Aircraft common stock, as more fully described below in the section "—Fairness Opinion of J.P. Morgan Securities LLC" on page 64 of this proxy statement;

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  the likelihood that the Merger will be consummated, based upon, among other things, the limited number of conditions to the Merger, the absence of a financing condition, the likelihood of obtaining required regulatory approvals and contractual commitments by Parent to use its reasonable best efforts to obtain such regulatory approvals and the remedies available under the Merger Agreement to Wesco Aircraft in the event of any breaches by Parent;

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  the terms and conditions of the Merger Agreement and other transaction agreements, including the following related factors:

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  the representations, warranties and covenants of Wesco Aircraft in the Merger Agreement;

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  the right, prior to receipt of approval of the Merger Agreement by the holders of a majority of the shares of common stock of Wesco Aircraft outstanding and entitled to vote thereon, for the Board to furnish information and to engage in discussions or negotiations with regard to any Acquisition Proposal made by a third party that the Board determines in good faith, after consultation with its independent financial advisors and outside counsel, constitutes or would reasonably be expected to lead to a Superior Proposal;

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  the existence of standstill provisions included in the confidentiality agreements entered into by Wesco Aircraft with potential bidders in connection with the sale process that allowed for confidential proposals to be made by such bidders to the Board without requirement for a prior request from or waiver by the Board and that the Board is permitted to waive the standstill provisions if the Board determines in good faith, after consultation with outside counsel, that failure to waive or amend such provisions would reasonably be expected to violate the directors' fiduciary duties under applicable law;

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  the ability of the Board, subject to certain limitations, to withdraw or modify its recommendation that stockholders vote in favor of adoption of the Merger Agreement in connection with the receipt of a Superior Proposal or the occurrence of an Intervening Event (as defined in "The Merger Agreement—No Solicitation of Other Offers; Change of Board Recommendation" on page 113 of this proxy statement) if the Board determines in good faith, after consultation with outside counsel, that failure to take such action would violate the directors' fiduciary duties under applicable law, and the Board's right to terminate the Merger Agreement to accept a Superior Proposal and enter into a definitive agreement with respect to such Superior Proposal, subject to payment of a termination fee;

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  the conclusion of the Board that the termination fee and the circumstances in which such termination fee may be payable are reasonable in light of the benefit of the Merger and would not be a significant impediment to third parties interested in making an Acquisition Proposal;

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  the fact that Parent agreed to use its reasonable best efforts to obtain certain regulatory approvals;

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  the absence of a financing condition to Parent's obligation to consummate the Merger;

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  the fact that Parent has received the Funds Commitment Letter, which will provide sufficient funds for Parent, together with the proceeds of the Debt Financing, to consummate the Merger;

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  the fact that, pursuant to the Merger Agreement, Wesco Aircraft is entitled to specific performance and other equitable remedies to prevent breaches of the Merger Agreement and, under appropriate circumstances, may enforce Parent's obligation to cause the Cash Equity Financing to be timely completed;

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  the fact that each of Falcon Aerospace Holdings, LLC, certain affiliates of Makaira Partners, LLC, and Randy Snyder and certain affiliated trusts, who will be receiving the same consideration as the other stockholders, supported the transaction and agreed to enter into Voting Agreements with respect to the Voting Agreement Shares, which represent approximately 41% of the shares outstanding of Wesco Aircraft common stock;

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    the fact that the Merger Agreement provides that, if the Merger is not consummated under certain circumstances, and as an alternative to specific performance under the Merger Agreement, Parent will pay Wesco Aircraft a $112 million reverse termination fee, and that such payment obligation is guaranteed by Platinum Fund IV;

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    the fact that the Merger would be subject to approval by Wesco Aircraft's stockholders and that the stockholders would be free to evaluate the Merger and vote for or against the adoption of the Merger Agreement at the special meeting; and

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    the availability of statutory appraisal rights to Wesco Aircraft stockholders who do not vote in favor of the adoption of the Merger Agreement and otherwise comply with all required procedures applicable to appraisal rights under Section 262 of the DGCL.

        The Board also considered a variety of risks and other potentially negative factors with respect to the Merger Agreement and the Merger, including the following (which are not listed in any relative order of importance):

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  the fact that Wesco Aircraft stockholders will not participate in any potential future earnings or growth of Wesco Aircraft and will not benefit from any appreciation in its value as a private company;

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  the restrictions in the Merger Agreement on soliciting competing Acquisition Proposals to acquire Wesco Aircraft from the date of the Merger Agreement;

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  the restrictions in the Merger Agreement on Wesco Aircraft's ability to terminate the Merger Agreement in connection with the receipt of a Superior Proposal, including the fact that the Board must (i) provide four days' written notice to Parent of its intention to effect a Change of Board Recommendation or terminate the Merger Agreement in order to provide Parent with an opportunity to match a Superior Proposal and (ii) negotiate in good faith with Parent during such period, and the discouraging effect this may have on potential other bidders;

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  that we may be required to pay Parent a termination fee of $39 million under certain circumstances after the date of the Merger Agreement, including the potential effect of the termination fee to deter other potential bidders from making an Acquisition Proposal for Wesco Aircraft, and the impact of the termination fee on our ability to engage in another transaction for twelve months if the Merger Agreement is terminated in certain circumstances;

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  that, under certain circumstances in connection with the termination of the Merger Agreement because the stockholders do not vote to approve the Merger, we will be required to reimburse Parent for reasonable and documented out-of-pocket fees and expenses in connection with the Merger, in an amount not to exceed $3 million in the aggregate;

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  the fact that the Voting Agreements only terminate upon a termination of the Merger Agreement and not upon a Change of Board Recommendation;

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  the risk that the conditions to the consummation of the Merger may not be satisfied (including failure to obtain the required antitrust approvals in the United States, Canada, Germany, Poland or the United Kingdom or the foreign investment clearance required in France) and, as a result, the possibility that the Merger may not be completed in a timely manner or at all, even if the Merger Agreement is adopted by Wesco Aircraft's stockholders;

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  the possibility that the Debt Financing contemplated by the Debt Commitment Letter and the Cash Equity Financing contemplated by the Funds Commitment Letter will not be obtained, resulting in Parent not having sufficient funds to complete the Merger;

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  the potential negative effects if the Merger is not consummated, including that:

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  the trading price of Wesco Aircraft common stock could be adversely affected;

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  we will have incurred significant transaction and opportunity costs attempting to complete the Merger;

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  we could lose customers, suppliers, business partners and employees, including key sales and other personnel;

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  our business may be subject to significant disruption and decline;

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  the market's perceptions of our prospects could be adversely affected; and

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  our directors, officers and other employees will have expended considerable time and effort to consummate the Merger;

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  the restrictions imposed by the terms of the Merger Agreement on the conduct of Wesco Aircraft's business prior to completion of the Merger, which may delay or prevent Wesco Aircraft from undertaking business opportunities that may arise pending completion of the Merger and the resultant risk if the Merger is not consummated;

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  the fact that Parent and Merger Sub are newly formed entities with no material assets other than the Commitment Letters, and that, notwithstanding our specific performance remedy under the Merger Agreement, our remedy in the event of a breach of the Merger Agreement by Parent or Merger Sub may be limited to receipt of the $112 million reverse termination fee, and that under certain circumstances we may not be entitled to the reverse termination fee at all;

  •
  the fact that any gain realized by Wesco Aircraft stockholders as a result of the Merger will generally be taxable for U.S. federal income tax purposes to those stockholders that are U.S. persons subject to taxation in the United States; and

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  the fact that our executive officers and directors may have interests in the Merger that may be different from, or in addition to, those of Wesco Aircraft stockholders. See "—Interests of the Directors and Officers of Wesco Aircraft in the Merger" on page 76 of this proxy statement.

        After taking into account the factors set forth above, as well as others, the Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Merger were outweighed by the potential benefits of the Merger to Wesco Aircraft's stockholders. Accordingly, the Board unanimously determined that the Merger Agreement and the Merger are advisable, fair to and in the best interests of Wesco Aircraft and its stockholders.

        The foregoing discussion summarizes the material factors considered by the Board, but is not intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his or her own business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination and recommendation. The Board based its recommendation on the totality of the information presented, including its discussions with, and questioning of, Wesco Aircraft's senior management and its financial advisors and outside legal counsel. This explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in "Cautionary Statement Concerning Forward-Looking Statements" on page 34 of this proxy statement.

Fairness Opinion of Morgan Stanley & Co. LLC

        The Board retained Morgan Stanley to provide it with financial advisory services and a financial opinion in connection with the possible sale of the Company. The Board selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation, knowledge of and involvement in recent transactions in the Company's industry and knowledge of the Company's business and affairs. At the meeting of the Board on August 8, 2019, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of August 8, 2019, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the consideration to be received by the holders of Wesco Aircraft common stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders of Wesco Aircraft common stock.

        The full text of the written opinion of Morgan Stanley, dated as of August 8, 2019, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Appendix C and is incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley's opinion carefully and in its entirety. Morgan Stanley's opinion was directed to the Board, in its capacity as such, and addressed only the fairness from a financial point of view of the consideration to be received by the holders of Wesco Aircraft common stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement as of the date of the opinion and did not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. It was not intended to, and does not, constitute advice or a recommendation as to how Wesco Aircraft stockholders should vote at any stockholders' meeting that may be held in connection with the Merger or whether the stockholders should take any other action in connection with the Merger. The summary of the opinion of Morgan Stanley set forth below is qualified in its entirety by reference to the full text of the opinion.

        In connection with rendering its opinion, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other business and financial information of the Company;

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  reviewed certain internal financial statements and other financial and operating data concerning the Company;

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  reviewed certain financial projections prepared by the management of the Company, including the Updated Management Projections summarized under "—Certain Financial Projections" on page 72 of this proxy statement;

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  discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

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  reviewed the reported prices and trading activity for Wesco Aircraft common stock;

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  compared the financial performance of the Company and the prices and trading activity of Wesco Aircraft common stock with that of certain other publicly traded companies comparable with the Company, and their securities;

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  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

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  participated in certain discussions and negotiations among representatives of the Company and Parent and their financial and legal advisors;

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  reviewed the Merger Agreement in the form of the draft dated August 8, 2019, the Debt Commitment Letter from certain lenders in the form of the draft dated August 8, 2019 and certain related documents; and

  •
  performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by the Company, and formed a substantial basis for its opinion. With respect to the Updated Management Projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company at the time prepared of the Company's future financial performance. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain Debt Financing in accordance with the terms set forth in the Debt Commitment Letter and that the definitive Merger Agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger that would be material to its analysis. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of Wesco Aircraft common stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement. Morgan Stanley did not make any independent valuation or appraisal of the Company's assets or liabilities, nor was it furnished with any such valuations or appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley, as of August 8, 2019. Events occurring after August 8, 2019 may affect its opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses

        The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated August 8, 2019 to the Board. The following summary is not a complete description of Morgan Stanley's opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 7, 2019, the last full trading day prior to the meeting of the Board to approve and adopt the Merger Agreement. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's opinion.

        In performing the financial analysis summarized below and arriving at its opinion, Morgan Stanley used and relied upon certain financial projections provided by management of the Company referred to below as the Updated Management Projections. The Updated Management Projections are more fully described under "—Certain Financial Projections" on page 72 of this proxy statement. In accordance with direction from the Board, Morgan Stanley used the Updated Management Projections in its valuation analysis.

Public Trading Comparables Analysis

        Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for the Company with comparable publicly available consensus equity analyst research estimates for companies, selected based on Morgan Stanley's professional judgment and experience, that operate in the aerospace and defense and industrial distribution industries, share similar business characteristics and have certain comparable operating characteristics including, among other things, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability and/or other similar operating characteristics (these companies are referred to herein as the comparable companies). These companies were the following:

  •
  AAR Corp.

  •
  Astronics Corporation

  •
  Curtiss-Wright Corporation

  •
  Kaman Corporation

  •
  Meggitt PLC

  •
  MOOG Inc.

  •
  Spirit AeroSystems Holdings, Inc.

  •
  Triumph Group, Inc.

  •
  Woodward, Inc.

  •
  Applied Industrial Technologies, Inc.

  •
  Anixter International Inc.

  •
  Genuine Parts Company

  •
  W. W. Grainger, Inc.

  •
  MSC Industrial Direct Co., Inc.

  •
  WESCO International, Inc.

        For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value, which Morgan Stanley defined as (i) fully diluted market capitalization, plus (ii) preferred stock, plus (iii) non-controlling interest, plus (iv) total debt, plus (v) capital leases and less (vi) cash and cash equivalents, to estimated earnings before interest, taxes, depreciation, and amortization ("EBITDA"), based on Thomson Reuters consensus estimates, which Morgan Stanley adjusted for material merger and acquisition transactions, as applicable, for calendar years 2019 and 2020, of each of these comparable companies based on publicly available financial information.

        The following table presents the results of this analysis for the companies reviewed:

Comparable Company	2019 AV/EBITDA	2020 AV/EBITDA
AAR Corp.	8.8x	8.1x
Astronics Corporation	10.3x	8.4x
Curtiss-Wright Corporation	11.5x	11.1x
Kaman Corporation	N/A	11.0x
Meggitt PLC	11.6x	10.7x
MOOG Inc.	9.4x	8.8x
Spirit AeroSystems Holdings, Inc.	7.1x	6.6x
Triumph Group, Inc.	9.5x	8.0x
Woodward, Inc.	15.6x	12.4x
Applied Industrial Technologies, Inc.	8.8x	N/A
Anixter International Inc.	7.5x	7.2x
Genuine Parts Company	11.9x	11.2x
W. W. Grainger, Inc.	10.5x	9.8x
MSC Industrial Direct Co., Inc.	9.1x	8.8x
WESCO International Inc.	8.4x	8.0x

        Based on its analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, Morgan Stanley selected a representative range of aggregate value to EBITDA multiples and applied this range of multiples to the estimated relevant metric for the Company for the Updated Management Projections.

        Based on the estimated outstanding shares of Wesco Aircraft common stock on a fully diluted basis as of July 27, 2019 (including outstanding Company Options, Company RSUs and Company PSUs) as provided by management of the Company, Morgan Stanley calculated the estimated implied value per share, rounded to the nearest $0.10, of Wesco Aircraft common stock as of July 27, 2019 as follows:

Selected Multiple Range	Implied Value Per Share ($)
AV/2019 EBITDA: 9.0x - 11.5x	8.00 - 12.30
AV/2020 EBITDA: 8.5x - 10.5x	8.20 - 12.00

        The ranges of estimated implied value per share of Wesco Aircraft common stock were compared to the Company's closing price per share of $9.69 on May 24, 2019, the NYSE trading day immediately preceding the May 28, 2019 Reuters article reporting that the Company was exploring a sale (the "Reuters Report"), the Company's closing price per share of $9.88 on August 7, 2019, the NYSE trading day immediately preceding the date of the written opinion, and the proposed Merger Consideration of $11.05 per share.

        No company utilized in the public trading comparables analysis is identical to the Company. In evaluating the comparable companies, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the Company's control. These include, among other things, the impact of competition on the Company's business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company and the industry, and in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Discounted Cash Flow Analysis

        Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. Morgan Stanley calculated a range of equity values per share of Wesco Aircraft common stock based on a discounted cash flow analysis to value the Company as a stand-alone entity. Morgan Stanley utilized estimates from the Updated Management Projections for purposes of its discontinued cash flow analysis, as more fully described below.

        Morgan Stanley first calculated the estimated unlevered free cash flow using information set forth in the Updated Management Projections (please see the section of the proxy statement captioned "—Certain Financial Projections" on page 72 of this proxy statement for more information on the calculation of unlevered free cash flow). Morgan Stanley then calculated the net present value of the unlevered free cash flows for the Company for the fiscal fourth quarter of 2019 through 2023 using a mid-year convention. In addition, Morgan Stanley calculated the net present value of the tax benefit from the amortization of certain intangible assets for the life of such assets from fiscal fourth quarter of 2019 through 2062. Based on a perpetual growth rate of 1.5%, which Morgan Stanley selected based upon the application of its professional judgment and experience, Morgan Stanley calculated terminal values in the year 2023. The free cash flows, amortization tax benefit and terminal values were discounted to present values as of June 30, 2019 at a discount rate ranging from 6.9% to 8.4%, which discount rates were selected, upon the application of Morgan Stanley's professional judgment and experience, to reflect an estimate of the Company's weighted average cost of capital.

        Based on the outstanding shares of Wesco Aircraft common stock on a fully diluted basis as of July 27, 2019 (including outstanding Company Options, Company RSUs and Company PSUs) as provided by management of the Company on July 27, 2019, Morgan Stanley calculated the estimated implied value per share, rounded to the nearest $0.10, of Wesco Aircraft common stock as follows:

Implied Value Per Share ($)
Discounted Cash Flow	9.20 - 13.60

        The range of estimated implied value per share of Wesco Aircraft common stock was compared to the Company's closing price per share of $9.69 on May 24, 2019, the NYSE trading day immediately preceding the Reuters Report, the Company's closing price per share of $9.88 on August 7, 2019, the NYSE trading day immediately preceding the date of the written opinion, and the proposed Merger Consideration of $11.05 per share.

Precedent Transactions Analysis

        Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions. Morgan Stanley compared publicly available statistics for certain aerospace and defense and industrial distribution transactions selected based on Morgan Stanley's professional judgment and experience, which were announced since 2006. Morgan Stanley selected such comparable transactions because they shared certain characteristics with the Merger.

        Morgan Stanley reviewed the transactions below for, among other things, the ratio of the aggregate value of each transaction to each target company's EBITDA for the 12-month period prior to the transaction announcement date ("LTM EBITDA"). The following table summarizes Morgan Stanley's analysis for the aerospace and defense and industrial distribution transactions reviewed:

Selected Aerospace and Defense and Industrial Distribution Transactions (Acquiror / Target)	AV/LTM EBITDA Multiple
The Boeing Company / Aviall Inc.	14.7x
B/E Aerospace, Inc. / Honeywell International Inc.'s Aerospace Distribution Business	10.9x
Esterline Corporation / Souriau Group	11.7x
European Aeronautics Defence and Space Co. / Satair	14.0x
United Technologies Corp. / Goodrich Corp.	12.9x
TransDigm Group Incorporated / AmSafe Global Holdings, Inc.	12.0x
GKN plc / Volvo Aero Corporation	8.4x
Precision Castparts Corp. / Titanium Metals Corporation	13.8x
Rockwell Collins, Inc. / ARINC Incorporated	11.1x
Textron Inc. / Beechcraft Corporation	9.9x
Wesco Aircraft Holdings, Inc. / Haas Group Inc.	12.6x
Cobham plc / Aeroflex Holding Corp.	11.3x
Warburg Pincus, LLC / Wencor Group, LLC	13.5x
Harris Corporation / Exelis Inc.	9.3x
Alcoa Inc. / RTI International, Inc.	13.0x
Veritas Capital Fund Management LLC / StandardAero	11.7x
Lockheed Martin Corporation / Sikorsky Aircraft Corp.	11.1x / 10.3x(1)
Precision Castparts Corp. / Noranco Inc.	10.0x
Berkshire Hathaway / Precision Castparts Corp.	12.3x
BBA Aviation plc / Landmark Aviation	12.8x
Kohlberg Kravis Roberts & Co. / Airbus Defense Electronics	11.6x
Rockwell Collins, Inc. / B/E Aerospace, Inc.	13.6x
United Technologies Corp. / Rockwell Collins Inc.	15.0x(2)
GTCR, LLC / EaglePicher Technologies, LLC	11.9x
The Boeing Company / KLX Inc.	15.7x
TransDigm Group Incorporated / Esterline Technologies Corporation	13.0x(3)
Littlejohn & Co. / Kaman Corp.'s Distribution Segment	10.4x
Median	12.0x
Average	12.1x

(1)
10.3x AV/LTM EBITDA multiple reflects synergies and 338(h)(10) election.

(2)
AV/LTM EBITDA multiple reflects Rockwell Collins EBITDA pro forma for B/E Aerospace acquisition.

(3)
AV/LTM EBITDA multiple reflects Esterline EBITDA from continuing operations adjusted for asset write-downs, loss on sale of business, transaction costs and other non-operating expenses.

        Based on its analysis of the relevant metrics and time frame for each of the transactions listed above and upon the application of its professional judgment and experience, Morgan Stanley selected a representative range of implied financial multiples of the transactions and applied this range of financial multiples to the relevant financial statistic for the Company as follows:

	Representative Ranges	Implied Value Per Share ($)
Aggregate Value to LTM EBITDA	10.5x - 13.0x	9.40 - 13.50

        The range of estimated implied value per share, rounded to the nearest $0.10, of Wesco Aircraft common stock was compared to the Company's closing price per share of $9.69 on May 24, 2019, the NYSE trading day immediately preceding the Reuters Report, the Company's closing price per share of $9.88 on August 7, 2019, the NYSE trading day immediately preceding the date of the written opinion, and the proposed Merger Consideration of $11.05 per share.

        No company or transaction utilized in the precedent transactions analysis is identical to the Company or the Merger. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the Company's control. These include, among other things, the impact of competition on the Company's business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. The fact that points in the range of implied present value per share of the Company derived from the valuation of precedent transactions were less than or greater than the Merger Consideration is not necessarily dispositive in connection with Morgan Stanley's analysis of the Merger Consideration, but is one of many factors Morgan Stanley considered.

Other Information

        Morgan Stanley observed additional factors that were not considered part of Morgan Stanley's financial analysis with respect to its opinion, but which were noted as reference data for the Board, including the following information described under the sections captioned "—Public Trading Comparables (Street Case)", "—Hypothetical Leveraged Buyout Analysis," "—Historical Trading Ranges" and "—Equity Research Analysts' Price Targets" on pages 61, 62, 62 and 62, respectively, of this proxy statement.

Public Trading Comparables (Street Case)

        For reference only, and not as a component of its fairness analysis, Morgan Stanley applied the ranges of multiples selected in its public trading comparables analysis described under "—Public Trading Comparables Analysis" on page 57 of this proxy statement to the estimated relevant metric for the Company from Thomson Reuters consensus EBITDA estimates. Based on the estimated outstanding shares of Wesco Aircraft common stock on a fully diluted basis as of July 27, 2019 (including outstanding Company Options, Company RSUs and Company PSUs) as provided by management of the Company, Morgan Stanley calculated the estimated implied value per share, rounded to the nearest $0.10, of Wesco Aircraft common stock as of July 27, 2019 as follows:

Selected Multiple Range	Implied Value Per Share ($)
AV/2019 EBITDA: 9.0x - 11.5x	8.50 - 13.00
AV/2020 EBITDA: 8.5x - 10.5x	9.80 - 13.90

        The ranges of estimated implied value per share of Wesco Aircraft common stock were compared to the Company's closing price per share of $9.69 on May 24, 2019, the NYSE trading day immediately preceding the Reuters Report, the Company's closing price per share of $9.88 on August 7, 2019, the

NYSE trading day immediately preceding the date of the written opinion, and the proposed Merger Consideration of $11.05 per share.

Hypothetical Leveraged Buyout Analysis

        For reference only, and not as a component of its fairness analysis, Morgan Stanley performed a hypothetical leveraged buyout analysis to determine the prices at which a financial sponsor might effect a leveraged buyout of the Company. Morgan Stanley assumed a transaction date of September 30, 2019 and a four-year investment period ending in September of 2023. Morgan Stanley also made certain other assumptions, including (i) a multiple of 6.2x of total debt to EBITDA, subject to certain adjustments made at the direction of Company management, for the twelve months ended December 31, 2018, (ii) debt financing and transaction expenses based on prevailing market terms at the time of the analysis, (iii) an EBITDA exit multiple of 10.0x, and (iv) a target range of annualized internal rates of return for the financial sponsor of 17.5% to 22.5%. Morgan Stanley selected the leverage multiple, financing terms, exit multiple, target internal rate of return, and transaction expenses based upon the application of its professional judgment and experience.

        Based on this analysis, Morgan Stanley derived a range of implied values per share of Wesco Aircraft common stock of $8.90 to $9.90, rounded to the nearest $0.10.

Historical Trading Ranges

        For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed the trading range with respect to the historical share prices of Wesco Aircraft common stock. Morgan Stanley reviewed the range of closing prices, rounded to the nearest $0.10, of Wesco Aircraft common stock for various periods ending on August 7, 2019 (the last full trading day prior to the meeting of the Board to approve and adopt the Merger Agreement). Morgan Stanley observed the following:

Period Ending August 7, 2019	Range of Trading Prices ($)
Last 12 Months	7.40 - 14.20
Last 6 Months	7.70 - 10.50

        Morgan Stanley observed that Wesco Aircraft common stock closed at $9.69 on May 24, 2019, the last full trading day prior to the Reuters Report. Morgan Stanley noted that the proposed Merger Consideration of $11.05 pursuant to the Merger Agreement reflected a 14 percent premium to the unaffected share price per share of Wesco Aircraft common stock of $9.69 on May 24, 2019, the last full trading day prior to the Reuters Report.

Equity Research Analysts' Price Targets

        For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed the one-year forward price targets for Wesco Aircraft common stock prepared and published by equity research analysts prior to August 7, 2019 (the NYSE trading day immediately preceding the date of Morgan Stanley's written opinion), which includes all of the analysts publishing research following the release of the Company's fiscal second quarter earnings. The one-year forward price targets reflected each analyst's estimate of the future public market trading price of Wesco Aircraft common stock. The range of undiscounted one-year forward price targets for Wesco Aircraft common stock was $9.00 to $13.00 per share as of August 7, 2019, which Morgan Stanley discounted for one year at a rate of 9.1%, which rate was selected based on the Company's estimated cost of equity, upon the application of Morgan Stanley's professional judgment. The range of discounted one-year forward price targets was $8.30 to $11.90 per share, rounded to the nearest $0.10, as of August 7, 2019.

        The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for Wesco Aircraft common stock, and these estimates are subject to uncertainties, including the Company's future financial performance and future financial market conditions.

General

        In connection with the review of the Merger by the Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of the Company. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the Company's control. These include, among other things, the impact of competition on the Company's business and the industry generally, industry growth, and the absence of any adverse material change in the Company's financial condition and prospects and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the consideration to be received by the holders of Wesco Aircraft common stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement and in connection with the delivery of its opinion, dated August 8, 2019, to the Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Wesco Aircraft common stock might actually trade.

        The consideration to be received by the holders of Wesco Aircraft common stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement was determined through arm's-length negotiations between the Company and Platinum and was approved by the Board. Morgan Stanley provided advice to the Board during these negotiations but did not, however, recommend any specific consideration to the Company or the Board, nor did Morgan Stanley opine that any specific consideration constituted the only appropriate consideration for the Merger. Morgan Stanley's opinion did not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley's opinion was not intended to, and does not, constitute advice or a recommendation as to how Wesco Aircraft stockholders should vote at any stockholders' meeting that may be held in connection with the Merger, or whether the stockholders should take any other action in connection with the Merger.

        Morgan Stanley's opinion and its presentation to the Board was one of many factors taken into consideration by the Board to approve and adopt the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board with respect to the consideration pursuant to the Merger Agreement or of whether the Board would have been willing to agree to different consideration. Morgan Stanley's opinion was approved by a committee of Morgan

Stanley investment banking and other professionals in accordance with Morgan Stanley's customary practice.

        The Board retained Morgan Stanley based on Morgan Stanley's qualifications, expertise and reputation, knowledge of and involvement in recent transactions in the Company's industry and knowledge of the Company's business and affairs. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading and prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Parent, the Company, Platinum, Carlyle (as defined below) or any of their respective affiliates or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with the Merger, may have committed and may commit in the future to invest in private equity funds managed by Parent, Platinum, Carlyle or any of their respective affiliates.

        Under the terms of its engagement letter, Morgan Stanley provided the Company with financial advisory services and a financial opinion, described in this section and attached to this proxy statement as Appendix C, in connection with the Merger, and we have agreed to pay Morgan Stanley a fee of approximately $17.1 million for its services, $2.6 million of which became due and payable at the time Morgan Stanley delivered its opinion and the remainder of which is contingent upon the consummation of the Merger. The Company has also agreed to reimburse Morgan Stanley for certain of its expenses, including fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, its and their respective directors, officers, agents and employees and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses relating to, arising out of or in connection with Morgan Stanley's engagement.

        In the two years prior to the date of its opinion, Morgan Stanley or its affiliates have provided the Company with financing services and have received less than approximately $1 million in fees in connection with such services during such time. In the two years prior to the date of its opinion, Morgan Stanley or its affiliates have provided Platinum and its affiliates with financial advisory and financing services and have received aggregate fees of between $75 million to $100 million in connection with such services during such time. Morgan Stanley may seek to provide financial advisory or financing services to Parent, Platinum, Carlyle, the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Fairness Opinion of J.P. Morgan Securities LLC

        The Board retained J.P. Morgan to provide it with financial advisory services and a financial opinion in connection with the possible sale of the Company. At the meeting of the Board on August 8, 2019, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the various factors, assumptions and limitations set forth in the opinion, the Merger Consideration was fair, from a financial point of view, to the holders of Wesco Aircraft common stock. J.P. Morgan confirmed its August 8, 2019 oral opinion by delivering its written opinion, dated August 8, 2019, to the Board that, as of such date, the Merger Consideration in the Merger was fair, from a financial point of view, to the holders of Wesco Aircraft common stock.

        The full text of the written opinion of J.P. Morgan, dated August 8, 2019, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, is attached as Appendix D to this proxy statement and is incorporated herein by reference. This summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Wesco Aircraft's stockholders are urged to read the opinion in its entirety. J.P. Morgan's opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the Merger Consideration in the proposed Merger and did not address any other aspect of the proposed Merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. The issuance of J.P. Morgan's opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any Wesco Aircraft stockholder as to how such stockholder should vote with respect to the proposed Merger or any other matter.

        In arriving at its opinion, J.P. Morgan, among other things:

  •
  reviewed the Merger Agreement;

  •
  reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

  •
  compared the financial terms of the Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration received for such companies;

  •
  compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Wesco Aircraft common stock and certain publicly traded securities of such other companies;

  •
  reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business, including the Updated Management Projections summarized under "—Certain Financial Projections" on page 72 of this proxy statement; and

  •
  performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

        In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry. The consideration to be received by the holders of Wesco Aircraft common stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement was determined through arm's-length negotiations between the Company and Platinum and was approved by the Board. J.P. Morgan provided advice to the Board during these negotiations but did not, however, recommend any specific consideration to the Company or the Board, nor did J.P. Morgan opine that any specific consideration constituted the only appropriate consideration for the Merger.

        In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter with the Company, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expresses no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the Merger and the other transactions contemplated by the Merger Agreement will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of the Company and will be consummated as described in the Merger Agreement. J.P. Morgan also assumed that the representations and warranties made by the Company and Parent in the Merger Agreement and the related agreements are and will be true and correct in all respects material to J.P. Morgan's analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the Merger that would be material to J.P. Morgan's analysis.

        J.P. Morgan's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan's opinion noted that subsequent developments may affect J.P. Morgan's opinion and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan's opinion is limited to the fairness, from a financial point of view, of the Merger Consideration in the Merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Merger, or any class of such persons relative to the Merger Consideration in the proposed Merger or with respect to the fairness of any such compensation.

        In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the Board on August 8, 2019, and in the presentation delivered to the Board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the Board and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan's analyses.

Public Trading Multiples

        Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to the Company. The companies selected by J.P. Morgan were as follows:

  •
  Spirit AeroSystems Holdings, Inc.

  •
  Woodward, Inc.

  •
  Meggitt PLC

  •
  Curtiss-Wright Corporation

  •
  MOOG Inc.

  •
  Triumph Group, Inc.

  •
  Kaman Corporation

  •
  AAR Corp.

  •
  Astronics Corporation

  •
  Genuine Parts Company

  •
  W. W. Grainger, Inc.

  •
  MSC Industrial Direct Co., Inc.

  •
  WESCO International, Inc.

  •
  Anixter International Inc.

  •
  Applied Industrial Technologies, Inc.

        None of the selected companies reviewed is identical to the Company. These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for the purposes of J.P. Morgan's analysis, may be considered similar to those of the Company. However, certain of these companies may have characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect the Company.

        Using publicly available information, J.P. Morgan calculated, for each selected company, the ratio of the company's firm value calculated as the market value of that company's common stock on a fully diluted basis, plus any debt including capital leases, preferred equity, and non-controlling interest, less cash and cash equivalents to the consensus equity research analyst estimate for the company's EBITDA adjusted for material merger and acquisition transactions, as applicable, for the calendar years ending December 31, 2019 (the "FV/2019E EBITDA") and December 31, 2020 (the "FV/2020E EBITDA").

        The following table presents the results of this analysis:

Comparable Company	2019E FV/EBITDA	2020E FV/EBITDA
Spirit AeroSystems Holdings, Inc.	7.1x	6.6x
Woodward, Inc.	15.6x	12.4x
Meggitt PLC	11.6x	10.7x
Curtiss-Wright Corporation	11.5x	11.1x
MOOG Inc.	9.4x	8.8x
Triumph Group, Inc.	9.5x	8.0x
Kaman Corporation	N/A	11.0x
AAR Corp.	8.8x	8.1x
Astronics Corporation	10.3x	8.4x
Genuine Parts Company	11.9x	11.2x
W. W. Grainger, Inc.	10.5x	9.8x
MSC Industrial Direct Co., Inc.	9.1x	8.8x
WESCO International Inc.	8.4x	8.0x

Anixter International Inc.	7.5x	7.2x
Applied Industrial Technologies, Inc.	8.8x	N/A

        Based on the results of this analysis, J.P. Morgan selected multiple reference ranges of 9.0x to 11.5x and 8.5x to 10.5x for the Company's FV/2019E EBITDA and FV/2020E EBITDA, respectively.

After applying such ranges to the projected EBITDA for the Company for the calendar years ending December 31, 2019 and December 31, 2020, respectively, based on the Updated Management Projections, the analysis indicated the following ranges of implied per share equity value for Wesco Aircraft common stock, rounded to the nearest $0.10:

	Implied Per Share Equity Value
	Low	High
FV/2019E EBITDA	$8.00	$12.30
FV/2020E EBITDA	$8.20	$12.00

        The ranges of implied per share equity value for Wesco Aircraft common stock were compared to the Company's closing price per share of $9.69 on May 24, 2019, the NYSE trading day immediately preceding the May 28, 2019 Reuters Report, the Company's closing price per share of $9.88 on August 7, 2019, the NYSE trading day immediately preceding the date of the written opinion, dated August 8, 2019, and the proposed Merger Consideration of $11.05 per share.

Selected Transaction Analysis

        Using publicly available information, J.P. Morgan reviewed selected transactions involving acquired businesses and assets that, for purposes of J.P. Morgan's analysis, may be considered similar to the Company's business or assets. Specifically, J.P. Morgan reviewed the following transactions:

Month/Year Announced	Acquiror	Target	TV / LTM EBITDA Multiple
June 2019	Littlejohn & Co., LLC	Kaman Corporation (Distribution business)	10.4x
October 2018	TransDigm Group Incorporated	Esterline Technologies Corporation	13.0x(1)
May 2018	The Boeing Company	KLX Inc.	15.7x
January 2018	GTCR, LLC	EaglePicher Technologies, LLC	11.9x
September 2017	United Technologies Corporation	Rockwell Collins, Inc.	15.0x
October 2016	Rockwell Collins, Inc.	B/E Aerospace, Inc.	13.6x
March 2016	KKR & Co. Inc.	Airbus S.A.S. (Defence Electronics business)	11.6x
September 2015	BBA Aviation Plc	Landmark Aviation FBO Holdings LLC	12.8x
August 2015	Berkshire Hathaway Inc.	Precision Castparts Corp.	12.3x
July 2015	Precision Castparts Corp.	Noranco, Inc.	10.0x
July 2015	Lockheed Martin Corporation	Sikorsky Aircraft Corporation	11.1x / 10.3x(2)
May 2015	Veritas Capital Fund Management, L.L.C.	StandardAero	11.7x
March 2015	Alcoa Corporation	RTI International Metals, Inc.	13.0x
February 2015	Harris Corporation	Exelis, Inc.	9.3x
May 2014	Warburg Pincus LLC	Wencor Group	13.5x
May 2014	Cobham Plc	Aeroflex Holding Corp.	11.3x
January 2014	Wesco Aircraft Holdings, Inc.	Haas Group, Inc.	12.6x
December 2013	Textron Inc.	Beechcraft Corporation	9.9x
August 2013	Rockwell Collins, Inc.	ARINC Incorporated	11.1x
November 2012	Precision Castparts Corp.	Titanium Metals Corporation	13.8x
July 2012	GKN Plc	AB Volvo (Aerospace business)	8.4x
January 2012	TransDigm Group Incorporated	AmSafe Global Holdings, Inc.	12.0x
September 2011	United Technologies Corporation	Goodrich Corporation	12.9x
July 2011	European Aeronautic Defence and Space Company NV	Satair A/S	14.0x
May 2011	Esterline Technologies Corporation	Souriau Group	11.7x
June 2008	B/E Aerospace, Inc.	Honeywell International Inc. (Aerospace Distribution business)	10.9x
May 2006	The Boeing Company	Aviall, Inc.	14.7x
		MEDIAN	12.0x
		AVERAGE	12.1x

(1)
TV/LTM EBITDA multiple reflects Esterline EBITDA from continuing operations adjusted for asset write-downs, loss on sale of business, transaction costs and other non-operating expenses.

(2)
10.3x TV/LTM EBITDA multiple reflects synergies and 338(h)(10) election.

        None of the selected transactions reviewed was identical to the proposed Merger. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of J.P. Morgan's analysis, may be considered similar to the proposed Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the proposed Merger.

        Using publicly available information, J.P. Morgan calculated, for each selected transaction, the ratio of the target company's transaction value to the target company's EBITDA for the twelve-month period prior to announcement of the applicable transaction ("TV/LTM EBITDA").

        Based on the results of this analysis, J.P. Morgan selected a multiple reference range for TV/LTM EBITDA of 10.5x to 13.0x and applied it to the Company's LTM EBITDA as of June 30, 2019. This analysis indicated the following implied per share equity value range for Wesco Aircraft common stock, rounded to the nearest $0.10:

	Implied Per Share Equity Value
	Low	High
TV/LTM EBITDA as of June 30, 2019	$9.40	$13.50

        The range of implied per share equity values for Wesco Aircraft common stock was compared to the Company's closing price per share of $9.69 on May 24, 2019, the NYSE trading day immediately preceding the Reuters Report, the Company's closing price per share of $9.88 on August 7, 2019, the NYSE trading day immediately preceding the date of the written opinion, dated August 8, 2019, and the proposed Merger Consideration of $11.05 per share.

Discounted Cash Flow Analysis

        J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share of Wesco Aircraft common stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered cash flows generated by the asset and taking into consideration the time value of money with respect to those cash flows by calculating their "present value." The "unlevered free cash flows" refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. "Present value" refers to the current value of the cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using an appropriate discount rate and applying a discounting convention that assumes that all cash flows were generated at the midpoint of each period. "Terminal value" refers to the present value of all future cash flows generated by the asset for periods beyond the projection period.

        J.P. Morgan calculated the unlevered free cash flows that the Company is expected to generate during the fiscal fourth quarter of 2019 through 2023 using information set forth in the Updated Management Projections (please see the section of the proxy statement captioned "—Certain Financial Projections" for more information on the calculation of unlevered free cash flow). In addition, J.P. Morgan calculated the net present value of the tax benefit from the amortization of certain intangible assets for the life of such assets from fiscal fourth quarter of 2019 through 2062. J.P. Morgan also calculated a range of terminal values of the Company at the end of the 4.25 year period ending in 2023 by applying a perpetual growth rate ranging from 1.0% to 2.0% to the unlevered free cash flow of the Company during the terminal period. The unlevered free cash flows and the range of terminal values were then discounted to present values using a range of discount rates from 8.25% to 9.25%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company.

        Based on the foregoing, this analysis indicated the following implied per share equity value ranges for Wesco Aircraft common stock, rounded to the nearest $0.10:

	Implied Per Share Equity Value
	Low	High
Discounted Cash Flow	$7.00	$10.00

        The range of implied per share equity values for Wesco Aircraft common stock was compared to the Company's closing price per share of $9.69 on May 24, 2019, the NYSE trading day immediately preceding the Reuters Report, the Company's closing price per share of $9.88 on August 7, 2019, the NYSE trading day immediately preceding the date of the written opinion, dated August 8, 2019, and the proposed Merger Consideration of $11.05 per share.

Other Information

52-Week Historical Trading Range

        For reference only and not as a component of its fairness analysis, J.P. Morgan reviewed the trading range for the Company common stock for the 52-week period ended August 7, 2019, which was $7.38 per share to $14.23 per share, and compared that range to the Company's closing price per share of $9.69 on May 24, 2019, the NYSE trading day immediately preceding the Reuters Report, the Company's closing price per share of $9.88 on August 7, 2019, the NYSE trading day immediately preceding the date of the written opinion, dated August 8, 2019, and the proposed Merger Consideration of $11.05 per share.

Analyst Price Target

        For reference only and not as a component of its fairness analysis, J.P. Morgan reviewed the publicly available equity research analyst price targets for Wesco Aircraft common stock that were available as of August 7, 2019 and had been updated to reflect the Company's fiscal second quarter earnings. and noted that such price targets were $9.00 per share, $11.50 per share and $13.00 per share. J.P. Morgan compared these price targets to the Company's closing price per share of $9.69 on May 24, 2019, the NYSE trading day immediately preceding the Reuters Report, the Company's closing price per share of $9.88 on August 7, 2019, the NYSE trading day immediately preceding the date of the written opinion, dated August 8, 2019, and the proposed Merger Consideration of $11.05 per share.

Miscellaneous

        The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

        Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed is identical to the proposed Merger. However, the companies selected were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan's analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because certain aspects of the transactions, for purposes of J.P. Morgan's analysis, may be considered similar to the proposed Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the proposed Merger.

        As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the proposed Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.

        The Company has agreed to pay J.P. Morgan a fee of approximately $9.0 million in connection with its services rendered, $3.0 million of which became payable to J.P. Morgan at the time J.P. Morgan delivered its opinion and the remainder of which becomes payable upon the consummation of the Merger. In addition, the Company has agreed, subject to certain limitations, to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan's engagement.

        During the two years preceding the date of its opinion, J.P. Morgan and its affiliates have not had any material commercial or investment banking relationships with the Company or Parent. During the two years preceding the date of its opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with The Carlyle Group, L.P. ("Carlyle"), for which J.P. Morgan and such affiliates have received customary compensation. Falcon Aerospace Holdings, LLC, an affiliate of Carlyle, holds approximately 23% of the outstanding shares of Wesco Aircraft common stock. The services J.P. Morgan has provided to Carlyle during such period have included acting as joint lead bookrunning manager on an offering of Carlyle equity securities in September 2017, as joint lead bookrunning manager on an offering of debt securities of a Carlyle subsidiary in September 2018, as joint lead arranger and bookrunner on a credit facility of a Carlyle subsidiary in February 2019 and as sole arranger and bookrunner on a credit facility of a Carlyle subsidiary in June 2019. In addition, during the two years preceding the date of its opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Carlyle portfolio companies for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included providing debt syndication, equity underwriting, debt underwriting and financial advisory services to Carlyle portfolio companies. During the two years preceding the date of its opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with portfolio companies of Platinum, for which J.P. Morgan and such affiliates have received customary compensation. Parent and Merger Sub are indirect subsidiaries of funds managed and advised by Platinum. The services J.P. Morgan has provided to Platinum during such period have included providing debt syndication, debt underwriting and financial advisory services to Platinum portfolio companies. J.P. Morgan's commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Carlyle subsidiaries, Carlyle portfolio companies and Platinum portfolio companies for which it receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of the Company and approximately 2.85% of the outstanding common units of Carlyle. During the two year period preceding the date of J.P. Morgan's opinion, J.P. Morgan received aggregate fees from the Company of approximately $50 thousand, no fees from Parent and aggregate fees from Platinum of approximately $29 million. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, Carlyle and Platinum for their own account or for the accounts of customers and, accordingly, J.P. Morgan may at any time hold long or short positions in such securities or other financial instruments.

Certain Financial Projections

        Wesco Aircraft does not, as a matter of course, publicly disclose internal projections of its future financial performance, revenues, earnings, adjusted EBITDA, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates, although Wesco Aircraft has in the past provided investors with full-year financial guidance that may cover areas such as net sales and adjusted EBITDA, among other items, which it has updated from time to time during the relevant year. In connection with Wesco Aircraft's strategic alternatives review process, however, Wesco Aircraft's management prepared certain non-public, unaudited, stand-alone five-year financial projections for the Company over the course of February and March 2019, which were reviewed with the Board in April 2019 and subsequently finalized with the Strategic Alternatives Committee, and then provided to Parent and other potential bidders in connection with their respective due diligence reviews of Wesco Aircraft. We refer to the non-public, unaudited, stand-alone five-year financial projections for the Company that were distributed to Parent and other potential bidders as the "Initial Management Projections." In July 2019, at the request of the Strategic Alternatives Committee, management prepared revised non-public, unaudited, stand-alone five-year financial projections for the Company (the "Updated Management Projections" and together with the Initial Management Projections, the "Management Projections"). The Updated Management Projections represent an update of the Initial Management Projections to take into account trends in the industry and markets in which the Company operates and the recent performance of the business, including, among other things:

  •
  financial results and business performance for the first three quarters of fiscal 2019;

  •
  the outlook for the global aerospace and other markets that Wesco Aircraft serves and the increased competitive environment, especially with regards to the global distribution of aerospace parts;

  •
  the Company's execution of improvements related to its Wesco 2020 initiative, including its progress with respect to cost reduction and its ability to continue improving inventory management efficiency;

  •
  trends in sales volume and margins for sales of hardware products both on an ad-hoc and contractual basis;

  •
  the capture of new business opportunities;

  •
  performance trends of the Company's business in Europe; and

  •
  the impact on overall sales and margins of the increasing proportion of pass-through chemical revenue.

        The Board reviewed the Management Projections at its meeting held on August 1, 2019. After discussions with management and its advisors, the Board authorized Wesco Aircraft's financial advisors to use the Updated Management Projections for purposes of their respective financial analyses and fairness opinions summarized under "—Fairness Opinion of Morgan Stanley & Co. LLC" on page 55 of this proxy statement and "—Fairness Opinion of J.P. Morgan Securities LLC" on page 64 of this proxy statement. The inclusion of this information should not be regarded as an indication that Wesco Aircraft or its financial advisors or any of their respective representatives or any other recipient of this information considered, or now considers, the Management Projections to be necessarily predictive of future results.

        The following table summarizes the Initial Management Projections as described above:

Initial Management Projections

	Fiscal Year Ending September 30
	2018A	2019E	2020P	2021P	2022P	2023P
	(in millions)
Total Revenue	$1,570	$1,672	$1,814	$1,980	$2,116	$2,242
Total Gross Profit	$403	$420	$463	$507	$537	$566
Operating Income	$109	$120	$177	$213	$226	$238
Net Income	$33	$46	$90	$123	$139	$151
Adjusted Net Income(1)	$75	$83	$108	$135	$150	$162
Adjusted EBITDA(2)	$161	$175	$213	$245	$259	$271
Free Cash Flow(3)	$12	$76	$115	$134	$104	$111

(1)
Wesco Aircraft defines Adjusted Net Income as net income before: (i) amortization of intangible assets, (ii) amortization or write-off of deferred debt issuance costs, (iii) special items including but not limited to, consulting fees and other costs associated with its Wesco 2020 initiative, severance and other charges, as well as an equity method investment impairment charge for noncontrolling interest in subsidiaries and (iv) the tax effect of items (i) through (iii) above calculated using an estimated effective tax rate. Adjusted Net Income should not be considered an alternative to net income or other traditional indicators of operating performance determined in accordance with GAAP.

(2)
Wesco Aircraft defines Adjusted EBITDA as net income before income tax provision, net interest expense, depreciation and amortization including for fixed assets, intangible assets and deferred debt issuance costs, and special items, including but not limited to, consulting fees and other costs associated with its Wesco 2020 initiative, severance and other charges, as well as an equity method investment impairment charge for noncontrolling interest in subsidiaries. Adjusted EBITDA should not be considered an alternative to net income or other traditional indicators of operating performance determined in accordance with GAAP.

(3)
Wesco Aircraft defines Free Cash Flow as net cash provided by (used in) operating activities less purchases of property and equipment.

        The following table summarizes the Updated Management Projections as described above:

Updated Management Projections

	Fiscal Year Ending September 30
	2018A	2019E	2020P	2021P	2022P	2023P
	(in millions)
Total Revenue	$1,570	$1,672	$1,761	$1,852	$1,943	$2,038
Total Gross Profit	$403	$418	$434	$457	$485	$508
Operating Income	$109	$102	$150	$170	$183	$191
Net Income	$33	$42	$70	$90	$106	$114
Adjusted Net Income(1)	$75	$95	$88	$102	$117	$126
Adjusted EBITDA(2)	$161	$174	$187	$203	$216	$224
Free Cash Flow(3)	$12	$69	$55	$89	$87	$90
Unlevered Free Cash Flow(4)	$8	$99	$52	$92	$96	$97

(1)
Wesco Aircraft defines Adjusted Net Income as net income before: (i) amortization of intangible assets, (ii) amortization or write-off of deferred debt issuance costs, (iii) special items, including but not limited to, consulting fees and other costs associated with its Wesco 2020 initiative, severance and other charges, as well as an equity method investment impairment charge for noncontrolling interest in subsidiaries and (iv) the tax effect of items (i) through (iii) above calculated using an estimated effective tax rate. Adjusted Net Income should not be considered an alternative to net income or other traditional indicators of operating performance determined in accordance with GAAP.

(2)
Wesco Aircraft defines Adjusted EBITDA as net income before income tax provision, net interest expense, depreciation and amortization, including for fixed assets, intangible assets and deferred debt issuance costs, and special items, including but not limited to, consulting fees and other costs associated with its Wesco 2020 initiative, severance and other charges, as well as an equity method investment impairment charge for noncontrolling interest in subsidiaries. Adjusted EBITDA should not be considered an alternative to net income or other traditional indicators of operating performance determined in accordance with GAAP.

(3)
Wesco Aircraft defines Free Cash Flow as net cash provided by (used in) operating activities less purchases of property and equipment.

(4)
Using the information set forth in the Management Projections, Morgan Stanley and J.P. Morgan calculated Unlevered Free Cash Flow as (1) Adjusted EBITDA, less (2) depreciation, less (3) non-recurring items, less (4) taxes calculated on the total of (1) less (2) less (3), plus (5) depreciation, plus (6) non-cash inventory provision, less (7) capital expenditures, plus/(minus) (8) decreases/(increases) in net working capital, plus/(minus) (9) non-cash bad debt and sales return reserve increases/(decreases), plus (10) non-cash foreign currency exchange, plus/(minus) (11) non-cash loss/(income) from equity investment and plus (12) other operating activities, which calculations were approved by Wesco management for Morgan Stanley and J.P. Morgan's use.

        The Management Projections were not prepared with a view to public disclosure and are included herein only because such information was made available as described above. The Management Projections were not prepared with a view to compliance with GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, has not examined, reviewed, compiled or otherwise applied procedures to the Management Projections and, accordingly, assumes no responsibility for them and expresses no opinion on them. The Management Projections included herein have been prepared by, and are the responsibility of, the Company's management.

        Although a summary of the Management Projections is presented with numerical specificity, they reflect numerous variables, assumptions and estimates as to future events made by the Company's management that management believed were reasonable at the respective times the Management Projections were prepared, taking into account the relevant information available to management at the time the Management Projections were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results or financial condition and cause the Management Projections not to be achieved include general economic and industry conditions, conditions in the credit markets, changes in military spending, risks unique to suppliers of equipment and services to the U.S. government, risks associated with the loss of significant customers, a material reduction in purchase orders by significant customers, or the delay, scaling back or elimination of significant programs on which the Company relies, the Company's ability to effectively compete in its industry, risks associated with the Company's long-term, fixed-price agreements that have no guarantee of future sales volumes, the Company's ability to effectively manage its inventory, the Company's suppliers' ability to provide it with the products the Company sells in a timely manner, in adequate quantities and/or at a reasonable cost, while also meeting the Company's customers' quality standards, the Company's ability to maintain effective information technology systems and effectively implement its new warehouse management system, the Company's ability to successfully execute and realize the expected financial benefits from its Wesco 2020 initiative, the Company's ability to retain key personnel, risks associated with the Company's international operations, including exposure to foreign currency movements, changes in trade policies, risks associated with assumptions the Company makes in connection with its critical accounting estimates (including goodwill, excess and obsolete inventory and valuation allowance of the Company's deferred tax assets) and legal proceedings, changes in U.S. income tax law, the Company's dependence on third-party package delivery companies, fuel price risks, fluctuations in the Company's financial results from period-to-period, environmental risks, risks related to the handling, transportation and storage of chemical products, risks related to the aerospace industry and the regulation thereof and risks related to the Company's indebtedness. In addition, the Management Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Merger or the other transactions contemplated by the Merger Agreement. As a result, there can be no assurance that the Management Projections will be realized, and actual results may be materially better or worse than those contained in the Management Projections. Since the Management Projections cover multiple years, that information by its nature becomes less predictive with each successive year. The inclusion of this information should not be regarded as an indication that the Board, Wesco Aircraft, the Company's financial advisors, Parent, Parent's representatives and affiliates (including Platinum) or any other recipient of this information considered, or now considers, the Management Projections to be material information of Wesco Aircraft or that actual future results will necessarily reflect the Management Projections, and the Management Projections should not be relied upon as such. The summary of the Management Projections is not included herein to induce any stockholder to vote in favor of the Merger Proposal or any of the other proposals to be voted on at the special meeting or to influence any stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to shares of Wesco Aircraft common stock.

        The Management Projections should be evaluated, if at all, in conjunction with the historical financial statements, risk factors and other information regarding Wesco Aircraft contained in our public filings with the SEC. See "Where You Can Find More Information" on page 143 of this proxy statement. The Management Projections are forward-looking statements. For information on factors that may cause Wesco Aircraft's future results to materially vary, see "Cautionary Statement Concerning Forward-Looking Statements" on page 34 of this proxy statement.

        Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Management Projections to reflect circumstances existing after the date when Wesco Aircraft prepared the Management Projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even if the assumptions underlying the Management Projections are shown to be in error. By including in this proxy statement a summary of certain financial projections, neither Wesco Aircraft nor any of its representatives or advisors, nor Parent, Parent's representatives and affiliates (including Platinum), makes any representation to any person regarding the ultimate performance of Wesco Aircraft compared to the information contained in such financial projections and should not be read to do so.

        In light of the foregoing factors and the uncertainties inherent in the Management Projections, stockholders are cautioned not to unduly rely on the Management Projections included herein.

        Certain of the measures included in the Management Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Wesco Aircraft may not be comparable to similarly titled amounts used by other companies.

Interests of the Directors and Executive Officers of Wesco Aircraft in the Merger

        When considering the recommendation of the Board that you vote "FOR" the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder generally. The Board was aware of these interests in, among other matters, approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by the stockholders of Wesco Aircraft. See "—Background of the Merger" and "—Recommendation of Our Board of Directors and Reasons for the Merger" on pages 38 and 50 of this proxy statement, respectively. You should take these interests into account in deciding whether to vote "FOR" the approval of the Merger Agreement.

        These interests are described in more detail below, including the compensation that may become payable in connection with the Merger to Todd Renehan, our Chief Executive Officer, Kerry Shiba, our Executive Vice President and Chief Financial Officer, Alex Murray, our President and Chief Operating Officer, Declan Grant, our Executive Vice President and Chief Commercial Officer, and Dan Snow, our former Executive Vice President and Chief Supply Chain Officer, who constitute our named executive officers. Such compensation that may become payable to our named executive officers in connection with the Merger is subject to a non-binding, advisory vote of the stockholders of Wesco Aircraft and is quantified in the narrative below and in "Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation" on page 136 of this proxy statement. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.

Treatment of Equity and Equity-Based Awards

        Under the Merger Agreement, the equity-based awards held by Wesco Aircraft's directors and executive officers under the Wesco Aircraft Holdings, Inc. 2011 Equity Incentive Award Plan and the Wesco Aircraft Holdings, Inc. 2014 Incentive Award Plan, as amended (together, the "Incentive Award Plan"), will be treated as follows:

Stock Options

        At the Effective Time, each Company Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (i) the total number of shares of Wesco Aircraft common stock subject to the Company Option multiplied by (ii) the amount, if any, by which the Merger Consideration exceeds the exercise price per share of Wesco Aircraft common stock underlying such Company Option (less any applicable withholding taxes). If the exercise price of a Company Option is equal to or exceeds the Merger Consideration, then such Company Option will be cancelled in exchange for no consideration.

Restricted Stock Units

        At the Effective Time, each award of Company RSUs that is outstanding immediately prior to the Effective Time will become fully vested and will, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and converted into the right to receive (without interest) an amount in cash equal to (i) the total number of shares of Wesco Aircraft common stock underlying such award of Company RSUs, multiplied by (ii) the Merger Consideration (less any applicable withholding taxes).

Restricted Shares

        At the Effective Time, each outstanding Company Restricted Share will become fully vested and non-forfeitable and converted into a right to receive (without interest) an amount in cash equal to the Merger Consideration (less any applicable withholding taxes).

Performance Share Units

        At the Effective Time, each outstanding award of Company PSUs will be cancelled and converted into a fully vested right to receive a cash amount (without interest) equal to the Merger Consideration multiplied by the Applicable Percentage of the target number of shares of Wesco Aircraft common stock underlying such Company PSUs (less any applicable withholding taxes). The "Applicable Percentage" will be 100%, except that in the case of the tranches of Company PSUs outstanding immediately prior to the Effective Time that were granted in connection with the Company's fiscal year 2018 and 2019 annual grants for which the applicable performance periods end prior to the Effective Time, the Applicable Percentage will be such percentage as determined by the Board in good faith based on actual performance pursuant to the terms of the applicable award agreement governing such applicable Company PSUs (but in no case will such percentage be less than 100% or exceed 200%) (and, in making such determination, the Board will not exercise any upward discretion).

        The following table sets forth the number of outstanding Company RSUs, Company PSUs, Restricted Shares and unvested in-the-money Company Options that were awarded to and held by our executive officers and non-employee directors as of August 27, 2019 under our Incentive Award Plan and the value of these shares in the Merger. The vested shares of Wesco Aircraft common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of

Wesco Aircraft common stock held by other Wesco Aircraft stockholders entitled to receive the Merger Consideration.

Name	Company RSUs	Company PSUs(1)	Company Restricted Shares	Company Options (Unvested, In- the-money)	Total Value(2)
Executive Officers
Todd Renehan	111,100	221,733	3,765	57,220	$3,805,237.90
Kerry Shiba	49,634	88,216	0	26,822	$1,563,475.50
Alex Murray	71,423	188,689	3,765	35,762	$2,969,483.85
Declan Grant	32,807	39,859	17,396	11,623	$1,012,619.60
Dan Snow(3)	0	0	0	0	$0
Non-Employee Directors
Randy J. Snyder	0	0	2,245	0	$24,807.25
Thomas M. Bancroft III	0	0	1,818	0	$20,088.90
Paul E. Fulchino	0	0	3,546	0	$39,183.30
Jay L. Haberland	0	0	1,863	0	$20,586.15
Scott E. Kuechle	0	0	1,908	0	$21,083.40
Robert D. Paulson	0	0	1,852	0	$20,464.60
Jennifer M. Pollino	0	0	1,773	0	$19,591.65
Norton A. Schwartz	0	0	1,751	0	$19,348.55

(1)
Amounts represent the number of Company PSUs that would vest at the target level of performance except that in the case of the tranches of Company PSUs outstanding immediately prior to the Effective Time that were granted in connection with the Company's fiscal year 2018 and 2019 annual grants for which the applicable performance periods will end prior to the Effective Time, the Applicable Percentage will be such percentage as determined by our Board (in good faith) based on actual performance pursuant to the terms of the applicable award agreement governing such applicable Company PSUs. We currently estimate that two of these tranches will vest at 160% of target level and that one tranche will vest at 200% of target level. All other tranches are estimated to vest at 100% of target level. The numbers above reflect these estimates.

(2)
Calculated by multiplying the Merger Consideration ($11.05 per share) by the number of shares of Wesco Aircraft common stock underlying each award and, in the case of Company Options, by multiplying the number of in-the-money Company Options by the Merger Consideration less the exercise price of $9.55 ($1.50 per option).

(3)
On October 6, 2017, Mr. Snow retired as Executive Vice President and Chief Supply Chain Officer of the Company and does not have any outstanding equity awards.

Transaction Bonus Letters

        Each of Messrs. Renehan, Shiba, Murray and Grant is party to a Transaction Bonus letter that provides for the payment of cash Transaction Bonus equal to 150% of such executive officer's base salary. With respect to each executive officer other than Mr. Murray, provided the consummation of a sale of all or substantially all of the assets or equity interests of the Company (a "Company Sale") occurs, fifty percent (50%) of the Transaction Bonus will be paid to the executive officer in cash within three business days following the closing of the Company Sale and the remaining fifty percent (50%) of the Transaction Bonus will be paid to the executive officer in cash on the six month anniversary of the closing of the Company Sale, in each case, less applicable taxes and withholdings and subject to the executive officer's continued employment with the Company through the applicable payment date. Mr. Murray's Transaction Bonus will be payable in cash in full on the six month anniversary of the closing of the Company Sale, less applicable taxes and withholdings and subject to Mr. Murray's continued employment with the Company through the payment date. If, on or following the closing of the Company Sale, the executive officer's employment with the Company is terminated by the Company without cause or by the executive officer for Good Reason (or, in the case of Mr. Murray, modified Good Reason), in each case, as such terms are defined in the applicable letter, then upon such termination the executive officer will be paid the Transaction Bonus to the extent not already paid prior to such termination.

        The following table sets forth information regarding the Transaction Bonuses payable to each of our executive officers (other than Mr. Snow). Mr. Snow is not eligible for a Transaction Bonus.

Name	Transaction Bonus
Todd Renehan	$1,012,500
Kerry Shiba	$750,000
Alex Murray	$768,750
Declan Grant	$512,250

Executive Severance Agreements with Wesco Aircraft

        We have entered into severance agreements with each of our executive officers (other than Mr. Snow), which were amended pursuant to the Transaction Bonus letters and provide that, upon a Qualifying Termination, the executive officer will be entitled to, subject to the executive officer signing and not revoking a general release of claims, (i) severance payments equal to one times annual base salary, payable in equal monthly installments; (ii) a pro-rated bonus for the year of termination (based on actual Company performance for the fiscal year); (iii) if applicable, continued use of the Company-owned or leased automobile, and reimbursement of operating and maintenance expenses, for six months after the termination date; and (iv) monthly payments of an amount equal to the COBRA premium required to continue group medical, dental and vision coverage for 12 months after the termination date.

        If a Qualifying Termination occurs within three years after a change in control of the Company, the severance agreements provide that the executive officer will be entitled to, in lieu of the amounts above, (i) severance payments equal to two times the sum of annual base salary plus target annual bonus amount, payable as a lump sum; (ii) if applicable, continued use of the Company-owned or leased automobile, and reimbursement of operating and maintenance expenses, for six months after the termination date; and (iii) monthly payments of an amount equal to the COBRA premium required to continue group medical, dental and vision coverage for 24 months after the termination date. In addition, if a Qualifying Termination occurs within three years after a change in control of the Company, the severance agreements provide that all unvested equity or equity-based awards will fully vest, provided that any such awards that are subject to performance-based vesting conditions will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement.

        The foregoing amounts are in addition to the payment of all earned but unpaid base salary through the termination date and other vested benefits to which the executive officer is entitled under the Company's benefit plans and arrangements.

        The severance agreements contain a Section 280G "net-better" cutback provision, which provides that, if the total payments to an executive officer would exceed the applicable threshold under Section 280G of the Code, then those payments will be reduced to avoid the imposition of the excise taxes under Section 4999 of the Code in the event, and only in the event, such reduction would result in a better after-tax result for the executive officer.

        The severance agreements contain non-disparagement and assignment of inventions provisions for our benefit and prohibit executive officers from (i) soliciting our employees for a period of two years following the termination of the executive officer's employment and (ii) directly or indirectly engaging in a business that competes with Wesco Aircraft for a period of one year following the termination of the executive officer's employment (or, in the case of Mr. Murray, 18 months following the date of a change in control of the Company, if later). In the event of the executive officer's breach of any of these restrictive covenants, the Company will be entitled to specific performance and injunctive relief, in addition to any other remedy which may be available at law or in equity.

        The severance agreements will remain in effect indefinitely following the closing date of the Merger.

        "Cause" is defined in each executive officer's severance agreement to mean the executive officer's (i) material failure to comply with a lawful and reasonable directive of the Board or the executive officer's direct supervisor, (ii) willful misconduct, gross negligence or breach of a fiduciary duty that results in material harm to us or our affiliates, (iii) conviction, plea of no contest or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iv) unlawful use or possession of illegal drugs on our (or our affiliate's) premises or while performing his duties or responsibilities to us or (v) commission of an act of fraud, embezzlement or misappropriation against us or our affiliates. "Good Reason" is defined in each executive officer's severance agreement to mean (a) a material diminution in duties or responsibilities, (b) a material diminution in base salary or annual target bonus opportunity, (c) a material change in geographic location at which the executive officer must perform his duties (excluding a relocation of the executive officer's principal place of employment within a 50-mile radius) or (d) the failure of the Company following an acquisition of all or substantially all of our assets or our business (whether by purchase, merger or otherwise) to obtain an agreement from any successor to assume and agree to perform the severance agreement.

Transaction Bonus Pool

        The Compensation Committee has approved the $1.75 million Award Pool to be paid in the form of cash transaction bonuses to employees and executives (including our named executive officers) in individual amounts to be determined by our Compensation Committee prior to the closing of the Merger. The Company has agreed that it will not allocate an amount from the Award Pool to an individual if it would be expected to result in such individual receiving an "excess parachute payment" (within the meaning of Section 280G of the Code). Additionally, the Company will not pay a tax gross-up or compensate any individual for tax-related payments under Section 4999 of the Code with respect to such bonus. At this time, no individual amounts have been awarded.

Continuing Employees

        The Merger Agreement provides that, from the Effective Time until September 30, 2020, each employee of Wesco Aircraft and any of its subsidiaries who, as of the closing of the Merger, continues to be employed with Wesco Aircraft or any of its subsidiaries (a "Continuing Employee") will receive base compensation and a target annual cash bonus opportunity that is not less favorable than the base compensation and target annual cash bonus opportunity provided to such Continuing Employee immediately prior to the Effective Time, and other compensation and benefits (excluding annual cash bonus opportunities, equity-based compensation, non-qualified deferred compensation, defined benefit pension, retiree medical or life benefits, retention, long-term incentive, severance, change in control or transaction based bonus plans, arrangements or agreements) that are substantially comparable in the aggregate to other compensation and benefits (excluding annual cash bonus opportunities, equity-based compensation, non-qualified deferred compensation, defined benefit pension, retiree medical or life benefits, retention, long-term incentive, severance, change in control or transaction based bonus plans, arrangements or agreements) provided to such Continuing Employee immediately prior to the Effective

Time. The Merger Agreement further provides that the surviving corporation will honor, in accordance with their terms, all of Wesco Aircraft's employment, severance, retention and termination plans, policies, programs, agreements and arrangements. Solely for purposes of determining (i) eligibility to participate and vesting under any benefit plans maintained by Parent or any of its subsidiaries that are adopted or established from the Effective Time until September 30, 2020 ("Parent Plans") (including any vacation, paid time-off and severance plans), and (ii) benefit accruals under any vacation, paid time-off and severance plans that are Parent Plans, each Continuing Employee's service with the Company or any of its subsidiaries, as reflected in the Company's records, will be treated as service with Parent or any of its subsidiaries to the same extent such Continuing Employee was entitled immediately prior to the closing of the Merger to credit for such service under a comparable Company benefit plan; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits and the foregoing service credit will not apply with respect to any defined benefit plan.

Named Executive Officer Golden Parachute Compensation

        The following table provides information about certain compensation for each of our named executive officers that is based on or otherwise relates to the Merger. The amounts in the table were calculated using outstanding Company Option, Company RSU, Company PSU and Company Restricted Shares held by each named executive officer as of August 27, 2019 and a per-share price for Wesco Aircraft common stock of $11.05 (i.e., the Merger Consideration), and assumes the Merger closed on August 27, 2019. The compensation summarized in the table and footnotes below is subject to a non-binding, advisory vote of the stockholders of Wesco Aircraft, as described in "Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation" on page 136 of this proxy statement.

        The amounts in the following table are estimates based on multiple assumptions that may not actually occur, including assumptions described in this proxy statement, and do not include amounts that were vested as of August 27, 2019. In addition, certain amounts will vary depending on the actual date of closing of the Merger, which is presently expected to be in the fourth quarter of 2019. As a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

Golden Parachute Compensation

Name	Cash(1)	Equity(2)	Benefits & Perquisites(3)	Total
Todd Renehan	$3,712,500	$3,805,238	$73,803	$7,591,541
Kerry Shiba	$2,500,000	$1,563,476	$73,361	$4,136,837
Alex Murray	$2,562,500	$2,969,484	$78,663	$5,610,647
Declan Grant	$1,536,750	$1,012,620	$76,143	$2,625,513
Dan Snow(4)	$0	$0	$0	$0

(1)
The amounts in this column represent cash severance payments and Transaction Bonus payments that each named executive officer (other than Dan Snow) would be entitled to receive under his applicable executive severance agreement if his employment were terminated by Wesco Aircraft without cause or by the named executive officer for Good Reason on August 27, 2019. Lesser amounts are payable in the event of such an employment termination without the occurrence of the Merger. See "The Merger—Interests of the Directors and Executive Officers of Wesco Aircraft in the Merger—Executive Severance Agreements with Wesco Aircraft" on page 79 of this proxy statement for a description of each named executive officer's severance rights under his applicable executive severance agreement. The Transaction Bonus payments are also payable to each named executive officer if he continues his employment with the Company through the applicable payment date.

  See "The Merger—Interests of the Directors and Executive Officers of Wesco Aircraft in the Merger—Transaction Bonus Letters" on page 78 of this proxy statement for a description of the payment dates under his applicable Transaction Bonus letter. The amounts in this column do not include any bonus that may be allocated to such executive under the Award Pool, as such amounts, if any, have not yet been determined. For more information, see "The Merger—Interests of the Directors and Executive Officers of Wesco Aircraft in the Merger—Transaction Bonus Pool" on page 80 of this proxy statement.

  The following table provides additional details of the named executive officers' potential cash payments.

Name	2x Annual Base Salary and Target Bonus	Transaction Bonus
Todd Renehan	$2,700,000	$1,012,500
Kerry Shiba	$1,750,000	$750,000
Alex Murray	$1,793,750	$768,750
Declan Grant	$1,024,500	$512,250
(2)
The amounts in this column represent the aggregate Merger Consideration that each named executive officer (other than Dan Snow) would receive with respect to Company RSUs, Company PSUs, Company Restricted Shares and Company Options subject to accelerated vesting in connection with the Merger, as described above in "The Merger—Interests of the Directors and Executive Officers of Wesco Aircraft in the Merger—Treatment of Equity and Equity-Based Awards" on page 76 of this proxy statement, calculated by multiplying the total number of Company RSUs, Company PSUs and Company Restricted Shares by $11.05 (i.e., the Merger Consideration) and in the case of Company Options by multiplying the number of in-the-money Company Options by the Merger Consideration less the exercise price of $9.55 ($1.50 per option). See "The Merger—Interests of the Directors and Executive Officers of Wesco Aircraft in the Merger—Treatment of Equity and Equity-Based Awards—Performance Share Units" on page 77 of this proxy statement for a description of the Applicable Percentage for the Company PSUs. These are "single trigger" arrangements. The following table sets forth the number of the Company RSUs, Company PSUs, Company Restricted Shares and Company Options that would vest for each named executive officer assuming the Merger closed on August 27, 2019.

Name	Company RSUs	Company PSUs	Company Restricted Shares	Company Options (In-the-money)
Executive Officers
Todd Renehan	111,100	221,733	3,765	57,220
Kerry Shiba	49,634	88,216	0	26,822
Alex Murray	71,423	188,689	3,765	35,762
Declan Grant	32,807	39,859	17,396	11,623
(3)
The amounts in this column represent the value of 24 months of continued continue group medical, dental and vision coverage and continued use of the Company-owned or leased automobile, and reimbursement of operating and maintenance expenses, for six months that each named executive officer (other than Dan Snow) would be entitled to receive under his applicable executive severance agreement if his employment were terminated by Wesco Aircraft without cause or by the named executive officer for Good Reason on August 27, 2019. The following table provides additional details of the named executive officers' potential benefits and perquisites.

Name	Continued Health and Welfare Coverage	Leased Automobile
Todd Renehan	$66,000	$7,803
Kerry Shiba	$66,000	$7,361
Alex Murray	$66,000	$12,663
Declan Grant	$66,000	$10,143
(4)
On October 6, 2017, Mr. Snow retired as Executive Vice President and Chief Supply Chain Officer of the Company. Mr. Snow will not receive any additional compensation in connection with the Merger.

Narrative Disclosure to Named Executive Officer Golden Parachute Compensation Table

        For additional information relating to our named executive officers' cash severance payments, Transaction Bonus payments and the treatment of equity-based awards held by our named executive officers, see "The Merger—Interests of the Directors and Executive Officers of Wesco Aircraft in the Merger" on page 76 of this proxy statement.

Insurance and Indemnification of Directors and Executive Officers

        Under the Merger Agreement, beginning at the Effective Time, the surviving corporation will indemnify, defend and hold harmless, and will advance expenses as incurred, in each case in accordance with and to the fullest extent permitted under (i) applicable law, (ii) Wesco Aircraft's certificate of incorporation and bylaws in effect as of the date of the Merger Agreement and (iii) any contract of Wesco Aircraft or any of its subsidiaries with any present or former director or officer of Wesco Aircraft or its subsidiaries in effect as of the date of the Merger Agreement, each present and former director and officer of Wesco Aircraft and its subsidiaries and each of their respective employees who serves as a fiduciary of a Wesco Aircraft benefit plan (in each case, when acting in such capacity) against any costs or expenses (including reasonable and documented attorneys' fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any proceeding or investigation, whether civil, criminal, administrative or investigative, whenever asserted, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time to the extent that they are based on or arise out of the fact that such person is or was a director or officer of Wesco Aircraft or its subsidiaries, or employee of Wesco Aircraft or its subsidiaries who serves as a fiduciary of a Wesco Aircraft benefit plan, including in connection with the Merger Agreement and the transactions contemplated thereby.

        Under the Merger Agreement, Parent agrees that all rights to exculpation, indemnification or advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the Merger) existing as of the Effective Time in favor of the current or former directors or officers of Wesco Aircraft or any of its subsidiaries and each of their respective employees who serves as a fiduciary of a Wesco Aircraft benefit plan as provided in its certificates of incorporation, bylaws or other organizational documents will survive the Merger and will continue in full force and effect in accordance with their terms. For a period of no less than six years from the Effective Time, the surviving corporation will maintain in effect the exculpation, indemnification and advancement of expenses provisions of the applicable party's certificate of incorporation and bylaws or similar organization documents in effect as of the date of the Merger Agreement or in any contract of Wesco Aircraft or its subsidiaries with any of their respective directors, officers or employees in effect as of the date of the Merger Agreement, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any such individuals; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any proceeding pending or asserted or any claim made within such period will continue until the final disposition of such proceeding.

        The Merger Agreement provides that, for six years from and after the Effective Time, the surviving corporation will maintain for the benefit of the directors and officers of Wesco Aircraft, as of the date of the Merger Agreement and as of the closing date of the Merger, an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policy of Wesco Aircraft, or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the surviving corporation will not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid by Wesco Aircraft prior to the date of the Merger Agreement. In lieu of the foregoing, the Company may purchase, prior to the Effective Time, a prepaid "tail" policy, which policy provides such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the Merger Agreement or the transactions contemplated thereby. If such "tail" policy has been obtained by the Company prior to the Effective Time, the surviving corporation will maintain such policy in full force and effect for its full term and cause the obligations thereunder to be obligations thereunder to be honored by the surviving corporation.

        In the event that the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, Parent will cause proper provisions to be made so that the successor or assign will expressly assume the obligations set forth in the Merger Agreement.

Financing of the Merger

        We anticipate that the total funds needed to complete the Merger, including the funds needed to pay Wesco Aircraft stockholders and holders of other equity-based interests the amounts due to them under the Merger Agreement, will be approximately $2.5 billion based upon (i) the consideration payable under the Merger Agreement, (ii) the repayment in full and termination of obligations under the loan agreements of Wesco Aircraft and its subsidiaries, (iii) the repayment in full (or satisfaction and discharge) of certain outstanding indebtedness of Pattonair and its subsidiaries and (iv) fees, commissions and expenses in connection with the foregoing, which will be funded through a combination of the following:

  •
  Debt Financing in an aggregate principal amount of approximately $2.550 billion, consisting of (i) a senior secured term loan facility in an aggregate principal amount of $800 million, (ii) a senior secured, asset-based revolving credit facility in an aggregate principal amount of $375 million (only a portion of which, if any, is expected to be drawn or used at the closing of the Merger), (iii) a senior secured bridge loan facility in an aggregate principal amount of $800 million and (iv) a senior unsecured bridge loan facility in an aggregate principal amount of $575 million; and

  •
  Cash Equity Financing by Platinum Fund IV in an aggregate amount of $250 million.

        The funding of the Financing is subject to the satisfaction of the conditions set forth in the Debt Commitment Letter and Funds Commitment Letter under which the Debt Financing and the Cash Equity Financing will be provided, respectively. The obligation of the parties to complete the Merger is not subject to a financing condition. However, the failure of Parent to obtain the Financing (or to secure alternative financing) is likely to result in the failure of the Merger to be completed. If the Merger is not completed in circumstances in which Parent is unable obtain the Financing, subject to the requirements described in the Merger Agreement, Parent would be obligated to pay to Wesco Aircraft a $112 million reverse termination fee. For a description of the circumstances in which the reverse termination fee would be paid to Wesco Aircraft, see the section entitled "The Merger Agreement—Termination Fees" on page 131 of this proxy statement.

Debt Financing

        Parent and Pattonair, an affiliate of Parent, entered into a Debt Commitment Letter, dated as of August 8, 2019, with Bank of America, N.A. (together with such other lenders that become party thereto, the "Lenders") and BofA Securities, Inc. (together with the Lenders, the "Debt Commitment Parties"). Pursuant to and subject to the terms of the Debt Commitment Letter, the Debt Commitment Parties have committed to arrange and underwrite senior secured credit facilities and secured and unsecured bridge loans in an aggregate amount of up to $2.550 billion, consisting of (i) a senior secured term loan facility in an aggregate principal amount of $800 million, (ii) a senior secured, asset-based revolving credit facility in an aggregate principal amount of $375 million (only a portion of which, if any, is expected to be drawn or used at the closing of the Merger), (iii) a senior secured bridge loan facility in an aggregate principal amount of $800 million and (iv) a senior unsecured bridge loan facility in an aggregate principal amount of $575 million. The Debt Financing will be used to, among other things, (i) pay the consideration payable under the Merger Agreement, (ii) repay in full and terminate the obligations under the loan agreements of Wesco Aircraft and its subsidiaries, (iii) repay in full (or satisfy and discharge in full the obligations under any related indentures or notes, as applicable) certain outstanding indebtedness of Pattonair and its subsidiaries; and (iv) pay fees, commissions and expenses in connection with the foregoing. The Debt Commitment Letter terminates automatically on the earliest to occur of (i) February 14, 2020, or to the extent that the Outside Date (as defined in the Merger Agreement) has been extended in accordance therewith, May 14, 2020, (ii) the termination of the Merger Agreement in accordance with its terms prior to the consummation of the Merger and (iii) as to each facility, the consummation of the Merger without the use or effectiveness of such facility.

        The availability of the Debt Financing is subject to conditions precedent, customary for financings of transactions comparable to the Merger. Pursuant to the Merger Agreement, Parent has agreed to use its reasonable best efforts to satisfy all such conditions precedent and to enforce its rights under the Debt Commitment Letter. Parent has also agreed not to permit any amendment, replacement, modification or waiver of the Debt Commitment Letter in a manner that would reduce the aggregate amount of the Debt Financing (unless the Cash Equity Financing is increased by a corresponding amount), impose new or additional conditions, amend or modify any of the conditions in any manner adverse to the interests of the Company or otherwise expand any conditions, materially delay or prevent the closing of the Merger, make the funding of the Debt Financing less likely to occur or adversely impact the ability of Parent to enforce its rights against the Debt Commitment Parties.

        If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated by the Debt Commitment Letter, Parent is required to promptly notify the Company and to use its reasonable best efforts to obtain alternative financing in an amount sufficient to enable Parent to meet its funding obligations contemplated by the Merger Agreement, provided that the terms of such alternative financing are on terms in all material respects as favorable to Parent as are reasonably available for financings of the type contemplated by the Debt Commitment Letter in debt markets at such time. As of the last practicable date before the filing of this proxy statement with the SEC, the Debt Commitment Letter remains in effect. The documentation governing the Debt Financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this proxy statement. The Debt Commitment Parties may invite other banks, financial institutions and institutional lenders to participate in the Debt Financing contemplated by the Debt Commitment Letter.

Equity Financing

        On August 8, 2019, Platinum Fund IV entered into a Funds Commitment Letter with Parent pursuant to which Platinum Fund IV committed to (i) make a cash equity contribution of $250 million to Parent and (ii) transfer the operating entities of Pattonair to Parent. This Cash Equity Financing is subject to the following conditions:

  •
  the conditions precedent to Parent's, Merger Sub's and the Company's obligations to complete the Merger as set forth in the Merger Agreement are satisfied or waived (prior to or simultaneously with the closing); and

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  the Debt Financing has been funded or will be funded if the Cash Equity Financing is funded.

        Platinum Fund IV's obligations to fund the Cash Equity Financing will automatically terminate upon the earliest to occur of: (i) the valid termination of the Merger Agreement, (ii) the assertion by the Company or any of its controlled affiliates in any litigation or similar proceeding of any claims against Platinum Fund IV, any other investor (as specified in the Funds Commitment Letter) or affiliates of such investors (other than Parent or Merger Sub) other than specified retained claims, (iii) the consummation of the Merger and (iv) any judgment against Parent for payment of the reverse termination fee.

        The Company is an express third-party beneficiary of the Funds Commitment Letter and is entitled to specifically enforce the terms of the Funds Commitment Letter solely to cause Platinum Fund IV to fund its commitment thereunder in the event the conditions set forth in the Merger Agreement with respect to specific performance of the Cash Equity Financing are satisfied.

Limited Guaranty

        To induce Wesco Aircraft to enter into the Merger agreement, Platinum Fund IV entered into a limited guaranty in favor of Wesco Aircraft pursuant to which Platinum Fund IV guaranteed (i) the obligation of Parent to pay the reverse termination fee to Wesco Aircraft, if due and subject to the limitations under the Merger Agreement and (ii) the payment of the reimbursement and indemnification obligations of Parent pursuant to the Merger Agreement with respect to the Debt Financing (collectively, the "Obligations"). The liability of Platinum Fund IV as guarantor under the Merger Agreement is absolute, unconditional and irrevocable. However, the amount payable by Platinum Fund IV under the limited guaranty may not exceed the Obligations.

        The guarantee by Platinum Fund IV of the Obligations under the limited guaranty may be enforced only for money damages. The limited guaranty will remain in full force and effect until all of the Obligations and all other amounts payable under the limited guaranty (subject to the terms and conditions of the limited guaranty) with respect to the Obligations have been paid in full. However, the limited guaranty will terminate as of the earliest of (i) the closing of the Merger, (ii) the date on which Platinum Fund IV or any other person or entity has made payment in full in respect of the Obligations under the limited guaranty, (iii) the date following the termination of the Merger Agreement on which there are no further outstanding Obligations and (iv) the termination of the Merger Agreement in accordance with its terms by written agreement of all parties thereto. In the event Wesco Aircraft makes certain claims against Platinum Fund IV, its affiliates or other Non-Recourse Parties (as defined in the limited guaranty), the obligations of Platinum Fund IV under the limited guaranty will terminate and Platinum Fund IV will be entitled to recover any payment made pursuant to the limited guaranty prior to such termination.

Appraisal Rights

General

        If the Merger is completed, holders of shares of Wesco Aircraft common stock who do not vote in favor of or do not otherwise consent in writing to the adoption of the Merger Agreement (and for which appraisal rights have not been waived) and who properly demand an appraisal of their shares and who otherwise comply with the requirements set forth in Section 262 of the DGCL will be entitled to appraisal rights in connection with the Merger. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to timely and properly comply with such statutory requirements will result in the loss of your appraisal rights.

        This section summarizes material provisions of the DGCL pertaining to appraisal rights. The following discussion, however, is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which is attached as Appendix B to this proxy statement and incorporated by reference herein. All references within Section 262 of the DGCL to "stockholder" are to the record holder of shares of Wesco Aircraft common stock. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a Wesco Aircraft stockholder should exercise its right to seek appraisal under Section 262 of the DGCL.

        Under the DGCL, if you hold one or more shares of Wesco Aircraft common stock, do not vote in favor of or do not otherwise consent in writing to the adoption of the Merger Agreement and otherwise comply with the requirements set forth in Section 262 of the DGCL, you will be entitled to have your shares appraised by the Delaware Court of Chancery and to receive the "fair value" of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger or related transactions) in cash, together with interest, if any, to be paid upon the amount determined to be the fair value. It is possible that any such "fair value" as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration which Wesco Aircraft stockholders will be entitled to receive upon the consummation of the Merger pursuant to the Merger Agreement. These rights are known as appraisal rights.

        Under Section 262 of the DGCL, not less than 20 days prior to the special meeting at which the adoption of the Merger Agreement will be submitted to the stockholders, Wesco Aircraft must notify each stockholder who was a Wesco Aircraft stockholder on the Record Date and who is entitled to exercise appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the required notice, and a copy of Section 262 of the DGCL is attached as Appendix B to this proxy statement.

        A HOLDER OF WESCO AIRCRAFT COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO SHOULD REVIEW THE FOLLOWING DISCUSSIONS AND APPENDIX B CAREFULLY. FAILURE TO COMPLY PRECISELY WITH THE PROCEDURES OF SECTION 262 OF THE DGCL IN A TIMELY AND PROPER MANNER WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL UNDER SECTION 262 OF THE DGCL, A HOLDER OF WESCO AIRCRAFT COMMON STOCK WHO IS CONSIDERING WHETHER TO EXERCISE ITS APPRAISAL RIGHTS, IS ENCOURAGED TO CONSULT WITH ITS OWN LEGAL COUNSEL AND/OR FINANCIAL ADVISOR. ANY SHARES OF WESCO AIRCRAFT COMMON STOCK

HELD BY A WESCO AIRCRAFT STOCKHOLDER WHO FAILS TO PERFECT, SUCCESSFULLY WITHDRAWS OR OTHERWISE LOSES HIS, HER OR ITS APPRAISAL RIGHTS WILL BE DEEMED TO HAVE BEEN CONVERTED AS OF THE EFFECTIVE TIME INTO THE RIGHT TO RECEIVE THE MERGER CONSIDERATION.

How to Exercise and Perfect Your Appraisal Rights

        If you are a Wesco Aircraft stockholder and wish to exercise the right to seek an appraisal of your shares of Wesco Aircraft common stock, you must comply with ALL of the following:

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  you must NOT vote "FOR," or otherwise consent in writing to, the Merger Proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, if you submit a proxy and wish to exercise your appraisal rights, you must include voting instructions to vote your share "AGAINST," or as an abstention with respect to, the Merger Proposal;

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  you must continuously hold your shares of Wesco Aircraft common stock from the date of making the written demand for appraisal through the Effective Time. You will lose your appraisal rights if you transfer your shares of Wesco Aircraft common stock before the Effective Time;

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  prior to the taking of the vote on the Merger Proposal at the special meeting, you must deliver a proper written demand for appraisal of your shares; and

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  you, another stockholder who has complied with the applicable subsections of Section 262 of the DGCL and who is otherwise entitled to appraisal rights under Section 262 of the DGCL, an appropriate beneficial owner or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of your shares of Wesco Aircraft common stock within 120 days after the Effective Time. The surviving corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of the appropriate Wesco Aircraft stockholders to initiate all necessary action to properly demand their appraisal rights in respect of shares of Wesco Aircraft common stock within the time prescribed in Section 262 of the DGCL.

Filing a Written Demand

        Neither voting against the Merger Proposal, nor abstaining from voting or failing to vote on the Merger Proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. Any holder of shares of Wesco Aircraft common stock wishing to exercise appraisal rights must deliver to Wesco Aircraft, before the taking of the vote on the Merger Proposal at the special meeting, a written demand for the appraisal of the stockholder's shares. A stockholder's failure to deliver the written demand prior to the taking of the vote on the Merger Proposal at the special meeting will constitute a waiver of appraisal rights. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal.

        A demand for appraisal must be executed by or on behalf of the stockholder of record. Only a holder of record may demand appraisal rights for the shares of Wesco Aircraft common stock registered in that holder's name. Such demand will be sufficient if it reasonably informs Wesco Aircraft of the identity of the stockholder, the number of shares of Wesco Aircraft common stock owned by such stockholder and that the stockholder intends to demand appraisal of the "fair value" of his, her or its shares of Wesco Aircraft common stock. Beneficial owners who do not also hold their shares of Wesco Aircraft common stock of record may not directly make appraisal demands to Wesco Aircraft. The beneficial owner must, in such case, arrange for the holder of record, such as a bank, broker or nominee, to timely submit the required demand in respect of those shares of Wesco Aircraft common stock. A holder of record, such as a bank, broker or nominee, who holds shares of Wesco Aircraft common stock as a nominee or intermediary for others, may exercise appraisal rights with respect to the shares of Wesco Aircraft common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. The written demand should state the number of shares of Wesco Aircraft common stock as to which appraisal is sought. Where no number of shares of Wesco Aircraft common stock is expressly mentioned, the demand will be presumed to cover all shares of Wesco Aircraft common stock held in the name of the holder of record.

        IF YOU HOLD YOUR SHARES OF WESCO AIRCRAFT COMMON STOCK IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKER OR NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES OF WESCO AIRCRAFT COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A NOMINEE OR INTERMEDIARY, YOU MUST ACT PROMPTLY TO CAUSE THE HOLDER OF RECORD TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO DEMAND YOUR APPRAISAL RIGHTS. IF YOU HOLD YOUR SHARES OF WESCO AIRCRAFT COMMON STOCK THROUGH A BANK OR BROKERAGE FIRM WHO IN TURN HOLDS THE SHARES THROUGH A CENTRAL SECURITIES DEPOSITORY NOMINEE, SUCH AS THE DEPOSITORY TRUST COMPANY, A DEMAND FOR APPRAISAL OF SUCH SHARES MUST BE MADE BY OR ON BEHALF OF THE DEPOSITORY NOMINEE AND MUST IDENTIFY THE DEPOSITORY NOMINEE AS THE HOLDER OF RECORD.

        If your shares of Wesco Aircraft common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if your shares are owned of record jointly with one or more other persons, as in a joint tenancy or tenancy in common, the demand for appraisal should be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the holder or holders of record. Stockholders who hold their shares of Wesco Aircraft common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

        If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

    Wesco Aircraft Holdings, Inc.
    24911 Avenue Stanford
    Valencia, California 91355
    Attention: Executive Vice President, Chief Legal and Human Resources Officer,

        At any time within 60 days after the Effective Time, any Wesco Aircraft stockholder that made a demand for appraisal but has not commenced an appraisal proceeding or joined in such a proceeding as a named party will have the right to withdraw the demand and to accept the Merger Consideration in accordance with the Merger Agreement for his, her or its shares of Wesco Aircraft common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal, but after such 60 day period a demand for appraisal may be withdrawn only with the written approval of the surviving corporation.

        Notice by the Surviving Corporation.    Within ten days after the effective date of the Merger, Wesco Aircraft, as the surviving corporation, must notify each holder of Wesco Aircraft common stock who has made a written demand for appraisal pursuant to Section 262 of the DGCL and has not voted in favor of the Merger Proposal of the date that the Merger has become effective.

        Filing a Petition for Appraisal with the Delaware Court of Chancery.    Within 120 days after the Effective Time, but not later, either you or another stockholder, provided you or such other stockholder have complied with the requirements of Section 262 of the DGCL and are otherwise entitled to appraisal rights, or the surviving corporation may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by you or another stockholder, demanding an appraisal of the value of the shares of Wesco Aircraft common stock held by all stockholders who have properly demanded appraisal. None of Platinum, Parent, Merger Sub or Wesco Aircraft, as the surviving corporation, is under any obligation to file an appraisal petition or has any intention to do so. If you desire to have your shares of Wesco Aircraft common stock appraised, you should initiate any petitions necessary for properly demanding your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

        Within 120 days after the Effective Time, provided you have complied with the provisions of Section 262 of the DGCL, you will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Wesco Aircraft common stock not voted in favor of the Merger Proposal and with respect to which Wesco Aircraft has received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to you within the later of (i) ten days after receipt by the surviving corporation of the request therefor or (ii) ten days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of Wesco Aircraft common stock held in a voting trust or by a nominee or intermediary on your behalf you may, in your own name, file an appraisal petition or request from the surviving corporation the statement described in this paragraph. If a petition for appraisal is not timely filed, then the right to appraisal will cease.

        If a petition for appraisal is duly filed by you or another holder of record of Wesco Aircraft common stock who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the surviving corporation, the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Court of Chancery a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares of Wesco Aircraft common stock and with whom agreements as to the value of their shares of Wesco Aircraft common stock have not been reached by the surviving corporation. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which Wesco Aircraft stockholders have complied with Section 262 of the DGCL and have become entitled to appraisal rights and may require the Wesco Aircraft stockholders demanding appraisal who hold certificated shares of Wesco Aircraft common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any Wesco Aircraft stockholder who fails to comply with this direction. In addition, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares of Wesco Aircraft common stock entitled to appraisal exceeds 1% of the outstanding shares of Wesco Aircraft common stock, or (ii) the value of the consideration provided in the Merger for such total number of shares of Wesco Aircraft common stock exceeds $1 million.

        The appraisal proceeding will be conducted as to the shares of Wesco Aircraft common stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Delaware Court of Chancery will determine the fair value of the shares of Wesco Aircraft common stock held by all Wesco Aircraft stockholders who have properly demanded their appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262 of the DGCL, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the Wesco Aircraft stockholders entitled to receive the same, forthwith in the case of uncertificated stockholders or upon surrender by certificated stockholders to the surviving corporation of their stock certificates.

        In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the Merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered." An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to fair value under Section 262 of the DGCL. The fair value of shares of Wesco Aircraft common stock as determined under Section 262 of the DGCL could be greater than, the same as or less than the Merger Consideration. Neither Parent nor Wesco Aircraft, as the surviving corporation, anticipates offering more than the Merger Consideration to any Wesco Aircraft stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the "fair value" of a share of Wesco Aircraft common stock is less than the Merger Consideration. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.

        If no party files a petition for appraisal within 120 days after the Effective Time, you will lose the right to an appraisal and will instead receive the Merger Consideration in accordance with the Merger Agreement, without interest thereon, less any withholding taxes.

        The Delaware Court of Chancery may determine the costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) and may tax those costs upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Wesco Aircraft common stock entitled to appraisal. In the absence of such an order, each party to the appraisal proceeding bears its own expenses.

        If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you will not, from and after the Effective Time, be entitled to vote the shares of Wesco Aircraft common stock subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Wesco Aircraft common stock as of a record date prior to the Effective Time.

        If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the Merger Consideration by delivering a written withdrawal of the demand for appraisal and an acceptance of the consideration payable in the Merger to the surviving corporation, except that any attempt to withdraw made more than 60 days after the Effective Time will require written approval of the surviving corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any Wesco Aircraft stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered in the Merger within 60 days after the Effective Time. If you fail to properly demand or successfully withdraw your demand for appraisal, or otherwise lose your appraisal rights, your shares of Wesco Aircraft common stock will be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon, less any withholding taxes.

        Failure to follow the steps required by Section 262 of the DGCL for properly demanding appraisal rights may result in the loss of your appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your shares of Wesco Aircraft common stock in accordance with the Merger Agreement.

        THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH THE TECHNICAL PREREQUISITES OF SECTION 262 OF THE DGCL. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL AND/OR FINANCIAL ADVISOR. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, SECTION 262 OF THE DGCL WILL GOVERN.

Accounting Treatment

        The Merger will be accounted for as a "purchase transaction" for financial accounting purposes.

U.S. Federal Income Tax Consequences of the Merger

        The following discussion is a summary of the material U.S. federal income tax consequences of the Merger to U.S. holders and non-U.S. holders (each as defined below) of Wesco Aircraft common stock who receive cash in exchange for shares of Wesco Aircraft common stock pursuant to the Merger. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the Merger. The tax consequences of the Merger under U.S. federal tax laws other than those pertaining to income tax, such as estate and gift tax laws, and any applicable state, local and non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations, and any such change or differing interpretation may be applied retroactively in a manner that could affect the accuracy of the statements and conclusions set forth in this summary. The U.S. federal income tax laws are complex and subject to varying interpretation. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Merger.

        This discussion is limited to holders of shares of Wesco Aircraft common stock who hold such shares as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances. In addition, this discussion does not address the U.S. federal income tax consequences to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

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  U.S. expatriates and former citizens or long-term residents of the United States;

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  persons subject to the alternative minimum tax;

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  U.S. holders whose functional currency is not the U.S. dollar;

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  persons holding shares of Wesco Aircraft common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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  banks, insurance companies and other financial institutions;

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  brokers or dealers in securities or foreign currencies;

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  traders in securities that elect to apply a mark-to-market method of accounting;

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  "controlled foreign corporations," "passive foreign investment companies" and corporations that accumulate earnings to avoid U.S. federal income tax;

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  "S corporations," partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

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  real estate investment trusts and regulated investment companies;

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  tax-exempt organizations or governmental organizations;

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  persons deemed to sell their shares of Wesco Aircraft common stock under the constructive sale provisions of the Code;

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  persons who own an equity interest, actually or constructively, in Parent or, following the Merger, the surviving corporation;

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  persons who hold or received their shares of Wesco Aircraft common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

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  tax-qualified retirement plans.

        This discussion also does not address the U.S. federal income tax consequence to holders of shares of Wesco Aircraft common stock who exercise appraisal rights in connection with the Merger under the DGCL.

        If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds shares of Wesco Aircraft common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Wesco Aircraft common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the Merger to them.

        THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF WESCO AIRCRAFT COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences to U.S. Holders

Definition of a U.S. Holder

        For purposes of this discussion, a "U.S. holder" is any beneficial owner of shares of Wesco Aircraft common stock that for U.S. federal income tax purposes is or is treated as:

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  an individual who is a citizen or resident of the United States;

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  a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust that (i) is subject to the primary supervision of a U.S. court and one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code) are authorized to control all substantial decisions of the trust or (ii) has a valid election in effect to be treated as a "United States person" for U.S. federal income tax purposes.

Effect of the Merger

        The receipt of cash by a U.S. holder in exchange for shares of Wesco Aircraft common stock in the Merger will generally be a taxable transaction for U.S. federal income tax purposes. The amount of any taxable gain or loss realized by a U.S. holder who receives cash for shares of Wesco Aircraft common stock in the Merger will generally equal the difference, if any, between the amount of cash received for such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis in a share will generally be equal to the amount the U.S. holder paid for such share. The amount and character of such gain or loss and the holding period of shares will be determined separately for each block of shares of Wesco Aircraft common stock (that is, shares acquired at the same cost in a single transaction) exchanged for cash in the Merger. Any gain or loss realized by a U.S. holder upon the receipt of cash in exchange for a share of Wesco Aircraft common stock in the Merger will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held such share for more than one year at the Effective Time. Otherwise, such gain or loss will be short-term capital gain or loss, which is subject to U.S. federal income tax at the same rates as ordinary income. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

        A surtax of up to 3.8% may apply to so-called "net investment income" of certain U.S. citizens or residents, and to undistributed "net investment income" of certain estates and trusts. Net investment income includes any gain recognized on the receipt of cash in exchange for shares of Wesco Aircraft common stock pursuant to the Merger. Holders should consult their own tax advisors regarding the applicability of the tax on gain recognized pursuant to the Merger.

Information Reporting and Backup Withholding

        Payments made to a U.S. holder in exchange for shares of Wesco Aircraft common stock pursuant to the Merger may be subject to information reporting to the IRS and backup withholding (currently at a rate of 24%). To avoid backup withholding on such payments, U.S. holders that do not otherwise establish an exemption should complete and return to the Paying Agent a properly executed IRS Form W-9 included in the letter of transmittal certifying that such holder is a U.S. person, that the taxpayer identification number provided is correct and that such holder is not subject to backup withholding. Certain holders (including corporations) are not subject to backup withholding or information reporting rules.

        Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the Merger under the backup withholding rules may be allowed as a refund or a credit against such U.S. holder's U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences to Non-U.S. Holders

Definition of a Non-U.S. Holder

        For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of shares of Wesco Aircraft common stock that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

Effect of the Merger

        A non-U.S. holder will generally not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of Wesco Aircraft common stock in the Merger unless:

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  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is also attributable to a permanent establishment or, in the case of an individual, a fixed base, maintained by the non-U.S. holder in the United States);

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  the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of shares of Wesco Aircraft common stock in the Merger, and certain other requirements are met; or

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  Wesco Aircraft is or has been a U.S. real property holding corporation ("USRPHC") for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Merger or the period that the non-U.S. holder held shares of Wesco Aircraft common stock and the non-U.S. holder held (actually or constructively) more than five percent of the shares of Wesco Aircraft common stock at any time during such five-year period.

        Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on after-tax profits effectively connected with a U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the business.

        Gain described in the second bullet point above will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        With respect to the third bullet point above, the determination of whether Wesco Aircraft is a USRPHC depends on the fair market value of its United States real property interests relative to the fair market value of its other trade or business assets and its United States and foreign real property interests. Wesco Aircraft believes that it has not been a USRPHC for U.S. federal income tax purposes during the time described above.

        Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        Payments made to non-U.S. holders in the Merger may be subject to information reporting to the IRS and backup withholding (currently at a rate of 24%). Non-U.S. holders generally can avoid information reporting and backup withholding by providing the payor or applicable withholding agent with the applicable and properly executed IRS Form W-8 certifying under penalties of perjury the holder's non-U.S. status (provided that the payor or applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person as defined under the Code) or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

        The discussion above of U.S. federal income tax consequences is not intended to constitute a complete description of all tax consequences relating to the Merger. This summary is for general information purposes only and is not tax advice. Because individual circumstances may differ, each holder should consult their own tax advisor regarding the applicability of the rules discussed above to the holder and the particular tax effects to the holder of the Merger in light of such holder's particular circumstances, including the tax consequences arising under the U.S. federal estate or gift tax rules, or through the application of any state, local or foreign tax laws.

Regulatory Approvals Required for the Merger

General

        Under the Merger Agreement, the Merger cannot be completed until the applicable waiting period under the HSR Act has expired or been terminated. The completion of the Merger is also subject to certain filing requirements, mandatory waiting periods and/or receipt of necessary or advisable approvals, clearances or consents, as applicable, under the competition laws of Canada, Germany, Poland and the United Kingdom. In addition, under the Merger Agreement, the Merger cannot be completed until the French Ministry of Economy and Finance either (i) authorizes the foreign investment resulting from the Merger, (ii) does not prevent, or impose any requirements or conditions with respect to, such foreign investment within the applicable review period under the French foreign investment regime, or (iii) decides that such foreign investment falls outside the scope of the French foreign investment regime. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement.

HSR Act and U.S. Antitrust Matters

        Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger cannot be completed until Wesco Aircraft and Parent (the "Parties") each file a notification and report form with the FTC and the DOJ under the HSR Act and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties' filing of their respective HSR Act notification forms or the early termination of that waiting period. The Parties and their affiliates filed their respective HSR Act pre-merger notification and report forms on August 22, 2019 with the FTC and the DOJ under the HSR Act.

        The Parties may receive a request for additional information and documentary material (a "Second Request") from the FTC or DOJ in connection with the FTC's or DOJ's review of the transaction. The effect of a Second Request is to extend the waiting period imposed by the HSR Act until 30 days after the Parties have substantially complied with the Second Request, unless that period is extended voluntarily by the Parties or terminated sooner by the FTC or DOJ.

        At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the FTC or the DOJ could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the Parties or requiring the Parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the Parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Canada Competition Act Approval

        Part IX of the Canadian Competition Act (the "Competition Act"), including the regulations promulgated thereunder, requires that parties to certain transactions that exceed the thresholds set out in section 109 and 110 of the Competition Act provide the Commissioner of Competition (the "Commissioner") with pre-closing notification of the transaction (such a transaction, a "Notifiable Transaction"). Subject to certain limited exceptions, a Notifiable Transaction cannot be completed until the parties to the transaction have each submitted the notice and information prescribed pursuant to subsection 114(1) of the Competition Act (a "Notification") to the Commissioner and the applicable waiting period has expired, has been terminated early or the appropriate waiver has been provided by the Commissioner.

        The proposed Merger constitutes a Notifiable Transaction and, accordingly, the Parties must comply with the merger notification provisions of Part IX of the Competition Act prior to completion of the Merger.

        The initial waiting period is 30 days after the day on which the Parties have submitted their respective Notifications. The Parties are entitled to complete their Notifiable Transaction at the end of the 30-day period, unless the Commissioner notifies the Parties by the end of the 30-day period, pursuant to subsection 114(2) of the Competition Act, that the Commissioner requires additional information that is relevant to the Commissioner's assessment of the Notifiable Transaction (a "Supplementary Information Request"). A Supplementary Information Request triggers a second 30-day waiting period, which begins after the Parties' certification of substantial compliance with the requirements of such Supplementary Information Request.

        In addition or as an alternative to filing a Notification, parties to a Notifiable Transaction may apply to the Commissioner for an advance ruling certificate (an "ARC") or a no-action letter. If the Commissioner issues an ARC, the Parties are exempt from having to file a Notification. If the Commissioner issues a no-action letter, upon the request of the Parties, the Commissioner can waive the Parties' requirement to submit a Notification where the Parties have supplied substantially similar information as would have been supplied with their Notification. The Parties are entitled to complete their Notifiable Transaction immediately following the issuance of either an ARC or a no-action letter.

        If the Commissioner determines that the completion of the Merger prevents or lessens, or is likely to prevent or lessen, competition substantially, the Commissioner may seek an order from the Canadian Competition Tribunal (the "Competition Tribunal") prohibiting the transaction or imposing remedies. The Competition Tribunal, if it agrees with the Commissioner, can issue an order prohibiting the transaction or a part thereof, or with the consent of the relevant Party, imposing remedies such as divestitures. The Competition Act contains an efficiencies defense where efficiency gains generated by a merger outweigh and offset anti-competitive effects and where those gains would not be likely if the order was granted.

Germany Competition Law Approval

        The German Act Against Restraints of Competition of 1958, as amended, requires that parties to certain transactions that qualify as concentrations and meet certain specified thresholds notify the Federal Cartel Office (Bundeskartellamt) (the "FCO") prior to such transaction (a "Notice Required Transaction"). There is no statutory filing deadline. However, a transaction cannot be consummated (i.e., it is suspended) until it has been cleared either explicitly or due to the expiration of the applicable waiting periods.

        The Merger constitutes a Notice Required Transaction. The FCO must make a decision within one month ("Phase 1") of receipt of a complete notification. The one-month period cannot be extended unless the FCO launches a deeper investigation ("Phase 2"). If a Phase 2 investigation is not launched, clearance will be granted by an informal letter. If the FCO determines a Phase 2 investigation is necessary, the review will be extended by an additional three months from the date of opening of the Phase 2 investigation. The deadline will be automatically extended by an additional month if the Parties submit remedies for the first time during the Phase 2 proceedings. The examination period can also be suspended if the Parties fail to respond to the FCO within the deadlines set by it. Upon the conclusion of the Phase 2 investigation, the FCO may approve the Merger, prohibit it or take such actions under the applicable antitrust laws as they deem necessary or desirable, including seeking divestiture of substantial assets of the Parties or requiring the Parties to license, or hold separate, assets or terminate existing relationships and contractual rights.

        The Merger constitutes a Notice Required Transaction and is therefore subject to the pre-merger notification requirement and the suspension obligation. Accordingly, completion of the Merger is conditioned upon filing of the applicable notification of the Merger with the FCO and subsequent clearance by the FCO of the Merger, either explicitly or due to expiration of the applicable waiting periods.

Poland Competition Law Approval

        The Act of 16 February 2007 on competition and consumer protection, as amended (the "Poland Competition Act"), requires that, if the relevant thresholds are met for a proposed transaction, the Parties must notify the Office for Competition and Consumer Protection in Poland ("OCCP") prior to completion of the transaction. A transaction cannot be consummated (i.e., it is suspended) until either a clearance decision is issued by the OCCP or a one-month waiting period elapses without the authority making its decision ("OCCP Phase 1"). The OCCP Phase 1 review period can be extended by an additional four months in a deeper investigation ("OCCP Phase 2") for a statutory maximum of five months since the commencement of the proceedings. The review periods in OCCP Phase 1 and OCCP Phase 2 can be suspended by the OCCP each time it requests additional information or requires new documents, or if a statement of objections is issued or remedies are being discussed.

        The Parties have determined that notification to the OCCP is required for the Merger. Accordingly, completion of the Merger is conditioned upon notification of the Merger under the Poland Competition Act and a subsequent clearance decision from the OCCP, either explicitly or due to expiration of the applicable waiting periods.

UK Antitrust Approval

        Under the Enterprise Act 2002, as amended by the Enterprise and Regulatory Reform Act 2013 (the "Enterprise Act"), notification of the Merger to the Competition and Markets Authority (the "CMA") is voluntary, meaning that the Parties can complete and implement a transaction without notifying and obtaining prior clearance of the CMA. In the case at hand, the Parties have decided to make a voluntary notification filing with the CMA. Under the Merger Agreement, completion of the Merger is conditioned upon receipt of approval from the CMA in response to the voluntary notification filing.

        Prior to the formal submission of a merger notice, the Parties are strongly advised to initiate pre-notification discussions with the case team. There is no regulatory deadline for this period. Once the formal filing is made, the CMA must make a decision within 40 working days after the CMA confirms that either the merger notice is complete or it has received sufficient information to enable it to begin its investigation ("CMA Phase 1"). There is no provision for formally extending the CMA Phase 1 review period, although the CMA has the power to suspend the review in circumstances where the parties have failed to comply with a statutory request for information from the CMA in full or in a timely manner. The 40 day limit can also be extended by up to 50 working days from the date of the CMA Phase 1 decision if undertakings in lieu of a reference to CMA Phase 2 are accepted in CMA Phase 1.

        If the CMA is of the view that the Merger could result in a substantial lessening of competition, the CMA would have a duty to refer the transaction for an in depth second phase investigation. The CMA has 24 weeks (extendable by up to a further 8 weeks) ("CMA Phase 2") from the date of referral to CMA Phase 2 to investigate and make its final decision. The CMA Phase 2 investigation can be suspended at the parties' request. After conclusion of the CMA Phase 2 investigation, the CMA could attempt to take action under the Enterprise Act, including seeking to prevent the Merger or to conditionally approve the completion of the Merger.

French Foreign Investment Regulations

        Under the Merger Agreement, the Merger cannot be completed until the French Ministry of Economy and Finance either (i) authorizes the foreign investment resulting from the Merger, (ii) does not prevent, or impose any requirements or conditions with respect to, such foreign investment within the applicable review period under the applicable French foreign investment regulations, or (iii) decides that such foreign investment falls outside the scope of Articles L.151-3, R.153-1 and R.153-2 of the

French Monetary and Financial Code relating to foreign investments in France (the "French Foreign Investment Clearance").

        When a foreign investment is subject to the clearance of the French Ministry of Economy and Finance, the transaction cannot be completed prior to receipt of the required authorization. Parent, which is the foreign investor in this context, is required to submit a formal application for prior authorization to the French Minister of the Economy. The French Minister of the Economy is required to render a decision within two months after receipt by the French Ministry of Economy and Finance of a full and complete formal application for authorization. This two month period will only start when the French Ministry of Economy and Finance determines it has received all required documents and information related to the application for authorization. If the French Minister of the Economy fails to render a decision within the two month period, the French Monetary and Financial Code provides that the authorization will be deemed to have been granted.

        The formal review process and communications with the foreign investor are carried out by the departments of the French Ministry of Economy and Finance, coordinating with other governmental agencies depending on the strategic sector(s) concerned. As a condition of authorization, the French Minister of the Economy may impose certain conditions on the foreign investor to ensure that the contemplated transaction will not adversely affect public policy (ordre public), public safety or national security. Alternatively, the French Minister of the Economy may refuse to authorize the contemplated transaction if adverse effects cannot be remedied.

        As of the date of this proxy statement, the appropriate filings have been made with the French Ministry of Economy and Finance and the Parties are awaiting clearance and authorization to complete the Merger.

Voting Agreements

        As a condition to Parent entering into the Merger Agreement, the Voting Agreement Parties entered into Voting Agreements with respect to certain shares of Wesco Aircraft common stock beneficially owned by such persons, as set forth in the respective Voting Agreements, which represent approximately 41% of the shares outstanding of Wesco Aircraft common stock.

        The Voting Agreement Parties have agreed, among other things, to vote all Voting Agreement Shares in favor of the Merger. The Voting Agreement Parties have also agreed during the term of the Voting Agreements not to, except to the extent permitted by the Merger Agreement, (i) initiate, solicit, propose or knowingly facilitate, induce or encourage the making of any Acquisition Proposal from third parties, (ii) enter in, continue or otherwise participate in any discussions or negotiations with any third party regarding any Acquisition Proposal, (iii) resolve or agree to do any action in the foregoing clauses (i) or (ii), or (iv) direct, instruct, induce or encourage certain of their respective affiliates to take any activity described in clauses (i), (ii) or (iii).

        Each Voting Agreement will terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) the date on which any amendment of, modification to or waiver under the Merger Agreement is entered into or given that would reduce or alter the form of Merger Consideration. The form of Voting Agreement is attached as Appendix E to this proxy statement and is incorporated by reference herein.

THE MERGER AGREEMENT

        The following summary describes material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Appendix A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement

        The Merger Agreement and the summary of terms included in this proxy statement have been prepared to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Wesco Aircraft contained in this proxy statement or in Wesco Aircraft's public filings with the SEC, as described in "Where You Can Find More Information" on page 143 of this proxy statement, may supplement, update or modify the factual disclosures about Wesco Aircraft contained in the Merger Agreement and described in this summary. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates and solely for the benefit of parties to the Merger Agreement, and:

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  were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement;

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  have been modified or qualified by certain confidential disclosures that were made among the parties to the Merger Agreement in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself;

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  may no longer be true as of a given date;

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  may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other stockholders and reports and documents filed with the SEC; and

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  may be subject in some cases to other exceptions and qualifications, including exceptions that do not result in, and would not reasonably be expected to have, a Company Material Adverse Effect, as defined in "—Representations and Warranties" on page 105 of this proxy statement.

        Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Accordingly, the representations, warranties, covenants and other provisions of the Merger Agreement or any description of such provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See "Where You Can Find More Information" on page 143 of this proxy statement.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

        The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Wesco Aircraft, with Wesco Aircraft continuing as the surviving corporation and as a wholly owned subsidiary of Parent from and after the Effective Time.

        The board of directors of the surviving corporation immediately after the Effective Time will consist of the directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time, each to hold office, until their respective successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the surviving corporation. The officers of the Company immediately prior to the Effective Time will be the officers of the surviving corporation immediately following the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their respective successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal, in accordance with the certificate of incorporation and bylaws of the surviving corporation.

        At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other person, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time will be the certificate of incorporation of the surviving corporation until thereafter changed or amended as provided therein or by applicable law. In addition, the Company and the surviving corporation will take all necessary action such that, at the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time will be the bylaws of the surviving corporation until thereafter changed or amended as provided therein or by applicable law.

Closing and Effective Time of the Merger; Marketing Period

        Unless another date is agreed by the parties, the closing of the Merger will take place at 9:00 a.m., local time, on the third business day following the satisfaction or waiver by the party entitled to such waiver of all of the applicable conditions to closing set forth in Article 6 of the Merger Agreement (described in "—Conditions to the Closing of the Merger" on page 127 of this proxy statement) (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver by the party entitled to such waiver of those conditions). However, if the Marketing Period (as defined in the Merger Agreement and summarized below) has not ended at the time of the satisfaction or waiver of such closing conditions, the closing of the Merger will occur on the earlier of (i) a date during the Marketing Period specified by Parent on no fewer than two business days' notice to Wesco Aircraft and (ii) the third business day after the end of the Marketing Period.

        Concurrently with the closing of the Merger, or on a different date as the parties may agree, Merger Sub or Wesco Aircraft will cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing of the certificate of merger, or at such later date and time as is agreed by the parties to the Merger Agreement and specified in the certificate of merger.

        The consummation of the Merger is not conditioned upon Parent's receipt of Financing. However, Parent is not obligated to close the Merger until the lapsing of a period that Parent may use to complete its Debt Financing for the Merger. Subject to certain exceptions, this period (the "Marketing Period") is the first period of 15 consecutive business days throughout which (i) Parent has received certain specified Financing Information about the Company, (ii) the Financing Information remains compliant as set forth in the Merger Agreement and (iii) certain conditions of Parent to consummate the Merger (including the vote of Wesco Aircraft stockholders necessary to approve the Merger Agreement) have been satisfied or waived and nothing has occurred and no condition exists that would cause any of such conditions to fail to be satisfied or waived assuming the closing were to be scheduled for any time during such period. However, (i) if the Marketing Period shall not have been completed by August 23, 2019 then it shall not commence prior to September 3, 2019, (ii) November 27 through November 29, 2019 shall not count as business days for purposes of calculating the Marketing Period, (iii) if the Marketing Period shall not have been completed prior to December 23, 2019, then it shall not commence prior to January 3, 2020 and (iv) if the Marketing Period shall not have been completed on or prior to November 11, 2019, then it shall not commence prior to the delivery to Parent of the audited consolidated balance sheets of the Company and its subsidiaries and the related audited consolidated statements of operations and comprehensive income (loss) and statements of cash flows for the fiscal year of the Company ending September 30, 2019. Notwithstanding the foregoing, the Marketing Period will end on any earlier date on which the Debt Financing is obtained.

Merger Consideration

Common Stock

        At the Effective Time, each share of Wesco Aircraft common stock issued and outstanding (other than (i) shares held by Wesco Aircraft as treasury stock or held by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Wesco Aircraft, Parent or Merger Sub and (ii) Dissenting Shares) will be converted automatically into the right to receive the Merger Consideration. All shares of Wesco Aircraft common stock converted into the right to receive the Merger Consideration will automatically be cancelled and cease to exist at the Effective Time, and will thereafter represent only the right to receive the Merger Consideration.

Outstanding Equity Awards

        The Merger Agreement provides for the following treatment with respect to equity and equity-based awards relating to Wesco Aircraft common stock:

Stock Options

        At the Effective Time, each Company Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (i) the total number of shares of Wesco Aircraft common stock subject to the Company Option multiplied by (ii) the amount, if any, by which the Merger Consideration exceeds the exercise price per share of Wesco Aircraft common stock underlying such Company Option (less any applicable withholding taxes). If the exercise price of a Company Option is equal to or exceeds the Merger Consideration, then such Company Option will be cancelled in exchange for no consideration.

Restricted Stock Units

        At the Effective Time, each award of Company RSUs that is outstanding immediately prior to the Effective Time will become fully vested and will, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and converted into the right to receive (without interest) an amount in cash equal to (i) the total number of shares of Wesco Aircraft common stock underlying such award of Company RSUs, multiplied by (ii) the Merger Consideration (less any applicable withholding taxes).

Restricted Shares

        At the Effective Time, each outstanding unvested Company Restricted Share will become fully vested and non-forfeitable and converted into a right to receive (without interest) an amount in cash equal to the Merger Consideration.

Performance Share Units

        At the Effective Time, each outstanding award of Company PSUs will be cancelled and converted into a fully vested right to receive a cash amount (without interest) equal to the Merger Consideration multiplied by the Applicable Percentage of the target number of shares of Wesco Aircraft common stock underlying such Company PSUs (less any applicable withholding taxes). The "Applicable Percentage" will be 100%, except that in the case of the tranches of Company PSUs outstanding immediately prior to the Effective Time that were granted in connection with the Company's fiscal year 2018 and 2019 annual grants for which the applicable performance periods end prior to the Effective Time, the Applicable Percentage will be such percentage as determined by the Board in good faith based on actual performance pursuant to the terms of the applicable award agreement governing such applicable Company PSUs (but in no case will such percentage be less than 100% or exceed 200%) (and, in making such determination, the Board will not exercise any upward discretion).

Termination of Incentive Award Plans

        As of the Effective Time, the Company's equity incentive plans will be terminated and no further shares of Wesco Aircraft common stock, Company Options, Company RSUs, Company Restricted Shares, Company PSUs, or other equity interests or other rights with respect to shares of Wesco Aircraft common stock will be granted thereunder. Following the Effective Time, no such Company Option, Company RSU, Company Restricted Share, Company PSU, or other equity interest or other right with respect to any share of Wesco Aircraft common stock that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any such Company Option, Company RSU, Company Restricted Share, Company PSU, or other equity interest or other right with respect to any share of Wesco Aircraft common stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration as discussed above.

Dissenting Shares

        Any shares of Wesco Aircraft common stock held by stockholders who have not voted in favor of the Merger nor consented thereto in writing, have properly demanded appraisal rights for such shares in accordance with Section 262 of the DGCL and have not failed to perfect or successfully withdrawn such demand or otherwise lost appraisal rights under Delaware law with respect to such shares will not be converted into the right to receive the Merger Consideration. At the Effective Time, all such Dissenting Shares will be cancelled and cease to exist, and the holders of such Dissenting Shares will only be entitled to the rights granted to them under Section 262 of the DGCL. If any such stockholder fails to perfect or otherwise waives, withdraws or loses such stockholder's right to appraisal under the DGCL or other applicable law, then the right of such stockholder to be paid the fair value of such Dissenting Shares will cease and the Dissenting Shares will be deemed to have been converted, as of the Effective Time, into the right to receive the Merger Consideration, without interest and less any applicable withholding taxes, and will not thereafter be deemed Dissenting Shares.

Exchange and Payment Procedures

        At or prior to the Effective Time, Parent will appoint the Paying Agent to make payments of the Merger Consideration to stockholders. Parent will pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration to which the holders of Wesco Aircraft common stock (other than Company Restricted Shares) are entitled at the Effective Time pursuant to the Merger Agreement.

        As soon as practicable (but no later than the third business day) after the Effective Time, the surviving corporation will cause the Paying Agent to mail to each person that was, immediately prior to the Effective Time, a holder of record of Wesco Aircraft common stock represented by a certificate, which shares were converted into the right to receive the Merger Consideration, a letter of transmittal together with instructions for effecting the surrender of the certificates in exchange for payment of the Merger Consideration. Upon receipt of (i) in the case of shares of Wesco Aircraft common stock represented by a stock certificate, a surrendered certificate or certificates (or affidavit of loss) in respect of such shares together with the signed letter of transmittal and such other customary documents as may be reasonably required by the Paying Agent, or (ii) in the case of shares of Wesco Aircraft common stock held in book-entry form (other than shares held through The Depository Trust Company), the receipt of the signed letter of transmittal, the holder of such shares will be entitled to receive the Merger Consideration in exchange therefor and such certificates or book-entry shares will be cancelled.

        As promptly as practicable after the Effective Time, Parent will cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee, in respect of each book-entry share held through The Depository Trust Company, a cash amount in immediately available funds equal to the Merger Consideration (after giving effect to any required tax withholdings) that holders of such book-entry shares will be automatically entitled to receive, and such book-entry shares of such holder will be cancelled.

        From and after the Effective Time, the stock transfer books of Wesco Aircraft will be closed and there will be no further registration of transfers of shares on the records of Wesco Aircraft, and holders of certificates and book-entry shares will no longer have rights with respect to such shares. If, after the Effective Time, certificates, or acceptable evidence of book-entry shares, that represented ownership of shares are presented to the surviving corporation for any reason, they will be cancelled and exchanged for the Merger Consideration as provided in the Merger Agreement.

        If any cash deposited with the Paying Agent remains undistributed to, or unclaimed by, holders of Wesco Aircraft common stock nine months following the Effective Time, such cash (including any interest received in respect thereto) will be delivered to the surviving corporation, and any holders of Wesco Aircraft common stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to the surviving corporation for payment of its claim for the Merger Consideration as general creditors, without any interest thereon and subject to any applicable withholding taxes and abandoned property, escheat or other similar laws. Any Merger Consideration that remains unclaimed by the holders of Wesco Aircraft common stock immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity will, to the extent permitted by applicable law, become the property of the surviving corporation free and clear of any claim or interest of any person previously entitled thereto. Any portion of the aggregate Merger Consideration made available to the Paying Agent to pay for shares for which appraisal rights have been perfected will be returned to the surviving corporation upon demand.

        If any stock certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of such stock certificate to be lost, stolen or destroyed (and if required by Parent, the posting by the owners of a bond, in a reasonable sum as it may reasonably direct, as indemnity against any claim that may be made against Parent, Merger Sub, the surviving corporation or the Paying Agent with respect to such stock certificate), the Paying Agent will, in exchange for such lost, stolen or destroyed stock certificate, pay the Merger Consideration deliverable in respect thereof pursuant to the Merger Agreement.

Representations and Warranties

        In the Merger Agreement, Wesco Aircraft has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

  •
  the due incorporation or organization, valid existence, good standing and corporate power of Wesco Aircraft and each of its subsidiaries;

  •
  the capitalization of Wesco Aircraft, including the number of shares of Wesco Aircraft common stock and Company Restricted Shares, and shares subject to Company Options, Company RSUs, Company PSUs and other equity interests outstanding and the ownership of the capital stock of its subsidiaries;

  •
  the authority of Wesco Aircraft to enter into the Merger Agreement and complete the Merger and the other transactions contemplated by the Merger Agreement and the enforceability of the Merger Agreement against Wesco Aircraft;

  •
  the absence of (i) any conflict with or violation of the organizational documents of Wesco Aircraft or any of its subsidiaries, (ii) any conflict with or violation of applicable laws or (iii) any required consent or approval under, breach of, loss of benefit under or default under, any alteration of rights or obligations of any third party under, termination or right of termination, modification, vesting, amendment, acceleration or cancellation of, or creation of a lien on any property or asset of Wesco Aircraft or any of its subsidiaries pursuant to, any contract or permit of Wesco Aircraft or its subsidiaries, in each case, as a result of the execution, delivery and performance by Wesco Aircraft of the Merger Agreement and the completion by Wesco Aircraft of the Merger;

  •
  the consents, filings and approvals required by governmental entities in connection with the transactions contemplated by the Merger Agreement;

  •
  compliance with SEC filing requirements for Wesco Aircraft's SEC filings since January 1, 2017, including the accuracy of information contained in such documents and compliance with generally accepted accounting principles, as applied in the United States ("GAAP") and the rules and regulations of the SEC with respect to the consolidated financial statements contained therein;

  •
  the adequacy of disclosure controls and procedures and internal control over financial reporting;

  •
  the absence of certain undisclosed liabilities of Wesco Aircraft or any of its subsidiaries;

  •
  the absence of certain changes and events since April 1, 2019 and the absence of a Company Material Adverse Effect (as defined below) since April 1, 2019;

  •
  the accuracy of information contained in this proxy statement, as it may be amended or supplemented from time to time;

  •
  litigation matters;

  •
  compliance with applicable laws and governmental orders;

  •
  the maintenance of and compliance with all applications, allowances, franchises, variances, exemptions, orders, registrations, governmental licenses, permits, certificates, approvals, billing, authorizations and clearances of any governmental entity necessary for the conduct of Wesco Aircraft's business;

  •
  Wesco Aircraft's employee benefit plans, ERISA matters and other labor and employment matters;

  •
  environmental matters;

  •
  Wesco Aircraft's owned and leased real property;

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  tax matters;

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  Wesco Aircraft's material contracts;

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  intellectual property matters;

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  matters related to government contracts;

  •
  compliance with anti-bribery and export laws;

  •
  the absence of agreements with any broker, finder or investment banker with respect to brokerage, finder's or other fees in connection with the transactions contemplated by the Merger Agreement, except for the financial advisors' fees disclosed in Wesco Aircraft's disclosure letter;

  •
  receipt by the Board of an opinion of each of Morgan Stanley and J.P. Morgan as to the fairness, as of the date of the opinion, from a financial point of view, of the Merger Consideration to be received by holders of shares of Wesco Aircraft common stock (other than holders of Excluded Shares);

  •
  insurance policies;

  •
  material customers and suppliers;

  •
  related party transactions; and

  •
  the absence of any additional representations and warranties except for the representations and warranties expressly set forth in the Merger Agreement.

        All of Wesco Aircraft's representations and warranties are qualified by reference to the disclosure in Wesco Aircraft's filings with the SEC after January 1, 2017 and publically available at least two business days prior to the date of the Merger Agreement (other than disclosures contained in the "Forward Looking Statements" or "Risk Factors" sections of such SEC filings, and other language in any section of such SEC filings to the extent it is predictive or forward-looking) and as set forth in Wesco Aircraft's disclosure letter delivered to Parent pursuant to the Merger Agreement.

        In addition, many of Wesco Aircraft's representations and warranties are qualified by knowledge or by a materiality or "Company Material Adverse Effect" standard. For purposes of the Merger Agreement, "Company Material Adverse Effect" means any change, event, development, condition, occurrence or effect that, individually or in the aggregate, (i) has, or would be reasonably expected to have, a material adverse effect on the business, assets, financial condition or results of operations of Wesco Aircraft and its subsidiaries, taken as a whole or (ii) prevents or materially impairs or would reasonably be expected to prevent or materially impair the consummation of the transactions contemplated by the Merger Agreement or performance by Wesco Aircraft of any of its material obligations under the Merger Agreement. The foregoing notwithstanding, none of the following will constitute or be deemed to constitute a Company Material Adverse Effect, and will not otherwise be taken into account in determining whether such Company Material Adverse Effect has occurred or would reasonably be expected to occur:

  •
  any change or proposed change in applicable law, governmental policies (including changes in trade policies or the imposition of or changes in tariffs) GAAP or the interpretation or enforcement thereof (except to the extent the change disproportionately impacts Wesco Aircraft and its subsidiaries, taken as a whole, relative to other companies operating in the same industries);

  •
  any change in general economic, business, labor or regulatory conditions or in securities, credit or other financial or commodities markets in the United States or globally, including changes in interest rates, exchange rates or fuel prices (except to the extent the change disproportionately impacts Wesco Aircraft and its subsidiaries, taken as a whole, relative to other companies operating in the same industries);

  •
  any change generally affecting the industries in which Wesco Aircraft or its subsidiaries operate in the United States or globally (including seasonal fluctuations) (except to the extent the change disproportionately impacts Wesco Aircraft and its subsidiaries, taken as a whole, relative to other companies operating in the same industries);

  •
  any change in global or national political conditions (including the outbreak or escalation of war (whether declared or not), military action, sabotage or acts of terrorism) or changes due to natural disasters, the weather or outbreaks or worsening of an epidemic, pandemic or other health crisis (except to the extent the change disproportionately impacts Wesco Aircraft and its subsidiaries, taken as a whole, relative to other companies operating in the same industries);

  •
  any actions or omissions expressly required of Wesco Aircraft under the Merger Agreement or taken or not taken at the express request of, or with the written consent of, Parent, provided, that, in the case of such consent or failure to consent, Wesco Aircraft has disclosed to Parent all material and relevant facts and information with respect thereto known to Wesco Aircraft;

  •
  effects resulting from the announcement, performance, pendency or consummation of the Merger Agreement and the Merger, including the identity of, or the effect of any fact or circumstance relating to, Parent or any of its affiliates or any communication by Parent or any of its affiliates regarding plans, proposals or projections with respect to Wesco Aircraft, its subsidiaries or their employees (including any impact on the relationship of Wesco Aircraft or any of its subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, lenders, employees, or partners);

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  any proceeding arising from allegations of breach of fiduciary duty relating to the Merger Agreement or the transactions contemplated thereby;

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  changes in the trading price or trading volume of shares of Wesco Aircraft common stock or any suspension of trading (provided that the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred);

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  any failure by Wesco Aircraft or any of its subsidiaries to meet any revenue, earnings or other financial projections or forecasts (provided that the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred); or

  •
  effects resulting from any pending proceeding seeking to restrain, enjoin or prohibit (whether temporary, preliminary or permanent) the consummation of the transaction.

        Parent's and Merger Sub's representations and warranties under the Merger Agreement, relate to, among other things:

  •
  Parent's and Merger Sub's due organization, valid existence, good standing and corporate or other entity power;

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  the authority of Parent and Merger Sub to enter into the Merger Agreement and complete the Merger and the other transactions contemplated by the Merger Agreement and the enforceability of the Merger Agreement against Parent and Merger Sub;

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  the absence of (i) any conflict with or violation of the organizational or governing documents of Parent or Merger Sub, (ii) any conflict with or violation of applicable law or (iii) any required consent or approval under, breach of, loss of benefit under or default under any contract of Parent or Merger Sub, in each case, as a result of the execution and delivery by Parent and Merger Sub of the Merger Agreement and completion by Parent and Merger Sub of the Merger;

  •
  the consents, filings and approvals required by governmental entities in connection with the transactions contemplated by the Merger Agreement;

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  litigation matters;

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  the Funds Commitment Letter and Debt Commitment Letter;

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  the sufficiency of the proceeds of the Financing to fund the transactions contemplated in the Merger Agreement;

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  the limited guaranty;

  •
  the accuracy of information supplied to Wesco Aircraft by Parent or Merger Sub for use in this proxy statement, as it may be amended or supplemented from time to time;

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  the absence of beneficial ownership of Wesco Aircraft common stock by Parent, Merger Sub, or any Parent subsidiary;

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  the solvency of Parent and its subsidiaries, including Merger Sub;

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  the ownership of Parent and Merger Sub;

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  the absence of stockholder and management arrangements;

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  the absence of foreign control of Wesco Aircraft and/or its subsidiaries after the consummation of the transactions contemplated by the Merger Agreement;

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  the absence of agreements with any broker, finder or investment banker with respect to brokerage, finder's or other fees in connection with the transactions contemplated by the Merger Agreement;

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  the ability for the investment funds named in the Funds Commitment Letter to cause the contribution of the operating entities of Pattonair to the surviving corporation; and

  •
  the absence of any additional representations and warranties except for the representations and warranties expressly set forth in the Merger Agreement.

        None of the representations and warranties in the Merger Agreement will survive the completion of the Merger.

Conduct of Business Pending the Merger

        Certain covenants in the Merger Agreement restrict the conduct of Wesco Aircraft's business between the date of the Merger Agreement and the Effective Time. Except (i) as expressly required under the Merger Agreement, (ii) as set forth in Wesco Aircraft's disclosure letter or (iii) with the prior written consent of Parent, from the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement, Wesco Aircraft will and will cause each of its subsidiaries to conduct its operations only in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve intact the business organization of Wesco Aircraft and each of its subsidiaries, keep available the services of the current officers, employees and consultants of Wesco Aircraft and each of its subsidiaries and to preserve the goodwill and current relationships of Wesco Aircraft and each of its subsidiaries with material customers, suppliers, distributors, licensors, licensees, governmental entities and other persons with which Wesco Aircraft or any of its subsidiaries has business relations. Except (i) as expressly required under the Merger Agreement, (ii) as set forth in Wesco Aircraft's disclosure letter or (iii) with the prior written consent of Parent (which consent will not be unreasonably withheld with respect to certain items listed below), from the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement, Wesco Aircraft will not, and will not permit its subsidiaries to:

  •
  amend its certificate of incorporation or bylaws (or equivalent organizational or governing documents) or adopt a rights plan, "poison pill" or similar agreement that is, or at the Effective Time will be, applicable to the Merger Agreement or the transactions contemplated thereby;

  •
  issue, sell, pledge, dispose of, grant, transfer or subject to any lien (other than certain permitted liens), any shares of capital stock of (or other equity interests in) Wesco Aircraft or any of its subsidiaries, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities of Wesco Aircraft or any of its subsidiaries, other than the issuance of shares upon the exercise of vested Company Options or settlement of vested Company RSUs, Company Restricted Shares or Company PSUs outstanding as of the date of the Merger Agreement in accordance with their terms;

  •
  distribute, sell, assign, pledge, lease, license, abandon, permit to lapse or expire, dispose of (including by means of allowing to lapse or failing to maintain, renew or enforce, or failing to pay applicable maintenance, renewal, registration fees or other dues), transfer or create or incur any lien (other than a permitted lien) upon, or authorize the distribution, sale, assignment, pledge, lease, license, abandoning, lapse, expiration, disposition, transfer or creation or incurrence of any lien (other than a permitted lien) upon, any real property owned by the Company, or other material property or assets of the Company or any of its subsidiaries (including material intellectual property owned by the Company), except (i) pursuant to existing contracts in accordance with their terms, (ii) non-exclusive licenses granted in the ordinary course of business consistent with past practice, (iii) the sale or purchase of inventory, goods, supplies or other property in the ordinary course of business consistent with past practice, (iv) sales or dispositions of obsolete or worn-out assets, (v) the sale or disposition of any other assets having a value of less than (A) $1 million with respect to any single transaction or series of related transactions and (B) $5 million in the aggregate and (vi) imposition of liens as required by the Company's existing credit facilities listed in Wesco Aircraft's disclosure letter);

  •
  declare, set aside, make or pay any dividend or other distribution, whether payable in cash, stock, property or any combination of the foregoing, with respect to Wesco Aircraft's or any of its subsidiaries' capital stock (or other equity interests), other than dividends paid by any wholly owned Wesco Aircraft subsidiary to Wesco Aircraft or another wholly owned subsidiary of Wesco Aircraft;

  •
  reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock or other equity interests of Wesco Aircraft or any of its subsidiaries, except with respect to (i) any wholly owned Wesco Aircraft subsidiary, (ii) the repurchase of shares from a holder of Company Options, Company RSUs, Company Restricted Shares or Company PSUs in satisfaction of withholding obligations or in payment of the exercise price thereof or (iii) the repurchase of shares pursuant to any contract listed in Wesco Aircraft's disclosure letter;

  •
  merge or consolidate Wesco Aircraft or any of its subsidiaries with any person or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Wesco Aircraft or any of its subsidiaries, or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Wesco Aircraft or any of its subsidiaries, except with respect to any such transactions solely to the extent between or among Wesco Aircraft and its wholly owned subsidiaries;

  •
  acquire or offer to acquire (including by merger, consolidation or acquisition of stock or assets) any person or any equity interests or assets of any person, other than (i) acquisitions of inventory, raw materials and other property or supplies in the ordinary course of business consistent with past practice and (ii) pursuant to contracts in effect on the date of the Merger Agreement;

  •
  incur, assume, guarantee or modify the terms of any indebtedness, enter into any interest rate or currency swaps, hedges or similar arrangements with respect to indebtedness or issue any debt securities or assume, guarantee, endorse or modify the terms of, or otherwise become responsible for (whether directly, contingently or otherwise), the obligations of any person (other than a wholly owned subsidiary of Wesco Aircraft) for indebtedness, except (i) in connection with refinancings of existing indebtedness for borrowed money (provided, that the refinancing terms shall not be any less favorable to Wesco Aircraft or any of its subsidiaries than the terms of the existing indebtedness that is being refinanced), (ii) for borrowings under Wesco Aircraft's existing credit facilities not to exceed the aggregate commitments under such revolving credit facility as of the date of the Merger Agreement, and (iii) indebtedness not to exceed $1 million in any single transaction or series of related transactions and $2.5 million in the aggregate;

  •
  make any loans, advances or capital contributions to, or investments in, any other person (other than (i) accounts receivable from customers to the extent consistent with payment provisions under the applicable contract with such customer or (ii) transactions between or among Wesco Aircraft and its wholly owned subsidiaries) in excess of $500,000 in the aggregate other than advances for business expenses incurred in the ordinary course of business consistent with past practice;

  •
  terminate, cancel, renew on terms that are in any material respect unfavorable to Wesco Aircraft or any of its subsidiaries, waive any rights under or amend in any material respect adverse to Wesco Aircraft or any of its subsidiaries any material contract, in each case, other than in the ordinary course of business consistent with past practice for the line of business to which such material contract relates, or enter into any contract that, if existing on the date of the Merger Agreement, would have been a material contract, subject to certain exceptions for contracts in the ordinary course of business consistent with past practice that meet certain other criterial;

  •
  except to the extent required by the Merger Agreement, applicable law or the existing terms of any Wesco Aircraft benefit plan in effect on the date of the Merger Agreement: (i) other than increases in the ordinary course of business consistent with past practice in annual base salaries or base wages of those directors, officers, employees or other service providers of Wesco Aircraft and its subsidiaries whose annual base salary is less than $200,000 that are of not more than 3.2% of the aggregate annual base salaries or base wages of all such directors, officers, employees or other service providers of Wesco Aircraft and its subsidiaries, increase the base compensation or benefits payable or to become payable to the directors, officers, employees or other service providers of Wesco Aircraft and its subsidiaries, (ii) except for amendments to Wesco Aircraft benefit plans made in the ordinary course of business consistent with past practice that are in connection with a customary annual renewal or enrollment process of such a plan that is a group health or welfare plan or do not, individually or in the aggregate, result in any material increase in costs, obligations or liabilities for Wesco Aircraft and its subsidiaries, establish, adopt, enter into, terminate or amend any Wesco Aircraft benefit plan or any agreement, plan, policy, trust, fund or other arrangement that would constitute a Wesco Aircraft benefit plan if it were in existence on the date of the Merger Agreement (other than the entry into employment agreements in the ordinary course of business consistent with past practice with new employees permitted to be hired under the Merger Agreement, provided that each such employment agreement is in all material respects consistent with the standard form made available to Parent), (iii) terminate (other than for cause) the employment of or hire or promote any employee whose annual base salary is $200,000 or more (other than the hiring of any employees to replace any employees who terminate employment after the date of the Merger Agreement), (iv) take any action to amend, accelerate or waive any performance or vesting criteria or accelerate vesting, exercisability, payment or funding under any Wesco Aircraft benefit plan or any agreement, plan, policy, trust, fund or other arrangement that would constitute a Wesco Aircraft benefit plan if it were in existence on the date of the Merger Agreement, (v) grant any equity or equity-based awards, (vi) other than in connection with the entry into employment agreements in the ordinary course of business consistent with past practice with new employees permitted to be hired under the Merger Agreement, provided that each such employment agreement is in all material respects consistent with the standard form made available to Parent, grant any rights to severance or termination pay or other termination benefit, or enter into any employment or severance agreement, or (vii) enter into any change-in-control, transaction bonus, tax gross-up, or retention agreements with any directors, officers, employees or service providers;

  •
  engage in any "mass layoff" or "plant closing" (within the meaning of the Worker Adjustment and Retraining Notification Act);

  •
  except as required by applicable law, modify, extend, cancel, terminate or enter into any labor agreement or recognize or certify any union, labor organization or works council as the bargaining representative for any employees of Wesco Aircraft or any of its subsidiaries;

  •
  make any material change in accounting policies, practices, principles, methods or procedures, other than as required by GAAP or by a governmental entity or competent jurisdiction;

  •
  waive, release, assign, compromise, fail to defend, settle or agree to settle any proceeding, other than waivers, releases, assignments, compromises, settlements or agreements that involve only the payment of monetary damages not in excess of $500,000 individually or $2 million in the aggregate, in any case without the imposition of equitable or other non-monetary relief on, or the admission of wrongdoing by, Wesco Aircraft or any of its subsidiaries, or that would impose any material restrictions on the business of Wesco Aircraft or any of its subsidiaries;

  •
  make, change or revoke any material tax election, change any of its material tax accounting policies or methods of reporting income or deductions for tax purposes, settle or compromise any material tax liability or settle any material tax claim, audit or dispute, enter into any material closing or similar agreement with a governmental entity, or file any material tax return inconsistent with past practice, except as required by law;

  •
  fail to maintain in full force and effect the material insurance policies and arrangements held by or for the benefit of Wesco Aircraft, any of its subsidiaries or the business, assets or properties owned, leased or operated by Wesco Aircraft or any of its subsidiaries, other than such policies that expire in accordance with their terms;

  •
  make, incur or commit to incur any capital expenditures or any obligation or liability in respect thereof, other than (i) as set forth in Wesco Aircraft's annual business plan for 2019 or the Company's Wesco 2020 plan, in each case, made available to Parent prior to the date of the Merger Agreement and (ii) any capital expenditures or obligations or liabilities in respect thereof not in excess of $3 million in any single expenditure or series of related expenditures;

  •
  enter into any new line of business that does not relate to the distribution of aerospace parts, supply chain management services or chemical management services other than as set forth in Wesco Aircraft's annual business plan for 2019;

  •
  amend the engagement letters with Morgan Stanley and J.P. Morgan, or engage any other investment bankers, finders or brokers in connection with the Merger or any of the other transactions;

  •
  enter into any related party transactions (subject to certain exceptions); or

  •
  authorize or enter into any contract or otherwise make any commitment to do any of the foregoing.

No Solicitation of Other Offers; Change of Board Recommendation

        Except as expressly permitted by the Merger Agreement, Wesco Aircraft will, and will cause its subsidiaries and representatives to, promptly cease and cause to be terminated any activities, solicitations, discussions or negotiations with any third party that may be ongoing with respect to any Acquisition Proposal or any inquiry or proposal that constitutes or could reasonably be expected to lead to any Acquisition Proposal, promptly request (and in any event within 24 hours) any such third party to promptly return or destroy all confidential information concerning Wesco Aircraft and its subsidiaries, promptly (and in any event within six hours) terminate all access previously granted to such persons to any physical or electronic data room and, except to the extent that the Board (or a duly authorized committee thereof) determines in good faith, after consultation with outside counsel, that a failure to agree to a waiver or amendment would reasonably be expected to violate its fiduciary duties to the stockholders of Wesco Aircraft under applicable law, enforce, and not waive or amend (as applicable), any provisions of any anti-takeover law or confidentiality or standstill agreement (or any similar agreement) to which Wesco Aircraft or any of its subsidiaries is a party relating to any Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal or otherwise cause the terms of such agreement to be less restrictive than an acceptable confidentiality agreement. Except as expressly permitted by the Merger Agreement, until the receipt of stockholder approval of the Merger Proposal, or, if earlier, the termination of the Merger Agreement, Wesco Aircraft will not, and will cause its subsidiaries and representatives not to, directly or indirectly:

  •
  initiate, solicit, propose or knowingly facilitate, induce or encourage any inquiries with respect to, any effort or attempt to submit, or the submission of, any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal; or

  •
  enter into, continue or otherwise participate or engage in any discussions or negotiations with respect thereto, except that Wesco Aircraft may ascertain facts from any person making an Acquisition Proposal for the purpose of clarifying the terms and conditions of such Acquisition Proposal and the third party making it in order to allow the Board to determine whether the Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal.

        Except as expressly permitted by the Merger Agreement and described below, neither the Board nor any duly authorized committee thereof will:

  •
  approve, adopt or recommend, or publicly propose to approve, adopt or recommend any Acquisition Proposal;

  •
  fail to make, withdraw or qualify (or change, amend or modify in a manner adverse to Parent or Merger Sub) the Company Board Recommendation or the adoption or declaration of advisability of the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement by the Board;

  •
  approve or recommend, or publicly propose to approve or recommend, or cause or allow Wesco Aircraft or any of its controlled affiliates to enter into any merger agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or other similar agreement relating to any Acquisition Proposal;

  •
  fail to include the Company Board Recommendation in the proxy statement;

  •
  other than with respect to a tender offer or exchange offer, fail to publicly reaffirm its recommendation of the Merger Agreement within ten business days after Parent so requests in writing if an Acquisition Proposal or any modification thereto will have been made public or sent or given to Wesco Aircraft's stockholders (or any person or group of persons will have publicly announced an intention, whether or not conditional, to make an Acquisition Proposal);

  •
  fail to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against any Acquisition Proposal subject to Regulation 14D under the Exchange Act within ten business days after the commencement of such Acquisition Proposal;

  •
  make any public statement inconsistent with the Company Board Recommendation; or

  •
  resolve or agree to do any of the foregoing.

        If at any time following the date of the Merger Agreement and prior to the receipt of stockholder approval of the Merger Proposal (i) Wesco Aircraft has received a written Acquisition Proposal from a third party, (ii) Wesco Aircraft has not breached the No Solicitation provisions of the Merger Agreement (other than de minimis non-compliance) with respect to such Acquisition Proposal and (iii) the Board (or a duly authorized committee thereof) determines in good faith (after consultation with its independent financial advisors and outside counsel, based on information then available) that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, Wesco Aircraft may (a) furnish information with respect to Wesco Aircraft and its subsidiaries and provide access to the books, records, personnel and facilities of Wesco Aircraft and its subsidiaries to the third party making such Acquisition Proposal, its representatives and potential sources of financing and (b) participate in discussions or negotiations with such third party regarding such Acquisition Proposal, provided that Wesco Aircraft and the applicable third party have entered into an acceptable confidentiality agreement, Wesco Aircraft has provided notice of such Acquisition Proposal to Parent, and any material non-public information concerning Wesco Aircraft or its subsidiaries provided to such third party, to the extent not previously provided or made available to Parent or Merger Sub, has been provided or made available to Parent or Merger Sub as promptly as reasonably practicable (and in no event later than 24 hours) after it is provided or made available to such third party.

        Wesco Aircraft will promptly (and in any event within 24 hours) notify Parent in writing in the event that Wesco Aircraft receives any (i) Acquisition Proposal, (ii) inquiry or request for information from, or for the initiation of discussions or negotiations with, the Company or its representatives concerning, or that could reasonably be expected to lead to, an Acquisition Proposal, or (iii) request for non-public information relating to Wesco Aircraft or any of its subsidiaries or for access to the business, properties, assets, books, or records of Wesco Aircraft or any of its subsidiaries by any third party who has made or communicated to Wesco Aircraft that it intends to make an Acquisition Proposal. Wesco Aircraft will notify Parent promptly (and in any event within 24 hours of the identity of such person and provide to Parent a copy of such Acquisition Proposal (or, where no such copy is available, a reasonable description of the material terms and conditions of such Acquisition Proposal, inquiry or request). Without limiting the foregoing, Wesco Aircraft will promptly (and in any event within 24 hours after such determination) advise Parent if Wesco Aircraft determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal. In addition, Wesco Aircraft will keep Parent reasonably informed on a current basis (and in any event within 24 hours) of any material changes to the status and any changes to material terms of any such Acquisition Proposal, inquiries or requests (and true and complete copies of any amended or modified written Acquisition Proposal, inquiry or request, including modified written proposed agreements), including any change in the Company's intentions as previously notified.

        If Wesco Aircraft has received a written Acquisition Proposal that has not been withdrawn and that the Board (or any duly authorized committee thereof) determines in good faith, after consultation with its independent financial advisors and outside counsel, constitutes (and continues to constitute) a Superior Proposal and the Board determines in good faith, after consultation with its outside counsel, that failure to take such action in response to such Superior Proposal would violate the directors' fiduciary duties to the stockholders of Wesco Aircraft under applicable law, the Board may at any time prior to the receipt of stockholder approval of the Merger Proposal, effect a Change of Board Recommendation with respect to such Superior Proposal and/or terminate the Merger Agreement in order to enter into a definitive written agreement with respect to such Superior Proposal. Wesco Aircraft however, is not entitled to effect a Change of Board Recommendation or terminate the Merger Agreement unless:

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  Wesco Aircraft provided to Parent at least four days' prior written notice of its intention to take such actions, which notice specifies in reasonable detail the material terms and conditions of such Superior Proposal and the identity of the person or group of persons making such Superior Proposal and the Board's reasons for intending to effect a Change of Board Recommendation or to terminate the Merger Agreement and provided to Parent a copy of the latest draft of the proposed transaction agreement to be entered into in respect of such Superior Proposal and all other material proposed transaction documents (if any) relating to such Superior Proposal;

  •
  during the four day notice period described above, if requested by Parent, Wesco Aircraft will have, and will have caused its representatives and legal and financial advisors to have, engaged in good faith negotiations with Parent regarding any amendment to the Merger Agreement proposed in writing by Parent and intended to cause the relevant Superior Proposal to no longer constitute a Superior Proposal;

  •
  the Board will have considered in good faith any adjustments and/or amendments that Parent, in its sole discretion, will have proposed with respect to the Merger Agreement (including a change to the price terms thereof) and the other agreements contemplated thereby that were irrevocably offered in writing by Parent no later than 11:59 a.m., New York City time, on the last day of such four day notice period, and will have determined in good faith, after consultation with its independent financial advisor and outside counsel, that such adjustments or amendments proposed by Parent would continue to render the failure by the Board to make such Change of Board Recommendation a violation of its fiduciary duties to the stockholders of Wesco Aircraft under applicable law or that the Superior Proposal would continue to constitute a Superior Proposal if such adjustments or amendments proposed by Parent were to be given effect (it being understood and agreed that in the event that the Board has determined in good faith, after consultation with its independent financial advisor and outside counsel, that such adjustments and amendments proposed by Parent would render the failure by the Board to make such Change of Board Recommendation no longer a violation of its fiduciary duties under applicable law or would render such Superior Proposal no longer a Superior Proposal, Wesco Aircraft will agree in writing to all adjustments and amendments proposed by Parent and Wesco Aircraft's notice of the proposed Change of Board Recommendation or the termination of the Merger Agreement will be deemed to be rescinded and of no further force and effect);

  •
  Wesco Aircraft will have complied with its obligations under the Merger Agreement (other than de minimis non-compliance) with respect to such Superior Proposal; and

  •
  prior to or concurrently with any termination of the Merger Agreement, Wesco Aircraft will have paid the termination fee to Parent.

        In the event of any substantive revisions to the Superior Proposal offered in writing by the party making the Superior Proposal, Wesco Aircraft is required to deliver a new written notice to Parent within 24 hours and to again comply with the requirements of the No Solicitation provisions of the

Merger Agreement with respect to such new written notice, except that the four day notice period will be reduced to three business days with respect to any such revised Superior Proposal.

        The Board (or a duly authorized committee thereof) may, at any time prior to the receipt of stockholder approval of the Merger Proposal, effect a Change of Board Recommendation if (i) the Board (or a duly authorized committee thereof) determines that an Intervening Event has occurred and is continuing and (ii) the Board (or a duly authorized committee thereof) determines in good faith, after consultation with outside counsel, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would violate its fiduciary duties under applicable law. Wesco Aircraft, however, will not be entitled to effect a Change of Board Recommendation because of the occurrence of an Intervening Event:

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  Wesco Aircraft provided to Parent at least four days' prior written notice of its intention to take such actions which notice will specify the basis for such Change of Board Recommendation, including all available material information with respect to such Intervening Event;

  •
  during the four day notice period described above, if requested by Parent, Wesco Aircraft will have engaged in good faith negotiations with Parent regarding any adjustments to the terms and conditions of the Merger Agreement proposed in writing by Parent and intended to enable the Board to proceed with the Board's recommendation; and

  •
  at the end of such four day notice period described above, the Board maintains its determination to effect a Change of Board Recommendation (after taking into account any adjustments offered in writing by Parent to the material terms and conditions of the Merger Agreement).

        The Board may (i) disclose to the Wesco Aircraft stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) make any disclosure to the stockholders of Wesco Aircraft if the Board (or any duly authorized committee thereof) determines in good faith, after consultation with outside counsel, that the failure to make such disclosure would violate its fiduciary duties to the stockholders of Wesco Aircraft under applicable laws. The issuance by Wesco Aircraft or the Board of a "stop, look and listen" statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, will not constitute a Change of Board Recommendation.

        As used in this proxy statement:

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  "Acquisition Proposal" means any bona fide offer or proposal from a third party concerning (i) a merger, consolidation or other business combination transaction involving the Company or any of its material subsidiaries, (ii) a sale, lease, license or other disposition, by merger, consolidation, business combination, share exchange, joint venture or otherwise, in a single transaction, or a series of related transactions of assets of the Company (including equity interests of any subsidiary of the Company) or its subsidiaries representing 15% or more of the consolidated assets of the Company and its subsidiaries or to which 15% or more of the consolidated revenue of the Company and its subsidiaries are attributable, (iii) an issuance (including by way of merger, consolidation, business combination or share exchange) of equity interests representing 15% or more of the voting power of the Company, (iv) any other transaction or series of related transactions resulting in any person or group of persons (as defined in Section 13(d) of the Exchange Act) obtaining the power to direct or cause the direction of the management or policies of the Company or any of its material subsidiaries (whether by acquisition of voting rights, contract or otherwise) or (v) any combination of the foregoing (in each case, other than the Merger).

  •
  "Superior Proposal" means a written Acquisition Proposal (except the references therein to "15%" shall be replaced by "85%") that the Board (or a duly authorized committee thereof),

    after consultation with its independent financial advisors and outside counsel, taking into account such legal, financial, regulatory, conditionality, timing, likelihood of consummation and other factors in respect of such Acquisition Proposal and the person making such Acquisition Proposal, determines in good faith would result in a transaction that is more favorable from a financial point of view to the Company's stockholders than the Merger (after taking into account any adjustments or amendments to the Merger Agreement that Parent has proposed).

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  "Intervening Event" means any material event, fact, circumstance, development or occurrence that is material to the Company or any of its subsidiaries taken as a whole, was not known to the Board prior to execution of the Merger Agreement (or, if known, the implications of which were not known to, or reasonably foreseeable by, the Board prior to execution of the Merger Agreement) and first becomes known to the Board after execution of the Merger Agreement and prior to the receipt of stockholder approval of the Merger Proposal; provided, that in no event will any of the following be taken into account in determining whether an Intervening Event has occurred: (i) the receipt, existence or terms of an Acquisition Proposal or a Superior Proposal or any inquiry, indication of interest, proposal, offer or communication relating thereto (or that could reasonably be expected to lead to an Acquisition Proposal or a Superior Proposal), or any matter relating thereto or consequence thereof, (ii) any changes in the market price or trading volume of any of the Company's securities, or the fact that the Company meets, exceeds or fails to meet internal or published projections, forecasts or revenue or earnings predictions for any period, except that the underlying cause or causes of such change or fact may be taken into account for purposes of determining whether an Intervening Event has occurred, (iii) the public announcement or pendency of the Merger Agreement or the transactions contemplated thereby, any actions required to be taken or to be refrained from being taken pursuant to the Merger Agreement, or any material breach of the Merger Agreement by the Company, or any event, fact, circumstance, development or occurrence that has had or would reasonably be expected to have an adverse effect on the business or financial condition of Parent or Merger Sub.

Required Stockholder Vote

        As promptly as practicable, and in any event within five business days following the date on which the SEC confirms it will not review or has completed its review of this proxy statement, Wesco Aircraft will cause this proxy statement to be mailed to holders of Wesco Aircraft common stock as of the Record Date. Wesco Aircraft will take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable following (and will use reasonable best efforts to hold such meeting within 30 business days after) the mailing of this proxy statement for the purposes of obtaining the stockholder approval of the Merger Agreement.

        Unless there has been a Change of Board Recommendation in accordance with the applicable provisions of the Merger Agreement, Wesco Aircraft will include in this proxy statement the Board's recommendation that Wesco Aircraft's stockholders vote in favor of the Merger Proposal and use its commercially reasonable efforts to solicit proxies in favor of the adoption of the Merger Agreement and the transactions contemplated in the Merger Agreement, including by postponing or adjourning the stockholder meeting to allow for additional solicitation of proxies if necessary to obtain stockholder approval. Wesco Aircraft may postpone or adjourn such stockholder meeting (i) with the consent of Parent, (ii) if a quorum has not been established, (iii) to the extent necessary to file and mail any supplemental or amended disclosure which the Board has determined in good faith is necessary and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the special meeting, (iv) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain stockholder approval or (v) if required by law.

Consents, Approvals and Filings

        Wesco Aircraft, Parent and Merger Sub have each agreed, subject to the terms and conditions of the Merger Agreement, to use their reasonable best efforts to take, or cause to be taken, all actions necessary to complete, as promptly as practicable, the Merger and the other transactions contemplated by the Merger Agreement, including using reasonable best efforts to:

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  obtain all consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties;

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  obtain all necessary or advisable actions or nonactions, waivers, consents, approvals, permits, orders and authorizations from governmental entities (including those in connection with applicable competition laws and French foreign investment regulations), make and not withdraw all necessary or advisable registrations, declarations and filings with and take all steps as may be necessary to obtain an approval or waiver from, or to avoid any proceeding by, any governmental entity (including those in connection with applicable competition laws and French foreign investment regulations);

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  prior to the Outside Date, resist, contest or defend against any proceeding (including judicial or administrative proceedings), challenging the Merger Agreement, the Merger or the completion of the other transactions contemplated thereby, including seeking to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that could restrict, prevent or prohibit consummation of the transactions contemplated by the Merger Agreement; and

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  execute and deliver any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement and fully to carry out the purposes of the Merger Agreement.

        Each of the parties to the Merger Agreement will furnish to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Subject to applicable law relating to the exchange of information, Wesco Aircraft and Parent will have the right to review in advance all of the information relating to Wesco Aircraft or Parent, as the case may be, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any governmental entity in connection with the Merger and the transactions contemplated by the Merger Agreement. With regard to the rights above, Wesco Aircraft and Parent will act reasonably and as promptly as practicable. Subject to applicable law and the instructions of any governmental entity, Wesco Aircraft and Parent will keep each other reasonably apprised of the status of matters relating to the completion of the transactions contemplated by the Merger Agreement, including promptly furnishing the other with copies of notices or other written substantive communications received by Wesco Aircraft, Parent or any of their respective subsidiaries, as the case may be, from any governmental entity and/or third party with respect to such transactions, and, to the extent practicable under the circumstances, will provide the other party and its counsel with the opportunity to participate in any meeting with any governmental entity in respect of any substantive filing, investigation or other inquiry in connection with the transactions contemplated by the Merger Agreement.

        Additionally, Wesco Aircraft and Parent agreed to, and to cause their respective affiliates to, (i) make or cause to be made all filings required under applicable competition laws as promptly as practicable and, in any event, file all required HSR Act notifications within ten business days after the date of the Merger Agreement, (ii) request and use reasonable best efforts to obtain early termination of the applicable waiting period under the HSR Act, (iii) use its reasonable best efforts to respond promptly to any requests for additional information, civil investigative demand or other process made or initiated by any governmental entity with respect to the transaction and (iv) make or cause to be made the French foreign investment filing as promptly as practicable after the date of the Merger Agreement. No party will agree to extend any waiting period under any competition law (including by pulling and refiling that party's initial pre-merger notification under the HSR Act for the transactions contemplated by the Merger Agreement) or French foreign investment regulations without the prior written consent of all other parties or commit not to consummate any of the transactions contemplated thereby without the prior written consent of all other parties. Parent will pay all filing fees under the HSR Act and any other applicable competition laws or French foreign investment regulations.

        Neither Parent nor any of its affiliates will be required to:

  •
  incur any out-of-pocket expense (other than reasonable legal fees and, in connection with a Second Request, expenses for experts reasonably necessary to satisfy the conditions in the Merger Agreement up to the Outside Date and other out-of-pocket expenses to the extent necessary to satisfy its reasonable best efforts, provided that no such out-of-pocket expenses will include fines or penalties payable to a governmental entity) or change any terms to any contract to which Parent or any of its affiliates is a party in order to obtain any consent or approval under any competition law or French foreign investment regulations or cause any condition precedent to be satisfied;

  •
  agree to or otherwise become subject to any limitations on (i) the right of Parent effectively to control or operate its or any of its affiliates' business or assets, (ii) the right of Parent and Merger Sub to consummate the Merger, or (iii) the right of Parent to exercise full rights of ownership of its or any of its affiliates' business or assets;

  •
  agree or be required to sell or otherwise dispose of, hold (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, assets or operations of Parent or any of its affiliates or, after the Effective Time, the business of Wesco Aircraft or any of its subsidiaries or any of the assets of Wesco Aircraft or its subsidiaries; or

  •
  otherwise take any steps not expressly required by the Merger Agreement to avoid or eliminate any impediment that may be asserted under any competition law or French foreign investment regulations.

        Between the date of the Merger Agreement and the earlier of the Effective Time and termination of the Merger Agreement, Parent and Merger Sub will not, and will cause Pattonair and its subsidiaries not to, enter into any contract to acquire (including by merger, consolidation, or acquisition of stock or assets) any person or equity interests or all or substantially all assets of any person, or consummate any such transaction (other than the acquisition of Mercurius Holdings Limited) if such contract or transaction would reasonably be expected to prevent or materially delay or materially reduce the likelihood of satisfaction of the regulatory approvals discussed in this section.

        Nothing contained in the Merger Agreement will give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of Wesco Aircraft prior to the consummation of the Merger.

        Parent and Wesco Aircraft will assemble all information necessary to timely and effectively notify, in accordance with all requirements under the International Traffic in Arms Regulations ("ITAR"), the U.S. Department of State, Directorate of Defense Trade Controls ("DDTC") of the intended sale of Wesco Aircraft. Wesco Aircraft will, at least 60 days in advance of the consummation of the transactions contemplated by the Merger Agreement, submit or cause to be submitted to DDTC all information required by 22 C.F.R. § 122.4(b). Parent and Wesco Aircraft will act promptly and cooperatively in providing all such information required for the purposes of these ITAR filings.

        Wesco Aircraft will, promptly (but in any event within one hour) following execution and delivery of the Merger Agreement, effectively notify the Department of Defense, Defense Counterintelligence

and Security Agency ("DCSA"), in accordance with the requirements of the National Industrial Security Program Operating Manual ("NISPOM"), of the transactions contemplated by the Merger Agreement. Parent and Wesco Aircraft will act promptly and cooperatively in providing all such information requested by DCSA as may be required to comply with the NISPOM.

        Wesco Aircraft will use, and will cause its subsidiaries to use, reasonable best efforts to provide, upon their request, to Parent and Merger Sub such assistance as is reasonably necessary for Parent and Merger Sub to apply for, and make any applicable filings under the French foreign investment regulations with respect to, the French Foreign Investment Clearance, including using reasonable best efforts to provide all information that Parent or Merger Sub may reasonably request (i) regarding Wesco Aircraft France SAS or its affiliates, its direct or indirect management, its employees, its business, client relationships or its operational position to be included in the applicable filing under the French foreign investment regulations or (ii) at the request of the French Ministry of Economy and Finance. Wesco Aircraft will undertake to act reasonably promptly and cooperatively in providing all such information reasonably necessary for the purposes of obtaining the French Foreign Investment Clearance.

Continuing Employees

        The Merger Agreement provides that from the Effective Time until September 30, 2020, each Continuing Employee will receive base compensation and a target annual cash bonus opportunity that is not less favorable than the base compensation and target annual cash bonus opportunity provided to such Continuing Employee immediately prior to the Effective Time, and other compensation and benefits (excluding annual cash bonus opportunities, equity-based compensation, non-qualified deferred compensation, defined benefit pension, retiree medical or life benefits, retention, long-term incentive, severance, change in control or transaction based bonus plans, arrangements or agreements) that are substantially comparable in the aggregate to other compensation and benefits (excluding annual cash bonus opportunities, equity-based compensation, non-qualified deferred compensation, defined benefit pension, retiree medical or life benefits, retention, long-term incentive, severance, change in control or transaction based bonus plans, arrangements or agreements) provided to such Continuing Employee immediately prior to the Effective Time.

        The Merger Agreement further provides that the surviving corporation will honor, in accordance with their terms, all of Wesco Aircraft's employment, severance, retention and termination plans, policies, programs, agreements and arrangements. Solely for purposes of determining (i) eligibility to participate and vesting under any Parent Plans (including any vacation, paid time-off and severance plans), and (ii) benefit accruals under any vacation, paid time-off and severance plans that are Parent Plans, each Continuing Employee's service with the Company or any of its subsidiaries, as reflected in the Company's records, will be treated as service with Parent or any of its subsidiaries to the same extent such Continuing Employee was entitled immediately prior to the closing of the Merger to credit for such service under a comparable Wesco Aircraft benefit plan; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits and the foregoing service credit will not apply with respect to any defined benefit plan.

        The Merger Agreement also provides that the surviving corporation will use commercially reasonable efforts to waive or cause to be waived any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any Parent Plans providing medical, dental, pharmaceutical and/or vision benefits in which Continuing Employees (and their eligible dependents) become eligible to participate following the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Wesco Aircraft benefit plan immediately prior to the Effective Time. The surviving corporation will use commercially reasonable efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year's deductible and co-payment limitations under the relevant benefit plan maintained by Parent or any of its subsidiaries providing medical, dental, pharmaceutical and/or vision benefits in which such Continuing Employee (and his or her eligible dependents) will be eligible to participate from and after the Effective Time.

        Notwithstanding anything in the Merger Agreement to the contrary, the terms and conditions of employment for any employee covered by a labor agreement will continue to be governed by the applicable labor agreement subject to and in accordance with its terms. Additionally, the Merger Agreement provides that at least ten business days prior to the Effective Time, Wesco Aircraft will provide to Parent a copy of final Section 280G calculations prepared by a nationally-recognized accounting firm or experienced valuator with respect to any "disqualified individuals" (within the meaning of Section 280G(c) of the Code) in connection with the transactions contemplated by the Merger Agreement. The surviving corporation agrees to act in accordance with the results of such calculations with respect to any payments to be made to the "disqualified individuals" in connection with the transactions contemplated by the Merger Agreement, other than to the extent that following the date of such calculations, there are any changes in applicable law, a governmental entity renders a decision that would have an adverse impact on such calculations, the surviving corporation receives an opinion of counsel that advises otherwise, or any mathematical or factual errors are discovered in such calculations.

Directors' and Officers' Indemnification and Insurance

        Under the Merger Agreement, beginning at the Effective Time, the surviving corporation will indemnify, defend and hold harmless, and will advance expenses as incurred, in each case in accordance with and to the fullest extent permitted under (i) applicable law, (ii) Wesco Aircraft's certificate of incorporation and bylaws in effect as of the date of the Merger Agreement and (iii) any contract of Wesco Aircraft or any of its subsidiaries with any present or former director or officer of Wesco Aircraft or its subsidiaries in effect as of the date of the Merger Agreement, each present and former director and officer of Wesco Aircraft and its subsidiaries and each of their respective employees who serves as a fiduciary of a Wesco Aircraft benefit plan (in each case, when acting in such capacity) against any costs or expenses (including reasonable and documented attorneys' fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any proceeding or investigation, whether civil, criminal, administrative or investigative, whenever asserted, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time to the extent that they are based on or arise out of the fact that such person is or was a director or officer of Wesco Aircraft or its subsidiaries, or employee of Wesco Aircraft or its subsidiaries who serves as a fiduciary of a Wesco Aircraft benefit plan, including in connection with the Merger Agreement and the transactions contemplated thereby.

        Under the Merger Agreement, Parent agrees that all rights to exculpation, indemnification or advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the Merger) existing as of the Effective Time in favor of the current or former directors or officers of Wesco Aircraft or any of its subsidiaries and each of their respective employees who serves as a fiduciary of a Wesco Aircraft benefit plan as provided in its certificates of incorporation, bylaws or other organizational documents will survive the Merger and will continue in full force and effect in accordance with their terms. For a period of no less than six years from the Effective Time, the surviving corporation will maintain in effect the exculpation, indemnification and advancement of expenses provisions of the applicable party's certificate of incorporation and bylaws or similar organization documents in effect as of the date of the Merger Agreement or in any contract of Wesco Aircraft or its subsidiaries with any of their respective directors, officers or employees in effect as of the date of the Merger Agreement, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of Wesco Aircraft or its subsidiaries; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any proceeding pending or asserted or any claim made within such period will continue until the final disposition of such proceeding.

        The Merger Agreement provides that, for six years from and after the Effective Time, the surviving corporation will maintain for the benefit of the directors and officers of Wesco Aircraft, as of the date of the Merger Agreement and as of the closing date of the Merger, D&O Insurance that provides coverage for events occurring at or prior to the Effective Time that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policy of Wesco Aircraft, or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the surviving corporation will not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid by Wesco Aircraft prior to the date of the Merger Agreement. In lieu of the foregoing, Wesco Aircraft may purchase, prior to the Effective Time, a prepaid "tail" policy, which policy provides such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the Merger Agreement or the transactions contemplated thereby. If such "tail" policy has been obtained by Wesco Aircraft prior to the Effective Time, the surviving corporation will maintain such policy in full force and effect for its full term and cause the obligations thereunder to be obligations thereunder to be honored by the surviving corporation.

        In the event that the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, Parent will, and will cause the surviving corporation to, cause proper provisions to be made so that such successor or assign will expressly assume the obligations set forth in the Merger Agreement.

Financing Efforts

        Under the Merger Agreement, Parent agreed to use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to arrange the Debt Financing as promptly as practicable following the date of the Merger Agreement (taking into account the anticipated timing of the Marketing Period) and to consummate the Debt Financing on or before the closing date of the Merger, including the following:

  •
  maintaining in effect the Debt Commitment Letter until the transactions contemplated by the Merger Agreement are consummated (subject to Parent's right to replace, modify, waive or amend the Debt Commitment Letter to the extent permitted thereunder and under the Merger Agreement);

  •
  not permitting any amendment or modification to be made to, not consenting to any waiver of any provision or remedy under, and not replacing, the Debt Commitment Letter, other than such amendments, modifications, waivers or replacements that do not: (i) reduce the aggregate amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount of the Debt Financing) unless the Cash Equity Financing is increased by a corresponding amount and an amended Funds Commitment Letter reflecting such increase is executed by the investment funds named therein and delivered to the Company, (ii) impose new or additional conditions to the receipt of the Debt Financing, amend or modify any of the conditions to the receipt of the Debt Financing in any manner adverse to the interests of the

    Company, or otherwise expand any conditions to the receipt of the Debt Financing, or (iii)(a) materially delay or prevent the closing of the Merger beyond the date the closing of the Merger is required to be effected in accordance with the terms of the Merger Agreement, (b) make the funding of the Debt Financing (or satisfaction of the conditions to obtaining the Debt Financing) less likely to occur or (c) adversely impact the ability of Parent to enforce its rights against the other Debt Commitment Parties or the related Debt Financing documents; provided that these restrictions do not apply to any "market flex" provisions under the Debt Commitment Letter or amendments to the Debt Commitment Letter solely to add lenders, lead arrangers, bookrunners, syndication agents or any person with similar roles or titles or to amend titles, allocations and fee sharing arrangements with respect to the existing and additional lenders, arrangers, bookrunners, agents, managers or similar entities;

  •
  causing the Cash Equity Financing to be consummated upon satisfaction of the conditions contained in the Funds Commitment Letter;

  •
  satisfying on a timely basis (taking into account the anticipated timing of the Marketing Period) all conditions to the Debt Financing and the Cash Equity Financing;

  •
  negotiating, executing and delivering Debt Financing documents that reflect the terms and conditions contained in the Debt Commitment Letter (including any "market flex" provisions related thereto) or such other terms as Parent may agree so long as such changes to the terms do not: (i) reduce the aggregate amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount of the Debt Financing) unless the Cash Equity Financing is increased by a corresponding amount and an amended Funds Commitment Letter reflecting such increase is executed by the investment funds named therein and delivered to the Company, (ii) impose new or additional conditions to the receipt of the Debt Financing, amend or modify any of the conditions to the receipt of the Debt Financing in any manner adverse to the interests of the Company, or otherwise expand any conditions to the receipt of the Debt Financing, or (iii)(a) materially delay or prevent the closing of the Merger beyond the date the closing of the Merger is required to be effected, (b) make the funding of the Debt Financing (or satisfaction of the conditions to obtaining the Debt Financing) less likely to occur or (c) adversely impact the ability of Parent to enforce its rights against the other Debt Commitment Parties or the related Debt Financing documents; and

  •
  in the event that (i) certain closing conditions in the Merger Agreement have been satisfied (or, upon funding, would be satisfied) and (ii) the conditions to the availability of the Debt Financing have been satisfied or waived (or, with the funding of the Debt Financing, would be concurrently satisfied), causing the applicable financing sources to fund the full amount of the Debt Financing at or prior to the closing of the Merger.

        Parent is required to give Wesco Aircraft prompt notice of (i) any material breach or repudiation, or any threatened material breach or repudiation, by any party to the Commitment Letters of which Parent becomes aware and (ii) any material dispute or disagreement among any Debt Commitment Parties or the definitive agreements related to the Financing with respect to the obligation to fund or the amount of the Financing to be funded at the closing of the Merger.

        In the event any portion of the Debt Financing becomes unavailable on the terms and conditions set forth in the Debt Commitment Letter, Parent is required to (i) promptly notify the Company of such event and the reasons therefor, (ii) use its reasonable best efforts to obtain (on terms in all material respects as favorable to Parent as are reasonably available for financings of the type contemplated by the Debt Commitment Letter in the debt markets at such time) alternative financing from alternative financing sources, in an amount sufficient (together with the Cash Equity Financing) to pay the Merger Consideration and consummate the Merger and the transactions contemplated thereby, as promptly as practicable following the occurrence of such event, and (iii) use its reasonable best efforts to obtain, and when obtained, promptly provide the Company with a copy of, a replacement financing commitment.

Debt Financing Cooperation

        Under the Merger Agreement, Wesco Aircraft agreed to use and cause its subsidiaries to use and to use reasonable best efforts to cause its and their respective officers, employees, advisors and other representatives to use, reasonable best efforts to provide such cooperation in connection with the arrangement of, and satisfaction of the conditions to, the Debt Financing as is reasonably requested by Parent. However, neither Wesco Aircraft nor any of its subsidiaries will be required to provide such assistance that will unreasonably interfere with its business operations. Such cooperation will include using reasonable best efforts to do the following, each of which will be at Parent's written request with reasonable prior notice and at Parent's sole cost and expense:

  •
  participation by the senior management team of Wesco Aircraft and its subsidiaries in the marketing activities undertaken in connection with the marketing of the Debt Financing, including (i) assistance in preparation of customary marketing material and due diligence sessions related thereto, (ii) preparation for and participation in a reasonable number of meetings, presentations, due diligence sessions, drafting sessions, road shows, conference calls, lender meetings and other customary syndication activities with prospective lenders and debt investors, in each case at reasonable times and upon reasonable notice, and (iii) delivery of customary authorization and representation letters;

  •
  reasonable assistance with obtaining ratings from one or more rating agencies (including corporate ratings and ratings for the Debt Financing), including participation by senior management of Wesco Aircraft and its subsidiaries in, and assistance with, the preparation of rating agency presentations and meetings with rating agencies;

  •
  (i) furnishing due diligence materials, financial and other pertinent information relating to Wesco Aircraft and its subsidiaries (including information to be used in the preparation of rating agency presentations, an information package, bank confidential information memoranda, offering documents, prospectus, offering memoranda and similar customary documents regarding the business, operations, financial projections and prospects of Wesco Aircraft and its subsidiaries reasonably required in connection with the Debt Financing) to the extent reasonably requested by Parent to assist in the preparation of customary prospectus, offering or information documents to be used in connection with the Debt Financing and (ii) reviewing and commenting on Parent's draft of a business description (solely as it relates to Wesco Aircraft and its subsidiaries) and "Management's Discussion and Analysis" of the Company financial statements to be included in offering documents;

  •
  providing as promptly as reasonably practicable (and in any event, at least four business days prior to the closing date of the Debt Financing) such other documentation and other information reasonably requested by the other Debt Commitment Parties at least nine business days prior to the closing of the Merger under applicable "know-your-customer" and anti-money laundering rules and regulations;

  •
  obtaining and/or assisting in obtaining payoff letters with respect to Wesco Aircraft's and its subsidiaries' credit agreement and overdraft facility;

  •
  cooperating to facilitate the pledging of, granting of security interests in and obtaining perfection of any liens on, collateral (including using reasonable best efforts to deliver original copies of all certificated securities and instruments (with transfer powers executed in blank) required to be provided as collateral under the Debt Commitment Letter), and cooperate with any collateral appraisals and field examinations as may be reasonably requested by Parent and the other Debt Commitment Parties;

  •
  executing and delivering financing agreements (including pledge and security agreements) and related documents (including certificates) as may be reasonably requested by Parent and the other Debt Commitment Parties;

  •
  establishing bank and other accounts and blocked account agreements and lock-box arrangements to the extent necessary in connection with the Debt Financing;

  •
  furnishing (i) the Financing Information (as defined in the Merger Agreement) and other information regarding Wesco Aircraft and its subsidiaries customarily included in marketing materials or offering documents for financings similar to the financings contemplated by the Debt Commitment Letter (including Rule 144A offerings of non-convertible debt securities) and (ii) customary "flash" or "recent development" revenue information (which may be provided in a reasonable range or estimate and may be provided on a non-GAAP basis) for any fiscal quarter or year ending after the date hereof and prior to the closing of the Merger;

  •
  taking all customary corporate actions, subject to the occurrence of the closing of the Merger, reasonably requested by Parent that are necessary or customary to permit the consummation of the Debt Financing, including any high yield financing, and to permit the proceeds thereof to be made available on the date of closing of the Merger;

  •
  requesting that its independent auditors assist and cooperate with the Debt Financing;

  •
  delivering to Parent and the other Debt Commitment Parties the information with respect to the business, operations and financial condition of Wesco Aircraft and its subsidiaries that is expressly required to be provided by the Debt Commitment Letter; and

  •
  causing the Financing Information, when delivered, not to contain any material misstatement of material fact.

        However, subject to certain limited exceptions, no obligation of Wesco Aircraft or any of its subsidiaries under any such certificate, document or instrument will be effective until the closing of the Merger and neither Wesco Aircraft nor any of its subsidiaries will be required to execute or take any action under any such certificate, document or instrument that is not contingent upon the closing of the Merger (including the entry into any agreement that is effective before the closing of the Merger) or that would be effective prior to the closing of the Merger. Wesco Aircraft and its subsidiaries and their respective directors, officers and employees will not be required to pass any resolution or consent to approve or authorize the Financing or take any action that would cause any such director, officer or employee to incur or be exposed to any actual or potential personal liability, and Wesco Aircraft and its subsidiaries will not be required to take any action that would reasonably be expected to conflict with any law or the organizational documents of the Company or any of its subsidiaries, or that conflicts with or would result in a breach of or a default under any material contract of the Company or cause any condition to closing set forth in the Merger Agreement to fail to be satisfied or otherwise cause a breach of the Merger Agreement. Neither Wesco Aircraft nor any of its subsidiaries will be responsible for the preparation of any pro forma financial statements or any adjustments to any pro forma financial information required to be provided in accordance with the Debt Commitment Letter and Wesco Aircraft's reasonable best efforts to provide assistance, if requested, in connection with pro forma financial information will be limited to providing financial information reasonably available to the Company under its current reporting systems.

        Pursuant to the Merger Agreement Parent is required to indemnify and hold harmless Wesco Aircraft and its subsidiaries, and each of their respective directors, officers, employees, agents and other representatives, from and against any and all liabilities, costs, losses and expenses suffered or incurred by Wesco Aircraft, its subsidiaries and their respective officers, directors, agents, employees and other representatives in connection with the Debt Financing or any assistance or activities provided in connection therewith, except as a result of the willful misconduct or bad faith of Wesco Aircraft, any of its subsidiaries or any of their respective directors, officers, employees, agents or other representatives.

Discharge of Indebtedness and Release of Liens

        It is expected that on the closing date of the Merger, Wesco Aircraft's and its subsidiaries' credit agreement and overdraft facility will be fully paid off and terminated. The Merger Agreement provides that Wesco Aircraft will use reasonable best efforts to deliver to Parent, no less than one business day prior to the closing date of the Merger, executed payoff letters from the agent under each of its and its subsidiaries' credit agreement and overdraft facility specifying the amount of all indebtedness outstanding under each such facility as well as all other amounts required to fully pay off such indebtedness on the closing date of the Merger and agreeing that, upon such agent's receipt of the applicable payoff amount, (i) all outstanding obligations of Wesco Aircraft and its subsidiaries arising under each such facility will be repaid and discharged in full (to the extent applicable, other than in respect of obligations which by their express terms survive such repayment and other than with respect to any outstanding letters of credit that will be cash collateralized, backstopped or grandfathered into the Debt Financing) and (ii) any liens granted in connection with each such facility will be released.

Litigation Relating to the Merger

        The Merger Agreement requires Wesco Aircraft to give Parent the reasonable opportunity to participate in the defense or settlement of any stockholder litigation against Wesco Aircraft, any of its subsidiaries and/or its and their respective directors and officers relating to the transactions contemplated by the Merger Agreement, including the Merger. Wesco Aircraft will not, and will cause its subsidiaries not to, (i) settle, compromise, come to an agreement regarding or cease defending against (or agree or consent to any of the foregoing with respect to) any such proceeding without the prior written consent of Parent or (ii) consent to a settlement, compromise or agreement by any of its and their respective directors and officers regarding any such proceeding unless withholding such consent would be unreasonable or Parent has given its prior written consent.

Delisting and Deregistration of Wesco Aircraft Common Stock

        Wesco Aircraft common stock is registered as a class of equity securities under the Exchange Act and is quoted on the NYSE under the symbol "WAIR." As a result of the Merger, Wesco Aircraft will become a wholly owned subsidiary of Parent, with no public market for its common stock. After the Merger, Wesco Aircraft's common stock will cease to be traded on the NYSE, and price quotations with respect to sales of shares of its common stock in the public market will no longer be available. In addition, the registration of Wesco Aircraft's common stock under the Exchange Act will be terminated, and Wesco Aircraft will no longer be required to file periodic reports with the SEC shortly after the Effective Time.

Conditions to the Closing of the Merger

        The respective obligations of each party to consummate the Merger are subject to the satisfaction (or mutual waiver by both Wesco Aircraft and Parent, to the extent permitted by law) of the following conditions at or prior to the Effective Time:

  •
  stockholder approval of the Merger Proposal having been obtained;

  •
  the consummation of the transactions contemplated by the Merger Agreement not being restrained, enjoined or prohibited by any order (whether temporary, preliminary or permanent) that continues to be in effect of any court of competent jurisdiction or any other governmental entity;

  •
  there being no pending proceeding before any court of competent jurisdiction pursuant to which any governmental entity of Canada, Germany, Italy or the United Kingdom competent of administering the applicable local national security laws of the applicable jurisdiction is seeking to restrain, enjoin or prohibit, in whole or in part, the consummation of the transactions contemplated by the Merger Agreement, or to impose or require any limitations or restrictions on, or obligations with respect to, the right of Parent effectively to control or operate its or any of its affiliates' business or assets (in each case, whether temporary, preliminary or permanent);

  •
  there not being in effect any law enacted or promulgated by any governmental entity that prevents the consummation of the transactions contemplated by the Merger Agreement;

  •
  any applicable waiting period, together with any extensions thereof, under the HSR Act or under any timing agreement entered into among Parent, Merger Sub, Wesco Aircraft and the relevant U.S. Governmental Entity prohibiting the consummation of the Merger before a specified time will have expired or been terminated and the orders, approvals or expirations of waiting or notification periods required to consummate the Merger under the laws of Canada, Germany, Poland and the United Kingdom will have occurred or been granted, as applicable; and

  •
  the French Foreign Investment Clearance will have been obtained and will remain in full force and effect.

        The obligations of Parent and Merger Sub to effect the Merger are also subject to the fulfillment (or waiver by Parent and Merger Sub) of the following conditions at or prior to the Effective Time:

  •
  each representation and warranty of Wesco Aircraft contained in Sections 3.1(a) (Corporate Organization) other than insofar as it relates to foreign qualification and other than the last sentence, 3.2(a) (Capitalization) other than with respect to any de minimis inaccuracies and other than with respect to compliance with all applicable laws under Section 3.2(a)(i) other than the DGCL, 3.2(c) (Capitalization), 3.3 (Authority; Execution and Delivery; Enforceability), subclause (i) of 3.4(a) (No Conflicts), 3.6(b) (Absence of Certain Changes or Events), 3.20 (Broker's Fees) insofar as it relates to financial advisors' fees set forth in Section 3.20 of the disclosure letter and Wesco Aircraft having made available to Parent a true and complete copy of the applicable engagement letters of the persons actually identified on Section 3.20 of the disclosure letter and 3.21 (Opinion of Financial Advisors) shall be true and correct in all respects at and as of the date of the Merger Agreement and at and as of the closing date of the Merger as though made on the closing date Merger, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all respects as of such date or time);

  •
  each representation and warranty of Wesco Aircraft contained in the last sentence of Section 3.1(a) (Corporate Organization), Section 3.2(a)(i) with respect to compliance with all applicable laws other than the DGCL, Section 3.2(d) (Capitalization of Subsidiaries), and 3.20 (Broker's Fees) insofar as it relates to broker's fees other than the financial advisors' fees set forth in Section 3.20 of the disclosure letter shall be true and correct in all material respects at and as of the date of the Merger Agreement and at and as of the closing date of the Merger as though made on the closing date of the Merger, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all respects as of such date or time);

  •
  each representation and warranty of Wesco Aircraft otherwise set forth in Article 3 of the Merger Agreement without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein (except with respect to year-end adjustments in Section 3.5(c) of the Merger Agreement), being true and correct at and as of the closing date of the Merger as though made on the closing date, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Company Material Adverse Effect;

  •
  Wesco Aircraft having performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Merger Agreement at or before the closing date of the Merger;

  •
  since the date of the Merger Agreement, there will not have occurred any effect that, individually or in the aggregate with all other effects since the date of the Merger Agreement, has had or would reasonably be expected to have a Company Material Adverse Effect;

  •
  Parent's receipt of a certificate signed by an executive officer of Wesco Aircraft and dated as of the closing date of the Merger, certifying the matters in the foregoing five bullets; and

  •
  Wesco Aircraft's delivery to Parent of a certificate satisfying the requirements set forth in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), together with a notice to the IRS prepared in accordance with Treasury Regulations Section 1.8972(h)(2).

        In addition, as discussed in "—Closing and Effective Time of the Merger; Marketing Period" on page 102 of this proxy statement, Parent is not required to move forward with the Merger until the Marketing Period for Parent's Debt Financing has been completed.

        The obligation of Wesco Aircraft to effect the Merger is also subject to the fulfillment (or waiver by Wesco Aircraft) of the following conditions at or prior to the Effective Time:

  •
  each representation and warranty of Parent and Merger Sub contained in the Merger Agreement, without giving effect to any qualifications as to materiality or Parent Material Adverse Effect (as defined in the Merger Agreement) or other similar qualifications contained therein, being true and correct at and as of the date of the Merger Agreement at and as of the closing date of the Merger as though made on the closing date of the Merger, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), and except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Parent Material Adverse Effect;

  •
  Parent and Merger Sub having performed or complied in all material respects with the covenants and agreements required to be performed or complied with by them under the Merger Agreement at or before the closing date of the Merger; and

  •
  Wesco Aircraft's receipt of a certificate signed by an executive officer of Parent and dated as of the closing date of the Merger, certifying the matters in the foregoing two bullets.

        No party to the Merger Agreement may rely on the failure of satisfaction of any conditions set forth therein if the primary cause of such failure was the failure of such party to perform its obligations under the Merger Agreement.

Termination of the Merger Agreement

        In general, the Merger Agreement may be terminated at any time prior to the Effective Time, notwithstanding receipt of stockholder approval of the Merger Proposal, in the following ways:

  •
  By mutual written consent of Wesco Aircraft and Parent at any time prior to the Effective Time.

  •
  By either Wesco Aircraft or Parent:

  •
  if the Merger Proposal is not approved;

  •
  if any court of competent jurisdiction or other governmental entity of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, and the order or other action has become final and non-appealable; provided that this right to terminate the Merger Agreement will be available only if the party seeking to terminate the Merger Agreement has complied with its related obligations under the Merger Agreement; or

  •
  if the Effective Time has not occurred by the Outside Date; however, neither Wesco Aircraft nor Parent may be permitted to terminate the Merger Agreement if it is in material breach of the Merger Agreement and such breach has primarily caused or resulted in the failure of the closing to have occurred prior to the Outside Date.

  •
  By Wesco Aircraft:

  •
  at any time prior to stockholder approval of the Merger Proposal, if the Board determines to accept a Superior Proposal (if Wesco Aircraft complied with the No Solicitation provisions of the Merger Agreement, other than any de minimis non-compliance), provided that Wesco Aircraft will, prior to or concurrently with such termination, pay the termination fee to Parent as described in "—Termination Fees" on page 131 of this proxy statement;

  •
  at any time prior to the Effective Time, if: (i) there has been a breach by Parent or Merger Sub of any of its representations, warranties or covenants contained in the Merger Agreement such that any condition to the consummation of the Merger relating to (a) the truthfulness and correctness of Parent and Merger Sub's representations and warranties in the Merger Agreement or (b) Parent and Merger Sub's performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by Parent and Merger Sub under the Merger Agreement is not reasonably capable of being satisfied while such breach is continuing, (ii) Wesco Aircraft has delivered to Parent written notice of such breach and (iii) either such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions described in clause (i) above prior to the Outside Date or at least 30 days have elapsed since the date of delivery of such written notice to Parent and such breach has not been cured in a manner sufficient to allow satisfaction of the conditions described in clause (i) above; provided, however, that Wesco Aircraft may not terminate the Merger Agreement in this way if there has been a material breach by Wesco Aircraft of its representations, warranties or covenants contained in the Merger Agreement such that any condition to the consummation of the Merger relating to (a) the truthfulness and correctness of Wesco Aircraft's representations and warranties in the Merger Agreement or (b) Wesco Aircraft's performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by Wesco Aircraft under the Merger Agreement would not be satisfied by the Outside Date; or

  •
  if (i) the parties' mutual conditions to the closing of the Merger and the additional conditions to the closing of the Merger of Parent and Merger Sub have been satisfied or waived (other than the conditions that by their nature are to be satisfied at closing, but subject to such conditions being satisfied assuming a closing would occur), (ii) Wesco Aircraft has delivered an irrevocable written notice to Parent stating that, if Parent performs its obligations under the Merger Agreement, the closing will occur and (iii) Parent fails to consummate the transactions contemplated by the Merger Agreement by the later of two business days following delivery of such notice by Wesco Aircraft to Parent and the first time on which the closing is to occur pursuant to the Merger Agreement; provided, however, that during such two business day period after delivery of such notice by Wesco Aircraft, Parent will not be entitled to terminate the Merger Agreement.

  •
  By Parent:

  •
  at any time prior to the receipt of stockholder approval of the Merger Proposal, if (i) the Board has effected a Change of Board Recommendation, (ii) there has been a willful breach of the No Solicitation provisions of the Merger Agreement by Wesco Aircraft or any of its subsidiaries or representatives, which breach has not been cured within five business days of receipt by Wesco Aircraft of written notice of such breach, or (iii) Wesco Aircraft has entered into a merger agreement or other similar agreement relating to a Superior Proposal;

  •
  at any time prior to the Effective Time, if: (i) there has been a breach by Wesco Aircraft of its representations, warranties or covenants contained in the Merger Agreement such that any condition to the consummation of the Merger relating to (a) the truthfulness and correctness of Wesco Aircraft's representations and warranties in the Merger Agreement or (b) Wesco Aircraft's performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by Wesco Aircraft under the Merger Agreement is not reasonably capable of being satisfied while such breach is continuing, (ii) Parent has delivered to Wesco Aircraft written notice of such breach and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions described in clause (i) above prior to the Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to Wesco Aircraft and such breach shall not have been cured in a manner sufficient to allow satisfaction of the conditions described in clause (i) above; provided, however, that Parent shall not be permitted to terminate the Merger Agreement in this manner if there has been a material breach by Parent or Merger Sub of any of its representations, warranties or covenants contained in the Merger Agreement such that any condition to the consummation of the Merger relating to (a) the truthfulness and correctness of Parent and Merger Sub's representations and warranties in the Merger Agreement or (b) Parent and Merger Sub's performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by Parent and Merger Sub under the Merger Agreement would not be satisfied by the Outside Date; or

  •
  if (i) since the date of the Merger Agreement there shall have occurred any effect that, individually or in the aggregate, has had a Company Material Adverse Effect, (ii) Parent shall have delivered to Wesco Aircraft written notice of such effect and (iii) such effect is not capable of cure prior to the Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to Wesco Aircraft and such effect shall not have been cured; provided, however, that Parent shall not be permitted to terminate the Merger Agreement in this manner if there has been a material breach by Parent or Merger Sub of any of its representations, warranties or covenants contained in the Merger Agreement such that any condition to the consummation of the Merger relating to (a) the truthfulness and correctness of Parent and Merger Sub's representations and warranties in the Merger Agreement or (b) Parent and Merger Sub's performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by Parent and Merger Sub under the Merger Agreement would not be satisfied by the Outside Date.

        In the event that the Merger Agreement is terminated pursuant to the termination rights above, written notice of the termination must be given to the other party or parties, specifying the provisions of the Merger Agreement under which such termination is made and the basis therefor described in reasonable detail, and the Merger Agreement will become void and of no effect, and there will be no liability or obligation on the part of any party thereto, except with respect to certain limited sections that survive termination. However, nothing will relieve any party from liabilities or damages incurred or suffered as a result of a willful breach of any provisions set forth in the Merger Agreement.

Termination Fees

        Under the Merger Agreement, Wesco Aircraft will be required to pay Parent a termination fee of $39 million under any of the following circumstances:

  •
  if the Merger Agreement is terminated by Wesco Aircraft, at any time prior to stockholder approval of the Merger Proposal, because the Board decided to accept a Superior Proposal; or

  •
  if (i) the Merger Agreement is terminated by Wesco Aircraft or Parent (a) if stockholder approval of the Merger Proposal is not obtained or (b) if the Effective Time has not occurred on or before the Outside Date (assuming that neither party materially breached its covenants contained in the Merger Agreement); (ii) an Acquisition Proposal has been publicly announced (whether or not withdrawn) or made known to the Board and not withdrawn at least ten days before the date the special meeting is held (unless it is adjourned); and (iii) Wesco Aircraft enters into a definitive agreement with respect to such Acquisition Proposal within 12 months after such termination and the transaction contemplated by the Acquisition Proposal is consummated; provided, that, the termination fee payable under such circumstances would be reduced by the amount of any expenses previously reimbursed by Wesco Aircraft to Parent (see "—Expense Reimbursement" on page 132 of this proxy statement).

        Under the Merger Agreement, Parent must pay to Wesco Aircraft a reverse termination fee of $112 million if the Merger Agreement is terminated by Wesco Aircraft under the following circumstances:

  •
  if Wesco Aircraft terminates the Merger Agreement because (i) there has been a breach by Parent or Merger Sub of any of its representations, warranties or covenants contained in the Merger Agreement such that any condition to the consummation of the Merger relating to (a) the truthfulness and correctness of Parent and Merger Sub's representations and warranties in the Merger Agreement or (b) Parent and Merger Sub's performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by Parent and Merger Sub under the Merger Agreement is not reasonably capable of being satisfied while such breach is continuing, (ii) Wesco Aircraft has delivered to Parent written notice of such breach and (iii) either such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions described in clause (i) above prior to the Outside Date or at least 30 days have elapsed since the date of delivery of such written notice to Parent and such breach has not been cured in a manner sufficient to allow satisfaction of the conditions described in clause (i) above; or

  •
  if Wesco Aircraft terminates the Merger Agreement because (i) the parties' mutual conditions to the closing of the Merger and the additional conditions to the closing of the Merger of Parent and Merger Sub have been satisfied or waived (other than the conditions that by their terms are to be satisfied at closing, but subject to such conditions being satisfied assuming a closing would occur), (ii) Wesco Aircraft has delivered an irrevocable written notice to Parent stating that, if

    Parent performs its obligations under the Merger Agreement, the closing will occur and (iii) Parent fails to consummate the transactions by the later of two business days following delivery of such notice by Wesco Aircraft to Parent and the first time on which the closing is to occur pursuant to the Merger Agreement; or

  •
  if Wesco Aircraft or Parent terminates the Merger Agreement because the Effective Time has not occurred by the Outside Date (and the terminating party is not in material breach of the Merger Agreement that primarily causes or results in the failure of the closing to have occurred prior to the Outside Date).

Expense Reimbursement

        If the Merger Agreement is terminated by either Wesco Aircraft or Parent because (i) the Merger Proposal is not approved or (ii) the Effective Time has not occurred by the Outside Date as a result of the failure to obtain approval of the Merger Agreement by Wesco Aircraft's stockholders (and the terminating party is not in material breach of the Merger Agreement that primarily causes or results in the failure of the closing to have occurred prior to the Outside Date), then Wesco Aircraft will pay to Parent the reasonable and documented out-of-pocket fees and expenses incurred by Parent and its subsidiaries in connection with the Merger and the other transactions contemplated by the Merger Agreement, whether incurred before or after the date of the Merger Agreement, including reasonable and documented out-of-pocket fees and expenses incurred in connection with Parent's investigation, structuring, negotiation, due diligence, and financial, operating, legal and other analysis, as well as costs and expenses related to the Financing, in an aggregate amount not to exceed $3 million.

Specific Performance

        In addition to any other remedy to which they are entitled, the parties will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to specific performance as to its terms, and the parties will waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and the defense of adequacy of a remedy at law.

        Each of the parties agrees that seeking specific performance or injunctive relief will not constitute a waiver of its right to seek any other form of relief that may be available to it under the Merger Agreement and nothing set forth in the Merger Agreement will require a party to institute any proceeding for (or limit a party's right to institute any proceeding for) specific performance prior, or as a condition, to exercising any termination right (and pursuing damages after such termination). The parties agree that the commencement of any proceeding seeking specific performance or injunctive relief does not restrict or limit a party's right to terminate the Merger Agreement in accordance with its terms; provided, that in no event will a party be entitled to both the payment of the reverse termination fee by Parent or the termination fee by Wesco Aircraft, as applicable, and specific performance of the other party's obligations to consummate the Merger or, in the case of obligations of Parent or Merger Sub, obtain the Cash Equity Financing.

        Notwithstanding the foregoing, Wesco Aircraft will have the right to enforce Parent's obligation to cause the Cash Equity Financing to be funded and to consummate the transactions contemplated by the Merger Agreement, only if, (i) the parties' mutual conditions to the closing of the Merger and the additional conditions to the closing of the Merger of Parent and Merger Sub have been satisfied or waived (other than the conditions that by their terms are to be satisfied at closing, but subject to such conditions being satisfied assuming a closing would occur), (ii) Wesco Aircraft has confirmed in writing that, if specific performance is granted and the Cash Equity Financing and the Debt Financing (or any alternative financing) are funded, the closing will occur, (iii) the Debt Financing has been funded or will be funded at the closing if the Cash Equity Financing is funded (or in the case any alternative financing, such alternative financing has been funded or will be funded at the closing if the Cash Equity Financing is funded), and (iv) Parent has failed to cause the closing to occur by the date the closing is required to have occurred.

Limitation on Recourse

        Other than with respect to the right to seek specific performance of the Funds Commitment Letter to the extent permitted by and in accordance with the Funds Commitment Letter, recourse against Platinum Fund IV under the limited guaranty to the extent provided therein and claims for any breach of the Confidentiality Agreement by Platinum Equity Advisors International (UK) Limited, no related party to Parent (excluding Parent and Merger Sub) will have any liability for any liabilities of Parent or Merger Sub under the Merger Agreement or for any proceeding based on, in respect of, or by reason of, the transactions contemplated by the Merger Agreement.

Fees and Expenses

        All fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, subject to certain provisions of the Merger Agreement.

No Third Party Beneficiaries

        The Merger Agreement provides that it will be binding upon and inure solely to the benefit of Wesco Aircraft, Parent and Merger Sub and their respective successors and permitted assigns. The Merger Agreement is not intended to and will not confer any rights, benefits or remedies upon any person (except with respect to the requirement that Parent provide specified director and officer indemnification, as described in "—Directors' and Officers' Indemnification and Insurance" on page 121 of this proxy statement) other than Wesco Aircraft, Parent and Merger Sub and their respective successors and permitted assigns, except that Financing parties and certain related parties of Parent are express third party beneficiaries of and have the right to enforce certain provisions of the Merger Agreement.

Amendments; Waivers

        The Merger Agreement may be amended by a written instrument signed by each of the parties to the Merger Agreement by action taken by or on behalf of their respective boards of directors at any time before the Effective Time. However, after receipt of stockholder approval of the Merger Proposal, no amendment may be made which, by law or in accordance with the rules of any relevant stock exchange, requires further approval by Wesco Aircraft's stockholders without such approval. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and Wesco Aircraft, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any breach of the representations and warranties of the other contained in the Merger Agreement or in any document delivered pursuant thereto or (iii) waive compliance by the other with any of the agreements or covenants contained in the Merger Agreement; provided, however, that after receipt of stockholder approval of the Merger Proposal, there may not be any extension or waiver of the Merger Agreement that, by law, would require further approval by the stockholders of Wesco Aircraft without the approval of the stockholders of Wesco Aircraft. Except as required by law, no extension or waiver by Wesco Aircraft will require the approval of its stockholders.

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT

The Merger Agreement Proposal

        We are asking you to approve a proposal to adopt the Merger Agreement and thereby approve the transactions contemplated by the Merger Agreement, including the Merger. For a detailed discussion of the terms and conditions of the Merger Agreement, see "The Merger Agreement" on page 101 of this proxy statement. A copy of the Merger Agreement is attached as Appendix A of this proxy statement.

Vote Required and Board Recommendation

        As discussed in "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger" on page 50 of this proxy statement, after considering various factors described in such section, the Board has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of Wesco Aircraft and its stockholders, (ii) approved and declared advisable the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of Wesco Aircraft for their adoption at the special meeting and (iv) recommended that Wesco Aircraft's stockholders adopt the Merger Agreement.

        Under Delaware law, approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Wesco Aircraft common stock outstanding as of the Record Date and entitled to vote on the matter. Abstentions and broker non-votes, if any, will have the same effect as a vote "AGAINST" the Merger Proposal.

        The Board unanimously recommends that you vote "FOR" the Merger Proposal.

 PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

        We are asking you to approve a proposal to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting. If our stockholders approve the Adjournment Proposal, we could adjourn the special meeting and any adjourned session of the special meeting to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the Merger Proposal would be defeated, we could adjourn the special meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares of Wesco Aircraft common stock to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

        If the special meeting is adjourned, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the vote on the proposals. If the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

Vote Required and Board Recommendation

        Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Wesco Aircraft common stock represented in person or by proxy at the special meeting and entitled to vote thereon. Abstentions as to the Adjournment Proposal with respect to shares of Wesco Aircraft common stock otherwise present at the special meeting and entitled to vote will have the same effect as a vote "AGAINST" the Adjournment Proposal. Broker non-votes, if any, will have no effect on the Adjournment Proposal.

        The Board believes that it is in the best interests of Wesco Aircraft and its stockholders to be able to adjourn the special meeting to a later date or dates if necessary for the purpose of soliciting additional votes in respect of the Merger Proposal if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting.

        In addition, if a quorum is not present at the special meeting, the chairperson of the meeting or the affirmative vote of the holders of a majority of all of the shares of Wesco Aircraft common stock represented at the special meeting, in person or by proxy, and entitled to vote thereon, although less than a quorum, may adjourn the meeting to another place, date or time.

        The Board unanimously recommends that you vote "FOR" the Adjournment Proposal.

 PROPOSAL 3: ADVISORY VOTE ON MERGER-RELATED NAMED EXECUTIVE OFFICER COMPENSATION

The Compensation Proposal

        In accordance with Section 14A of the Exchange Act, Wesco Aircraft is providing its stockholders with the opportunity to cast a non-binding, advisory vote on certain compensation that will or may become payable to the named executive officers of Wesco Aircraft in connection with the Merger, including the agreements and understandings pursuant to which such compensation will or may become payable, the value of which is set forth in "The Merger—Interests of the Directors and Executive Officers of Wesco Aircraft in the Merger—Named Executive Officer Golden Parachute Compensation" on page 81 of this proxy statement.

        For purposes of this proxy statement, our named executive officers consist of:

  •
  Todd Renehan, Chief Executive Officer,

  •
  Kerry Shiba, Executive Vice President and Chief Financial Officer,

  •
  Alex Murray, President and Chief Operating Officer,

  •
  Declan Grant, Executive Vice President and Chief Commercial Officer, and

  •
  Dan Snow, former Executive Vice President and Chief Supply Chain Officer.

        The Board encourages you to carefully review the named executive officer Merger-related compensation information disclosed in this proxy statement. As required by Section 14A of the Exchange Act, Wesco Aircraft is asking its stockholders to vote on the adoption of the following resolution:

        "RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation that will or may become payable to Wesco Aircraft's named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation will or may become payable, as disclosed in "The Merger—Interests of the Directors and Executive Officers of Wesco Aircraft in the Merger—Named Executive Officer Golden Parachute Compensation" in Wesco Aircraft's proxy statement for the special meeting."

        Stockholders should note that this proposal is separate and apart from Proposal 1 above and is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on Wesco Aircraft, the Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.

Vote Required and Board Recommendation

        Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Wesco Aircraft common stock represented in person or by proxy at the special meeting and entitled to vote thereon. Abstentions as to the Compensation Proposal with respect to shares of Wesco Aircraft common stock otherwise present at the special meeting and entitled to vote will have the same effect as a vote "AGAINST" the Compensation Proposal. Broker non-votes, if any, will have no effect on the Compensation Proposal.

  The Board unanimously recommends that you vote "FOR" the Compensation Proposal.

MARKET PRICES AND DIVIDEND DATA

        Wesco Aircraft common stock is listed on the NYSE under the symbol "WAIR." As of the Record Date, there were [    •    ] shares of Wesco Aircraft common stock outstanding, held by [    •    ] stockholders of record.

        The following table sets forth, for the indicated periods, the high and low closing sales prices of Wesco Aircraft common stock for the periods shown, as reported by the NYSE. No dividends were declared on Wesco Aircraft common stock in the periods shown:

	Wesco Aircraft Common Stock
	High	Low
Fiscal Year Ended September 30, 2019
Fourth Quarter (through August 28, 2019)	$11.15	$9.78
Third Quarter	$10.56	$8.13
Second Quarter	$8.79	$7.77
First Quarter	$11.71	$7.74
Fiscal Year Ended September 30, 2018
Fourth Quarter	$13.95	$10.55
Third Quarter	$11.95	$9.35
Second Quarter	$10.45	$6.30
First Quarter	$9.75	$6.75

        Under our current dividend policy, we have never declared or paid any cash dividends on Wesco Aircraft common stock and have retained any future earnings for the operation and expansion of our business and the repayment of debt. Under the terms of the Merger Agreement, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, we may not declare or pay dividends to our common stockholders without Parent's written consent.

        The closing price of Wesco Aircraft common stock on the NYSE on May 24, 2019, the last trading day before unverified news reports that Wesco Aircraft was exploring strategic alternatives, including a potential sale transaction, was $9.69 per share. The closing price of Wesco Aircraft common stock on the NYSE on August 8, 2019, the last trading day completed prior to the public announcement of the execution of the Merger Agreement, was $10.32 per share. On [    •    ], 2019, the latest practicable trading day before the printing of this proxy statement, the closing price of Wesco Aircraft common stock on the NYSE was $[    •    ] per share. You are encouraged to obtain current market quotations for Wesco Aircraft common stock.

        Following the Merger, there will be no further market for Wesco Aircraft common stock, which will be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer be required to file periodic reports with the SEC.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following tables set forth certain information regarding the beneficial ownership of Wesco Aircraft common stock as of August 27, 2019, by (i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of Wesco Aircraft common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group. Such information (other than with respect to our directors and executive officers and their affiliates) is based on a review of statements filed with the SEC pursuant to Sections 13(d) and 13(g) of the Exchange Act with respect to our common stock.

        The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial" owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities, and some persons may be deemed to be beneficial owners of securities as to which such persons have no economic interest.

        Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the shares of our common stock reported and the business address of each such beneficial owner is c/o Wesco Aircraft Holdings, Inc., 24911 Avenue Stanford, Valencia, California 91355.

	Common Stock Beneficially Owned
Name	Number	Percent of Class
Greater than 5% Stockholders:
Falcon Aerospace Holdings, LLC(1)	23,330,184	23.4%
Makaira Partners, LLC(2)	6,958,250	7.0%
Michael S. Neri(3)	10,519,173	10.5%
Frontier Capital Management Co., LLC(4)	6,448,204	6.5%
Dimensional Fund Advisors LP(5)	6,054,540	6.1%
Cove Street Capital, LLC(6)	5,211,427	5.2%
Directors and Named Executive Officers:
Randy J. Snyder(7)	699,821	*
Todd S. Renehan(8)	360,289	*
Kerry A. Shiba(9)	110,500	*
Alex Murray(10)	449,106	*
Declan Grant(11)	182,842	*
Dayne A. Baird	—	—
Thomas M. Bancroft(12)	7,072,842	7.1%
Paul E. Fulchino(13)	152,213	*
Jay L. Haberland	43,387	*
Scott E. Kuechle	72,698	*
Adam J. Palmer	—	—
Robert D. Paulson	98,784	*
Jennifer M. Pollino	30,240	*
Norton A. Schwartz	36,976	*
All executive officers and directors as a group(14 persons)	9,309,698	9.3%

*
Denotes less than 1.0% of beneficial ownership.

(1)
Falcon Aerospace Holdings, LLC is the record holder of 23,330,184 shares of common stock. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the sole shareholder of Carlyle Holdings I GP Inc., which is the managing member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which is the managing member of TC Group, L.L.C., which is the managing member of TC Group IV Managing GP, L.L.C., which is the managing member of Falcon Aerospace Holdings, LLC. Accordingly, each of these entities may be deemed to share beneficial ownership of the shares of common stock owned of record by Falcon Aerospace Holdings, LLC. The principal address of each of the foregoing entities is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

(2)
Makaira Partners, LLC is the beneficial owner of 6,958,250 shares of common stock. The address of the principal business office of the reporting person is 7776 Ivanhoe Avenue, #250, La Jolla, California 92037.

(3)
Includes (i) 1,425,448 shares of our common stock held by the Randy Snyder 2009 Extended Family Trust, (ii) 1,425,449 shares of our common stock held by the Susan Snyder 2009 Extended Family Trust, (iii) 1,278,046 shares of our common stock held by the Justin Henry Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust,

  (iv) 1,278,046 shares of our common stock held by the Justin Henry Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, (v) 1,278,046 shares of our common stock held by the Joshua Jack Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust, (vi) 1,278,046 shares of our common stock held by the Joshua Jack Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust, (vii) 1,278,046 shares of our common stock held by the Todd Ian Snyder Exempt Trust U/T Randy Snyder 2005 Grantor Trust and (viii) 1,278,046 shares of our common stock held by the Todd Ian Snyder Exempt Trust U/T Susan Snyder 2005 Grantor Trust. The trusts described in (i) through (viii) above are collectively referred to herein as the Snyder Trusts. Mr. Neri, in his capacity as Managing Director of U.S. Trust Company of Delaware, is the trustee for each of the Snyder Trusts, and in that role has voting power with respect to the shares held by the trusts and is deemed to be an indirect beneficial owner of such shares. Mr. Neri's address is U.S. Trust Company of Delaware, 1100 N. King Street, Wilmington, DE 19884.

(4)
Based solely on information contained in a Schedule 13G/A (the "Frontier Schedule 13G/A") filed with the SEC on February 11, 2019 by Frontier Capital Management Co., LLC ("Frontier Capital Management"). The address of Frontier Capital Management is 99 Summer Street, Boston, MA 02110. The Frontier Schedule 13G/A reported beneficial ownership as follows: sole voting power over 2,604,559 shares and sole dispositive power over 6,448,204 shares.

(5)
Based solely on information contained in a Schedule 13G (the "Dimensional Schedule 13G") filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP ("Dimensional Fund Advisors"). The address of Dimensional Fund Advisors is Building One, 6300 Bee Cave Road, Austin, TX 78746. The Dimensional Schedule 13G reported beneficial ownership as follows: sole voting power over 5,757,887 shares and sole dispositive power over 6,054,540 shares.

(6)
Based solely on information contained in a Schedule 13G (the "Cove Schedule 13G") filed with the SEC on February 13, 2018 by Cove Street Capital, LLC ("Cove Street Capital") and Jeffrey Bronchick. The address of Cove Street Capital is 2101 East El Segundo Boulevard, Suite 302, El Segundo, CA 90245. The Cove Schedule 13G reported beneficial ownership as follows: shared voting power over 4,637,491 shares and shared dispositive power over 5,211,427 shares.

(7)
Consists of 147,321 shares of our common stock beneficially owned by Mr. Snyder and the right to acquire up to 552,500 shares pursuant to options.

(8)
Consists of 62,484 shares of our common stock beneficially owned by Mr. Renehan, the right to acquire up to 186,705 shares pursuant to options, 15,882 restricted stock units that are scheduled to vest on September 30, 2019, 41,885 restricted stock units that are scheduled to vest in two equal installments on September 30, 2019 and 2020 and 53,333 restricted stock units that are scheduled to vest in three equal installments on September 30, 2019, 2020 and 2021.

(9)
Consists of 21,289 shares of our common stock beneficially owned by Mr. Shiba, the right to acquire up to 39,577 shares pursuant to options, 19,634 restricted stock units that are scheduled to vest in two equal installments on September 30, 2019 and 2020 and 30,000 restricted stock units that are scheduled to vest in three equal installments on September 30, 2019, 2020 and 2021.

(10)
Consists of 132,239 shares of our common stock beneficially owned by Mr. Murray, the right to acquire up to 245,444 shares pursuant to options, 11,912 restricted stock units that are scheduled to vest on September 30, 2019, 26,178 restricted stock units that are scheduled to vest in two equal installments on September 30, 2019 and 2020 and 33,333 restricted stock units that are scheduled to vest in three equal installments on September 30, 2019, 2020 and 2021.

(11)
Consists of 91,756 shares of our common stock beneficially owned by Mr. Grant, the right to acquire up to 58,279 shares pursuant to options, 5,882 restricted stock units that are scheduled to vest on September 30, 2019, 8,508 restricted stock units that are scheduled to vest in two equal installments on September 30, 2019 and 2020 and 18,417 restricted stock units that are scheduled to vest in three equal installments on September 30, 2019, 2020 and 2021.

(12)
Consists of 29,859 shares of our common stock beneficially owned by Mr. Bancroft, 49,200 shares held in an IRA and 35,533 shares held by Mr. Bancroft's family members. Also includes 6,958,250 shares held by Makaira Partners, LLC. Mr. Bancroft serves as Managing Member, Portfolio Manager and Chief Investment Officer of Makaira Partners, LLC and is deemed to be a beneficial owner of such shares.

(13)
Consists of 91,094 shares of our common stock beneficially owned by Mr. Fulchino and 61,119 shares of our common stock held by a family trust.

FUTURE STOCKHOLDER PROPOSALS

        If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of the stockholders of Wesco Aircraft. However, if the Merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders' meetings. Wesco Aircraft will hold an annual meeting of stockholders in 2020 (the "2020 Annual Meeting") only if the Merger has not already been completed.

        Proposals of our stockholders made pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8") that are intended to be presented by such stockholder at the 2020 Annual Meeting and that such stockholder desires to have included in our proxy materials relating to such meeting must be received by us at our principal executive offices no later than August 16, 2019, which is 120 calendar days prior to the anniversary of the mailing date of the proxy statement for the previous year's annual meeting in accordance with Rule 14a-8. In addition, if you desire to bring business or nominate an individual for election or re-election as a director outside of Rule 14a-8 under the Exchange Act before our 2020 Annual Meeting, you must comply with our bylaws, which require that you provide written notice of such business to our Secretary no earlier than September 26, 2019, and no later than the close of business on October 26, 2019, and otherwise comply with the advance notice and other provisions set forth in our bylaws, which currently include, among other things, a requirement as to stock ownership (including a requirement that you be a stockholder of record when your notice is delivered and at the date of the 2020 Annual Meeting) and the submission of specified information. For additional requirements, stockholders should refer to Article I, Section 1.12 of our bylaws, a current copy of which may be obtained from our Secretary.

 WHERE YOU CAN FIND MORE INFORMATION

        Statements contained in this proxy statement, or in any document incorporated by reference herein, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

        The following Wesco Aircraft filings with the SEC are incorporated by reference:

  •
  Wesco Aircraft's Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed with the SEC on November 16, 2018;

  •
  Wesco Aircraft's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2018, filed with the SEC on February 1, 2019, Wesco Aircraft's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 3, 2019, and Wesco Aircraft's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, filed with the SEC on August 9, 2019;

  •
  Wesco Aircraft's Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 14, 2018; and

  •
  Wesco Aircraft's Current Reports on Form 8-K filed with the SEC on January 25, 2019 and August 9, 2019 (accepted at 8:06 a.m. EST).

        We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement and is not incorporated by reference herein.

        Any reports, statements or other information that we file with the SEC are available to the public at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Wesco Aircraft through the "Investor Relations" section of our website, www.wescoair.com, and the "SEC Filings" section therein. Our website address is provided as an inactive textual reference only. The information contained on (or accessible through) our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.

        You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Wesco Aircraft Holdings, Inc.
Attn: Investor Relations
24911 Avenue Stanford
Valencia, California 91355
(661) 775-7200

        If you would like to request documents from us, please do so by [    •    ], 2019, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

        If you have any questions about this proxy statement, the special meeting or the Merger or need assistance with voting procedures, you should contact our proxy solicitor:

1407 Broadway, 27th Floor
New York, NY 10018

proxy@mackenziepartners.com

(212) 929-5500
Toll-Free: (800) 322-2885

 MISCELLANEOUS

        Wesco Aircraft has supplied all information relating to Wesco Aircraft, and Parent has supplied all of the information relating to Parent, Merger Sub, Platinum and the financing sources contained in "Summary—Parties Involved in the Merger," "Summary—Financing of the Merger," "The Merger—Parties Involved in the Merger" and "The Merger—Financing of the Merger."

        You should not send in your Wesco Aircraft stock certificates until you receive transmittal materials after the Merger is completed.

        You should rely only on the information contained in this proxy statement, including its appendices and all documents incorporated by reference therein, to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated as of [    •    ], 2019. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Appendix A

AGREEMENT AND PLAN OF MERGER

by and among

WOLVERINE INTERMEDIATE HOLDING II CORPORATION ,

WOLVERINE MERGER CORPORATION

and

WESCO AIRCRAFT HOLDINGS, INC.

Dated as of August 8, 2019

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of August 8, 2019 (this "Agreement"), is made by and among Wolverine Intermediate Holding II Corporation, a Delaware corporation ("Parent"), Wolverine Merger Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and Wesco Aircraft Holdings, Inc., a Delaware corporation (the "Company"). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.4 or as otherwise defined elsewhere in this Agreement.

RECITALS

        A.    Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement. To that end, the Company, Parent and Merger Sub desire to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and a direct wholly-owned subsidiary of Parent (the "Merger"), on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 251 of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), pursuant to which, except as otherwise provided in Section 2.1, each share of common stock, par value $0.001 per share, of the Company (each, a "Share" and collectively, the "Shares") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration.

        B.    The board of directors of Merger Sub has unanimously (a) determined that this Agreement, the Support Agreement (as defined below) and the transactions contemplated hereby and thereby, including the Merger (the "Transactions") are in the best interests of Merger Sub and its stockholder and (b) (x) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (y) approved the Support Agreement and the execution, delivery and performance thereof, and the stockholder of Merger Sub intends to adopt a resolution approving this Agreement and the Transactions.

        C.    The board of directors of Parent has unanimously determined that it is advisable and in the best interests of Parent and its stockholders for Parent to acquire the Company by means of the Merger, on the terms and subject to the conditions set forth in this Agreement, and accordingly has unanimously (x) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (y) approved the Support Agreement and the execution, delivery and performance thereof.

        D.    The board of directors of the Company (the "Company Board") has (a) determined that this Agreement, the Support Agreement and the Transactions, are advisable, fair to and in the best interests of the Company and its stockholders, (b) (x) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (y) approved the Support Agreement and the execution, delivery and performance thereof, (c) directed that this Agreement be submitted to the stockholders of the Company for their adoption and (d) recommended that the Company's stockholders adopt this Agreement.

        E.    Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        F.     Concurrently with the execution and delivery of this Agreement, Platinum Equity Capital Partners International IV (Cayman), L.P., a limited partnership organized under the laws of the Cayman Islands (the "Guarantor"), has delivered to the Company the limited guaranty (the "Guaranty") by the Guarantor, dated as of the date hereof, and pursuant to which the Guarantor has guaranteed payment of certain of Parent's and Merger Sub's obligations under this Agreement, on the terms and subject to the conditions set forth in the Guaranty.

        G.    Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, certain of the Company's stockholders are entering into a support agreement with Parent in respect of the Shares beneficially owned by such stockholders (the "Support Agreement").

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:

ARTICLE 1
THE MERGER

        1.1    The Merger.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and wholly-owned subsidiary of Parent. The Merger shall be effected pursuant to the DGCL and shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          (b)   At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. In addition, the Company and the Surviving Corporation shall take all necessary action such that, at the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

          (c)   At the Effective Time, the Company and the Surviving Corporation shall take all necessary action such that the directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall become the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time, from and after the Effective Time, shall continue as the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

        1.2    Closing and Effective Time of the Merger.     The closing of the Merger (the "Closing") will take place at 9:00 a.m., local time, on the third (3rd) Business Day after satisfaction or waiver by the party entitled to such waiver of all of the applicable conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver by the party entitled to such waiver of those conditions at the Closing), at the offices of Latham & Watkins LLP, 555 Eleventh Street, Washington, District of Columbia 20004 (it being understood and agreed that the Closing may take place by conference call and/or electronic delivery (e.g., email/PDF) of signatures), unless another time, date or place is agreed to in writing by the parties hereto; provided, however, that, notwithstanding anything to the contrary in this Agreement, Parent shall not be required to consummate the Transactions prior to the earlier of (i) a date during the Marketing Period specified by Parent on no less than two (2) Business Days' notice to the Company and (ii) the third (3rd) Business Day after the end of the Marketing Period. The date on which the Closing actually occurs is referred to as the "Closing Date". On the Closing Date, or on such other date as Parent and the Company may agree to, Merger Sub or the Company shall cause a certificate of merger (the "Certificate of Merger"), to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings required under the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware, or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger (such date and time at which the Merger becomes effective hereinafter referred to as the "Effective Time").

ARTICLE 2
CONVERSION OF SECURITIES IN THE MERGER

        2.1    Conversion of Securities.     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any capital stock of Parent, Merger Sub or the Company:

          (a)    Conversion of Shares.    Each Share issued and outstanding immediately prior to the Effective Time, other than Shares to be cancelled pursuant to Section 2.1(b) or Dissenting Shares, shall be converted automatically into the right to receive $11.05 per Share in cash (the "Merger Consideration"), without interest, subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, upon surrender of the Certificates or Book-Entry Shares in accordance with Section 2.2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall automatically cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.2 without interest, subject to any withholding of Taxes required by applicable Law as provided in Section 2.5.

          (b)    Cancellation of Treasury Shares and Parent-Owned Shares.    Each Share held by the Company as treasury stock or held directly by Parent or Merger Sub (or any direct or indirect wholly-owned subsidiaries of the Company, Parent or Merger Sub), in each case, immediately prior to the Effective Time, shall automatically be cancelled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

          (c)    Merger Sub Equity Interests.    Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one newly and validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

        2.2    Payment for Securities; Surrender of Certificates.

          (a)    Paying Agent.    At or prior to the Effective Time, Parent shall designate a reputable institution with experience as a paying agent to act as the paying agent (the identity and terms of designation and appointment of which shall be reasonably acceptable to the Company) for purposes of effecting the payment of the Merger Consideration in connection with the Merger in accordance with this Article 2 (the "Paying Agent"). Parent shall pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration to which holders of Shares (other than Company Restricted Shares which will be treated in accordance with Section 2.4(e)) shall be entitled at the Effective Time pursuant to Section 2.1(a). In the event such deposited funds are insufficient to make the payments contemplated pursuant to Section 2.1(a), Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. Such funds shall be invested by the Paying Agent as directed by Parent, pending payment thereof by the Paying Agent to the holders of the Shares in accordance with this Article 2; provided, however, that any such investments shall be in obligations of, or guaranteed by, the United States government or rated A-1 or P-1 or better by Moody's Investor Service, Inc. or Standard & Poor's Corporation, respectively. Earnings from such investments shall be the sole and exclusive property of the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.

          (b)    Procedures for Surrender.

              (i)  Certificates.    As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Shares formerly represented by certificates (the "Certificates"), which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e)) to the Paying Agent, and shall otherwise be in such customary form and have such other provisions as Parent, the Company and the Paying Agent shall reasonably agree prior to the Effective Time; and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e)) to the Paying Agent in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(e)) to the Paying Agent, together with delivery of a letter of transmittal and such other customary documents as may reasonably be requested by the Paying Agent, duly executed and in proper form, with respect to such Certificates, the holder of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificates (after giving effect to any required Tax withholdings as provided in Section 2.5), and any Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not recorded in the transfer books of the Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name any surrendered Certificate is registered if, as a condition precedent of payment, the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and be accompanied by all documents reasonably required to evidence and effect such transfer, and the Person requesting such payment shall have paid to Parent, the Surviving Corporation or the Paying Agent (as directed by Parent) any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Certificates representing

    Shares that are Dissenting Shares, which shall be deemed to represent the right to receive payment of the fair value of such Shares in accordance with and to the extent provided by Section 262 of the DGCL.

             (ii)  Book-Entry Shares.    Notwithstanding anything to the contrary contained in this Agreement, except as provided otherwise in Section 2.2(b)(iii) in respect of Non-DTC Book-Entry Shares, no holder of non-certificated Shares represented by book-entry ("Book-Entry Shares") shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal to the Paying Agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 2.1(a). In lieu thereof, (A) Parent and the Company shall cooperate to establish, prior to the Closing, procedures with the Paying Agent and The Depository Trust Company to ensure that the Paying Agent will transmit to The Depository Trust Company or its nominee as soon as practicable after the Effective Time, upon surrender of such Book-Entry Shares held of record by The Depository Trust Company or its nominee in accordance with The Depository Trust Company's customary surrender procedures, the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.5) for each such Book-Entry Share and (B) each holder of record of one or more Book-Entry Shares held through The Depository Trust Company whose Shares were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share a cash amount in immediately available funds equal to the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.5), and such Book-Entry Shares of such holder shall be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Book-Entry Shares representing Shares that are Dissenting Shares, which shall be deemed to represent the right to receive payment of the fair value of such Shares in accordance with and to the extent provided by Section 262 of the DGCL.

            (iii)  Non-DTC Book Entry Shares.    As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company ("Non-DTC Book-Entry Shares") a notice advising such holders of the effectiveness of the Merger. Upon surrender to the Paying Agent of Non-DTC Book-Entry Shares by book-receipt of an "agent's message" by the Paying Agent, the holder of each such Book-Entry Share shall be entitled to receive in exchange therefor a cash amount in immediately available funds equal to the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.5), and each such Book-Entry Share shall at the Effective Time be cancelled.

          (c)    Transfer Books; No Further Ownership Rights in Shares.    From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates or acceptable evidence of Book-Entry Shares are presented to the Surviving Corporation for any reason (including, without limitation, with respect to any Dissenting Shares which cease to be Dissenting Shares), they shall be cancelled and exchanged for the Merger Consideration as provided in this Agreement. The Merger Consideration paid upon the surrender of Certificates (or receipt by the Paying Agent of an "agent's message", in the case of Book-Entry Shares) in accordance with the terms of this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares.

          (d)    Termination of Fund; Abandoned Property; No Liability.    Any portion of the funds (including any interest received with respect thereto) made available to the Paying Agent that was not disbursed to or remains unclaimed by the holders of Certificates or Book-Entry Shares on the nine (9) month anniversary of the Effective Time will be returned to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not tendered his, her or its Certificates or Book-Entry Shares for the Merger Consideration in accordance with Section 2.2(b) prior to such time shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for delivery of the Merger Consideration as general creditors thereof, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, in respect of such holder's surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b). Any Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective affiliates will be liable to any holder of a Certificate or Book-Entry Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2(a), to pay for Shares for which appraisal rights have been perfected shall be returned to the Surviving Corporation, upon demand.

          (e)    Lost, Stolen or Destroyed Certificates.    In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit (in form and substance reasonably satisfactory to the Surviving Corporation) of that fact by the holder thereof (together with the delivery of the other applicable items referred to in Section 2.2(b)), the Merger Consideration payable in respect thereof pursuant to Section 2.1(a). Parent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        2.3    Dissenting Shares.     Notwithstanding anything in this Agreement to the contrary (but subject to the provisions of this Section 2.3), Shares outstanding immediately prior to the Effective Time (other than Shares cancelled in accordance with Section 2.1(b) ) and held by a holder who has neither voted in favor of the Merger nor consented thereto in writing and who shall have properly exercised and perfected appraisal rights in respect of such Shares pursuant to and in full compliance with Section 262 of the DGCL and has not effectively withdrawn such demand (such Shares, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist, and the holders of Dissenting Shares shall only be entitled to the rights granted to them under Section 262 of the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses his, her or its right to appraisal under

Section 262 of the DGCL or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration to be paid in accordance with Section 2.2, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or compromise, any such demands, or approve any withdrawal of any such demands, or agree to do any of the foregoing.

        2.4    Treatment of Company Equity Awards.

          (a)    Treatment of Options.    At the Effective Time, each option to purchase Shares (each a "Company Option"), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of Shares subject to the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the per-share exercise price of such Company Option; provided that any such Company Option with respect to which the per-share exercise price subject thereto is equal to or greater than the Merger Consideration shall be canceled for no consideration.

          (b)    Treatment of Restricted Stock Units.    At the Effective Time, each outstanding award of Company restricted stock units ("Company RSUs") shall become fully vested and shall, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and converted into the right to receive (without interest) an amount in cash equal to (x) the total number of Shares underlying such award of Company RSUs, multiplied by (y) the Merger Consideration.

          (c)    Treatment of Restricted Shares.    At the Effective Time, each outstanding unvested restricted Share (each a "Company Restricted Share") shall become fully vested and non-forfeitable and converted into a right to receive (without interest) an amount in cash equal to the Merger Consideration.

          (d)    Treatment of Performance Share Units.    At the Effective Time, each outstanding award of Company performance share units ("Company PSUs") that is outstanding immediately prior to the Effective Time shall be cancelled and converted into a fully vested right to receive a cash amount (without interest) equal to the Merger Consideration multiplied by the Applicable Percentage of the target number of Shares underlying such Company PSUs. The "Applicable Percentage" shall be 100%, except that in the case of the tranches of Company PSUs outstanding immediately prior to the Effective Time that were granted in connection with the Company's fiscal year 2018 and 2019 annual grants for which the applicable performance periods end prior to the Effective Time, the Applicable Percentage shall be such percentage as determined by the Company Board (in good faith) based on actual performance pursuant to the terms of the applicable award agreement governing such applicable Company PSUs (but in no case shall such percentage be less than 100% or exceed 200%) (and, in making such determination, the Company Board shall not exercise any upward discretion).

          (e)    Payment by Surviving Corporation.    The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to the holders of Company Options, Company RSUs, Company Restricted Shares and Company PSUs the amounts described in Sections 2.4(a) through 2.4(d) , less Taxes required to be withheld with respect to such payments, as soon as practicable following the Closing Date, through the Surviving Corporation's payroll system, but not later than the first payroll date that is at least ten (10) Business Days following the Closing Date.

          (f)    Termination of Company Equity Plans.    As of the Effective Time, the Company's 2011 Equity Incentive Award Plan and 2014 Incentive Award Plan (together, the "Company Equity Plan") shall be terminated and no further Shares, Company Options, Company RSUs, Company Restricted Shares, Company PSUs, Equity Interests or other rights with respect to Shares shall be granted thereunder. Following the Effective Time, no such Company Option, Company RSU, Company Restricted Share, Company PSU or Equity Interest that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Company Option, Company RSU, Company Restricted Share, Company PSU or Equity Interest shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 2.4.

          (g)    Board Actions.    Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take such other actions as are reasonably necessary and appropriate (including using commercially reasonable efforts to obtain any required consents) (after review by Parent of, and incorporation of Parent's reasonable comments with respect to, the forms thereof) to effect the transactions described in this Section 2.4.

        2.5    Withholding Rights.     The Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to or in connection with this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder or any other provision of applicable Law. To the extent that amounts are so deducted or withheld and timely remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

        2.6    Adjustments.     Notwithstanding anything in this Agreement to the contrary, in the event that, between the date of this Agreement and the Effective Time, any change in the number of outstanding Shares on a fully diluted basis shall occur as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of Equity Interests convertible into or exchangeable for Shares), recapitalization, reclassification, combination, exchange of shares or other similar event, the Merger Consideration shall be equitably adjusted to reflect such event and to provide to holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this Section 2.6 shall be deemed to permit or authorize the Company to take any such action or effect any such change that it is not otherwise authorized or permitted to take pursuant to Section 5.1.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (a) as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub (the "Company Disclosure Letter") prior to the execution of this Agreement (with specific reference to the representations and warranties in this Article 3 to which the information in such schedule relates; provided, that, disclosure in the Company Disclosure Letter as to a specific representation or warranty shall qualify any other representation or warranty contained in this Article 3 to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent on its face that such disclosure relates to such other representation or warranty), and (b) as otherwise disclosed or identified in the Company SEC Documents (other than the "Forward Looking Statements" or "Risk Factors" sections of the Company SEC Documents or any other language contained in any section of any Company SEC Document that is predictive or forward-looking), filed and publicly available at least two Business Days prior to the date of this Agreement, without giving effect to any subsequent amendment or supplement to any Company SEC Document, the Company hereby represents and warrants to Parent and Merger Sub as follows:

        3.1    Corporate Organization.

          (a)   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The copies of the Certificate of Incorporation of the Company (the "Company Charter") and Bylaws of the Company (the "Company Bylaws"), as most recently filed with the Company SEC Documents, are true, complete and correct copies of such documents as in effect as of the date of this Agreement, and the Company has made such copies available to Parent. The Company is not in violation of any of the provisions of the Company Charter or the Company Bylaws.

          (b)   Each Subsidiary of the Company is a corporation or other entity duly organized, validly existing and, to the extent such concept is recognized in the applicable jurisdiction, in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Each Subsidiary of the Company is duly licensed or qualified to do business and is, to the extent such concept is recognized in the applicable jurisdiction, in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        3.2    Capitalization.

          (a)   The authorized capital stock of the Company consists of nine hundred and fifty million (950,000,000) Shares and fifty million (50,000,000) shares of the Company's preferred stock, par value $0.001 per share ("Company Preferred Stock"). As of the close of business on August 7, 2019, (i) 99,749,063 Shares (other than treasury shares and excluding Company Restricted Shares) were issued and outstanding, all of which were duly authorized and validly issued in compliance with all applicable Law and are fully paid, nonassessable and free of preemptive rights, (ii) no Shares were held in the treasury of the Company or by its Subsidiaries, (iii) 2,502,996 Shares were subject to outstanding Company Options, 915,671 Shares were subject to outstanding Company RSUs, 83,322 Company Restricted Shares were outstanding, and a target-level amount of 856,149 Shares were subject to Company PSUs and (iv) no shares of Company Preferred Stock were issued and outstanding. Except for Company Options, Company RSUs, Company Restricted Shares and Company PSUs set forth on the list delivered by the Company to Parent pursuant to Section 3.2(b) of this Agreement, there are no outstanding or existing (i) stock appreciation rights, options, warrants, calls, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of the Company, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company, (ii) agreements or obligations of the

  Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock or other Equity Interests of the Company, or (iii) voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of any shares of capital stock or other Equity Interests of the Company. Since the close of business on August 7, 2019, the Company has not issued any shares of its capital stock or other Equity Interests (including Company Restricted Shares), or securities convertible into or exchangeable for such capital stock or other Equity Interests (including Company Restricted Shares), and has not subjected any shares of its capital stock or other Equity Interests to any Company Options, Company RSUs or Company PSUs) other than those shares of capital stock reserved for issuance described in this Section 3.2(a). Since the close of business on August 7, 2019, there have been no declared or unpaid dividends or dividend equivalents with respect to any outstanding Shares, Company Options, Company RSUs, Company Restricted Shares or Company PSUs.

          (b)   Section 3.2(b) of the Company Disclosure Letter sets forth, as of the close of business on August 7, 2019, with respect to each outstanding Company Option, Company RSU, Company Restricted Share and Company PSU, the date of grant, the governing Company Equity Plan, the type of award, the number of Shares subject to the award (and, if applicable, assuming achievement at both target and maximum levels of performance), the vesting terms, the number of underlying Shares vested and unvested, the scheduled distribution date for the underlying Shares (as applicable), and, with respect to each Company Option, the exercise price and expiration date thereof. The maximum number of Shares that may be earned with respect to the Company PSUs that are outstanding as of the date of this Agreement is 200% of the target number of Shares underlying such Company PSUs, except that in the case of the outstanding Company PSUs granted in connection with the Company's Wesco2020 program, the maximum number of Shares that may be earned is uncapped. The Company Board determined that 200% of Shares were earned with respect to the tranche of outstanding Company PSUs granted in connection with the Company's fiscal year 2018 annual grant for which the performance period ended on September 30, 2018. All Shares subject to issuance under the Company Equity Plan, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued in compliance with all applicable Law and the provisions of the applicable Company Equity Plan, fully paid, nonassessable and free of preemptive rights. There are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any Shares or any capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries.

          (c)   There are no outstanding bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the stockholders of the Company or any of its Subsidiaries on any matter on which stockholders of the Company or any of its Subsidiaries may vote.

          (d)   Section 3.2(d) of the Company Disclosure Letter sets forth a true and complete list of all of the Subsidiaries of the Company (including the name, the jurisdiction of organization and the Company's direct and indirect ownership percentage in respect of each such Subsidiary) and the issued and outstanding Equity Interests of each such Subsidiary. None of the Company or any of its Subsidiaries holds an Equity Interest in any other Person that is not a Subsidiary. Each outstanding share of capital stock of or other Equity Interest in each Subsidiary of the Company is duly authorized, validly issued in compliance with all applicable Law, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by the Company or one or more of its wholly-owned Subsidiaries free and clear of all Liens other than Permitted Share Liens.

  There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Subsidiary of the Company is a party or by which any Subsidiary of the Company is bound relating to the issued or unissued capital stock or other Equity Interests of such Subsidiary, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating any Subsidiary of the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, such Subsidiary. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other Person, other than guarantees by the Company of any Indebtedness or other obligations of any wholly-owned Subsidiary of the Company.

        3.3    Authority; Execution and Delivery; Enforceability.

          (a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and, subject to the receipt of the Company Stockholder Approval, to consummate the Transactions. The execution and delivery by the Company of this Agreement, the performance and compliance by the Company with each of its obligations herein, and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Company Stockholder Approval, and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the Transactions. The Company has duly and validly executed and delivered this Agreement and, assuming the due and valid authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by Laws affecting the enforcement of creditors' rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought.

          (b)   The Company Board, at a meeting duly called and held, adopted resolutions (a) determining that this Agreement, the Support Agreement and the Transactions, are advisable, fair to and in the best interests of the Company and its stockholders, (b) (x) approving and declaring advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (y) approving the Support Agreement and the execution, delivery and performance thereof, (c) directing that this Agreement be submitted to the stockholders of the Company for their adoption and (d) recommending that the Company's stockholders adopt this Agreement (the "Company Board Recommendation").

          (c)   The Company does not have in effect any rights plan or "poison pill" or other similar anti-takeover instrument. No restrictions on "business combinations" set forth in Section 203 of the DGCL, any "moratorium," "fair price" statute, "control share acquisition" and any other takeover, anti-takeover or similar Law (collectively, "Anti-Takeover Law") in effect on the date hereof applies or purports to apply to this Agreement, the Support Agreement, the Merger or the other Transactions. The only vote of holders of any class or series of shares of capital stock of the Company necessary to adopt this Agreement is the adoption of this Agreement by the holders of a majority of the Shares outstanding and entitled to vote thereon at the Company Meeting (the "Company Stockholder Approval"). No other vote of the holders of shares of capital stock of the Company is necessary to consummate the Transactions. As of the date of this Agreement, the Company has not waived or amended (as applicable) any provisions of any confidentiality or standstill agreement (or any similar agreement) to which the Company or any of its Subsidiaries is a party relating to any Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal.

        3.4    No Conflicts; Required Filings and Consents.

          (a)   The execution and delivery of this Agreement does not and will not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, (i) assuming the Company Stockholder Approval is obtained, conflict with or violate any provision of the Company Charter or the Company Bylaws or any equivalent organizational or governing documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its Subsidiaries, or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a default under (or an event which with or without notice or lapse of time or both would become a default), or alter the rights or obligations of any third party under, or result in termination, or give to others any right of termination, modification, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any Contract or Permit to which the Company or any of its Subsidiaries is party (or by which any of their respective properties or assets are bound), except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (b)   The execution, delivery and performance of this Agreement by the Company does not and will not, and the consummation by the Company of the Transactions and compliance by the Company with any of the terms or provisions hereof will not (with or without notice or lapse of time, or both), require any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, except (i) under the Exchange Act and the rules and regulations of the NYSE, (ii) any applicable requirements of any Competition Laws listed in Section 3.4(b)(ii) of the Company Disclosure Letter or French Foreign Investment Regulations, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL, (iv) advance notifications by the Company required under Section 122.4(b) of the International Traffic in Arms Regulations ("ITAR") and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings, registrations or notifications, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        3.5    SEC Documents; Financial Statements; Undisclosed Liabilities; Controls and Disclosure Controls; Off Balance Sheet Arrangements.

          (a)   Since January 1, 2017, the Company has timely filed with or furnished to (as applicable) the SEC all reports, schedules, forms, definitive proxy statements, registration statements, prospectuses, schedules and other documents required to be filed or furnished by the Company with the SEC under the Securities Act or the Exchange Act (such documents, collectively, the "Company SEC Documents"). None of the Subsidiaries of the Company is required to make any filings with the SEC.

          (b)   As of its respective filing date (or, if supplemented, amended, superseded or otherwise modified prior to the date of this Agreement, on the date of such filing) each Company SEC Document (i) complied (or, with respect to any Company SEC Document filed after the date of this Agreement, will comply) as to form in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, in each case as in effect on the date each such Company SEC Document was (or will be) filed with or furnished to the SEC and (ii) did not (or, with respect to any Company SEC Document filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments received by the Company from the SEC with respect to any of the reports filed by the Company with the SEC. Since January 1, 2017, the Company has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of the NYSE.

          (c)   Each of the consolidated financial statements of the Company (including, in each case, any related notes thereto) contained or incorporated by reference in the Company SEC Documents (collectively, the "Company SEC Financial Statements") fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in stockholders' equity of the Company and its Subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in the Company SEC Financial Statements, and was prepared in accordance with GAAP (as in effect on the date of such Company SEC Financial Statement) as applied on a consistent basis by the Company during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), subject, in the case of interim Company SEC Financial Statements, to normal year-end adjustments (which, individually or in the aggregate, are not material) and the absence of notes.

          (d)   The Company has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act; or (ii) the Sarbanes-Oxley Act with respect to all applicable Company SEC Documents. The Company maintains disclosure controls and procedures as required by Rule 13a-15 or Rule 15d-15 designed to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to, and recorded, processed, summarized and reported by, the individuals responsible for the preparation of the Company SEC Documents. The Company's internal control over financial reporting as required by Rule 13a-15 or Rule 15d-15 provides reasonable assurances regarding the reliability of financial reporting for the Company and the consolidated Subsidiaries of the Company for external purposes in accordance with GAAP, including policies and procedures that provide reasonable assurances (a) that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and the Company Board and (b) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company's and its Subsidiaries' assets that could have a material effect on the Company's financial statements. To the Company's Knowledge, since January 1, 2017, the Company has disclosed to the Company's auditors and the audit committee of the Company Board any fraud or allegation of fraud known to the Company, whether or not material, that involves management or other employees of the Company and the Subsidiaries of the Company who have a significant role in the Company's internal control over financial reporting. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any "off balance sheet arrangements" that would be required to be disclosed under Item 303(a) of Regulation S-K promulgated by the SEC. There were no significant deficiencies or material weaknesses (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X) identified in management's assessment of internal control over financial reporting as of and for the year ended September 30, 2018 (nor has any such deficiency or weakness been identified).

          (e)   Neither the Company nor any of its Subsidiaries has, or is subject to any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued), except (i) as disclosed, reflected or reserved against in the most recent audited balance sheet included in the Company SEC Financial Statements or the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent audited balance sheet included in the Company SEC Financial Statements, (iii) for liabilities and obligations arising out of or in connection with this Agreement, the Merger or the Transactions, (iv) for executory liabilities and obligations arising under the terms of (but not from any breach or default under, or from any other event which with notice or lapse of time or both would constitute a breach or default under) any Contract of the Company or any of its Subsidiaries that is either listed in Section 3.16(a) of the Company Disclosure Letter, not required to be disclosed under Section 3.16(a) or entered into after the date of this Agreement in accordance with Section 5.1 and (v) for liabilities and obligations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

        3.6    Absence of Certain Changes or Events.     Since April 1, 2019 through the date of this Agreement, (a) the Company and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice in all material respects and (b) there has not been any change, event, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Since April 1, 2019 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that would have constituted a breach of, or required Parent's consent pursuant to, Sections 5.1(a), (d), (e), (f), (g), (i), (m) , (n), (o), (p), (u) and (v) (with respect to the foregoing clauses of Section 5.1) had the covenants therein applied since April 1, 2019.

        3.7    Information Supplied.     None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time that the Proxy Statement or any amendment or supplement thereto is filed with the SEC, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company to such portions thereof that relate to statements made or incorporated by reference therein based on information expressly supplied by or on behalf of Parent for inclusion therein). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and other applicable Law.

        3.8    Legal Proceedings.     There are no, and since January 1, 2017, there have been no, Proceedings to which the Company or any Subsidiary of the Company is a party or to which any of the properties or assets of the Company or any Subsidiary of the Company is subject, either pending or threatened in writing, or to the Knowledge of the Company, threatened orally against the Company or any of its Subsidiaries, except, in each case, for those that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Since January 1, 2017, neither the Company nor any Subsidiary of the Company is or was a party to, and none of the properties or assets of the Company or any of its Subsidiaries is or was subject to any Order, except for those that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

        3.9    Compliance with Laws and Orders.     The Company and its Subsidiaries are in compliance and since January 1, 2017 have been in compliance with all Laws and Orders applicable to the Company or any of its Subsidiaries, except where any non-compliance, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Since January 1, 2017, neither the Company nor any of its Subsidiaries has received any written communication from a Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance with any such Law or Order, except where any non-compliance, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2017, neither the Company nor any of its Subsidiaries has manufactured or sold any products which (a) were the subject of any voluntary or mandatory recall or product warning, (b) to the Knowledge of the Company, did not comply with all Laws applicable to such products, (c) were the subject of any aircraft-related accident, or (d) to the Knowledge of the Company, did not comply with any express contractual warranties or representations made by or on behalf of the Company or its applicable Subsidiary.

        3.10    Permits.     The Company and each of its Subsidiaries have, and since January 1, 2017 have had, all applications, allowances, franchises, variances, exemptions, orders, registrations, governmental licenses, permits, certificates, approvals, billing, authorizations and clearances of any Governmental Entity ("Permits") necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and each of the Permits is valid, subsisting and in full force and effect, except where the failure to have or maintain such Permit, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The operation of the Company and its Subsidiaries as currently conducted is not, and has not been since January 1, 2017, in violation of, nor is the Company or its Subsidiaries in default or violation under, any Permit, and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation of any term, condition or provision of any Permit, except where such default or violation of such Permit has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no Proceedings pending or, to the Knowledge of the Company, threatened, that seek the revocation, cancellation or modification of any Permit, except where such revocation, cancellation or modification, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

        3.11    Employee Benefit Plans.

          (a)   Section 3.11(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, by jurisdiction (to the extent applicable), a true and complete list of each material (i) "employee benefit plan" as defined in Section 3(3) of ERISA, whether or not subject to ERISA, (ii) compensation, employment, consulting, end of service or severance, termination protection, termination indemnification, change in control, transaction bonus, retention, indemnification or similar plan, agreement, arrangement, program or policy; or (iii) other benefit or compensation plan, contract, policy or arrangement, including any such plan, contract, policy or arrangement providing for pension, retirement, profit-sharing, deferred compensation, stock option, equity or equity-based compensation, stock purchase, employee stock ownership, vacation, holiday pay or other paid time off, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans, jubilee payments, 13th and 14th month bonuses, and other employee benefit plans or fringe benefit plans, in each case, whether written or unwritten, that is sponsored, maintained, administered, contributed to (or required to be contributed to) or entered into by the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any liability, for the current or future benefit of any current or former director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries (each, a "Service Provider") or any of their beneficiaries or dependents (each a "Company Benefit Plan"); provided, that the following need not be set forth on Section 3.11(a) of the Company Disclosure Letter (although, for the avoidance of doubt, are still included within the definition of Company Benefit Plan): (i) any employment contracts or consultancy agreements for employees or consultants that (A) do not provide for severance, end of service, termination protection, change in control, bonus or incentive compensation, retention, indemnification or similar compensation or benefits or (B) are with employees or consultants employed by the Company or any of its Subsidiaries outside of the U.S. and are in all material respects consistent with a standard form made available to Parent prior to the date of this Agreement where the severance period or required notice of termination provided is not in excess of ninety (90) days or such longer period as is required under local Law and the agreement is not material to the Company and its Subsidiaries taken as a whole, and (ii) plans or arrangements required to be provided to a Service Provider pursuant to applicable Law.

          (b)   The Company has made available to Parent prior to the date of this Agreement, with respect to each material Company Benefit Plan, true and complete copies of, to the extent applicable: (i) all plan documents and all amendments thereto, (ii) a written description of any Company Benefit Plan which is not written, (iii) all trust agreements, insurance contracts, annuity contracts or other funding documents, (iv) the most recent annual actuarial report, and (v) any material, non-routine correspondence with a Governmental Entity from January 1, 2017 to the date of this Agreement. Additionally, with respect to each material Company Benefit Plan that provides compensation or benefits to employees in the United States, the Company has made available to Parent true and complete copies of, to the extent applicable: (A) the latest IRS determination letter, opinion letter or advisory letter, (B) the most recent annual reports on Form 5500 and all schedules and attachments thereto, and (C) the most recent summary plan descriptions and any material modification thereto.

          (c)   Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

              (i)  each Company Benefit Plan has been maintained, operated, administered, and funded in accordance with its terms, the terms of any applicable Labor Agreement, and all applicable Laws, including ERISA and the Code;

             (ii)  each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualified status and, to the Company's Knowledge, no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any associated trust;

            (iii)  to the extent required, each Company Benefit Plan that is maintained primarily for the benefit of Service Providers outside of the United States ("Non-US Plan") has been registered and maintained in good standing with the applicable regulatory authorities, and each such Non-US Plan that is intended to qualify for special tax treatment, meets all the requirements for such treatment;

            (iv)  no Lien, Tax or other penalty has been imposed under the Code, ERISA or other applicable Law with respect to any Company Benefit Plan;

             (v)  there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption), or to the Knowledge of the Company, breach of fiduciary duty with respect to any Company Benefit Plan; and

            (vi)  no Proceeding has been brought, or to the Knowledge of the Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

          (d)   No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Section 412 of the Code or Title IV of ERISA, and neither the Company nor any of its Subsidiaries has any liability (contingent or otherwise) with respect to any such plan. Except with respect to any non-U.S. plans and arrangements required by applicable Law, no Company Benefit Plan is a defined benefit pension plan, within the meaning of Section 3(35) of ERISA, whether or not subject to ERISA, and neither the Company nor any of its Subsidiaries has any liability (contingent or otherwise) with respect to any such plan.

          (e)   Neither the execution of this Agreement nor the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment) will (i) entitle any current or former Service Provider to any additional compensation or benefit (including any bonus, retention or severance pay), (ii) accelerate the time of payment, exercisability or vesting, or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any of the Company Benefit Plans, or (iii) result in any restriction on the right of the Company or any of its Subsidiaries or, after the consummation of the Transactions, the Surviving Corporation, to merge, amend or terminate any of the Company Benefit Plans.

          (f)    Neither the Company nor any of its Subsidiaries has any obligation to pay a Tax gross-up or otherwise reimburse or compensate any Person for any Tax-related payments under Section 4999 of the Code. The Company has made available to Parent prior to the date of this Agreement a copy of its good faith estimated Section 280G calculations with respect to any "disqualified individuals" (within the meaning of Section 280G(c) of the Code) in connection with the Transactions.

          (g)   No Company Benefit Plan provides any post-employment, medical, disability or life insurance benefits to any former Service Provider or their beneficiaries or dependents, other than (i) as required by Section 4980B of the Code or Sections 601-608 of ERISA or any other Law, (ii) the full cost of which is borne by the Service Provider or former Service Provider (or any beneficiary of the Service Provider or former Service Provider) or (iii) benefits provided during any period during which the former Service Provider is receiving severance pay.

          (h)   Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan that is a "nonqualified deferred compensation plan" (as defined for purposes of Section 409A of the Code) is in documentary and operational compliance with Section 409A of the Code and the applicable guidance issued thereunder. Neither the Company nor any of its Subsidiaries has any obligation to pay a Tax gross-up or otherwise reimburse or compensate any Person for any Tax-related payments under Section 409A of the Code.

        3.12    Employee and Labor Matters.

          (a)   No employees of the Company or any of its Subsidiaries are (or since January 1, 2017 have been), or are required to be, represented by any union, works council or other labor organization and neither the Company nor any of its Subsidiaries is (or since January 1, 2017 has been), or are required to be, a party to a collective bargaining agreement, works agreement, social plan or similar labor contract, other than any such agreements that apply on a national, industry-wide or similar mandatory basis (any such agreement, plan or contract, a "Labor Agreement"). The Company has made available to Parent prior to the date of this Agreement true and complete copies of any Labor Agreements. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to the Service Providers of the Company and its Subsidiaries, there are no pending or, to the Knowledge of the Company, threatened, and since January 1, 2017, there have been no (i) representation or certification proceedings or unfair labor practice complaints brought before or filed with the National Labor Relations Board or any other labor relations tribunal or authority, (ii) Proceedings relating to employment matters involving Service Providers of the Company or any of its Subsidiaries, (iii) labor organizing efforts or campaigns or (iv) labor strike, dispute, lockout, slowdown, stoppage or other organized work interruption or labor-related grievance.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has the duty to bargain with, consult with, provide notification to, or obtain the approval of, any union, works council or other labor organization or labor-related Governmental Entity as a condition to the execution of this Agreement or as a condition to the consummation of the Transactions.

          (c)   Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable Laws respecting employment and employment practices including all Laws respecting terms and conditions of employment, health and safety, wage payment, wages and hours, classification of workers as exempt or non-exempt, withholding of Taxes, child labor, immigration and work authorizations, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers' compensation, labor relations, worker classification, social welfare obligations and unemployment insurance.

          (d)   Since January 1, 2017, neither the Company nor any of its Subsidiaries has engaged in any plant closing or mass layoff within the meaning of the Worker Adjustment and Retraining Notification Act (and any similar Law) (collectively, the "WARN Act") for which there remain any material unsatisfied liabilities.

        3.13    Environmental Matters.     Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

          (a)   The Company and each of its Subsidiaries (i) is in compliance with all, and is not subject to any liability with respect to noncompliance with any, Environmental Laws, (ii) has and holds all Environmental Permits necessary for the conduct of their business and the use of their properties and assets, as currently conducted and used, and (iii) is in compliance with their respective Environmental Permits.

          (b)   There is no Proceeding, investigation, order, demand, allegation, accusation or notice by any Person or entity alleging actual or potential liability arising out of or relating to any Environmental Laws, Environmental Permits or the presence in, or Release into, the environment of, or exposure to, any Hazardous Materials pending nor, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any written notification of any allegation of actual or potential responsibility for any Release or threatened Release of any Hazardous Materials, except for such matters that have been fully resolved.

          (c)   None of the Company or any of its Subsidiaries has entered into or agreed to any consent decree or consent order or is otherwise subject to any Order relating to compliance with Environmental Laws, Environmental Permits or to the investigation, sampling, monitoring, treatment, remediation, response, removal or cleanup of Hazardous Materials and no Proceeding is pending or threatened in writing or, to the Knowledge of the Company, threatened orally with respect thereto.

          (d)   To the Knowledge of the Company, the Company has provided or made available to Parent a copy of all environmental assessment reports (including Phase I and/or Phase II) conducted within the past three (3) years in the possession of the Company or any of its Subsidiaries in relation to any properties currently or formerly owned, leased or operated by the Company or any of its Subsidiaries.

        3.14    Real Property; Title to Assets.

          (a)   Section 3.14(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of all real property owned in fee by the Company or any of its Subsidiaries (collectively, the "Company Owned Real Property") and the address and current owner for each Company Owned Real Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or any of its Subsidiaries, as the case may be, holds good and valid fee title to the Company Owned Real Property, in each case, free and clear of all Liens, except for Permitted Liens.

          (b)   Section 3.14(b) of the Company Disclosure Letter sets forth, as of the date hereof, (i) a true and complete list of all real property leased or subleased by the Company or any of its Subsidiaries, the lease of which provides for annual rental payments in excess of $100,000, (collectively, the "Company Leased Real Property" and, together with the Company Owned Real Property, the "Company Real Property"), and (ii) a description of the applicable lease, sublease or other agreement therefore and any and all amendments, supplements and modifications relating thereto (each a "Company Lease Agreement").

          (c)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have a valid leasehold estate in each Company Leased Real Property, in each case, free and clear of all Liens except for Permitted Liens.

          (d)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) there are no leases, subleases, licenses, occupancy or any other agreements granting to any person the right of possession, use or occupancy of any portion of the Company Owned Real Property; and (ii) there are no outstanding options to purchase, lease, license or use, or rights of first refusal to purchase any of the Company Owned Real Property or any portions thereof.

          (e)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries has good title to, or a valid leasehold interest in, or with respect to licensed assets, a valid license to use, the tangible personal assets and properties used or held for use by it in connection with the conduct of its business, free and clear of all Liens other than Permitted Liens.

          (f)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the tangible personal assets and property of the Company and each of its Subsidiaries are in good working condition and repair in the ordinary course of business consistent with past practice, reasonable wear and tear excepted, and are reasonably sufficient and suitable in all material respects for the operation of the business of the Company and its Subsidiaries as currently conducted and currently intended to be conducted.

        3.15    Tax Matters.     Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

          (a)   all Tax Returns that are required to be filed by or with respect to any of the Company or its Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete and accurate, and have been prepared in compliance with all applicable Laws;

          (b)   each of the Company and its Subsidiaries has timely paid all Taxes due and owing by it, including any Taxes required to be withheld from amounts owing to, or collected from, any employee, creditor, or other third party (in each case, whether or not shown on any Tax Return), other than Taxes for which adequate reserves have been established in accordance with GAAP on the most recent Company SEC Financial Statements;

          (c)   no deficiencies for Taxes have been claimed, proposed or assessed by any Governmental Entity in writing against the Company or any of its Subsidiaries except for deficiencies which have been fully satisfied by payment, settled or withdrawn;

          (d)   no claim has been made by a Governmental Entity in a jurisdiction in which the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction that has not been resolved;

          (e)   there is no ongoing, pending or threatened (in writing) audit, examination, investigation or other Proceeding with respect to any Taxes of the Company or any of its Subsidiaries;

          (f)    neither the Company nor any of its Subsidiaries has waived or extended any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than as a consequence of extensions of time to file Tax Returns obtained in the ordinary course of business), in each case, which waiver or extension remains in effect;

          (g)   neither the Company nor any of its Subsidiaries has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355(a) of the Code (or any similar provision of state, local, or non-U.S. Law) in the two years prior to the date of this Agreement;

          (h)   neither the Company nor any of its Subsidiaries is a party to any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (other than (i) any Contract entered into in the ordinary course of business the primary purpose of which is not related to Taxes or (ii) any Contract entered into solely among the Company and one or more of its wholly-owned Subsidiaries (such Contracts in clauses (i) and (ii), "Ordinary Course Contracts"));

          (i)    neither the Company nor any of its Subsidiaries (i) is or have been a member of a consolidated tax group other than a group of which the Company or one of its Subsidiaries has been the common parent or (ii) has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) arising from the application of Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or non-U.S. Law, or as a transferee or successor or by contract (except, in each case, for liabilities pursuant to Ordinary Course Contracts);

          (j)    neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in method of accounting pursuant to Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) made or requested prior to the Closing with respect to any period prior to the Closing, (ii) use of an improper accounting method prior to the Closing Date, (iii) installment sale or open transaction disposition made or entered into prior to the Closing, (iv) prepaid amount received prior to the Closing, (v) "closing agreement" within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) entered into prior to the Closing, (vi) intercompany transaction entered into prior to the Closing (other than in the ordinary course of business consistent with past practice) or excess loss account described in Section 1502 of the Code (or corresponding provisions of state, local or non-U.S. Law) in existence as of the Closing, or (vii) any election under Section 108(i) of the Code (or any similar provision of state, local or non-U.S. Law);

          (k)   except as set forth on Section 3.15(k) of the Company Disclosure Letter, none of the Company or any of its Subsidiaries has at any time been treated (including under any double taxation arrangement) as resident for any Tax purpose, or as subject to Tax by virtue of having a permanent establishment, an office or fixed place of business, in any country other than the country in which it is organized;

          (l)    except as set forth on Section 3.15(l) of the Company Disclosure Letter, each of the Company's Subsidiaries that are incorporated in a jurisdiction outside of the United States is a "controlled foreign corporation" within the meaning of Section 957(a) of the Code;

          (m)  there are no Liens for Taxes upon any property or assets of the Company or its Subsidiaries, except for Permitted Liens;

          (n)   the Company and its Subsidiaries have complied in all material respects with Tax Law requirements requiring contemporaneous transfer pricing documentation;

          (o)   neither the Company nor any of its Subsidiaries has entered into any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law); and

          (p)   if either the Company or any of its Subsidiaries has made an election pursuant to Section 965(h) of the Code, (i) such election was properly and timely made in compliance with Section 1.965-7(b)(2) of the Treasury Regulations and (ii) any installment payments due pursuant to such election that have not yet been paid have been adequately provided for, in accordance with GAAP, in the Company SEC Financial Statements.

        3.16    Material Contracts.

          (a)   Section 3.16(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of each of the following Contracts (other than any Company Benefit Plans except as required by subclause (x) below) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or businesses are bound (and any amendments, supplements and modifications thereto):

              (i)  Contracts or groups of related Contracts with any of the top ten (10) largest suppliers (or affiliates thereof) by purchases made by the Company or any of its Subsidiaries during the twelve (12) month period ended September 30, 2018;

             (ii)  Contracts or groups of related Contracts with a customer (or affiliates thereof) that resulted in revenue of the Company or any of its Subsidiaries in excess of $14 million during the twelve (12) month period ended September 30, 2018;

            (iii)  the Company Lease Agreements;

            (iv)  Contracts restricting the ability of the Company or any of its Subsidiaries to engage in any line of business in any geographic area or to compete with any Person, to market any product or to solicit customers, including Contracts providing for "exclusivity" in favor of a third party with respect to a specific line of business or geographic area;

             (v)  indentures, credit agreements, loan agreements and similar instruments pursuant to which the Company or any of its Subsidiaries has or will incur or assume any Indebtedness or has or will guarantee or otherwise become liable for any Indebtedness of any other Person for borrowed money in excess of $250,000 individually, other than any indentures, credit agreements, loan agreements or similar instruments between or among any of the Company and any of its wholly-owned Subsidiaries;

            (vi)  other than with respect to any partnership or limited liability company that is a wholly owned Subsidiary of the Company, any Contract that relates to the formation, management or control of a joint venture, partnership, limited liability or other similar Contract;

           (vii)  Contracts providing for the acquisition or disposition of any business (whether by merger, stock or asset purchase or sale or otherwise), in each case, pursuant to which the Company or any of its Subsidiaries has any remaining payment obligation, including any potential earn-out, deferred or contingent payment obligation;

          (viii)  Contracts that prohibit payment of dividends or distributions in respect of Equity Interests of the Company or any of its Subsidiaries or the pledging of Equity Interests of the Company or any of its Subsidiaries;

            (ix)  Contracts granting any rights of first refusal, rights of first negotiation or other similar rights to any person with respect to the sale of any material assets (other than with respect to Company Real Property) or any material business of the Company or its Subsidiaries;

             (x)  employment or consulting Contracts (in each case with respect to which the Company or any of its Subsidiaries has continuing obligations as of the date hereof) with any current or former (A) executive officer of the Company or any of its Subsidiaries, (B) member of the Company Board or the governing body of or any of the Company's Subsidiaries or (C) employee of the Company or any of its Subsidiaries which provides for annual base compensation in excess of $200,000 or a change in control or similar bonus, other than employment or consulting contracts that are with employees or consultants employed outside of the U.S. and are in all material respects consistent with a standard form made available to Parent prior to the date of this Agreement where the severance period or required notice of termination provided is not in excess of ninety (90) days or such longer period as is required under local Law and the agreement is not material to the Company and its Subsidiaries taken as a whole;

            (xi)  Contracts expressly obligating the Company or any of its Subsidiaries to make any capital commitment or capital expenditure in excess of $1,000,000 for the fiscal year ending September 30, 2019 or September 30, 2020, in each case, which cannot be terminated in accordance with their terms by giving notice of 90 days or less;

           (xii)  mortgages, pledges, security agreements, deeds of trust or other Contracts granting a Lien, other than a Permitted Lien, on any property or asset of the Company or any of its Subsidiaries;

          (xiii)  Contracts pursuant to which the Company or any of its Subsidiaries is granted any rights to any Intellectual Property owned by a third party that is material to the Company or any of its Subsidiaries, excluding COTS Licenses;

          (xiv)  Contracts pursuant to which the Company or any of its Subsidiaries grants to a third party any rights (including any covenant not to assert/sue or other immunity from suit) with respect to Owned Intellectual Property that is material to the Company or any of its Subsidiaries, excluding any non-exclusive licenses of Owned Intellectual Property granted in the ordinary course by Company or any of its Subsidiaries to its customers that (x) involve annual payments to the Company or any of its Subsidiaries of less than $100,000 or (y) with respect to any such licenses requiring a transfer fee, require a transfer fee of less than $25,000;

            (xv)  Contracts entered into on or after January 1, 2014, other than Contracts with employees of the Company or any of its Subsidiaries, pursuant to which the Company or any of its Subsidiaries have purchased, or procured the development or modification of, any Intellectual Property used in or constituting the "tcmIS" Software Programs or any other IT Systems owned by the Company or its Subsidiaries that are material to the Company or any of its Subsidiaries;

          (xvi)  settlements or similar Contracts (A) with any Governmental Entity or (B) pursuant to which the Company or any of its Subsidiaries is obligated to pay consideration after the date of this Agreement in excess of $500,000;

         (xvii)  voting agreements, voting trusts, shareholder agreements or registration rights agreements, in each case, relating to any securities of the Company or any of its Subsidiaries;

        (xviii)  Contracts providing for any interest rate, derivatives or hedging transaction involving potential payments by the Company or its Subsidiaries;

          (xix)  Contracts that obligate the Company or any of its Subsidiaries to make a loan or capital contribution to, or investment in excess of $250,000 in, any Person (other than (x) accounts receivable from customers to the extent consistent with payment provisions under the applicable Contract with such customer or (y) loans to the Company or any of its Subsidiaries);

            (xx)  Contracts that would be required to be filed pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act; or

          (xxi)  any Contract which commits the Company or any of its Subsidiaries to enter into any of the foregoing.

          (b)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Contracts required to be filed as exhibits to the Company SEC Documents (such Contracts, together with those set forth in Section 3.16(a) of the Company Disclosure Letter, collectively, the "Company Material Contracts") have been filed with the SEC, (ii) all Contracts to which the Company or any of its Subsidiaries is a party (the "Company Contracts") are valid, binding and in full force and effect and are enforceable by the Company or the applicable Subsidiary in accordance with their terms, except as limited by Laws affecting the enforcement of creditors' rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought, (ii) the Company or its applicable Subsidiary and, to the Knowledge of the Company, any other party to such Company Contract has performed all obligations required to be performed by it under the Company Contract, and it is not (with or without notice or lapse of time, or both) in breach or default thereunder and, to the Knowledge of the Company, no other party to any Company Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, (iii) since January 1, 2017, to the Knowledge of the Company, no event has occurred that would result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments (including any right of acceleration of any royalties, fees, profit participations or other payments to any Person) pursuant to, any of the terms, conditions or provisions of any Company Contract and (iv) since January 1, 2017, neither the Company nor any of its Subsidiaries has received written notice of any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Company Contract.

        3.17    Intellectual Property.

          (a)   Section 3.17(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of all Company Registered Intellectual Property.

          (b)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Registered Intellectual Property is valid, subsisting and enforceable. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries (i) is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property free and clear of all Liens other than Permitted Liens and (ii) possesses legally sufficient and enforceable rights to use all other Intellectual Property used by the Company or any of its Subsidiaries in connection with the conduct of the Company's and its Subsidiaries' businesses as currently conducted; provided, however, that the immediately preceding subsection (ii) shall not be deemed to constitute a representation or warranty by the Company with respect to the infringement, misappropriation, dilution or other violation of the Intellectual Property of any third party. Except as not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2017, no Proceeding or other action, claim, challenge or complaint that challenges the legality, validity, enforceability, registration, use or ownership of any Company Intellectual Property has been filed or commenced or, to the Knowledge of the Company, threatened.

          (c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) to the Knowledge of the Company, neither the Company Intellectual Property (or any use thereof by the Company or any of its Subsidiaries) nor the conduct, products, services or business of the Company or any of its Subsidiaries is infringing, misappropriating, diluting, or otherwise violating (nor, since January 1, 2017, has infringed upon, misappropriated, diluted, or otherwise violated) the Intellectual Property of any Person, (ii) neither the Company nor any of its Subsidiaries has received any written charge, complaint, claim, demand, or notice since January 1, 2017 (or earlier, if presently not settled or otherwise fully resolved) alleging any such infringement, misappropriation, dilution, or violation of the Intellectual Property of any Person (including any written claim that the Company or any of its Subsidiaries must license or refrain from using any Intellectual Property of any Person) and (iii) there are no Proceedings or other actions, claims or challenges pending or, to the Knowledge of the Company, threatened in which the Company or any of its Subsidiaries alleges that any Person is infringing, misappropriating, diluting or otherwise violating any Owned Intellectual Property and to the Knowledge of the Company, no Person is otherwise infringing, misappropriating, diluting or otherwise violating any Owned Intellectual Property.

          (d)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries have, and have reasonably required their respective vendors, suppliers and other service providers, as applicable, to have, reasonable procedures, standards, systems, policies and security measures in place consistent with industry standards to protect and maintain in confidence all sensitive or confidential information (including, as applicable, any Personal Data) under the possession or control of the Company or any of its Subsidiaries or any sensitive or confidential information (including, as applicable, any Personal Data) of or made available by the Company or any of its Subsidiaries in the possession or control of such vendors, suppliers or service providers, as applicable, including data relating to the customers and employees of the Company or any of its Subsidiaries' respective businesses, (ii) neither the Company nor any of its Subsidiaries have (x) suffered any actual breach of or unauthorized access to or use of, or unauthorized access to use, disclosure, modification, destruction or other exploitation of information within any IT Systems owned or used by or on behalf of the Company or any of its Subsidiaries ("Designated IT Systems") or (y) experienced any unauthorized access to or disclosure, destruction, use, modification or other exploitation of any sensitive or confidential information (including, as applicable, any Personal Data) in the possession, custody or control of the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any sensitive or confidential information of or made available by the Company or any of its Subsidiaries (including, as applicable, any Personal Data) under the possession, custody or control of any of their respective vendors, suppliers or service providers, (iii) the Company and its Subsidiaries have complied with (x) all applicable Information Privacy Laws, (y) all of their respective internal and external, including publicly facing, privacy and data-related policies ("Privacy Policies") and (z) (except as set forth on Section 3.17(d) of the Company Disclosure Letter) all applicable PCI Requirements, and (iv) since January 1, 2017 (or earlier, if presently not settled or otherwise fully resolved), no Proceeding or other action, claim, challenge or complaint has been filed or commenced or, to the Knowledge of the Company, threatened against, and the Company has no reason to suspect that any Proceeding or other action, claim, challenge or complaint will be filed or commenced against, the Company or any of its Subsidiaries alleging any failure to comply with any Information Privacy Laws, Privacy Policies or PCI Requirements.

          (e)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Designated IT Systems (i) operate and perform (x) as required for the current operations of the Company and its Subsidiaries and (y) without any material failure, unavailability or error; and (ii) are reasonably secure against unauthorized access, intrusion, tampering, impairment, disruption, computer virus or malfunction. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have and continue to maintain adequate disaster recovery and security plans, procedures and facilities for the Designated IT Systems, and Company and its Subsidiaries act in compliance therewith. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, except as set forth on Section 3.17(a) of the Company Disclosure Letter, no Designated IT Systems have, since January 1, 2017, suffered any failure, error or outage that, individually or in the aggregate, have resulted in or is reasonably expected to result in liability to, or disruption of the business operations of, the Company or any of its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have in place commercially reasonable maintenance and support agreements for all core Software Programs in the Designated IT Systems.

          (f)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, the Software Programs constituting Company Intellectual Property do not contain and are free of any Software Program routine, device, code or instructions or other undisclosed feature, including any time bomb, virus, lock, Trojan horse, trap door, "disabling", "metering" device, undocumented code, or any malicious code that is capable of (A) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or gaining unauthorized access to, any such Software Program or any IT Systems with which same interacts; or (B) compromising the privacy or security of any data or damaging or destroying any data or file without the Company's prior knowledge and approval.

          (g)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no university, college, research center, educational institution or Governmental Entity ("Designated Entity") funding, facilities, materials, Intellectual Property or personnel were used, directly or indirectly, to develop, modify, reduce to practice, invent, test, commercialize, author, or create, in whole or in part, any Owned Intellectual Property and no Designated Entity has any right, title or interest (including any usage, license, "march in", ownership, co-ownership or other rights) in or to any Owned Intellectual Property.

          (h)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2014, no Intellectual Property in any Software Program included in the Owned Intellectual Property that is material to the operation of the business of the Company or its Subsidiaries was authored, created, written, developed, customized or otherwise modified by any Person other than employees, independent contractors or other service providers of the Company or any of its Subsidiaries that, in each case, either (i) executed a valid and binding assignment of all right, title and interest in and to such Intellectual Property to the Company or its applicable Subsidiary or (ii) by operation of Law vested in the Company or its Subsidiaries all right, title and interest in and to such Intellectual Property authored, created, written, developed, customized or otherwise modified by such person in connection with such person's employment with, or engagement on behalf of, the Company or its Subsidiaries.

        3.18    Government Contracts.

          (a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries (nor, to the Knowledge of the Company, any of their officers or management employees) is or has been suspended or debarred, proposed for suspension or debarment, declared ineligible or determined non-responsive by any Governmental Entity from holding, performing or bidding on any Government Contract and (ii) to the Knowledge of the Company, no suspension or debarment or ineligibility or non-responsibility proceeding with respect to Government Contracts or Government Bids has been commenced or threatened against the Company, any of its Subsidiaries or any of their officers or employees.

          (b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) since January 1, 2017, the Company and each of its Subsidiaries has complied with all Laws applicable to Government Contracts or Government Bids and (ii) since January 1, 2017, neither the Company nor any of its Subsidiaries has received any written communication alleging any violation of any Law applicable to any Government Contract or Government Bid.

          (c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2017, no Government Contract to which the Company or any of its Subsidiaries is or has been a party has been terminated for convenience, cause or default and no notice of termination for convenience, cause or default, cure notice or show cause notice has been issued with respect to any such Government Contract.

          (d)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2017, there have not been pending, or to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries any Proceeding relating to any Government Contract or Government Bid (other than pre-award, post-award and indirect rate audits by the Defense Contract Audit Agency or the Defense Contract Management Agency or other Governmental Entities performing a similar function) that remain unresolved and neither the Company nor any of its Subsidiaries has been notified of any other unresolved claim or other dispute relating to any Government Contract or Government Bid.

          (e)   For the purpose hereof, (i) "Government Contract" means any Contract (including any purchase, delivery or task order, basic ordering agreement, pricing agreement, letter contract or change order) between the Company or any of its Subsidiaries, on one hand, and any Governmental Entity or any prime contractor or sub-contractor of any Governmental Entity, on the other hand, and (ii) "Government Bid" means any offer or proposal made by the Company or any of its Subsidiaries which, if accepted, would result in a Government Contract.

        3.19    Anti-Bribery and Export Compliance.

          (a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) since January 1, 2017, the Company and its Subsidiaries (and, to the Knowledge of the Company, their respective officers, directors, employees, agents or representatives in their capacity as such) have complied with all applicable Anti-Bribery or Export Laws, (ii) since January 1, 2017, neither the Company nor any of its Subsidiaries has (A) received written notice of, any actual, alleged or potential violation of any Anti-Bribery or Export Law or (B) been a party to or the subject of any pending (or to the Knowledge of the Company, threatened) action, or, to the Knowledge of the Company, any audit or investigation, by or before any Governmental Entity (including receipt of any subpoena) related to any actual, alleged or potential violation of any Anti-Bribery or Export Law and (iii) since January 1, 2017, neither the Company nor any of its Subsidiaries (nor, to the Knowledge of the Company, any of their respective officers, directors, employees, consultants, agents or representatives in their capacity as such) has offered, paid, authorized or promised to pay anything of value to any Person for the purpose of improperly influencing any decision of any officer, employee, representative or body of any Governmental Entity (including any entity owned or controlled by any Governmental Entity) or improperly obtaining or retaining business or a business advantage.

          (b)   For the purpose hereof, "Anti-Bribery or Export Laws" means (i) the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, all Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions and all other applicable Laws relating to bribery, corruption or kick-backs, (ii) all Laws imposing trade sanctions on any Person, including, all Laws administered by the US Treasury Department Office of Foreign Assets Control, all sanctions Laws or embargos imposed or administered by the U.S. Department of State, the United Nations Security Council, Her Majesty's Treasury or the European Union, and all anti-boycott Laws administered by the U.S. Department of State or the Department of Treasury, and (iii) all Laws relating to the import, export, re-export, or transfer of information, data, goods, and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State, and the export control laws and regulations of the United Kingdom or the European Union.

          (c)   Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, or employees are, to the Knowledge of the Company, (i) located, organized, or resident in a country or territory that is the target of a comprehensive trade embargo administered by the U.S. Government (currently, Cuba, Iran, Syria, North Korea, or the Crimean Region of Ukraine), or (ii) is listed in any sanctions-related list of designated Persons administered by the US Treasury Department Office of Foreign Assets Control, the United Nations Security Council, Her Majesty's Treasury or the European Union.

        3.20    Broker's Fees.     Except for the financial advisors' fees set forth in Section 3.20 of the Company Disclosure Letter (which shall not exceed the amounts calculated as set forth in Section 3.20 of the Company Disclosure Letter), neither the Company nor any of its Subsidiaries nor any of their respective officers or directors on behalf of the Company or such Subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker's fees, commissions or finder's fees in connection with any of the Transactions. Prior to the date of this Agreement, the Company has made available to Parent, or will make available to Parent promptly following the date of this Agreement, a true and complete copy of the engagement letters (as amended to date) between the Company, on the one hand, and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, respectively, on the other hand, relating to the Transactions.

        3.21    Opinion of Financial Advisors.     Each of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, the Company's financial advisors, has delivered to the Company Board on or prior to the date of this Agreement its opinion in writing or orally, in which case such opinion will be subsequently confirmed in writing, each to the effect that, as of the date thereof and based upon and subject to the factors and assumptions set forth therein, the consideration to be received by the holders of Shares pursuant to this Agreement is fair from a financial point of view to such holders and, as of the date of this Agreement, such opinions have not been withdrawn, revoked or modified. A true and complete copy of each such opinion has been made available to Parent prior to the date of this Agreement or, if not available at such date, will be made available to Parent promptly upon its availability following the date of this Agreement, in each case for informational purposes only, and it is agreed and understood that such opinions may not be relied on by Parent or any of its affiliates or any director, officer or employee of Parent or its affiliates.

        3.22    Insurance Policies.     Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all insurance policies and arrangements held by or for the benefit of the Company, any of its Subsidiaries or the business, assets or properties owned, leased or operated by the Company or any of its Subsidiaries, and all amendments or endorsements in respect of any of the foregoing (collectively, "Insurance Policies") are in full force and effect and all Insurance Policies maintained by the Company and its Subsidiaries since January 1, 2017 provide insurance in such amounts and against such risks and with such deductibles as are required by Law or any Contract to which the Company or any of its Subsidiaries is a party and all premiums due and payable thereon have been paid; (b) neither the Company nor any of its Subsidiaries is in breach of or default under any of the Insurance Policies; (c) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination or modification of any of the Insurance Policies; (d) the Company has not received written or, to the Knowledge of the Company, oral notice of cancellation, non-renewal, disallowance or reduction in coverage with respect to any Insurance Policy; and (e) the Company has timely filed all claims for which it is seeking payment or other coverage under any of the Insurance Policies.

        3.23    Material Customers and Suppliers.

          (a)   Section 3.23(a) of the Company Disclosure Letter sets forth a true and complete list of the top fifteen (15) customers of the Company based upon the revenue generated from such customer for the twelve months ended June 30, 2019 (each, a "Material Customer"). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received any written notice from a Material Customer that it has ceased to use the Company's products or services or that it intends to cease after the Closing to use such products or services or to otherwise terminate or materially reduce its purchase of goods and supplies from or materially adversely change its contractual relationship with the Company or any of its Subsidiaries.

          (b)   Section 3.23(b) of the Company Disclosure Letter sets forth a true and complete list of the top ten (10) vendors or suppliers of the Company based upon the payments made by the Company to such vendor or supplier for the twelve months ended June 30, 2019 (each, a "Material Supplier"). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received any written notice from a Material Supplier that it intends to cease after the Closing to provide products or services to the Company or to otherwise terminate or materially reduce its supply of goods and supplies to or materially adversely change its contractual relationship with the Company or any of its Subsidiaries.

        3.24    Related Party Transactions.     Except for (i) indemnification, compensation and employment or similar agreements entered into in the ordinary course of business and filed with or furnished to the SEC that are publicly available between the Company or any of its Subsidiaries, on the one hand, and any director or executive officer of the Company, on the other hand and (ii) any Contracts entered into in the ordinary course of business on arms' length terms between portfolio companies and other Affiliates of any person owning 5% or more of the Shares, on the one hand, and the Company or any of its Subsidiaries, on the other hand, there are no (and in the two (2) years prior to the date of this Agreement have not been any) transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any current director or executive officer of the Company or any of its Subsidiaries or any person owning 5% or more of the Shares (or, to the Knowledge of the Company, any of such person's immediate family members or affiliates), on the other hand, in each case, required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Company SEC Documents filed prior to the date of this Agreement or that are otherwise material to the Company and its Subsidiaries, taken as a whole ("Related Party Transactions").

        3.25    No Other Representations or Warranties.     Except for the representations and warranties expressly set forth in this Article 3 or any certificate delivered by the Company pursuant to Section 6.3, none of the Company, any of its affiliates or any other Person on behalf of the Company makes any express or implied representation or warranty (and there is and has been no reliance by Parent, Merger Sub or any of their respective affiliates or Representatives on any such representation or warranty) with respect to the Company, its Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Representatives or affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Without limiting the foregoing, except with respect to common law fraud (with the element of scienter) and the representations and warranties contained in this Article 3 (as qualified by the Company Disclosure Letter in accordance with this Agreement) or any certificate delivered by the Company pursuant to Section 6.3, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or affiliates or any other Person resulting from Parent's, Merger Sub's or their Representatives' or affiliates' use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or affiliates, including any information made available in the electronic data room maintained by the Company for purposes of the Transactions, teaser, marketing material, confidential information memorandum, management presentations, functional "break-out" discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the Transactions.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby represent and warrant to the Company as follows:

        4.1    Corporate Organization.     Each of Parent and Merger Sub is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

        4.2    Authority; Execution and Delivery; Enforceability.     Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and to consummate the Transactions applicable to such party. The execution and delivery by Parent and Merger Sub of this Agreement, the performance and compliance by each of Parent and Merger Sub with each of its obligations herein and the consummation by each of Parent and Merger Sub of the Transactions applicable to it have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and other than, as of the date of this Agreement, the adoption of this Agreement by Parent (or a wholly-owned Subsidiary of Parent) as the sole stockholder of Merger Sub, no other corporate proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Transactions to which it is a party. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and, assuming the due and valid authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes Parent's and Merger Sub's legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms, except as limited by Laws affecting the enforcement of creditors' rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

        4.3    No Conflicts; Required Filings and Consents.

          (a)   The execution and delivery of this Agreement by Parent and Merger Sub, does not and will not, and the performance of this Agreement by Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Transactions to which it is a party (including consummation of the Funds Financing and the Pattonair Refinancing (as defined in the Debt Commitment Letter)) will not, (i) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational or governing documents of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.3(b) have been obtained and all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent, Merger Sub or any other Subsidiary of Parent (each a "Parent Subsidiary" and, collectively, the "Parent Subsidiaries"), or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under any Contract or Permit to which Parent or any Parent Subsidiary is a party (or by which any of their respective properties or assets are bound), except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

          (b)   Assuming the accuracy of the representations and warranties of the Company in Section 3.4, the execution, delivery and performance of this Agreement by Parent and Merger Sub does not and will not, and the consummation by Parent and Merger Sub of the Transactions (including consummation of the Funds Financing and the Pattonair Refinancing (as defined in the Debt Commitment Letter)) and compliance by Parent and Merger Sub with any of the terms or provisions hereof will not (with or without notice or lapse of time, or both), require any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, except (i) under the Exchange Act and the rules and regulations of the NYSE, (ii) any applicable requirements of any Competition Laws listed in Section 3.4(b)(ii) of the Company Disclosure Letter or French Foreign Investment Regulations, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings, registrations or notifications would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        4.4    Litigation.     There is no Proceeding pending, or, to the Knowledge of Parent, threatened that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, and neither Parent nor Merger Sub is subject to any outstanding Order that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

        4.5    Financing.     Parent has delivered to the Company a true and complete copy of the executed Debt Commitment Letter and Funds Commitment Letter. Neither of the Commitment Letters has been amended or modified in any manner since Parent provided, on or prior to the date of this Agreement, a fully executed copy of such Commitment Letters dated as of the date hereof. Neither Parent nor any of its affiliates has entered into any agreement, side letter or other arrangement with respect to the Debt Financing relating to the Debt Commitment Letter among the parties thereto that would add any condition precedent to funding of the Debt Financing, reduce the amount of the Debt Financing below an amount necessary (together with the Funds Financing) to fund all of the amounts required to be provided by Parent or Merger Sub for the consummation of the Transactions (including the payment of the Merger Consideration), adversely affect the availability of the Debt Financing or delay or prevent the Closing or make the funding of the Debt Financing less likely to occur. Assuming the satisfaction of the closing conditions set forth in Section 6.1 and Section 6.3 and that the Financing is funded in accordance with the Commitment Letters (including any "market flex" provisions related thereto), the aggregate net proceeds of the Financing (both before and after giving effect to the exercise of any or all "market flex" provisions related thereto) when funded in accordance with the terms of the Commitment Letters will be sufficient to consummate the Transactions contemplated hereby, including the payment of the Merger Consideration on the Closing Date. As of the date hereof, the respective commitments contained in the Commitment Letters have not been withdrawn, rescinded or repudiated in any respect. As of the date hereof, the Commitment Letters are in full force and effect and represent a valid, binding and enforceable obligation of Parent and, to the Knowledge of Parent, each other party thereto, to provide the financing contemplated thereby subject only to the satisfaction or waiver of the conditions set forth in the Commitment Letters and except as limited by Laws affecting the enforcement of creditors' rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity). Parent has fully paid (or caused to be fully paid) any and all commitment fees and other amounts that are due and payable by Parent on or prior to the date of this Agreement in connection with the Financing. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a material breach or default on the part of Parent or, to the Knowledge of Parent, any other party thereto under any of the Commitment Letters. Assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.3 and compliance by the Company with Section 5.11, Parent has no reason to believe that it or any Financing Source or source of the Funds Financing or any other party thereto will be unable to satisfy on a timely basis any term or condition of the Commitment Letters required to be satisfied by it. As of the date hereof, the only conditions precedent or other contingencies related to the funding of the Debt Financing on the Closing Date that will be included in the Debt Financing Documents shall be the conditions set forth in the Commitment Letters as in effect on the date hereof. Parent understands and acknowledges that under the terms of this Agreement, Parent's obligation to consummate the Merger is not in any way contingent upon or otherwise subject to Parent's consummation of any financing arrangements, Parent's obtaining of any financing or the availability, grant, provision or extension of any financing to Parent.

        4.6    Guaranty.     Concurrently with the execution of this Agreement, the Guarantor has delivered to the Company the Guaranty dated as of the date hereof. The Guaranty is in full force and effect and is a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as limited by Laws affecting the enforcement of creditors' rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity). No event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of Guarantor under the Guaranty.

        4.7    Proxy Statement; Other Information.     None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the time that the Proxy Statement or any amendment or supplement thereto is filed with the SEC, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by Parent or Merger Sub to such portions thereof that relate to statements made or incorporated by reference therein based on information supplied by or on behalf of Company for inclusion).

        4.8    Ownership of Company Capital Stock.     None of Parent, Merger Sub or any Parent Subsidiary beneficially owns any Shares as of the date hereof. Other than as a result of this Agreement and the Support Agreement, Parent nor Merger Sub is, nor at any time during the last three years has it been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

        4.9    Solvency.     Assuming (i) the representations and warranties of the Company are true and correct in all material respects (disregarding any references to "Knowledge of the Company," "Company Material Adverse Effect," "materiality", "in all material respects" or similar qualifications contained in such representations or warranties), (ii) any estimates, projections or forecasts of the Company and its Subsidiaries have been prepared by them in good faith based upon assumptions that were and continue to be reasonable and (iii) all material liabilities of the business of the Company and its Subsidiaries are disclosed in the Company Disclosure Letter or in the Company SEC Documents filed prior to the date of this Agreement (excluding "risk factors" sections or any language in the Company SEC Documents that is predictive or forward-looking or that is not factual information but merely cautionary language), after giving effect to the payment of all amounts required to be paid in connection with the consummation of the Transactions, payment of all related fees and expenses and consummation of the Transactions (including the Financing), Parent and its Subsidiaries, including Merger Sub (taken as a whole), will be Solvent as of the Effective Time. For purposes of this Agreement, the term "Solvent," when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "fair saleable value" of the assets of such Person will, as of such date, exceed (i) the value of all "liabilities of such person, including contingent and other liabilities," as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors and (ii) the amount that will be required to pay the probable liabilities of such Person as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged, and (c) such Person will be able to pay its liabilities as they mature; provided, however, that this definition shall take into account such Person's ability to generate cash from operations, asset dispositions or refinancing, or a combination thereof, or raise additional capital by other means to meet its obligations as they become due.

        4.10    Ownership of Parent and Merger Sub.     All of the outstanding Equity Interests of Parent and Merger Sub have been duly authorized and validly issued. All of the issued and outstanding Equity Interests of Merger Sub are, and at the Effective Time will be, owned directly or indirectly by Parent. Merger Sub was formed solely for purposes of the Merger and, except for matters incident to formation and execution and delivery of this Agreement and the performance of the transactions contemplated hereby, has not prior to the date hereof engaged in any business or other activities.

        4.11    No Stockholder and Management Arrangements.     Except for this Agreement and the Support Agreements, or as expressly authorized by the Company Board, neither Parent or Merger Sub, nor Platinum Equity Capital Partners International IV (Cayman), L.P., a limited partnership under the laws of the Cayman Islands or any of its controlled affiliates, is a party to any Contracts, or has made or entered into any formal or informal arrangements or other understandings (including as to continuing employment), with any stockholder, director or officer of the Company relating to this Agreement, the Merger or any other Transactions, or the operations of the Surviving Corporation or any of its controlled affiliates, businesses or operations from and after the Effective Time.

        4.12    Foreign Ownership and Control.     Consummation of the transactions contemplated hereby will not result in foreign control of the Company and/or its Subsidiaries (within the meaning of the Foreign Investment Risk Review Modernization Act of 2018 and the regulations promulgated hereunder) or the consummation of any pilot program covered investment (within the meaning of the regulations promulgated by the United States Department of Treasury relating to the Pilot Program to Review Certain Transactions Involving Foreign Persons and Critical Technology).

        4.13    Broker's Fees.     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission for which the Company could be responsible in connection with the Transactions based on arrangements made by or on behalf of Parent, Merger Sub or any of their respective affiliates, other than those that become payable by the Surviving Corporation following the consummation of the Merger.

        4.14    Certain Subsidiaries of Parent.     The investment funds named in the Funds Commitment Letter have the ability to cause the contribution of the "operating entities of Pioneer Holdings, LLC" (within the meaning of the Debt Commitment Letter) to Borrower (as defined in the Debt Commitment Letter).

        4.15    No Other Representations and Warranties.     Without limiting the representations and warranties contained in Article 3 and any certificate delivered by the Company pursuant to Section 6.3, each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Intellectual Property, technology, liabilities, results of operations, financial condition and prospects of the Company and each of them acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company that it and its Representatives have requested to review, and that it and its Representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company. Each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and none of Parent or Merger Sub has relied upon, any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with the Transactions including the accuracy or completeness thereof other than the representations and warranties contained in Article 3 and any certificate delivered by the Company pursuant to Section 6.3. Each of Parent and Merger Sub acknowledges and agrees that, to the fullest extent permitted by applicable Law, except with respect to common law fraud (with the element of scienter) and the representations and warranties contained in Article 3 (as qualified by the Company Disclosure Letter in accordance with this Agreement) or any certificate delivered by the Company pursuant to Section 6.3, the Company and its Subsidiaries, and their respective affiliates, stockholders, controlling persons or Representatives shall not have any liability to Parent, Merger Sub, any Parent Subsidiary, or their respective affiliates, stockholders, controlling persons or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data rooms, management presentations, information or descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to

Parent, Merger Sub, any Parent Subsidiary, or any of their respective affiliates, stockholders, controlling persons or Representatives.

ARTICLE 5
COVENANTS

        5.1    Conduct of Business by the Company Pending the Closing.     Between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, except as set forth in Section 5.1 of the Company Disclosure Letter or as otherwise expressly required by any other provision of this Agreement or with the prior written consent of Parent, the Company will, and will cause each of its Subsidiaries to, (i) conduct its operations only in the ordinary course of business in a manner consistent with past practice, and (ii) use commercially reasonable efforts to preserve intact the business organization of the Company and each of its Subsidiaries, keep available the services of the current officers, employees and consultants of the Company and each of its Subsidiaries and to preserve the goodwill and current relationships of the Company and each of its Subsidiaries with material customers, suppliers, distributors, licensors, licensees, Governmental Entities and other Persons with which the Company or any of its Subsidiaries has business relations. Without limiting the foregoing, except as set forth in Section 5.1 of the Company Disclosure Letter or as otherwise expressly required by any other provision of this Agreement, the Company shall not, and shall cause each of its Subsidiaries not to, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, directly or indirectly, take any of the following actions without the prior written consent of Parent (which consent shall not be unreasonably withheld in respect to Sections 5.1(h) (to the extent it relates to any Indebtedness other than with regard to Indebtedness for borrowed money and related interest rate swaps), (i) (j), (q) and (v) (with regard to the foregoing clauses of Section 5.1)):

          (a)   amend its certificate of incorporation or bylaws or equivalent organizational documents, or adopt a rights plan, "poison pill" or similar agreement that is, or at the Effective Time will be, applicable to this Agreement or the Transactions;

          (b)   issue, sell, pledge, dispose of, grant, transfer or subject to any Lien (other than, only in respect of any Subsidiary of the Company, a Permitted Share Lien) any shares of capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities of the Company or any of its Subsidiaries, other than the issuance of Shares upon the exercise of vested Company Options or settlement of vested Company RSUs, Company Restricted Shares or Company PSUs outstanding as of the date hereof and set forth in Section 3.2(b) of the Company Disclosure Letter in accordance with their terms (which, for purposes of determining the number of such Company PSUs to be settled, shall be determined by the Company Board (in good faith) based on actual performance through the end of the applicable performance period in accordance with the terms of the applicable award agreement governing the applicable Company PSUs (and, in making such determination, the Company Board shall not exercise any upward discretion)), provided, however, that the Company Board may provide for Company PSUs to vest and be settled at the target level of 100% even if actual performance falls below the target level;

          (c)   distribute, sell, assign, pledge, lease, license, abandon, permit to lapse or expire, dispose of (including by means of allowing to lapse or failing to maintain, renew or enforce, or failing to pay applicable maintenance, renewal, registration fees or other dues), transfer or create or incur any Lien (other than a Permitted Lien) upon, or authorize the distribution, sale, assignment, pledge, lease, license, abandoning, lapse, expiration, disposition, transfer or creation or incurrence of any Lien (other than a Permitted Lien) upon, any Company Owned Real Property, or other material property or assets of the Company or any of its Subsidiaries (including material Company Intellectual Property), except (i) pursuant to existing Contracts in accordance with their terms, (ii) non-exclusive licenses granted in the ordinary course of business consistent with past practice, (iii) the sale or purchase of inventory, goods, supplies or other property in the ordinary course of business consistent with past practice, (iv) sales or dispositions of obsolete or worn-out assets, (v) the sale or disposition of any other assets having a value of less than (A) $1 million with respect to any single transaction or series of related transactions and (B) $5 million in the aggregate and (vi) imposition of Liens as required by the Company's existing credit facilities listed in Section 3.16(a)(v) of the Company Disclosure Letter (as may be refinanced pursuant to clause (h) of this Section 5.1);

          (d)   declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other Equity Interests, except for dividends paid by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company;

          (e)   reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other Equity Interests, except (i) with respect to any wholly owned Subsidiary of the Company, (ii) the repurchase of Shares from a holder of Company Options, Company RSUs, Company Restricted Shares or Company PSUs in satisfaction of withholding obligations or in payment of the exercise price thereof or (iii) the repurchase of Shares pursuant to any Contract listed in Section 3.16(a) of the Company Disclosure Letter in effect on the date hereof;

          (f)    merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, except with respect to any such transactions solely to the extent between or among the Company and any wholly-owned Subsidiaries of the Company;

          (g)   acquire or offer to acquire (including by merger, consolidation, or acquisition of stock or assets) any Person or Equity Interests or assets of any Person, other than (i) acquisitions of inventory, raw materials and other property or supplies in the ordinary course of business consistent with past practice, and (ii) pursuant to Contracts in effect on the date hereof;

          (h)   incur, assume, guarantee or modify the terms of any Indebtedness, enter into any interest rate or currency swaps, hedges or similar arrangements with respect to Indebtedness or issue any debt securities or assume, guarantee, endorse or modify the terms of, or otherwise become responsible for (whether directly, contingently or otherwise), the obligations of any Person (other than a wholly-owned Subsidiary of the Company) for Indebtedness, except (i) in connection with refinancings of existing Indebtedness for borrowed money (provided, that the refinancing terms shall not be any less favorable to the Company or any of its Subsidiaries than the terms of the existing Indebtedness that is being refinanced), (ii) for borrowings under the Company's existing credit facilities not to exceed the aggregate commitments under such revolving credit facility as of the date hereof, and (iii) Indebtedness not to exceed $1 million in any single transaction or series of related transactions and $2,500,000 in the aggregate;

          (i)    make any loans, advances or capital contributions to, or investments in, any other Person (other than (x) accounts receivable from customers to the extent consistent with payment provisions under the applicable Contract with such customer or (y) transactions between or among the Company and/or its Subsidiaries) in excess of $500,000 in the aggregate other than advances for business expenses incurred in the ordinary course of business consistent with past practice;

          (j)    (A) terminate, cancel, renew on terms that are in any material respect unfavorable to the Company or any of its Subsidiaries, waive any rights under or amend in any material respect adverse to the Company or any of its Subsidiaries any Company Material Contract, in each case, other than in the ordinary course of business consistent with past practice for the line of business to which such Company Material Contract relates, or (B) enter into any Contract that, if existing on the date hereof, would be a Company Material Contract; provided that this Section 5.1(j) shall not restrict the Company and its Subsidiaries from, in the ordinary course of business consistent with past practice, entering into Contracts that (if existing on the date hereof) would have been a Company Material Contract pursuant to Sections 3.16(a)(i) (if such Company Material Contract is for purchases by the Company or any of its Subsidiaries for annual payments of less than $10 million and which cannot otherwise be terminated in accordance with its terms by giving notice of 12 months or less), 3.16(a)(ii) or 3.16(a)(iii) or, to the extent otherwise permitted by this Section 5.1 (and subject to Parent's consent rights set forth herein), any other clause of Section 3.16; provided, further, that the term "Company Material Contract" solely for purposes of this Section 5.1(j) shall include any Contracts falling under Section 3.16(a)(ii) with the revenue threshold set forth therein being deemed $10 million instead of $14 million.

          (k)   except to the extent required by this Agreement, applicable Law or the existing terms of any Company Benefit Plan in effect on the date hereof: (A) other than increases in the ordinary course of business consistent with past practice in annual base salaries or base wages of those directors, officers, employees or other Service Providers of the Company and its Subsidiaries whose annual base salary is less than $200,000 that are of not more than three-and-two-tenths percent (3.2%) of the aggregate annual base salaries or base wages of all such directors, officers, employees or other Service Providers of the Company or any of its Subsidiaries, increase the base compensation or benefits payable or to become payable to the directors, officers, employees or other Service Providers of the Company or any of its Subsidiaries, (B) except for amendments to Company Benefit Plans made in the ordinary course of business consistent with past practice that are in connection with a customary annual renewal or enrollment process of a Company Benefit Plan that is a group health or welfare plan or do not, individually or in the aggregate, result in any material increase in costs, obligations or liabilities for the Company or any of its Subsidiaries, establish, adopt, enter into, terminate or amend any Company Benefit Plan or any agreement, plan, policy, trust, fund or other arrangement that would constitute a Company Benefit Plan if it were in existence on the date hereof (other than the entry into employment agreements in the ordinary course of business consistent with past practice with new employees permitted to be hired under this Agreement, provided that each such employment agreement is in all material respects consistent with the standard form made available to Parent prior to the date of this Agreement where the severance period or required notice of termination provided is not in excess of ninety (90) days or such longer period as is required under local Law), (C) terminate (other than for cause) the employment of or hire or promote any employee whose annual base salary is $200,000 or more (other than the hiring of any employees to replace any employees who terminate employment after the date of this Agreement), (D) take any action to amend, accelerate or waive any performance or vesting criteria or accelerate vesting, exercisability, payment or funding under any Company Benefit Plan (including under any Company Equity Plan) or any agreement, plan, policy, trust, fund or other arrangement that would constitute a Company Benefit Plan if it were in existence on the date hereof, (E) grant any equity or equity-based awards, (F) other than in connection with the entry into employment agreements in the ordinary course of business consistent with past practice with new employees permitted to be hired under this Agreement, provided that each such employment agreement is in all material respects consistent with the standard form made available to Parent prior to the date of this Agreement where the severance period or required notice of termination provided is not in excess of ninety (90) days or such longer period as is required under local Law, grant any rights to severance or termination pay or other termination benefit, or enter into any employment or severance agreement, or (G) enter into any change-in-control, transaction bonus, Tax gross-up, or retention agreements with any directors, officers, employees or Service Providers;

          (l)    engage in any "mass layoff" or "plant closing" (within the meaning of the WARN Act);

          (m)  except as required by Law, modify, extend, cancel, terminate or enter into any Labor Agreement or recognize or certify any union, labor organization or works council as the bargaining representative for any employees of the Company or any of its Subsidiaries;

          (n)   make any material change in accounting policies, practices, principles, methods or procedures, other than as required by GAAP or by a Governmental Entity of competent jurisdiction;

          (o)   waive, release, assign, compromise, fail to defend, settle or agree to settle any Proceeding other than waivers, releases, assignments, compromises, settlements or agreements that involve only the payment of monetary damages not in excess of $500,000 individually or $2 million in the aggregate, in any case without the imposition of equitable or other non-monetary relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries or that would impose any material restrictions on the business of the Company or any of its Subsidiaries;

          (p)   make, change or revoke any material Tax election, change any of its material Tax accounting policies or methods of reporting income or deductions for Tax purposes, settle or compromise any material Tax liability or settle any material Tax claim, audit or dispute, enter into any material closing or similar agreement with a Governmental Entity, or file any material Tax Return inconsistent with past practice, except as required by Law;

          (q)   fail to maintain in full force and effect the material Insurance Policies, other than such policies that expire in accordance with their terms;

          (r)   make, incur or commit to incur any capital expenditures or any obligation or liability in respect thereof, other than (i) as set forth in the Company's annual business plan for 2019 or the Company's Wesco 2020 plan, in each case, made available to Parent prior to the date of this Agreement (collectively, the "Business Plan") and (ii) to the extent not included in the Business Plan, any capital expenditures or obligations or liabilities in respect thereof not in excess of $3,000,000 in any single expenditure or series of related expenditures;

          (s)   enter into any line of business that does not relate to the distribution of aerospace parts, supply chain management services or chemical management services (other than as contemplated in the Business Plan);

          (t)    amend the engagement letters with Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC referred to in Section 3.20, or engage any other investment bankers, finders or brokers in connection with the Merger or any of the other Transactions;

          (u)   enter into any Related Party Transaction (subject to the exclusions set forth in clauses (i) and (ii) of Section 3.24); or

          (v)   authorize or enter into any Contract or otherwise make any commitment to do any of the foregoing.

        5.2    Access to Information; Confidentiality.

          (a)   From the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, the Company shall, and shall cause each of its Subsidiaries to: (i) provide to Parent and Merger Sub and their respective Representatives and Financing Sources reasonable access during normal business hours in such a manner as not to interfere unreasonably with the business conducted by the Company or any of its Subsidiaries, upon prior notice to the Company, to the officers, employees, properties, offices and other facilities of the Company and each of its Subsidiaries and to the books and records (including Tax Returns) thereof and (ii) use commercially reasonable efforts to furnish promptly (but during normal business hours) upon prior notice such information concerning the business, properties, Contracts, assets and liabilities of the Company and each of its Subsidiaries as Parent or its Representatives or Financing Sources may reasonably request; provided, however, that all requests from Parent, Merger Sub or their respective Representatives or Financing Sources for such access or information pursuant to this Section 5.2 shall be directed to John Holland and not to any other director, officer or employee of the Company unless consented to in writing by the Company; provided, further, that the Company shall not be required to (or to cause any of its Subsidiaries to) afford such access or furnish such information to the extent that the Company reasonably believes in good faith (after consultation with its outside counsel) that doing so would: (A) result in the loss of attorney-client privilege, or (B) violate any applicable Law, provided, that (x) in the case of each of subclauses (A) and (B), the Company shall use its commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set out in subclause (A) or (B), as applicable, and (y) in the event that the Company, despite having used commercially reasonable efforts in accordance with the preceding clause (x), does not provide access or disclosure in reliance on subclauses (A) or (B) of the preceding clause (x), the Company shall provide Parent with a list of the information that is being withheld. At or prior to the Closing, the Company shall deliver or cause to be delivered to Parent one or more CDs containing (in a readable and otherwise reasonably acceptable format) true and complete copies of (A) the contents of the Company's virtual data room established at https://datasiteone.merrillcorp.com/ (the "Data Room") that has been used for due diligence in connection with the Merger as at 6:00 p.m. Eastern Time on August 7, 2019; provided, however, that, in lieu of delivering the CD referenced in this sentence, the Company may, at its option, maintain the entirety of the Data Room such that, after the Closing, the Data Room contains all of the materials that have been included in the Data Room for due diligence in connection with the Merger as at 6:00 p.m. Eastern Time on August 7, 2019.

          (b)   The Confidentiality Agreement, dated May 13, 2019, by and between the Company and Platinum Equity Advisors International (UK) Limited (the "Confidentiality Agreement"), shall apply with respect to information furnished under this Section 5.2 by the Company, its Subsidiaries and their Representatives; provided, that (i) Parent and Merger Sub will be permitted to disclose such information to any Financing Source or prospective Financing Source that may become a party to the Debt Financing (and, in each case, to their respective Representatives) and (ii) such Persons shall constitute Representatives under the Confidentiality Agreement. Prior to the Closing, each of Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact or otherwise communicate with the employees (other than members of the Company's senior leadership team), customers, suppliers, or distributors of the Company and its Subsidiaries, in each case regarding the business of the Company (except to the extent related to ordinary course business of the applicable Representative of Parent or Merger Sub), this Agreement or the Transactions without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

        5.3    No Solicitation.

          (a)   Except as expressly permitted by this Section 5.3, from and after the date hereof, the Company shall, and shall cause its Subsidiaries and Representatives to, (w) promptly cease and cause to be terminated any activities, solicitations, discussions or negotiations with any Third Party that may be ongoing with respect to any Acquisition Proposal or any inquiry or proposal that constitutes or could reasonably be expected to lead to any Acquisition Proposal, (x) promptly request (and in event within twenty-four (24) hours) any such Third Party to promptly return or destroy all confidential information concerning the Company and its Subsidiaries, (y) promptly

  (and in any event within six (6) hours) terminate all access previously granted to such persons to any physical or electronic data room and (z) except to the extent that the Company Board (or a duly authorized committee thereof) determines in good faith, after consultation with outside counsel, that a failure to agree to a waiver or amendment would reasonably be expected to violate its fiduciary duties to the stockholders of the Company under applicable Law, enforce, and not waive or amend (as applicable), any provisions of any Anti-Takeover Law or confidentiality or standstill agreement (or any similar agreement) to which the Company or any of its Subsidiaries is a party relating to any Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal or otherwise cause the terms of such agreement to be less restrictive than an Acceptable Confidentiality Agreement. Except as expressly permitted by this Section 5.3, from and after the date hereof until the receipt of the Company Stockholder Approval, or, if earlier, the termination of this Agreement in accordance with Article 7, the Company shall not, and shall cause its Subsidiaries and Representatives not to, directly or indirectly, (i) initiate, solicit, propose or knowingly facilitate, induce or encourage any inquiries with respect to, any effort or attempt to submit, or the submission of, any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, including by way of furnishing any non-public information to any Third Party related to any potential Acquisition Proposal, or (ii) enter into, continue or otherwise participate or engage in any discussions or negotiations with respect thereto (other than informing any Third Party of the existence of the provisions contained in this Section 5.3), except that, the Company may ascertain facts from any Person making an Acquisition Proposal for the purpose of the Company Board clarifying the terms and conditions of such Acquisition Proposal and the Third Party making it in order to allow the Company Board to determine whether the Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, provided, that the foregoing shall not permit any negotiations or similar discussions with respect to such Acquisition Proposal or any verbal expression of the Company's view or position with respect thereto. Except as expressly permitted by this Section 5.3, from and after the date hereof until the receipt of the Company Stockholder Approval, or, if earlier, the termination of this Agreement in accordance with Article 7, neither the Company Board nor any committee thereof shall, directly or indirectly, (i) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Acquisition Proposal, (ii) fail to make, withdraw, or qualify (or change, amend or modify in a manner adverse to Parent or Merger Sub) the Company Board Recommendation or the adoption or declaration of advisability of this Agreement, the Merger or any of the other Transactions by the Company Board, (iii) approve or recommend, or publicly propose to approve or recommend, or cause or allow the Company or any of its controlled affiliates to enter into any merger agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or other similar agreement relating to any Acquisition Proposal, (iv) fail to include the Company Board Recommendation in the Proxy Statement, (v) other than with respect to a tender offer or exchange offer, fail to publicly reaffirm its recommendation of this Agreement within ten (10) Business Days after Parent so requests in writing if an Acquisition Proposal or any modification thereto shall have been made public or sent or given to the Company's stockholders (or any Person or group of Persons shall have publicly announced an intention, whether or not conditional, to make an Acquisition Proposal), (vi) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Acquisition Proposal subject to Regulation 14D under the Exchange Act within ten (10) Business Days after the commencement of such Acquisition Proposal, (vii) make any public statement inconsistent with the Company Board Recommendation or (viii) resolve or agree or announce its intention to resolve or agree to do any of the foregoing (any action set forth in the foregoing clauses (i) through (viii) of this sentence, a "Change of Board Recommendation"). Any breach by a Representative of the Company or any of its Subsidiaries of this Section 5.3 shall be deemed a breach hereof by the Company.

          (b)   Notwithstanding anything to the contrary contained in Section 5.3(a), if at any time following the date hereof and prior to the receipt of the Company Stockholder Approval (i) the Company has received a written Acquisition Proposal from a Third Party, (ii) the Company has not breached this Section 5.3 (other than de minimis non-compliance) with respect to such Acquisition Proposal and (iii) the Company Board (or a duly authorized committee thereof) determines in good faith, after consultation with its independent financial advisors and outside counsel, based on information then available, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, then the Company may (A) furnish information with respect to the Company and its Subsidiaries and provide access to the books, records, personnel and facilities of the Company and its Subsidiaries to the Third Party making such Acquisition Proposal, its representatives and potential sources of financing and (B) participate in discussions or negotiations with the Third Party making such Acquisition Proposal regarding such Acquisition Proposal; provided, however, that prior to taking any action referred to in clause (A) or (B) above, (x) the Company and the applicable Third Party shall have entered into an Acceptable Confidentiality Agreement and (y) the Company shall have provided notice of such Acquisition Proposal to Parent in accordance with Section 5.3(c); provided, further, that any material non-public information concerning the Company or its Subsidiaries provided or made available to any Third Party shall, to the extent not previously provided or made available to Parent or Merger Sub, be provided or made available to Parent or Merger Sub as promptly as reasonably practicable (and in no event later than twenty-four hours) after it is provided or made available to such Third Party, except to the extent the Company determines in good faith, after consultation with the Company's outside counsel, that providing Parent or Merger Sub with such information would violate Law (provided, that, in such case, (x) the Company shall use its commercially reasonable efforts to provide or make available to Parent or Merger Sub such material non-public information in a manner that does not result in such prohibition, and (y) in the event that the Company, despite having used commercially reasonable efforts in accordance with the preceding clause (x), does not provide or make available to Parent or Merger Sub such material non-public information in reliance on the preceding clause (x), the Company shall provide Parent with a list of the information that is being withheld).

          (c)   From and after the date hereof, the Company shall promptly (and in any event within twenty-four (24) hours) notify Parent in writing in the event that the Company receives any (i) Acquisition Proposal, (ii) inquiry or request for information from, or for the initiation of discussions or negotiations with, the Company or its Representatives concerning, or that could reasonably be expected to lead to, an Acquisition Proposal, or (iii) request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries by any Third Party who has made or communicated to the Company that it intends to make an Acquisition Proposal. The Company shall notify Parent promptly (and in any event within twenty-four (24) hours) of the identity of such Person and provide to Parent a copy of such Acquisition Proposal (or, where no such copy is available, a reasonable description of the material terms and conditions of such Acquisition Proposal, inquiry or request). Without limiting the foregoing, the Company shall promptly (and in any event within twenty-four (24) hours after such determination) advise Parent if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 5.3(b). In addition, the Company shall keep Parent reasonably informed on a current basis (and in any event within twenty-four (24) hours) of any material changes to the status and any changes to material terms of any such Acquisition Proposal, inquiries or requests (and true and complete copies of any amended or modified written Acquisition Proposal, inquiry or request, including modified written proposed agreements), including any change in the Company's intentions as previously notified.

          (d)   Notwithstanding anything to the contrary contained in Section 5.3(a), if (x) the Company has received a written Acquisition Proposal that has not been withdrawn and that the Company Board (or any duly authorized committee thereof) determines in good faith, after consultation with its independent financial advisors and outside counsel, constitutes (and continues to constitute) a Superior Proposal and (y) the Company Board determines in good faith, after consultation with its outside counsel, that failure to take such action in response to such Superior Proposal would violate the directors' fiduciary duties to the stockholders of the Company under applicable Law, the Company Board may at any time prior to the receipt of the Company Stockholder Approval, (A) effect a Change of Board Recommendation with respect to such Superior Proposal and/or (B) terminate this Agreement pursuant to Section 7.1(d) in order to enter into a definitive written agreement with respect to such Superior Proposal, in either case subject to the requirements of this Section 5.3(d); provided, that the Company shall not be entitled to effect a Change of Board Recommendation pursuant to this Section 5.3(d) or terminate this Agreement pursuant to Section 7.1(d) unless all of the following conditions are met:

              (i)  the Company shall have provided to Parent at least four days' prior written notice (the "Notice Period") of the Company's intention to effect a Change of Board Recommendation or to terminate this Agreement pursuant to Section 7.1(d), which notice shall specify in reasonable detail the material terms and conditions of such Superior Proposal and the identity of the Person or group of Persons making such Superior Proposal and the Company Board's reasons for intending to effect a Change of Board Recommendation or to terminate this Agreement pursuant to Section 7.1(d) and shall have provided to Parent a copy of the latest draft of the proposed transaction agreement to be entered into in respect of such Superior Proposal and all other material proposed transaction documents (if any) relating to such Superior Proposal;

             (ii)  during the Notice Period, if requested by Parent, the Company shall have, and shall have caused its Representatives and legal and financial advisors to have, engaged in good faith negotiations with Parent regarding any amendment to this Agreement proposed in writing by Parent and intended to cause the relevant Superior Proposal to no longer constitute a Superior Proposal;

            (iii)  the Company Board shall have considered in good faith any adjustments and/or amendments that Parent, in its sole discretion, shall have proposed with respect to this Agreement (including a change to the price terms hereof) and the other agreements contemplated hereby that may be irrevocably offered in writing by Parent (the "Proposed Changed Terms") no later than 11:59 a.m., New York City time, on the last day of the Notice Period and shall have determined in good faith, after consultation with its independent financial advisor and outside counsel, that such Proposed Changed Terms would continue to render the failure by the Company Board to make such Change of Board Recommendation a violation of its fiduciary duties to the stockholders of the Company under applicable Law or that the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect (it being understood and agreed that in the event that the Company Board shall have determined in good faith, after consultation with its independent financial advisor and outside counsel, that such Proposed Changed Terms would render the failure by the Company Board to make such Change of Board Recommendation no longer a violation of its fiduciary duties under applicable Law or would render such Superior Proposal no longer a Superior Proposal, the Company shall agree in writing to all Proposed Changed Terms and the Company's notice of the proposed Change of Board Recommendation or the termination of this Agreement shall be deemed to be rescinded and of no further force and effect);

            (iv)  the Company shall have complied with its obligations under this Section 5.3 (other than de minimis non-compliance) with respect to such Superior Proposal; and

             (v)  prior to or concurrently with any termination of this Agreement, the Company shall have paid the Company Termination Fee to Parent.

          In the event of any substantive revisions to such Superior Proposal offered in writing by the party making such Superior Proposal, the Company shall be required to deliver a new written notice to Parent within 24 hours and to again comply with the requirements of this Section 5.3(d) with respect to such new written notice, except that the Notice Period shall be reduced to three (3) Business Days with respect to any such revised Superior Proposal.

          (e)   Notwithstanding anything to the contrary contained in Section 5.3(a), the Company Board (or a duly authorized committee thereof) may at any time prior to the receipt of the Company Stockholder Approval effect a Change of Board Recommendation if (i) the Company Board (or a duly authorized committee thereof) determines that an Intervening Event has occurred and is continuing and (ii) the Company Board (or a duly authorized committee thereof) determines in good faith, after consultation with outside counsel, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would violate its fiduciary duties to the stockholders of the Company under applicable Law, but such Change of Board Recommendation shall not occur until a time that is after the fourth day following Parent's receipt of written notice from the Company advising Parent of such Intervening Event (which notice shall include a reasonably detailed description of the basis for such Change of Board Recommendation) and stating that it intends to make a Change of Board Recommendation and provided that (A) during such four day period the Company has negotiated in good faith with Parent to the extent Parent wishes to negotiate to make such adjustments to the terms and conditions of this Agreement as would enable the Company Board to proceed with the Company Board Recommendation and (B) at the end of such four day period, the Company Board maintains its determination described in this clause (ii) (after taking into account any adjustments offered in writing by Parent to the material terms and conditions of this Agreement).

          (f)    Nothing contained in this Section 5.3 shall prohibit the Company Board from (i) disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (ii) making any disclosure to the stockholders of the Company if the Company Board (or any duly authorized committee thereof) determines in good faith, after consultation with outside counsel, that the failure to make such disclosure would violate its fiduciary duties to the stockholders of the Company under applicable Law. The issuance by the Company or the Company Board of a "stop, look and listen" statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Change of Board Recommendation.

          (g)   For purposes of this Agreement:

              (i)  "Acquisition Proposal" means any bona fide offer or proposal from a Third Party concerning (A) a merger, consolidation or other business combination transaction involving the Company or any of its material Subsidiaries, (B) a sale, lease, license or other disposition, by merger, consolidation, business combination, share exchange, joint venture or otherwise, in a single transaction, or a series of related transactions of assets of the Company (including Equity Interests of any Subsidiary of the Company) or its Subsidiaries representing 15% or more of the consolidated assets of the Company and its Subsidiaries or to which 15% or more of the consolidated revenue of the Company and its Subsidiaries are attributable, (C) an issuance (including by way of merger, consolidation, business combination or share exchange) of Equity Interests representing 15% or more of the voting power of the Company, (D) any other transaction or series of related transactions resulting in any Person or group of Persons (as defined in Section 13(d) of the Exchange Act) obtaining the power to direct or cause the direction of the management or policies of the Company or any of its material Subsidiaries (whether by acquisition of voting rights, contract or otherwise) or (E) any combination of the foregoing (in each case, other the Merger).

             (ii)  "Superior Proposal" means a written Acquisition Proposal (except the references therein to "15%" shall be replaced by "85%") that the Company Board (or a duly authorized committee thereof), after consultation with its independent financial advisors and outside counsel, taking into account such legal, financial, regulatory, conditionality, timing, likelihood of consummation and other factors in respect of such Acquisition Proposal and the Person making such Acquisition Proposal, determines in good faith would result in a transaction that is more favorable from a financial point of view to the Company's stockholders than the Merger (after taking into account any Proposed Changed Terms).

            (iii)  "Intervening Event" means any material event, fact, circumstance, development or occurrence that is material to the Company or any of its Subsidiaries taken as a whole, was not known to the Company Board prior to execution of this Agreement (or, if known, the implications of which were not known to, or reasonably foreseeable by, the Company Board prior to execution of this Agreement) and first becomes known to the Company Board after execution of this Agreement and prior to the Company Stockholder Approval; provided, that in no event shall any of the following be taken into account in determining whether an Intervening Event has occurred: (a) the receipt, existence or terms of an Acquisition Proposal or a Superior Proposal or any inquiry, indication of interest, proposal, offer or communication relating thereto (or that could reasonably be expected to lead to an Acquisition Proposal or a Superior Proposal), or any matter relating thereto or consequence thereof, (b) any changes in the market price or trading volume of any of the Company's securities, or the fact that the Company meets, exceeds or fails to meet internal or published projections, forecasts or revenue or earnings predictions for any period constitute an Intervening Event, except that the underlying cause or causes of such change or fact may be taken into account for purposes of determining whether an Intervening Event has occurred, (c) (x) the public announcement or pendency of this Agreement or the Transactions, (y) any actions required to be taken or to be refrained from being taken pursuant to this Agreement, or (z) any material breach of this Agreement by the Company, or (d) any event, fact, circumstance, development or occurrence that has had or would reasonably be expected to have an adverse effect on the business or financial condition of Parent or Merger Sub.

        5.4    SEC Filings; Other Actions.

          (a)   As promptly as reasonably practicable (and in any event within fifteen (15) Business Days) after the execution of this Agreement, the Company shall prepare and file the Proxy Statement with the SEC, which shall, subject to Section 5.3, include the Company Board Recommendation. Parent, Merger Sub and their counsel shall be given a reasonable opportunity to review the Proxy Statement before it is filed with the SEC, and the Company shall consider in good faith and incorporate all comments reasonably proposed by Parent, Merger Sub and their counsel with respect thereto. As promptly as reasonably practicable after the execution of this Agreement, the Company shall set, in consultation with Parent, a record date for the Company Meeting (which shall be called in accordance with Section 5.4(b)) and commence a broker search pursuant to Section 14a-13 of the Exchange Act in respect thereof. The Company shall use all commercially reasonable efforts to respond as promptly as practicable to comments by the SEC staff in respect of the Proxy Statement, and to cause the definitive Proxy Statement to be mailed, as promptly as practicable (and in any event within five (5) Business Days) after confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, to the

  Company's stockholders as of the record date for the Company Meeting (as established in accordance with the preceding sentence). The Company shall provide Parent and its counsel with copies of any written comments, and shall provide them a summary of any oral comments, that the Company or its counsel receive from the SEC or its staff with respect to the Proxy Statement as promptly as practicable after receipt of such comments, and any written or oral responses thereto. Parent and its counsel shall be given a reasonable opportunity to review any such responses and the Company shall consider in good faith and incorporate all comments reasonably proposed by Parent, Merger Sub and their counsel with respect thereto. Parent and Merger Sub shall furnish all information that is customarily included in a proxy statement prepared in connection with transactions of the type contemplated by this Agreement concerning themselves and their affiliates as promptly as practicable after the date hereof.

          (b)   Subject to the other provisions of this Agreement, the Company shall (i) take all action necessary in accordance with the DGCL, the Company Charter, and the Company Bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following (and shall use reasonable best efforts to hold such meeting within thirty (30) Business Days after) the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval (the "Company Meeting"), and (ii) subject to a Change of Board Recommendation in accordance with Section 5.3, shall include the Company Board Recommendation in the Proxy Statement and use all commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and the Transactions contemplated hereby (including by postponing or adjourning the Company Meeting to allow additional solicitation of proxies in order to obtain the Company Stockholder Approval if necessary). The Company may, if it receives an unsolicited Acquisition Proposal or if the Company Board otherwise determines in good faith after consultation with outside counsel that the Company's stockholders should be provided with additional information, delay the mailing of the Proxy Statement or the holding of the Company Meeting, in each case for such reasonable period as would provide a reasonable opportunity for the Company Board to consider such Acquisition Proposal or such additional information and to determine the effect, if any, on the Company Board Recommendation. The Company may also postpone or adjourn the Company Meeting from time to time (i) with the consent of Parent, (ii) if a quorum has not been established, (iii) to the extent necessary to file and mail any supplemental or amended disclosure which the Company Board has determined in good faith is necessary and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the Company Meeting, (iv) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approval or (v) if required by Law.

          (c)   If, at any time prior to the Company Meeting, any information relating to the Company or Parent, Merger Sub, the Guarantor, any of their affiliates or any transaction any of them have or are contemplating entering into in connection with this Agreement, is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall as promptly as practicable notify the other party. Following such notification, the Company shall prepare and file with the SEC an appropriate amendment or supplement to the Proxy Statement describing such information as promptly as reasonably practicable and shall consider in good faith and incorporate all comments reasonably proposed by Parent, Merger Sub and their counsel with respect thereto, and, to the extent required by applicable Law or the SEC or its staff, the Company shall disseminate such amendment or supplement to the stockholders of the Company.

        5.5    Appropriate Action; Consents; Filings.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary under this Agreement and applicable Law to consummate and make effective the Merger and the other Transactions as promptly as practicable, including using reasonable best efforts to accomplish the following: (i) obtain all consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties, including under any Contract to which the Company or Parent or any of their respective Subsidiaries is party or by which such Person or any of their respective properties or assets may be bound, (ii) obtain all necessary or advisable actions or nonactions, waivers, consents, approvals, Permits (including Environmental Permits), orders and authorizations from Governmental Entities (including those in connection with applicable Competition Laws and French Foreign Investment Regulations), make and not withdraw all necessary or advisable registrations, declarations and filings with and take all steps as may be necessary to obtain an approval or waiver from, or to avoid any Proceeding by, any Governmental Entity (including in connection with applicable Competition Laws and French Foreign Investment Regulations), except as otherwise set forth in Section 5.5(b), (iii) prior to the Outside Date (taking into account any extension of the Outside Date pursuant to the first proviso of Section 7.1(b)(iii)), resist, contest or defend any Proceeding (including administrative or judicial Proceedings) challenging this Agreement, the Merger or the completion of the Transactions, including seeking to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that could restrict, prevent or prohibit consummation of the Transactions, and (iv) execute and deliver any additional instruments necessary to consummate the Transactions and fully to carry out the purposes of this Agreement. Each of the parties shall furnish to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing; provided, that, notwithstanding anything to the contrary, Parent and Merger Sub shall not be required to share with the Company any information that (A) does not relate to the Company or any of its Subsidiaries, (B) reveals Parent's (or its affiliates') valuation or negotiating strategy with respect to the Transactions or (C) is otherwise confidential or proprietary information of Parent or any of its affiliates; provided, further, that for the avoidance of doubt, any such information described in (A) or (C) shall be provided on an outside counsel only basis to the extent reasonably requested in connection with the foregoing. Subject to applicable Law relating to the exchange of information, the Company and Parent shall have the right to review in advance, and to the extent practicable each shall consult with the other in connection with, all of the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the Transactions. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. Subject to applicable Law and the instructions of any Governmental Entity, the Company and Parent shall keep each other reasonably apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other written substantive communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity and/or third party with respect to such transactions, and, to the extent practicable under the circumstances, shall provide the other party and its counsel with the opportunity to participate in any meeting with any Governmental Entity in respect of any substantive filing, investigation or other inquiry in connection with the transactions contemplated hereby. In furtherance and not in limitation of the foregoing, (i) each of the Company and Parent shall, and shall cause their respective affiliates to, (A) make or cause to be made all filings required under applicable Competition Laws with respect to the Transactions as promptly as practicable and, in any event, file all required HSR Act notifications within ten (10) Business Days after the date of this Agreement, (B) request and use reasonable best efforts to obtain early termination of the applicable waiting period under the HSR Act, (C) use its reasonable best efforts to respond promptly to any requests for additional information, civil investigative demand or other process made or initiated by any Governmental Entity with respect to the Transaction and (D) make or cause to be made the French Foreign Investment Filing as promptly as practicable after the date hereof and (ii) no party shall agree to extend any waiting period under any Competition Law (including by pulling and re-filing that party's initial pre-merger notification under the HSR Act for the Transactions) or French Foreign Investment Regulations without the prior written consent of all other parties or commit not to consummate any of the transactions contemplated hereby without the prior written consent of all other parties. Parent shall pay all filing fees under the HSR Act and any other applicable Competition Laws or French Foreign Investment Regulations.

          (b)   Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement will require or obligate Parent or any of its affiliates (including, after the Effective Time, the business of the Company and its Subsidiaries) to (and in no event shall any representation, warranty or covenant of Parent or Merger Sub contained in this Agreement be breached or deemed breached as a result of the failure of Parent or its affiliates to take any of the following actions) (i) incur any out-of-pocket expense (other than reasonable legal fees in connection with the Transaction and, in connection with a second request, expenses for experts reasonably necessary to satisfy the conditions in Section 6.1(b) or 6.1(c) up to the Outside Date and other out-of-pocket expenses to the extent necessary to satisfy its reasonable best efforts obligations in Sections 5.5(a); provided that no such out-of-pocket expenses shall include fines or penalties payable to a Governmental Entity) or change any terms to any Contract to which Parent or any of its affiliates (including, after the Effective Time, the business of the Company and its Subsidiaries) is a party in order to obtain any consent or approval under any Competition Law or French Foreign Investment Regulations or cause any condition precedent to be satisfied, (ii) agree to or otherwise become subject to any limitations on (A) the right of Parent effectively to control or operate its or any of its affiliates' business (including, after the Effective Time, the business of the Company and its Subsidiaries) or assets (including, after the Effective Time, the assets of the Company and its Subsidiaries), (B) the right of Parent and Merger Sub to consummate the Merger, or (C) the right of Parent to exercise full rights of ownership of its or any of its affiliates' business (including, after the Effective Time, the business of the Company and its Subsidiaries) or assets (including, after the Effective Time, the assets of the Company and its Subsidiaries), (iii) agree or be required to sell or otherwise dispose of, hold (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, assets or operations of Parent or any of its affiliates or, after the Effective Time, the business of the Company or any of its Subsidiaries or any of the assets of the Company or its Subsidiaries or (iv) otherwise take any steps not expressly required by Sections 5.5(a) or 5.5(c) to avoid or eliminate any impediment that may be asserted under any Competition Law or French Foreign Investment Regulations.

          (c)   Without limiting any provision hereof, between the date hereof and the earlier of the Effective Time and termination of this Agreement in accordance with Article 7, Parent and Merger Sub shall not, and shall cause Pattonair and its Subsidiaries not to, enter into any Contract to acquire (including by merger, consolidation, or acquisition of stock or assets) any Person or Equity Interests or all or substantially all assets of any Person, or consummate any such transaction (other than the acquisition of Mercurius Holdings Limited) if such Contract or transaction would reasonably be expected to prevent or materially delay or materially reduce the likelihood of satisfaction of the conditions set forth in Section 6.1(b), Section 6.1(c) or Section 6.1(d).

          (d)   Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the consummation of the Merger.

          (e)   Parent and the Company shall assemble all information necessary to timely and effectively notify, in accordance with all requirements under the ITAR, the U.S. Department of State, Directorate of Defense Trade Controls ("DDTC") of the intended sale of the Company. The Company shall, at least sixty (60) days in advance of the consummation of the Transactions, submit or cause to be submitted to DDTC all information required by 22 C.F.R. § 122.4(b). Parent and the Company shall act promptly and cooperatively in providing all such information required for the purposes of these ITAR filings.

          (f)    The Company shall, promptly (but in any event within one hour) following execution and delivery of this Agreement, effectively notify the Department of Defense, Defense Counterintelligence and Security Agency ("DCSA"), in accordance with the requirements of the National Industrial Security Program Operating Manual ("NISPOM"), of the Transactions. Parent and the Company shall act promptly and cooperatively in providing all such information requested by DCSA as may be required to comply with the NISPOM.

          (g)   Without limiting any provision hereof, the Company shall use, and shall cause its Subsidiaries to use, reasonable best efforts to provide, upon their request, to Parent and Merger Sub such assistance as is reasonably necessary for Parent and Merger Sub to apply for, and make any applicable filings under the French Foreign Investment Regulation with respect to, the French Foreign Investment Clearance, including using reasonable best efforts to provide all information that Parent or Merger Sub may reasonably request (x) regarding Wesco Aircraft France SAS or its affiliates, its direct or indirect management, its employees or its operational position to be included in the applicable filing under the French Foreign Investment Regulations or (y) at the request of the French Ministry of Economy and Finance. The Company shall undertake to act reasonably promptly and cooperatively in providing all such information reasonably necessary for the purposes of obtaining the French Foreign Investment Clearance.

        5.6    Certain Notices.     From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Article 7, unless prohibited by applicable Law, (a) each party shall give prompt notice to the other parties if it receives any notice or other communication from any Governmental Entity or the NYSE (or any other securities market) in connection with the Transactions; (b) the Company shall give prompt notice to Parent and Merger Sub if an event occurs that would reasonably be expected to result in any of the conditions to the Merger set forth in Section 6.3 not being satisfied; and (c) Parent shall give prompt notice to the Company if an event occurs that would reasonably be expected to result in any of the conditions to the Merger set forth in Section 6.2 not being satisfied. Any such notice pursuant to this Section 5.6 shall not affect any representation, warranty, covenant or agreement contained in this Agreement and any failure to make such notice (in and of itself) shall not be taken into account in determining whether the conditions set forth in Article 6 have been satisfied or give rise to any right of termination set forth in Article 7.

        5.7    Public Announcements.     Until the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, shall not issue any press release or make any public statement with respect to the Merger or this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed, and which consent shall be deemed given by the Company in respect of customary communication and disclosure in connection with the arrangement of the Financing), except (a) as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, or (b) with respect to any press release or other public statement by the Company permitted by Section 5.3. The initial press release announcing the execution and delivery of this Agreement shall be a joint release of, and shall not be issued prior to the approval of each of, the Company and Parent. The Company shall file a current report on Form 8-K with the SEC attaching its press release and a copy of this Agreement as exhibits. For the avoidance of doubt, any public filings providing notice to or seeking approval from any Governmental Entity made pursuant to Section 5.5 shall be governed by Section 5.5 and not this Section 5.7.

        5.8    Employee Benefit Matters

          (a)   During the period commencing at the Closing Date and ending on September 30, 2020 (the "Benefit Protection Period"), and except as provided in Section 5.8(e), the Surviving Corporation shall provide (i) to each employee of the Company and its Subsidiaries immediately prior to the Effective Time (each a "Continuing Employee"), during any period of employment with the Surviving Corporation following the Closing but during the Benefit Protection Period, base salary or base wages and a target annual cash bonus opportunity that is not less than the base salary or base wages and target annual cash bonus opportunity provided to such Continuing Employee immediately prior to the Effective Time and (ii) to the Continuing Employees other compensation and benefits (excluding annual cash bonus opportunities, equity-based compensation, non-qualified deferred compensation, defined benefit pension, retiree medical or life benefits, retention, long-term incentive, severance, change in control or transaction based bonus plans, arrangements or agreements) that are substantially comparable in the aggregate to other compensation and benefits (excluding annual cash bonus opportunities, equity-based compensation, non-qualified deferred compensation, defined benefit pension, retiree medical or life benefits, retention, long-term incentive, severance, change in control or transaction based bonus plans, arrangements or agreements) provided to the Continuing Employees under Company Benefit Plans immediately prior to the Effective Time.

          (b)   The Surviving Corporation will honor, in accordance with its terms, each Company Benefit Plan listed on Section 3.11(a) of the Company Disclosure Letter (including all of the individual retention and/or severance agreements of the Company that are listed on Section 5.8(b) of the Company Disclosure Letter and all obligations thereunder), including any rights or benefits arising as a result of the Transactions (either alone or in combination with any other event, including termination of employment), and the Surviving Corporation shall agree and acknowledge that the consummation of the Transactions constitutes a "change of control" or a "change in control" or similar term, as the case may be, for all purposes under each such Company Benefit Plan.

          (c)   Solely for purposes of determining (i) eligibility to participate and vesting under any benefit plans maintained by Parent or any of the Parent Subsidiaries, including the Surviving Corporation, that are adopted or established during the Benefit Protection Period ("Parent Plans") (including any vacation, paid time-off and severance plans), and (ii) benefit accruals under any vacation, paid time-off and severance plans that are Parent Plans, each Continuing Employee's service with the Company or any of its Subsidiaries, as reflected in the Company's records, shall be treated as service with Parent or any of the Parent Subsidiaries, including the Surviving Corporation, to the same extent such Continuing Employee was entitled immediately prior to the Closing to credit for such service under a comparable Company Benefit Plan; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits and the foregoing service credit shall not apply with respect to any defined benefit plan.

          (d)   The Surviving Corporation shall use commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any Parent Plan providing medical, dental, pharmaceutical and/or vision benefits in which Continuing Employees (and their eligible dependents) become eligible to participate following the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan immediately prior to the Effective Time. The Surviving Corporation shall use commercially reasonable efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year's deductible and co-payment limitations under the relevant Parent Plan providing medical, dental, pharmaceutical and/or vision benefits in which such Continuing Employee (and dependents) will be eligible to participate from and after the Effective Time.

          (e)   Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any employee covered by a Labor Agreement shall continue to be governed by the applicable Labor Agreement subject to and in accordance with its terms.

          (f)    At least ten (10) Business Days prior to the Closing Date, the Company shall provide to Parent a copy of final Section 280G calculations prepared by a nationally-recognized accounting firm or experienced valuator with respect to any "disqualified individuals" (within the meaning of Section 280G(c) of the Code) in connection with the Transactions (which, such calculations, including the assumptions contained therein, shall be subject to the prior review and reasonable comment of Parent) (the "Final 280G Calculations"). The Surviving Corporation agrees to act in accordance with the results of the Final 280G Calculations with respect to any payments to be made to the "disqualified individuals" (within the meaning of Section 280G(c) of the Code) in connection with the Transactions, other than to the extent that following the date of the Final 280G Calculations, there are any changes in applicable Law, a Governmental Entity renders a decision that would have an adverse impact the Final 280G Calculations, the Surviving Corporation receives an opinion of counsel that advises otherwise, or any mathematical or factual errors that are discovered in the Final 280G Calculation.

          (g)   Without limiting the generality of Section 8.10, the provisions of this Section 5.8 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 5.8 shall create such rights in any such individuals. Nothing contained in this Agreement shall: (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or their respective affiliates to terminate the employment of any Continuing Employee at any time and for any reason; (ii) require Parent, the Surviving Corporation or any of their respective affiliates to continue any Company Benefit Plan or other employee benefit plans, programs or Contracts or prevent the amendment, modification or termination thereof following the Closing; or (iii) amend any Company Benefit Plans or other employee benefit plans, programs or Contracts.

        5.9    Indemnification.

          (a)   From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless, and shall advance expenses as incurred, in each case in accordance with and to the fullest extent permitted under (i) applicable Law, (ii) the Company Charter, the Company Bylaws or similar organization documents in effect as of the date of this Agreement and (iii) any Contract of the Company or any of its Subsidiaries with any present or former director or officer of the Company or its Subsidiaries in effect as of the date of this Agreement, each present and former director and officer of the Company and its Subsidiaries and each of their respective employees who serves as a fiduciary of a Company Benefit Plan (in each case, when acting in such capacity) (each, an "Indemnitee" and, collectively, the "Indemnitees") against any costs or expenses (including reasonable and documented attorneys' fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding or investigation, whether civil, criminal, administrative or investigative, whenever asserted, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time to the extent that they are based on or arise out of the fact that such person is or was a director or officer of the Company or its Subsidiaries, or employee of the Company or its Subsidiaries who serves as a fiduciary of a Company Benefit Plan, including in connection with this Agreement or the Transactions.

          (b)   Parent agrees that all rights to exculpation, indemnification or advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring at or prior to the Effective Time (including in connection with this Agreement or the Transactions) existing as of the Effective Time in favor of the current or former directors or officers of the Company or any of its Subsidiaries and each of their respective employees who serves as a fiduciary of a Company Benefit Plan as provided in its certificates of incorporation, bylaws or other organizational documents shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of no less than six years from the Effective Time, the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the applicable party's certificate of incorporation and bylaws or similar organization documents in effect as of the date of this Agreement or in any Contract of the Company or its Subsidiaries with any of their respective directors, officers or employees in effect as of the date of this Agreement, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of the Company or its Subsidiaries; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any Proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such Proceeding.

          (c)   For six years from and after the Effective Time, the Surviving Corporation shall maintain for the benefit of the directors and officers of the Company, as of the date of this Agreement and as of the Closing Date, an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policy of the Company, or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid by the Company prior to the date of this Agreement. In lieu of the foregoing, the Company may purchase, prior to the Effective Time, a prepaid "tail" policy, which policy provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of this Agreement or the Transactions. If such "tail" policy has been obtained by the Company prior to the Effective Time, the Surviving Corporation shall maintain such policy in full force and effect for its full term and cause the obligations thereunder to be obligations thereunder to be honored by the Surviving Corporation.

          (d)   In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, Parent shall, and shall cause the Surviving Corporation to, cause proper provision to be made so that such successor or assign shall expressly assume the obligations set forth in this Section 5.9.

          (e)   The provisions of this Section 5.9 shall survive the consummation of the Merger and are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Charter, the Company Bylaws or similar organization documents in effect as of the date of this Agreement or in any Contract of the Company or its Subsidiaries listed in Section 3.16(a) of the Company Disclosure Letter and in effect as of the date of this Agreement. The obligations of Parent or the Surviving Corporation, as the case may be, under this Section 5.9 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.9 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9).

          (f)    Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or employees, it being understood and agreed that the indemnification provided for in this Section 5.9 is not prior to or in substitution for any such claims under such policies. The provisions of this Section 5.9 shall survive the consummation of the Merger and are expressly intended for the benefit of, and are enforceable by, each of the Indemnitees.

        5.10    Financing.

          (a)   Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to arrange the Debt Financing as promptly as practicable following the date of this Agreement (taking into account the anticipated timing of the Marketing Period) and to consummate the Debt Financing on or before the Closing Date, including the following:

              (i)  maintaining in effect the Debt Commitment Letter until the Transactions are consummated (subject to Parent's right to replace, modify, waive or amend the Debt Commitment Letter to the extent permitted thereunder and under this Section 5.10);

             (ii)  not permitting any amendment or modification to be made to, not consenting to any waiver of any provision or remedy under, and not replacing, the Debt Commitment Letter, other than such amendments, modifications, waivers or replacements that do not: (A) reduce the aggregate amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount of the Debt Financing) unless the Funds Financing is increased by a corresponding amount and an amended Funds Commitment Letter reflecting such increase is executed by the investment funds named therein and delivered to the Company, (B) impose new or additional conditions to the receipt of the Debt Financing, amend or modify any of the conditions to the receipt of the Debt Financing in any manner adverse to the interests of the Company, or otherwise expand any conditions to the receipt of the Debt Financing, or (C)(1) materially delay or prevent the Closing beyond the date the Closing is required to be effected in accordance with Section 1.2, (2) make the funding of the Debt Financing (or satisfaction of the conditions to obtaining the Debt Financing) less likely to occur or (3) adversely impact the ability of Parent to enforce its rights against the other parties to the Debt Commitment Letter or the definitive Debt Financing Documents; provided that for the avoidance of doubt (x) the foregoing restrictions shall not apply to the implementation of any "market flex" provisions under the Debt Commitment Letter as in effect on the date hereof and (y) Parent may amend (or amend and restate) the Debt Commitment Letter, any related fee credit or discount and engagement letters solely to

    (a) add lenders, lead arrangers, bookrunners, syndication agents or any Person with similar roles or titles who had not executed the Debt Commitment Letter as of the date hereof, in each case, in all material respects in accordance with the terms of the Debt Commitment Letter and (b) amend titles, allocations and fee sharing arrangements with respect to the existing and additional lenders, arrangers, bookrunners, agents, managers or similar entities in each case, in all material respects in accordance with the terms of the Debt Commitment Letters; provided that Parent shall promptly furnish to the Company copies of any agreements or other documentation with respect to such amendment;

            (iii)  causing the Funds Financing to be consummated upon satisfaction of the conditions contained in the Funds Commitment Letter;

            (iv)  satisfying on a timely basis (taking into account the anticipated timing of the Marketing Period) all conditions to the Debt Financing and the Funds Financing;

             (v)  negotiating, executing and delivering Debt Financing Documents that reflect the terms and conditions contained in the Debt Commitment Letter (including any "market flex" provisions related thereto) or such other terms as Parent may agree so long as such changes to the terms do not: (A) reduce the aggregate amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount of the Debt Financing) unless the Funds Financing is increased by a corresponding amount and an amended Funds Commitment Letter reflecting such increase is executed by the investment funds named therein and delivered to the Company, (B) impose new or additional conditions to the receipt of the Debt Financing, amend or modify any of the conditions to the receipt of the Debt Financing in any manner adverse to the interests of the Company, or otherwise expand any conditions to the receipt of the Debt Financing, or (C)(1) materially delay or prevent the Closing beyond the date the Closing is required to be effected in accordance with Section 1.2, (2) make the funding of the Debt Financing (or satisfaction of the conditions to obtaining the Debt Financing) less likely to occur or (3) adversely impact the ability of Parent to enforce its rights against the other parties to the Debt Commitment Letter or the definitive Debt Financing Documents; and

            (vi)  in the event that (A) the conditions set forth in Sections 6.1 and 6.3 have been satisfied (or, upon funding, would be satisfied) and (B) the conditions to the availability of the Debt Financing have been satisfied or waived (or, with the funding of the Debt Financing, would be concurrently satisfied), causing the applicable Financing Sources to fund the full amount of the Debt Financing at or prior to the Closing.

          (b)   Parent shall, upon reasonable written request of the Company, keep the Company reasonably informed from time to time of the status of its efforts to arrange the Financing. Parent shall give the Company prompt notice of (i) any material breach or repudiation, or any threatened material breach or repudiation, by any party to the Commitment Letters of which Parent becomes aware and (ii) any material dispute or disagreement among any parties to the Debt Commitment Letter or the definitive agreements related to the Financing with respect to the obligation to fund or the amount of the Financing to be funded at Closing (and, for the avoidance of doubt, other than those related to the ordinary course negotiation of the definitive Debt Financing Documents). Without limiting Parent's other obligations under this Section 5.10, if Parent becomes aware that a Financing Failure Event has occurred, Parent shall (i) promptly notify the Company of such Financing Failure Event and the reasons therefor, (ii) use its reasonable best efforts to obtain (on terms in all material respects as favorable to Parent as are reasonably available for financings of the type contemplated by the Debt Commitment Letter in the debt markets at such time) alternative financing from alternative financing sources, in an amount sufficient (together with the Funds Financing) to pay the Merger Consideration and consummate the Transactions, as promptly as practicable following the occurrence of such event, and (iii) use its reasonable best efforts to obtain, and when obtained, promptly provide the Company with a copy of, a replacement financing commitment in accordance with Section 5.11(a)(ii) that provides for such alternative financing; provided, that if such alternative financing is obtained, any references to the Debt Financing shall be deemed to include such alternative financing.

          (c)   Parent shall use reasonable best efforts to enforce its rights under the Commitment Letters, including in the event of a Financing Failure Event.

          (d)   Without limiting the foregoing, Parent shall use reasonable best efforts to cause to be delivered to the Financing Sources the financial statements of Pattonair and its Subsidiaries and take all other actions to satisfy the conditions set forth in paragraphs 10 and 11 of Annex VI of the Debt Commitment Letter related to Pattonair and its Subsidiaries.

        5.11    Debt Financing Cooperation.

          (a)   The Company shall use reasonable best efforts, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause their respective officers, employees, advisors and other Representatives to use their reasonable best efforts, to provide such cooperation in connection with the arrangement of, and satisfaction of the conditions to, the Debt Financing as is reasonably requested by Parent; provided, that neither the Company nor any of its Subsidiaries shall in any event be required to provide such assistance that shall unreasonably interfere with its business operations. Such cooperation shall include using reasonable best efforts to do the following, each of which shall be at Parent's written request with reasonable prior notice and at Parent's sole cost and expense:

              (i)  participation by the senior management team (with appropriate seniority and expertise) of the Company and its Subsidiaries in the marketing activities undertaken in connection with the marketing of the Debt Financing, including (A) assistance in preparation of customary marketing material and due diligence sessions related thereto, (B) preparation for and participation in a reasonable number of meetings, presentations, due diligence sessions, drafting sessions, road shows, conference calls, lender meetings and other customary syndication activities with prospective lenders and debt investors, in each case at reasonable times and upon reasonable notice, and (C) delivery of customary authorization and representation letters (including customary representations (solely with respect to the Company and its Subsidiaries) with respect to the absence of material non-public information in the public-side version of documents distributed to potential lenders and the absence of material misstatement(s);

             (ii)  reasonable assistance with obtaining ratings from one or more rating agencies (including corporate ratings and ratings for the Debt Financing), including participation by senior management of the Company and its Subsidiaries in, and assistance with, the preparation of rating agency presentations and meetings with rating agencies;

            (iii)  (A) furnishing due diligence materials, financial and other pertinent information relating to the Company and its Subsidiaries and its and their respective businesses (including information to be used in the preparation of rating agency presentations, an information package, bank confidential information memoranda, offering documents, prospectus, offering memoranda and similar customary documents regarding the business, operations, financial projections and prospects of the Company and its Subsidiaries reasonably required in connection with the Debt Financing) to Parent, Merger Sub and the Financing Sources to the extent reasonably requested by Parent to assist in the preparation of customary prospectus, offering or information documents to be used in connection with the Debt Financing (including in connection with the syndication of a credit facility and/or an offering of securities in reliance on Rule 144A of the Securities Act or other private placement) and (B) reviewing and commenting on Parent's draft of a business description (solely as it relates to the Company and its Subsidiaries) and "Management's Discussion and Analysis" of the Company financial statements to be included in offering documents;

            (iv)  providing as promptly as reasonably practicable (and in any event, no less than four (4) Business Days prior to the Closing Date) such other documentation and other information reasonably requested by the Financing Sources at least nine (9) Business Days prior to the Closing Date under applicable "know-your-customer" and anti-money laundering rules and regulations (including the USA PATRIOT Act), including, without limitation, if applicable, a certification regarding beneficial ownership as required by 31 C.F.R. § 1010.230 relating to the Company or any of its Subsidiaries;

             (v)  obtaining and/or assisting in obtaining Payoff Letters;

            (vi)  cooperating to facilitate the pledging of, granting of security interests in and obtaining perfection of any Liens on, collateral (including using reasonable best efforts to deliver original copies of all certificated securities and instruments (with transfer powers executed in blank) required to be provided as collateral under the Debt Commitment Letter), and cooperate with any collateral appraisals and field examinations as may be reasonably requested by Parent and the Financing Sources, which shall take place upon reasonable notice during normal business hours;

           (vii)  executing and delivering financing agreements (including pledge and security agreements) and related documents (including certificates) as may be reasonably requested by Parent or the Financing Sources;

          (viii)  establishing bank and other accounts and blocked account agreements and lock-box arrangements to the extent necessary in connection with the Debt Financing;

            (ix)  furnishing Parent and the Financing Sources as promptly as reasonably practicable with (A) the Financing Information and other information regarding the Company and its Subsidiaries customarily included in marketing materials or offering documents for financings similar to the financings contemplated by the Debt Commitment Letter (including Rule 144A offerings of non-convertible debt securities) and (B) customary "flash" or "recent development" revenue information (which may be provided in a reasonable range or estimate and may be provided on a non-GAAP basis) for any fiscal quarter or year ending after the date hereof and prior to the Closing;

             (x)  taking all customary corporate actions, subject to the occurrence of the Effective Time, reasonably requested by Parent that are necessary or customary to permit the consummation of the Debt Financing, including any high yield financing, and to permit the proceeds thereof to be made available on the Closing Date to consummate the Transactions;

            (xi)  requesting that its independent auditors assist and cooperate with the Debt Financing, including by providing the Specified Auditor Assistance;

           (xii)  delivering to Parent and its Financing Sources the information with respect to the business, operations and financial condition of the Company and its Subsidiaries that is expressly required to be provided by the Debt Commitment Letter; and

          (xiii)  causing the Financial Information, when delivered by the Company to Parent and its Financing Sources, not to contain any material misstatement of material fact;

  provided, however, that, notwithstanding the foregoing, (A) no obligation of the Company or any of its Subsidiaries under any such certificate, document or instrument (other than (x) the certificates referred to in clause (iv) and (y) the authorization and representation letters referred to in clause (i) above and "know-your-customer" and beneficial ownership information referred to in clause (iv) above) shall be effective until the Closing, (B) none of the Company or any of its Subsidiaries shall be required to execute or take any action under any such certificate, document or instrument (other than (x) the certificates referred to in clause (iv) and (y) the authorization and representation letters referred to in clause (i) above and "know-your-customer" and beneficial ownership information referred to in clause (iv) above) that is not contingent upon the Closing (including the entry into any agreement that is effective before the Closing) or that would be effective prior to the Effective Time, (C) the Company and its Subsidiaries and their respective directors, officers and employees shall not be required to pass any resolution or consent to approve or authorize the Financing or take any action that would cause any such director, officer or employee to incur or be exposed to any actual or potential personal liability, (D) the Company and its Subsidiaries shall not be required to take any action that would reasonably be expected to (x) conflict with any Law or the organizational documents of the Company or any of its Subsidiaries, or that conflicts with or would result in a breach of or a default under any Company Material Contract or (y) cause any condition to Closing set forth in this Agreement to fail to be satisfied or otherwise cause a breach of this Agreement and (E) neither the Company nor any of its Subsidiaries shall be responsible for the preparation of any pro forma financial statements or any adjustments to any pro forma financial information required to be provided in accordance with the Debt Commitment Letter and the Company's reasonable best efforts to provide assistance, if requested, in connection with pro forma financial information shall be limited to providing financial information reasonably available to the Company under its current reporting systems.

          (b)   To the extent the Company or any of its Subsidiaries is required to provide any certificate related to or in connection with materials used in connection with the arrangement of the Debt Financing, the Company shall be entitled to review and comment on marketing materials used in connection with the arrangement of the Debt Financing prior to the dissemination of such materials to potential lenders or other counterparties to any proposed financing transaction (or filing with any Governmental Entity); provided, that the Company shall use reasonable best efforts to communicate in writing its comments, if any, to Parent and its counsel within a reasonable period of time under the circumstances and consistent with the time accorded to other participants who were asked to review and comment on such marketing materials. Except as expressly contemplated in clauses (A) and (B) of the proviso to clause (a), the Company and its Subsidiaries shall not be required to agree to any contractual obligation relating to the Financing that is not conditioned upon the Closing and that does not terminate without liability to the Company and its affiliates upon the termination of this Agreement. The Company shall not be required to deliver or cause the delivery of any legal opinions or reliance letters in connection with the Debt Financing. The Company hereby consents to the use of its and its Subsidiaries' logos in connection with the Debt Financing so long as such logos are used solely in a manner that is not intended or reasonably likely to harm, disparage or otherwise adversely affect in any material respect the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

          (c)   Parent shall indemnify and hold harmless the Company and its Subsidiaries, and each of their respective directors, officers, employees, agents and other Representatives, from and against any and all liabilities, costs, losses and expenses suffered or incurred by the Company, its Subsidiaries and their respective officers, directors, agents, employees and other Representatives in connection with the Debt Financing or any assistance or activities provided in connection therewith; provided, that the foregoing shall not apply to the extent that such liabilities, costs, losses or expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or bad faith of the Company, any of its Subsidiaries or any of their respective directors, officers, employees, agents or other

  Representatives; provided, however, that Parent shall not be required to reimburse the Company, any of its Subsidiaries or any of their respective officers, directors, agents or employees for any costs and expenses incurred with respect to the preparation of financial statements, financial information or other materials not initially prepared in connection with the Debt Financing (it being understood that this clause (i) shall not exclude the reasonable and documented fees and expenses of the Company's auditors, accountants and counsel in providing the assistance or comfort required by this Section 5.11). Notwithstanding anything to the contrary, the condition set forth in Section 6.3(b), as it applies to the Company's obligations under subsection (a) above, shall be deemed satisfied if the Debt Financing is consummated.

          (d)   The Company shall use reasonable best efforts to deliver to Parent executed Payoff Letters no less than one (1) Business Day prior to the Closing Date.

          (e)   Parent acknowledges and agrees that obtaining the Financing is not a condition to Closing.

        5.12    Parent Agreements Concerning Merger Sub.     Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder. Parent shall, promptly following execution of this Agreement, approve and adopt this Agreement in its capacity as sole stockholder of Merger Sub and deliver to the Company evidence of its vote or action by written consent approving and adopting this Agreement in accordance with applicable Law and the certificate of incorporation and bylaws of Merger Sub.

        5.13    Takeover Matters.     The Company shall (a) take all action available to it under applicable Law to ensure that no Anti-Takeover Law or any rights plan, "poison pill" or similar anti-takeover instrument is or becomes applicable to this Agreement or any of the Transactions and (b) if Anti-Takeover Law or any rights plan, "poison pill" or similar anti-takeover instrument is or becomes applicable to this Agreement or any of the Transactions, take all action available to it under applicable Law to ensure that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement and otherwise to eliminate or minimize the effect of such Law on the Merger, the other Transactions, or the Surviving Corporation (including with respect to any potential limitations on Parent's exercise of voting rights of the Surviving Corporation under any Anti-Takeover Law or similar Law). Except to the extent the Company Board is permitted under Section 5.3(d) to take any of the actions set forth therein with respect to a Superior Proposal, the Company shall not take any action to exempt any Person other than Parent or Merger Sub or any action by such Person from, or make such Person or such action not subject to, any Anti-Takeover Law or any rights plan, "poison pill" or similar anti-takeover instrument.

        5.14    Section 16 Matters.     Prior to the Effective Time, the Company shall take all such steps as may be reasonably necessary to cause any dispositions of Shares or other Equity Interest of the Company (including derivative securities with respect to Shares) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        5.15    Stockholder Litigation.     The Company shall give Parent reasonable opportunity to participate in the defense or settlement of any stockholder litigation against the Company, any of its Subsidiaries and/or its and their respective directors and officers relating to this Agreement or the Transactions, including the Merger. The Company shall promptly notify Parent of any such litigation commenced or, to the Knowledge of the Company, threatened after the date of this Agreement, and shall keep Parent reasonably and promptly informed with respect to the status thereof. The Company shall not, and shall cause its Subsidiaries not to, (i) settle, compromise, come to an agreement regarding or cease defending against (or agree or consent to any of the foregoing with respect to) any such Proceeding without the prior written consent of Parent or (ii) consent to a settlement, compromise or agreement by any of its and their respective directors and officers regarding any such Proceeding unless (x) withholding such consent would be unreasonable or (ii) Parent has given its prior written consent.

        5.16    Stock Exchange Delisting.     The Surviving Corporation shall cause the Company's securities to be de-listed from the NYSE and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and prior to the Effective Time the Company shall reasonably cooperate with Parent with respect thereto.

ARTICLE 6
CONDITIONS TO CONSUMMATION OF THE MERGER

        6.1    Conditions to Obligations of Each Party Under This Agreement.     The respective obligations of each party to consummate the Merger shall be subject to the satisfaction (or mutual waiver by both the Company and Parent, if permissible under Law) at or prior to the Effective Time of each of the following conditions:

          (a)   The Company Stockholder Approval shall have been obtained.

          (b)   (i) The consummation of the Transactions shall not then be restrained, enjoined or prohibited by any Order (whether temporary, preliminary or permanent) that continues to be in effect of any court of competent jurisdiction or any other Governmental Entity, and (ii)(A) there shall be no pending Proceeding before any court of competent jurisdiction pursuant to which any Governmental Entity of Canada, Germany, Italy or the United Kingdom competent of administering the applicable Local National Security Laws of the applicable jurisdiction is seeking to restrain, enjoin or prohibit, in whole or in part, the consummation of the Transactions, or to impose or require any limitations or restrictions on, or obligations with respect to, the right of Parent effectively to control or operate its or any of its affiliates' business (including, after the Effective Time, the business of the Company and its Subsidiaries) or assets (including, after the Effective Time, the assets of the Company and its Subsidiaries) (in each case, whether temporary, preliminary or permanent) and (B) there shall not be in effect any Law enacted or promulgated by any Governmental Entity that prevents the consummation of the Transactions.

          (c)   (i) Any applicable waiting period, together with any extensions thereof, under the HSR Act or under any timing agreement entered into among Parent, Merger Sub, the Company and the relevant U.S. Governmental Entity prohibiting the consummation of the Merger before a specified time shall have expired or been terminated and (ii) the Orders, approvals or expirations of waiting or notification periods required to consummate the Merger under the Laws listed on Section 6.1(c) of the Company Disclosure Letter shall have occurred or been granted, as applicable.

          (d)   The French Foreign Investment Clearance shall have been obtained and shall remain in full force and effect.

        6.2    Conditions to Obligations of the Company Under This Agreement.     The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following conditions:

          (a)   Each representation and warranty of Parent and Merger Sub contained in this Agreement, without giving effect to any qualifications as to materiality or Parent Material Adverse Effect or other similar qualifications contained therein, shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), and except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Parent Material Adverse Effect.

          (b)   Parent and Merger Sub shall have performed or complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing Date.

          (c)   Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by an executive officer of Parent, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

        6.3    Conditions to Obligations of Parent and Merger Sub Under This Agreement.     The obligations of Parent and Merger Sub to effect the Merger are further subject to the fulfillment (or waiver by Parent and Merger Sub) at or prior to the Effective Time of the following conditions:

          (a)   Each representation and warranty of the Company

              (i)  contained in Sections 3.1(a) (Corporate Organization) other than insofar as it relates to foreign qualification and other than the last sentence, 3.2(a) (Capitalization) other than with respect to any de minimis inaccuracies and other than with respect to compliance with all applicable Laws under Section 3.2(a)(i) other than the DGCL, 3.2(c) (Capitalization), 3.3 (Authority; Execution and Delivery; Enforceability), subclause (i) of 3.4(a) (No Conflicts), 3.6(b) (Absence of Certain Changes or Events), 3.20 (Broker's Fees) insofar as it relates to financial advisors' fees set forth in Section 3.20 of the Company Disclosure Letter and the Company having made available to Parent a true and complete copy of the applicable engagement letters of the Persons actually identified on Section 3.20 of the Company Disclosure Letter and 3.21 (Opinion of Financial Advisors) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all respects as of such date or time);

             (ii)  contained in the last sentence of Section 3.1(a) (Corporate Organization), Section 3.2(a)(i) with respect to compliance with all applicable Laws other than the DGCL, Section 3.2(d) (Capitalization of Subsidiaries), and 3.20 (Broker's Fees) insofar as it relates to broker's fees other than the financial advisors' fees set forth in Section 3.20 of the Company Disclosure Letter shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all respects as of such date or time); and

            (iii)  otherwise set forth in Article 3, without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein (except with respect to year-end adjustments in Section 3.5(c)), shall be true and correct at and as of the Closing Date as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Company Material Adverse Effect.

          (b)   The Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Closing Date.

          (c)   Since the date of this Agreement, there shall not have occurred any Effect that, individually or in the aggregate with all other Effects since the date of this Agreement, has had or would reasonably be expected to have a Company Material Adverse Effect.

          (d)   The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Sections 6.3(a), 6.3(b) and (6.3(c) have been satisfied.

          (e)   The Company shall have delivered to Parent a certificate satisfying the requirements set forth in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), together with a notice to the IRS prepared in accordance with Treasury Regulations Section 1.897-2(h)(2).

        6.4    Frustration of Closing Conditions(a).     Neither Parent nor Merger Sub may rely on the failure of any conditions set forth in Sections 6.1 or 6.3 to be satisfied if the primary cause of such failure was the failure of Parent or Merger Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any conditions set forth in Sections 6.1 or 6.2 to be satisfied if the primary cause of such failure was the failure of the Company to perform any of its obligations under this Agreement.

ARTICLE 7
TERMINATION, AMENDMENT AND WAIVER

        7.1    Termination.     This Agreement may be terminated, and the Merger and the other transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, notwithstanding receipt of the Company Stockholder Approval, by action taken or authorized by the board of directors of the terminating party or parties:

          (a)   By mutual written consent of Parent and the Company at any time prior to the Effective Time;

          (b)   By either the Company or Parent:

              (i)  if the Company Stockholder Approval shall not have been obtained upon a vote taken at the Company Meeting duly convened therefor or any adjournment or postponement thereof where the final vote was taken;

             (ii)  if any court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action, in each case, permanently restraining, enjoining or otherwise prohibiting, prior to the Effective Time, the consummation of the Merger, and such Order or other action shall have become final and non-appealable, provided that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall be available only if the party seeking to terminate this Agreement shall have complied with its obligations under Section 5.5;

            (iii)  if the Effective Time shall not have occurred on or before February 8, 2020 (the "Outside Date"); provided, that in the event that at the Outside Date, all of the conditions in Article 6 other than Sections 6.1(b) (solely with respect to Orders related to any Competition Law) or 6.1(c) have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date), or have been waived by Parent and Merger Sub or the Company, as applicable, then the Outside Date shall at the option of the Company or Parent be extended by written notice to the respective other party to May 8, 2020; provided, however, that neither the Company nor Parent shall be permitted to terminate this Agreement pursuant to this Section 7.1(b)(iii) if there has been any material breach by such party of its covenants contained in this Agreement, and such breach has primarily caused or resulted in the failure of the Closing to have occurred prior to the Outside Date;

          (c)   By Parent, at any time prior to the receipt of the Company Stockholder Approval, if (i) the Company Board shall have effected a Change of Board Recommendation, whether or not in compliance with Section 5.3 (it being understood and agreed that any written notice of the

  Company's intention to make a Change of Board Recommendation prior to effecting such Change of Board Recommendation in accordance with Section 5.3(d) or 5.3(e) shall not result in Parent or Merger Sub having any termination rights pursuant to this Section 7.1(c)), (ii) there has been a Willful Breach on the part of the Company or any of its Subsidiaries or Representatives of Section 5.3 prior to the Company Stockholder Approval, which breach has not been cured within five (5) Business Days of receipt by the Company of written notice of such breach, or (iii) the Company shall have entered into a merger agreement or other similar agreement relating to a Superior Proposal;

          (d)   By the Company, at any time prior to the receipt of the Company Stockholder Approval, if the Company Board determines to accept a Superior Proposal, but only if the Company shall have complied with its obligations under Section 5.3 (other than any de minimis non-compliance) with respect to such Superior Proposal; provided, however, that the Company shall prior to or concurrently with such termination pay the Company Termination Fee to or for the account of Parent pursuant to Section 7.3;

          (e)   By Parent, at any time prior to the Effective Time, if: (i) there has been a breach by the Company of its representations, warranties or covenants contained in this Agreement, in each case, such that any condition to the Merger contained in Sections 6.3(a) or 6.3(b) is not reasonably capable of being satisfied while such breach is continuing, (ii) Parent shall have delivered to the Company written notice of such breach and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions in Sections 6.3(a) and 6.3(b) prior to the Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to the Company and such breach shall not have been cured in a manner sufficient to allow satisfaction of the conditions in Sections 6.3(a) and 6.3(b); provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(e) if there has been any material breach by Parent or Merger Sub of its representations, warranties or covenants contained in this Agreement such that any condition to the Merger contained in Sections 6.2(a) or 6.2(b) would not be satisfied by the Outside Date;

          (f)    By the Company, at any time prior to the Effective Time, if: (i) there has been a breach by Parent or Merger Sub of any of its representations, warranties or covenants contained in this Agreement such that any condition to the Merger contained in Sections 6.2(a) or 6.2(b) is not reasonably capable of being satisfied while such breach is continuing, (ii) the Company shall have delivered to Parent written notice of such breach and (iii) either such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions in Sections 6.2(a) and 6.2(b) prior to the Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to Parent and such breach shall not have been cured in a manner sufficient to allow satisfaction of the conditions in Sections 6.2(a) and 6.2(b); provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(f) if there has been any material breach by the Company of its representations, warranties or covenants contained in this Agreement such that any condition to the Merger contained in Sections 6.3(a) or 6.3(b) would not be satisfied by the Outside Date;

          (g)   By the Company if (i) all of the conditions set forth in Section 6.1 or Section 6.3 have been satisfied or waived (other than conditions that by their nature are to be satisfied at the Closing, but which shall then be capable of satisfaction if the Closing were to occur on such date), (ii) the Company has delivered an irrevocable written notice to Parent stating that, if Parent performs its obligations hereunder, the Closing will occur and (iii) Parent fails to consummate the Transactions by the later of (x) two Business Days after delivery of such notice and (y) the first time on which the Closing is to occur pursuant to Section 1.2; provided, however, that, notwithstanding any provision hereof to the contrary, during such two Business Day period after delivery of such notice by the Company, Parent shall not be entitled to terminate this Agreement pursuant to Section 7.1(b)(iii); or

          (h)   By Parent if (i) since the date of this Agreement there shall have occurred any Effect that, individually or in the aggregate, has had a Company Material Adverse Effect, (ii) Parent shall have delivered to the Company written notice of such Effect and (iii) such Effect is not capable of cure prior to the Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to the Company and such Effect shall not have been cured; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(h) if there has been any material breach by Parent or Merger Sub of its representations, warranties or covenants contained in this Agreement such that any condition to the Merger contained in Sections 6.2(a) or 6.2(b) would not be satisfied by the Outside Date.

        7.2    Effect of Termination.     In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail and this Agreement shall forthwith become void and have no further force and effect (other than Section 5.2(b) (the first sentence only), Section 5.7, Section 5.11(c), this Section 7.2, Section 7.3, Section 7.4, Section 7.5 and Article 8, each of which shall survive termination of this Agreement), and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, officers, directors or Representatives, except with respect to Section 5.2(b) (the first sentence only), Section 5.7, Section 5.11(c), this Section 7.2, Section 7.3, Section 7.4, Section 7.5 and Article 8; provided, however, that (i) subject to Section 7.3(f), the Company shall not be relieved or released from any liabilities or damages arising out of its Willful Breach of any provision of this Agreement and (ii) Parent and Merger Sub shall not be relieved or released from any liabilities or damages (in an aggregate amount not to exceed the Parent Termination Fee) arising out of their Willful Breach of any provision of this Agreement.

        7.3    Company Termination Fee.

          (a)   The parties hereto agree that if this Agreement is terminated by the Company pursuant to Section 7.1(d), then the Company shall pay to Parent prior to or concurrently with such termination, in the case of a termination by the Company, or within two Business Days thereafter, in the case of a termination by Parent, the Company Termination Fee. The "Company Termination Fee" means $39,000,000 (thirty-nine million dollars).

          (b)   The parties hereto agree that if (x) this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(i) or 7.1(b)(iii) as a result of the failure to obtain the Company Stockholder Approval, (y) after the date hereof and prior to the date of the Company Meeting, an Acquisition Proposal has been publicly announced (whether or not withdrawn) or made known to the Company Board and not withdrawn at least 10 days before the date the Company Meeting is held (unless it is adjourned) and (z) the Company enters into a definitive agreement with respect to such Acquisition Proposal within twelve (12) months after such termination and the transaction contemplated by such Acquisition Proposal is consummated, then the Company shall pay the Company Termination Fee to Parent (provided, however, that the amount of such Company Termination Fee shall be reduced by the amount, if any, of Expense Reimbursement actually paid to or for the account of Parent pursuant to Section 7.3(c)), no later than two Business Days after the consummation of such transaction. For purposes of this Section 7.3(b), the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 5.3(g)(i), except that the references to "15%" shall be deemed to be references to "85%".

          (c)   The parties hereto agree that if this Agreement is terminated by either Parent or the Company, as the case may be, pursuant to Section 7.1(b)(i) or 7.1(b)(iii) as a result of the failure to obtain the Company Stockholder Approval, then the Company shall pay to Parent the reasonable and documented out-of-pocket fees and expenses incurred by Parent and its Subsidiaries in connection with the Merger and the other Transactions, whether incurred before or after the date of this Agreement, including reasonable and documented out-of-pocket fees and expenses incurred in connection with its investigation, structuring, negotiation, due diligence, and financial, operating, legal and other analysis, as well as costs and expenses related to the Financing, with respect to the Merger and the other Transactions, in an aggregate amount not to exceed $3,000,000 (the "Expense Reimbursement").

          (d)   All payments under this Section 7.3 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent, or in the absence of such designation, an account established for the sole benefit of Parent.

          (e)   Each of the parties acknowledges that (i) the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement and (ii) neither the Company Termination Fee nor the Expense Reimbursement is a penalty, but is liquidated damages in an amount that shall compensate Parent for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance upon this Agreement and on the expectation of the consummation of the Transactions contemplated hereby, and for the loss suffered by reason of the failure of such consummation, which amount would otherwise be uncertain and incapable of accurate determination. For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee or the Expense Reimbursement on more than one occasion.

          (f)    In circumstances where the Company Termination Fee and/or the Expense Reimbursement is payable in accordance with Section 7.3(a), Section 7.3(b) or Section 7.3(c), as the case may be, Parent's receipt of the Company Termination Fee and/or the Expense Reimbursement (if received) from or on behalf of the Company shall be Parent's and Merger Sub's sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against the Company and its Subsidiaries and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees for all losses and damages suffered as a result of the failure of the Merger or the other Transactions to be consummated, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such Person shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby; provided, however, that nothing in this Section 7.3(f) shall restrict Parent's right or ability to seek and obtain specific performance of this Agreement as and to the extent permitted by Section 8.14 prior to the termination of this Agreement.

        7.4    Parent Termination Fee.

          (a)   The parties agree that if this Agreement is terminated by the Company pursuant to Section 7.1(f) or Section 7.1(g), or by the Company or Parent pursuant to Section 7.1(b)(iii) at a time when the Company could have terminated this Agreement pursuant to Section 7.1(f) or Section 7.1(g), then Parent shall pay to the Company, as promptly as reasonably practicable (and, in any event, within two Business Days) following such termination, $112,000,000 (one hundred and twelve million dollars) (the "Parent Termination Fee").

          (b)   All payments under this Section 7.4 shall be made by wire transfer of immediately available funds to an account designated in writing by the Company, or in the absence of such designation, an account established for the sole benefit of the Company.

          (c)   Each of the parties acknowledges that (i) the agreements contained in this Section 7.4 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement and (ii) the Parent Termination Fee is not a penalty, but is liquidated damages in an amount that shall compensate the Company for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance upon this Agreement and on the expectation of the consummation of the Transactions contemplated hereby, and for the loss suffered by reason of the failure of such consummation, which amount would otherwise be uncertain and incapable of accurate determination. For the avoidance of doubt, in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

          (d)   In circumstances where the Parent Termination Fee is payable in accordance with Section 7.4(a), the Company's receipt of the Parent Termination Fee (if received) from or on behalf of Parent or Guarantor (plus any amounts payable or that become payable under Section 5.11(c) in respect of the reimbursement and indemnity obligations therein) in full from Parent pursuant to Section 7.4(a) (or from the Guarantor pursuant to the Guaranty) shall be the Company's sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against Parent, Merger Sub, the Financing Sources, the Financing Sources Related Parties and any of its and their respective former, current or future direct or indirect equity holders, general or limited partners, controlling Persons, stockholders, members, managers, directors, officers, incorporator, employees, agents, affiliates, portfolio companies, assignees, advisors, attorney, consultant, representative or principal of Parent, Merger Sub or any affiliate of Parent or Merger Sub (collectively, the "Parent Related Parties") for all losses and damages suffered as a result of the failure of the Merger or the other Transactions to be consummated, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such Person shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby; provided, however, that nothing in this Section 7.4(d) shall restrict the Company's right or ability to seek and obtain specific performance of this Agreement and the Funds Commitment Letter as and to the extent permitted by Section 8.14 prior to the termination of this Agreement.

        7.5    Limitation on Recourse.     Other than with respect to the right to seek specific performance of the Funds Commitment Letter to the extent permitted by and in accordance with the Funds Commitment Letter, recourse against the Guarantor under the Guaranty to the extent provided therein and claims for any breach of the Confidentiality Agreement by Platinum Equity Advisors International (UK) Limited, no Parent Related Party (excluding, for avoidance of doubt, Parent and Merger Sub) shall have any liability for any liabilities of Parent or Merger Sub under this Agreement or for any Proceeding based on, in respect of, or by reason of, the Transactions (including the breach, termination or failure to consummate such Transactions), and no former, current or future direct or indirect equityholder, general or limited partner, controlling Person, shareholder, member, manager, director, officer, incorporator, employee, agent, affiliate, portfolio company, assignee, advisor, attorney, consultant, representative, principal or financing source of the Company or any affiliate of the Company shall have any rights or claims against a Parent Related Party under this Agreement, or for any Proceeding based on, in respect of, or by reason of, the Transactions, whether at law or equity, in contract, in tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Laws or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another Person (including a claim to enforce the Debt Commitment Letter) or otherwise.

        7.6    Amendment.

          (a)   This Agreement may be amended by each of the Company, Parent and Merger Sub by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after receipt of the Company Stockholder Approval, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company's stockholders without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          (b)   Notwithstanding anything to the contrary contained herein, Sections 7.4(d), 7.5, 8.10, 8.12(d) , 8.15 and this Section 7.6(b) (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of Sections 7.4(d), 7.5, 8.10, 8.15 and 8.12(d) and this Section 7.6(b)) may not be modified, waived or terminated in a manner that is adverse to the Financing Sources without the prior written consent of the Financing Sources.

        7.7    Waiver.     At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein; provided, however, that after receipt of the Company Stockholder Approval, there may not be any extension or waiver of this Agreement that by Law requires further approval by the stockholders of the Company without the approval of the Company's stockholders. Except as required by Law, no extension or waiver by the Company shall require the approval of the shareholders of the Company. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE 8
GENERAL PROVISIONS

        8.1    Non-Survival of Representations and Warranties.     None of the representations, warranties or covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time except that this Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.

        8.2    Fees and Expenses.     Subject to Sections 7.2, 7.3(c) and 7.4, all Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same; provided, that except as set forth in the third sentence of Section 2.2(b)(i), Parent shall bear and timely pay all Transfer Taxes and shall prepare and file, at its expense, all Tax Returns and other documentation with respect to such Transfer Taxes.

        8.3    Notices.     Any notices or other communications to any party required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in Person or sent by email or facsimile transmission (provided, that confirmation of email or facsimile transmission is obtained) prior to 5:00 p.m., local time of the receiving party, on a Business Day, or on the first Business Day following the date of delivery if sent by email or facsimile at or after 5:00 p.m., local time of the receiving party, (b) upon receipt by registered or certified mail, or (c) on the next Business Day if transmitted by national overnight courier, in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

    If to Parent or Merger Sub, addressed to it at:

      Wolverine Intermediate Holding II Corporation
      c/o Platinum Equity Advisors, LLC
      360 North Crescent Drive, South Building
      Beverly Hills, CA 90210
      Attention: Suneet Agarwal
      Email: kagarwal@platinumequity.com

    with a copy to (for information purposes only):

      Hughes Hubbard & Reed LLP
      One Battery Park Plaza
      New York, NY 10004-1482
      Attention: Ken Lefkowitz
      Fax: (212) 299-6557
      Telephone: (212) 837-6557
      Email: ken.lefkowitz@hugheshubbard.com

    If to the Company, addressed to it at:

      Wesco Aircraft Holdings, Inc.
      24911 Avenue Stanford
      Valencia, California 91355
      Tel: (661) 425-9821
      Fax: (661) 621-6339
      Attention: John Holland
      Email: john.holland@wescoair.com

    with a copy to (for information purposes only):

      Latham & Watkins LLP
      555 Eleventh Street, NW, Suite 1000
      Washington, DC 20004-1304
      Attention: Daniel T. Lennon
                    Bradley C. Faris
      Email: daniel.lennon@lw.com;
                    bradley.faris@lw.com

        8.4    Certain Definitions.     For purposes of this Agreement, the term:

        "Acceptable Confidentiality Agreement" means a confidentiality agreement that contains confidentiality provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.

        "affiliate" means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

        "Business Day" means a day other than Saturday, Sunday or any day on which commercial banking institutions located in New York, New York, or London, United Kingdom are authorized or obligated by applicable Law to close, or any other day on which Fedwire Services or SWIFT are not operating.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Commitment Letters" means the Debt Commitment Letter and the Funds Commitment Letter.

        "Company Intellectual Property" means all Owned Intellectual Property and all other Intellectual Property that is licensed, used or held for use by the Company or any of its Subsidiaries.

        "Company Material Adverse Effect" means any change, event, development, condition, occurrence or effect (an "Effect") that, individually or in the aggregate, (i) has, or would be reasonably expected to have, a material adverse effect on the business, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) prevents or materially impairs or would reasonably be expected to prevent or materially impair the consummation of the Transactions or performance by the Company of any of its material obligations under this Agreement; provided, however, that adverse Effects arising out of, resulting from or attributable to the following shall not constitute or be deemed to contribute to a Company Material Adverse Effect, and shall not otherwise be taken into account in determining whether a Company Material Adverse Effect within the meaning of clause (i) above has occurred or would reasonably be expected to occur, except that Effects with respect to clauses (a), (b) and (c) of the below shall be so considered to the extent (and only to the extent) such Effect disproportionately impacts the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the same industries: (a) changes or proposed changes in applicable Laws, governmental policies (including changes in trade policies or the imposition of or changes in tariffs), GAAP or the interpretation or enforcement thereof, (b) changes in general economic, business, labor or regulatory conditions, or changes in securities, credit or other financial or commodities markets, including interests rates, exchange rates or fuel prices, in the United States or globally, or changes generally affecting the industries (including seasonal fluctuations) in which the Company or its Subsidiaries operate in the United States or globally, (c) changes in global or national political conditions (including the outbreak or escalation of war (whether or not declared), military action, sabotage or acts of terrorism), changes due to natural disasters or changes in the weather or changes due to the outbreak or worsening of an epidemic, pandemic or other health crisis, (d) actions or omissions expressly required of the Company under this Agreement or taken or not taken at the express request of, or with the written consent of, Parent, provided, that, in the case of such consent or failure to consent, the Company has disclosed to Parent all material and relevant facts and information with respect thereto known to the Company, (e) Effects resulting from the announcement, performance, pendency or consummation of this Agreement and the Merger, including the identity of, or the effect of any fact or circumstance relating to, Parent or any of its affiliates or any communication by Parent or any of its affiliates regarding plans, proposals or projections with respect to the Company, its Subsidiaries or their employees (including any impact on the relationship of the Company or any its Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, lenders, employees or partners), provided, that the exceptions in this Clause (e) shall not apply to the representations and warranties contained in Section 3.4 or the breach or inaccuracy thereof, (f) any Proceeding arising from allegations of breach of fiduciary duty relating to this Agreement or the transactions contemplated hereby, (g) changes in the trading price or trading volume of Shares or any suspension of trading, provided that the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred, (h) any failure by the Company or any of its Subsidiaries to meet any revenue, earnings or other financial projections or forecasts, provided that the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred, or (i) Effects resulting from any pending Proceeding seeking to restrain, enjoin or prohibit (whether temporary, preliminary or permanent) the consummation of the Transaction.

        "Company Registered Intellectual Property" means Owned Intellectual Property issued by, registered with, or the subject of a pending application for issuance or registration before any Governmental Entity or Internet domain name registrar.

        "Competition Laws" means applicable supranational, national, federal, state, provincial or local Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolizing or restraining trade or lessening competition, including the HSR Act, the Sherman Act, the Clayton Act, and the Federal Trade Commission Act, in each case, as amended, and other similar competition or antitrust laws of any jurisdiction other than the United States.

        "Compliant" means with respect to the Financing Information, that:

          (a)   such information complies with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act for a registered public offering of non-convertible debt securities on Form S-1 (excluding the Excluded Information and other than such provisions for which compliance is not customary in a Rule 144A offering of debt securities);

          (b)   the auditors of any financial information contained therein have not withdrawn their audit opinion with respect to such information; and

          (c)   the financial statements and other financial information included in such Financing Information are of a date and are otherwise sufficient, in each case, to permit the Company's independent accountants to issue customary "comfort" letters with respect to such financial statements and financial information to the Financing Sources (including customary "negative assurance" comfort) in order to consummate any offering of non-convertible debt securities under Rule 144A.

        "Contract" or "Contracts" means any of the agreements, arrangements, contracts, leases (whether for real or personal property), powers of attorney, notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of Indebtedness, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, purchase and sale orders and other legal commitments to which in each case a Person is a party or to which any of the properties or assets of such Person or its Subsidiaries are subject.

        "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of capital stock or other Equity Interests, as trustee or executor, by Contract or credit arrangement or otherwise; provided, that "control" in relation to any Person shall be deemed to exist where another Person has ownership of, or the ability to direct the casting of, more than fifty percent (50%) of the total voting rights conferred by all the shares then in issue and conferring the right to vote at all general meetings of such first Person.

        "COTS License" means any license for "shrink-wrap," "click-through" or other "off-the-shelf" Software Programs or for other Software Programs that are commercially available to the public generally with annual license, maintenance, support and other fees of less than $150,000 in the aggregate.

        "Debt Commitment Letter" means the debt commitment letter, dated as of the date hereof, together with any related fee letters (with pricing, other economic and "market flex" terms redacted; provided that no such redacted term is individually a condition to the availability of the Debt Financing or in the aggregate would reduce the amount of the Debt Financing, adversely affect the availability of the Debt Financing or delay or prevent the Closing or constitute a condition to funding the Debt Financing on the Closing Date), in each case, as amended, restated, supplemented or replaced in accordance with this Agreement (including any alternative financing permitted hereunder), pursuant to which the Financing Sources party thereto have agreed to provide or cause to be provided the Debt Financing set forth therein for the purposes of financing the Transactions, including payment of the Merger Consideration.

        "Debt Financing" means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter and any debt securities contemplated to be issued in lieu of any bridge financing provided therein.

        "Debt Financing Documents" means the agreements, documents and certificates contemplated by the Debt Financing and any debt securities contemplated to be issued in lieu of any bridge financing provided therein, including: (a) all credit agreements, loan documents, purchase agreements, underwriting agreements, indentures, debentures, notes, intercreditor agreements and security documents pursuant to which the Debt Financing (and any debt securities contemplated to be issued in lieu of any bridge financing provided therein) will be governed or otherwise contemplated by the Debt Commitment Letter; (b) officer, secretary, solvency and perfection certificates, legal opinions, corporate organizational documents, good standing certificates, Lien searches, and resolutions contemplated by the Debt Commitment Letter or reasonably requested by Parent or its Financing Sources; (c) all documentation and other information required by bank regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act and beneficial ownership regulations; and (d) agreements, documents or certificates that facilitate the creation, perfection or enforcement of liens securing the Debt Financing (including original copies of all certificated securities (with transfer powers executed in blank), control agreements, surveys, title insurance, landlord consent and access letters) as are reasonably requested by Parent or its Financing Sources.

        "Environmental Laws" means any and all applicable, federal, state, provincial, local or foreign Laws, and all rules or regulations promulgated thereunder, regulating or relating to Hazardous Materials, pollution, protection of the environment (including ambient air, surface water, ground water, land surface, subsurface strata, wildlife, plants or other natural resources), and/or the protection of health and safety of persons from exposures to Hazardous Materials in the environment.

        "Environmental Permits" means any permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Environmental Law.

        "Equity Interest" means (i) any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, (ii) other ownership interests of any Person, (iii) phantom equity interests, stock appreciation rights, and other similar interests and (iv) any warrant, option, convertible or exchangeable security, subscription, right (including any preemptive or similar right), call or other rights to purchase or acquire any of the foregoing from the issuer thereof.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Excluded Information" means any (a) pro forma financial statements, (b) description of all or any portion of the Debt Financing, including any "description of notes", and other information customarily provided by Financing Sources or their counsel, (c) risk factors relating to all or any component of the Debt Financing, (d) other information required by Rules 3-05, 3-09, 3-10 or 3-16 of Regulation S-X under the Securities Act, any Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K under the Securities Act or the executive compensation and related person disclosure rules related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield debt securities under Rule 144A promulgated under the Securities Act, (e) any financial information (other than the financial statements and other information set forth in the definition of Financing Information) that is not reasonably available to the Company under its current reporting systems, unless any such information would be required to ensure that the Financing

Information would not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading, (f) any information or certificate relating to Pattonair or any of its affiliates, (g) any solvency certificate referred to in the Debt Commitment Letter or (h) any financial information with respect to the Company and its Subsidiaries on a non-consolidated basis.

        "Expenses" includes all expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and all other matters related to the transactions contemplated by this Agreement.

        "Financing" means the Funds Financing and the Debt Financing.

        "Financing Failure Event" means any of the following: (a) the commitments with respect to all or any portion of the Financing expiring or being terminated; (b) for any reason, all or any portion of the Financing becoming unavailable (other than any debt securities contemplated to be issued in lieu of any bridge financing provided therein); (c) a material breach or repudiation, or threatened material breach or repudiation, by any party to the Commitment Letters; or (d) it becoming reasonably foreseeable that any of the events set forth in clauses (a) through (c) shall occur.

        "Financing Information" means all financial statements, financial data, audit reports and other information regarding the Company and its Subsidiaries requested in writing by Parent of the type that would be required by Regulation S-K and Regulation S-X under the Securities Act for a registered public offering of non-convertible debt securities on a registration statement on Form S-1 under the Securities Act to consummate the offering of high-yield debt securities contemplated by the Debt Financing and customarily included in an offering memorandum for private placements of non-convertible high-yield debt securities pursuant to Rule 144A promulgated under the Securities Act (including information relating to the Company and its Subsidiaries required by paragraph 10 of Annex VI to the Debt Commitment Letter). Notwithstanding anything to the contrary in this definition, nothing in this Agreement will require the Company or any of its Subsidiaries to provide (or be deemed to require the Company or any of its Subsidiaries to prepare) any Excluded Information.

        "Financing Sources" means the Persons that are party to the Debt Commitment Letter (including any amendments thereto) that have committed to provide or arrange or have otherwise entered into agreements (including any engagement letters with respect to any debt securities contemplated to be issued in lieu of any bridge financing provided therein) in connection with all or any part of the Debt Financing or other financings (other than the Funds Financing) in connection with the Transactions, including the parties to any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto.

        "Financing Sources Related Parties" means the respective Financing Sources' affiliates and their and their affiliates' respective officers, directors, employees, attorneys, partners (general or limited), controlling parties, advisors, members, managers, accountants, consultants, agents, representatives and funding sources involved in the Debt Financing and their respective successors and permitted assigns.

        "French Foreign Investment Clearance" means that, in accordance with the French Foreign Investment Regulations, the French Ministry of Economy and Finance either (i) authorizes the foreign investment resulting from the Transactions (without any requirements or conditions); or (ii) does not prevent, or impose any requirements or conditions with respect to, such foreign investment within the applicable review period under the applicable French Foreign Investment Regulations; or (iii) decides that such foreign investment falls outside the scope of the French Foreign Investment Regulations."

        "French Foreign Investment Filing" means the filing to be made with the French Ministry of Economy and Finance pursuant to the French Foreign Investment Regulations for the authorization of the Transactions.

        "French Foreign Investment Regulations" means (x) article L. 151-3 et seq. of the French Code Monétaire et Financier, (y) article R. 153-1 et seq. of the French Code Monétaire et Financier and (z) French Decree 2018-1057 of November 29, 2018.

        "Funds Commitment Letter" means the financing commitment letter, dated as of the date hereof, between Parent and the investment funds named therein, naming Company as an express third party beneficiary and pursuant to which such investment funds have committed to (i) invest or cause to be invested in the capital of Parent (through equity contributions or purchases of equity interests) an aggregate amount set forth therein the amount for the purposes of financing, together with the proceeds from the Debt Financing and the cash on hand at the Company, the Transactions, including payment of the Merger Consideration and (ii) consummate the Equity Interest Contribution (as defined in the Funds Commitment Letter).

        "Funds Financing" means the financing and Equity Interest Contribution (as defined in the Funds Commitment Letter) contemplated by the Funds Commitment Letter.

        "GAAP" means generally accepted accounting principles, as applied in the United States.

        "Governmental Entity" means any national, supranational, federal, provincial, state, county, municipal, local or foreign government, or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative or prosecutorial functions of or pertaining to government (including authorities, agencies, commissions, courts, tribunals or judicial bodies).

        "Hazardous Materials" means any pollutants, chemicals, contaminants or any other toxic, infectious, carcinogenic, reactive, corrosive, ignitable, flammable or otherwise hazardous substance or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "Indebtedness" means, as to a Person (which term shall include any of its Subsidiaries for purposes of this definition of Indebtedness), (a) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness, whether or not contingent, for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments for the payment of which such Person is liable, (iii) obligations for the deferred purchase price of property or services, including any earn-out (whether or not contingent), except for trade payables arising in the ordinary course of business, (iv) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (vi) all loans to such Person by any of its suppliers, excluding trade payables arising in the ordinary course of business, (b) all obligations or liabilities of such Person under or in connection with letters of credit or bankers' acceptances or similar items, solely to the extent drawn, (c) that portion of obligations with respect to capital leases as defined pursuant to GAAP that is properly classified as a long term liability on a balance sheet in conformity with GAAP, (d) all obligations of such Person under interest rate or currency swap transactions, (e) all obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above and (f) all obligations of the type referred to in clauses (a) through (e) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by the Person or any of its Subsidiaries).

        "Information Privacy Laws" means any Laws or Orders pertaining to privacy, data protection or data transfer, including all data privacy, cybersecurity and security breach disclosure Laws and Orders.

        "Intellectual Property" means any and all intellectual property rights in, to and under all of the following, and rights in, arising out of, or associated therewith, throughout the world: (a) patents and patent applications, continuation and continuation-in-part applications, reissuances, utility models and applications for utility models, inventor's certificates and applications for inventor's certificates; (b) trademarks, service marks, trade dress, logos, slogans, brand names, trade names, Internet domain names, product names, and corporate names (whether or not registered), and other indicia of origin, including all goodwill associated therewith, and any and all common law rights, and all applications and registrations in connection therewith, and equivalents of the foregoing throughout the world; (c) all original works of authorship, including copyrights (whether or not published or registered), and all rights to register and to obtain and all renewals, extensions, revivals and resuscitations thereof and registrations of the foregoing and applications therefor, and equivalents of the foregoing throughout the world, moral rights and waivers and consents not to enforce such moral rights; (d) Software Programs; (e) mask works and industrial designs, and all applications and registrations in connection therewith; (f) trade secrets, know-how and other intellectual property rights in confidential or proprietary information (including intellectual property rights, if any, in inventions, ideas, research and development information, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, methods, drawings, specifications, research records, test information, financial, marketing and business data, customer, distributor, end user and supplier lists, algorithms and information, pricing and cost information, business and marketing plans and proposals and databases and compilations of data), prospect lists, market surveys and studies, projections, analyses, data, tools, discoveries and inventions, whether patentable or not or otherwise protectable; (g) databases and data collections (including design databases, knowledge databases and customer databases); (h) all rights pertaining to the foregoing, including those arising under international treaties and convention rights; (i) all rights and powers to assert, defend and recover title to any of the foregoing; (j) all rights to assert, defend, sue, and recover damages for any past, present and future infringement, misuse, misappropriation, impairment, unauthorized use or other violation of any rights in or to any of the foregoing; and (k) all proceeds, income, royalties, damages and payments now or hereafter due and payable under or in respect of all of the foregoing.

        "IRS" means the United States Internal Revenue Service.

        "IT Systems" means information technology, computing, networking and communications systems, resources, equipment and information, including (a) mainframe, midrange, server, distributed, computing and other equipment; (b) personal computers, laptop computers, mobile devices and workstations; (c) voice/video, telecommunications, productivity, remote communications and network equipment; (d) associated attachments, features, accessories, peripheral devices, wiring and cabling; and (e) Software Programs.

        "Knowledge" means (a) when used with respect to the Company, the actual knowledge of the individuals listed in Section 8.4(a) of the Company Disclosure Letter after inquiry of such individual's direct reports; and (b) when used with respect to Parent or Merger Sub, the actual knowledge of Louis Samson, Malik Vorderwuelbecke and Bernard Vercruyssen after inquiry of such individual's direct reports.

        "Law" means any applicable national, federal, provincial, state, municipal, local and foreign laws (including common laws), statutes, codes, directives, ordinances, decrees, rules, regulations, stipulations or Orders of any Governmental Entity, in each case, having the force of law.

        "Lien" means any mortgage, deed of trust, hypothecation, lien, encumbrance, pledge, charge, security interest, right of first refusal, right of first offer, adverse claim, restriction on transfer, covenant or option in respect of such property, equity interest or asset, conditional or installment sale agreement, restriction, option, easement, right-of-way, encroachment, community property interest or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of law.

        "Local National Security Laws" means, (i) in respect of Canada, the Investment Canada Act, as amended, (ii) in respect of Germany, the Federal Investment Control Act and the regulations promulgated in respect thereof, as amended ("Außenwirtschaftsgesetz" and "Außenwirtschaftsverordnung"), (iii) in respect of Italy, the Law Decree 21/2012 ("Golden Power Regulation"), as amended, and (iv) in respect of the United Kingdom, the Laws administered by the Secretary of State for Business, Energy and Industrial Strategy, and, in each case, all relating Laws of the applicable jurisdiction that are applicable to the same subject matter.

        "Marketing Period" shall mean the first period of fifteen (15) consecutive Business Days after the date hereof and throughout and on the last day of which (a) Parent has received from the Company all Financing Information and such Financing Information is and remains Compliant and (b) the conditions set forth in Section 6.1(a) and Section 6.3 (other than those conditions that by their nature are to be satisfied at the Closing) shall be satisfied or waived and nothing has occurred and no condition exists that would cause any of such conditions to fail to be satisfied or waived assuming the Closing were to be scheduled for any time during such period; provided, however, that (i) if the Marketing Period shall not have been completed by August 23, 2019 then it shall not commence prior to September 3, 2019, (ii) November 27 through November 29, 2019 shall not count as Business Days for purposes of calculating the Marketing Period, (iii) if the Marketing Period shall not have been completed prior to December 23, 2019, then it shall not commence prior to January 3, 2020 and (iv) if the Marketing Period shall not have been completed on or prior to November 11, 2019, then it shall not commence prior to the delivery to Parent of the audited consolidated balance sheets of the Company and its Subsidiaries and the related audited consolidated statements of operations and comprehensive income (loss) and statements of cash flows for the fiscal year of the Company ending September 30, 2019; provided, further, that (i) the Marketing Period in any event shall end on any earlier date on which all of the Debt Financing has been funded, (ii) the Marketing Period shall not be deemed to have commenced if, prior to the completion of such fifteen (15) consecutive Business Day period, (1) the independent public accountants of the Company shall have withdrawn its audit opinion with respect to any audited financial statements included in the Financing Information, in which case such fifteen (15) consecutive Business Day period shall not commence unless and until a new unqualified audit opinion is issued with respect to such audited financial statements by the independent public accountant of the Company or another independent public accounting firm of recognized national standing or (2) the Company or its independent public accountants shall have announced any intention to restate any financial statements included in the Financing Information, in which case such fifteen (15) consecutive Business Day period shall not commence unless and until such restatement has been completed and the applicable Financing Information has been amended or the Company or its independent public accountants, as applicable, has announced that it has concluded that no restatement shall be required in accordance with GAAP, and (iii) if at any time the Company shall believe in good faith that it has provided the Financing Information that is Compliant, the Company may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the requirement to deliver the Financing Information shall be deemed to have been satisfied as of the date of such delivery of such Financing Information as has been identified in such notice, unless Parent in good faith reasonably believes the Company has not completed the delivery of the Financing Information that is Compliant or such Financing Information is not Compliant and, within three Business Days after the receipt of such notice from the Company, delivers a written notice to the Company to that effect (stating with reasonable specificity which portion of the Financing Information that the Company has not delivered or that is not Compliant)

        "NYSE" means The New York Stock Exchange.

        "Order" means any judgment, order, ruling, decision, writ, stipulation, authorization, determination, consent, injunction, decree or award (including arbitration awards) of any Governmental Entity, arbitrator or arbitral tribunal.

        "Owned Intellectual Property" means all Intellectual Property that is owned or purported to be owned (in whole or in part) by the Company or any of its Subsidiaries.

        "Parent Material Adverse Effect" means any Effect that prevents or materially impairs or delays or would reasonably be expected to prevent or materially impair or delay the consummation of the Transactions or performance by Parent or Merger Sub of any of their material obligations under this Agreement (including consummation of the Funds Financing), provided, however, that adverse Effects arising out of, resulting from or attributable to the following shall not constitute or be deemed to contribute to a Parent Material Adverse Effect, and shall not otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: Effects resulting from any pending Proceeding seeking to restrain, enjoin or prohibit (whether temporary, preliminary or permanent) the consummation of the Transaction (other than any such Proceeding pursuant to which any Governmental Entity is seeking to restrain, enjoin or prohibit (whether temporary, preliminary or permanent) the consummation of the Transaction).

        "Pattonair" means Pioneer Holding, LLC.

        "Payoff Letter" means a customary payoff letter, from the agent under each of the Company and its Subsidiaries' overdraft facility with Lloyds Bank plc, as lender, and the Credit Agreement (as defined in the Company Disclosure Letter), specifying the amount of all Indebtedness outstanding under each such facility as well as all other amounts required to fully pay off such Indebtedness on the Closing Date and agreeing that, upon such agent's receipt of the applicable payoff amount (i) all outstanding obligations of the Company and its Subsidiaries arising under each such facility shall be repaid and discharged in full (to the extent applicable, other than in respect of obligations which by their express terms survive such repayment and other than with respect to any outstanding letters of credit that will be cash collateralized, backstopped or grandfathered into the Debt Financing) and (ii) any Liens granted in connection with each such facility shall be released.

        "PCI Requirements" means the standards and guidelines established by the Payment Card Industry ("PCI"), including the PCI Data Security Standard ("PCI-DSS") and the Payment Application Data Security Standard ("PA-DSS").

        "Permitted Liens" means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in the Company SEC Financial Statements in accordance with GAAP, (b) Liens in favor of landlords, vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or encumbrances arising by operation of Law in the ordinary course of business for amounts not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the Company SEC Financial Statements in accordance with GAAP, (c)(i) matters of public record other than such matters that, individually or in the aggregate, impair in any material respect the value, current use or occupancy of the subject real property to which they relate, (ii) Liens that would be disclosed by a current, accurate survey or physical inspection of such real property other than such matters that, individually or in the aggregate, impair in any material respect the value, current use or occupancy of the subject real property to which they relate, (iii) applicable building, zoning and land use regulations that are being currently complied with in all material respects by the use and operation of the business of the Company and its Subsidiaries, and (iv) other imperfections or irregularities in title, charges, restrictions and other encumbrances that do not, individually or in the aggregate, detract in any material respect from the value, current use or occupancy of the Company Real Property to which they relate, and (d) such other Liens which would not, individually or in the aggregate, impair in any material respect the ordinary conduct of the business of the Company and its Subsidiaries as currently conducted or detract in any material respect from the use, occupancy, value or marketability of the property affected by such Lien.

        "Permitted Share Liens" means (a) Liens arising under applicable securities laws, (b) Liens arising under any shareholders' agreement in respect of any of the Company's Subsidiaries listed in Section 3.16(a) of the Company Disclosure Letter and (c) Liens securing any Indebtedness of the Company or any of its Subsidiaries listed in Section 3.16(a) of the Company Disclosure Letter.

        "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act), including a Governmental Entity.

        "Personal Data" means any information (including a person's name, street address, telephone number, e-mail address, photograph, social security number, tax identification number, driver's license number, passport number, payment card number, bank account information and other financial information, customer or account numbers, account access codes and passwords, Internet Protocol address, geographic location, family members, persistent identifier, order and purchase histories, amounts spent, platform behavior, conduct, preferences and demographic data) which, whether alone or in combination with other information, identifies or relates to an identified natural person.

        "Proceeding" means any action, suits, claim, dispute, complaint, challenge, petition, investigation, examination, inquiry, injunction, hearing, Order, settlement, audit, litigation, arbitration or any other proceeding, administrative action or enforcement proceeding, whether civil or criminal, in Law or in equity before any Governmental Entity, authorized arbitral body or mediator.

        "Proxy Statement" means a proxy statement or similar disclosure document relating to the adoption and approval of this Agreement by the Company's stockholders.

        "Release" means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon the indoor or outdoor environment, including any soil, sediment, subsurface strata, surface water, groundwater, or ambient air.

        "Representatives" means, with respect to a Person, such Person's directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Software Programs" means all computer programs (including statements in human readable form such as comments and definitions, which are generally formed and organized according to the syntax of a computer or programmable logic programming language, and such statements in batch or scripting languages), and related documentation and materials, Internet Web sites and Intranet sites, programs, tools, operating system programs, application software, system software, databases, firmware, microcode and middleware and implementations, including the source and object code versions thereof, in any and all forms and media, and all documentation, user manuals, training materials and development materials related to the foregoing, and any derivations, updates, enhancements and customization of any of the foregoing, together with all text, diagrams, graphs, charts, flow-charts, and other information that describe the foregoing, processes, technical data, build scripts, test scripts, algorithms, APIs, subroutines, techniques, operating procedures, user interfaces, report formats and development tools.

        "Specified Auditor Assistance" means (a) providing customary "comfort letters" (including customary "negative assurances" and change period comfort) with respect to the financial statements included in the Financing Information, (b) providing consent to offering memoranda that include or incorporate the Company's consolidated financial statements and the notes thereto and audit reports and (c) attending accounting due diligence sessions in connection with the Debt Financing.

        "Subsidiary" of Parent, the Company or any other Person means any corporation, limited liability company, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the capital stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other Equity Interests that would confer control of any such corporation, limited liability company, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a "subsidiary" under Rule 12b-2 promulgated under the Exchange Act.

        "Tax Return" means any report, return (including information return), claim for refund, election, estimated tax filing or declaration required to be filed or actually filed with a Governmental Entity, including any schedule or attachment thereto, and including any amendments thereof.

        "Taxes" means all taxes, levies, imposts, assessments, duties, customs, fees, impositions or other similar charges imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, real property, personal property, escheat, unclaimed property, abandoned property, production, sales, use, goods and services, net worth, capital stock, business license, occupation, commercial activity, customs duties, alternative or add-on minimum, environmental, payroll, employment, severance, social security, workers' compensation, unemployment compensation, excise, estimated, withholding, ad valorem, stamp, transfer, registration, value-added, transactional and gains tax, and any interest, penalty, fine or additional amounts imposed in respect of any of the foregoing.

        "Third Party" shall mean any Person other than Parent, Merger Sub and their respective affiliates.

        "Transfer Taxes" means all transfer, documentary, sales, use, stamp, registration and other similar Taxes, and all conveyance fees, recording charges and other similar fees and charges incurred in connection with the consummation of the Transactions (other than any such Taxes, fees or charges based in whole or in part upon income, profits or gain).

        "Treasury Regulations" means regulations promulgated under the Code by United States Department of the Treasury and/or the IRS.

        "Willful Breach" means a material breach that is a consequence of an act or failure to act by or on behalf of the breaching party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause such breach.

        8.5    Terms Defined Elsewhere.     The following terms are defined elsewhere in this Agreement, as indicated below:

"Acquisition Proposal"	Section 5.3(g)(i)
"Agreement"	Preamble
"Anti-Bribery or Export Laws"	Section 3.19(b)
"Anti-Takeover Law"	Section 3.3(c)
"Applicable Percentage"	Section 2.4(d)
"Benefit Protection Period"	Section 5.8(a)
"Book-Entry Shares"	Section 2.2(b)(ii)
"Business Plan"	Section 5.1(r)
"Certificate of Merger"	Section 1.2
"Certificates"	Section 2.2(b)(i)
"Change of Board Recommendation"	Section 5.3(a)
"Closing"	Section 1.2
"Closing Date"	Section 1.2
"Company"	Preamble
"Company Benefit Plan"	Section 3.11(a)
"Company Board"	Recitals
"Company Board Recommendation"	Section 3.3(b)
"Company Bylaws"	Section 3.1(a)
"Company Charter"	Section 3.1(a)
"Company Contracts"	Section 3.16(b)
"Company Disclosure Letter"	Article 3
"Company Equity Plan"	Section 2.4(f)
"Company Lease Agreement"	Section 3.14(b)
"Company Leased Real Property"	Section 3.14(b)
"Company Material Contracts"	Section 3.16(b)
"Company Meeting"	Section 5.4(b)
"Company Option"	Section 2.4(a)
"Company Owned Real Property"	Section 3.14(a)
"Company Preferred Stock"	Section 3.2(a)
"Company PSUs"	Section 2.4(d)
"Company Real Property"	Section 3.14(b)
"Company Restricted Shares"	Section 2.4(c)

"Company RSUs"	Section 2.4(b)
"Company SEC Documents"	Section 3.5(a)
"Company SEC Financial Statements"	Section 3.5(c)
"Company Stockholder Approval"	Section 3.3(c)
"Company Termination Fee"	Section 7.3(a)
"Confidentiality Agreement"	Section 5.2(b)
"Continuing Employee"	Section 5.8(a)
"Data Room"	Section 5.2(b)
"Designated Entity"	Section 3.17(g)
"Designated IT Systems"	Section 3.17(d)
"D&O Insurance"	Section 5.9(c)
"DCSA"	Section 5.5(f)
"DDTC"	Section 5.5(e)
"DGCL"	Recitals
"Dissenting Shares"	Section 2.3
"Effect"	Section 8.4
"Effective Time"	Section 1.2
"Expense Reimbursement"	Section 7.3(c)
"Final 280G Calculations"	Section 5.8(f)
"Government Bid"	Section 3.18(e)
"Government Contract"	Section 3.18(e)
"Guarantor"	Recitals
"Guaranty"	Recitals
"Indemnitee"	Section 5.9(a)
"Insurance Policies"	Section 3.22
"Intervening Event"	Section 5.3(g)(iii)
"ITAR"	Section 3.4(b)
"Labor Agreement"	Section 3.12(a)
"Material Customer"	Section 3.23(a)
"Material Supplier"	Section 3.23(b)
"Merger"	Recitals
"Merger Consideration"	Section 2.1(a)
"Merger Sub"	Preamble
"NISPOM"	Section 5.5(f)

"Non-DTC Book-Entry Shares"	Section 2.2(b)(iii)
"Non-US Plan"	Section 3.11(c)(iii)
"Notice Period"	Section 5.3(d)(i)
"Ordinary Course Contracts"	Section 3.15(h)
"Outside Date"	Section 7.1(b)(iii)
"Parent"	Preamble
"Parent Plans"	Section 5.8(c)
"Parent Related Parties"	Section 7.4(d)
"Parent Subsidiary"	Section 4.3(a)
"Parent Termination Fee"	Section 7.4(a)
"Paying Agent"	Section 2.2(a)
"Permits"	Section 3.10
"Privacy Policies"	Section 3.17(d)
"Proposed Changed Terms"	Section 5.3(d)(iii)
"Related Party Transactions"	Section 3.24
"Sarbanes-Oxley Act"	Section 3.5(b)
"Service Provider"	Section 3.11(a)
"Shares"	Recitals
"Solvent"	Section 4.9
"Superior Proposal"	Section 5.3(g)(ii)
"Support Agreement"	Recitals
"Surviving Corporation"	Section 1.1(a)
"Transactions"	Recitals
"WARN Act"	Section 3.12(d)

        8.6    Headings.     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        8.7    Severability.     If any term or other provision (or part thereof) of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement (or parts thereof) shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. Notwithstanding the foregoing, the parties intend that the remedies and limitations thereon contained in this Agreement, including Section 7.2 and Section 8.14, shall be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party's liability or obligations hereunder or under the Funds Commitment Letter or the Guaranty or any Debt Commitment Letter.

        8.8    Entire Agreement.     This Agreement (together with the Exhibits, and Company Disclosure Letter, the Guaranty, the other documents delivered pursuant hereto and the letter delivered in connection herewith) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein or therein, are not intended to confer upon any other Person any rights or remedies hereunder or thereunder.

        8.9    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of each of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that Parent and Merger Sub may without the consent of any other party (a) assign their rights under this Agreement, in whole or in part, to an affiliate, (b) collaterally assign their rights under this Agreement to any of the Financing Sources or any agent or collateral trustee for the Financing Sources or (c) assign their rights under this Agreement in connection with any sale or transfer of equity securities of, or any merger, consolidation, change of control or other business combination involving, Parent, Merger Sub or any of their Subsidiaries, but in the case of clauses (a), (b), and (c) no such assignment will relieve Parent or Merger Sub of their obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

        8.10    No Third Party Beneficiaries.     This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, other than pursuant to Section 5.9, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that (i) the Financing Sources and Financing Sources Related Parties shall be express third party beneficiaries of and have the right to enforce Sections 7.4(d), 7.5, 7.6(b), 8.10, 8.12(d) and 8.15, and (ii) the Parent Related Parties shall be express third party beneficiaries of and have the right to enforce Sections 7.5 and 8.10.

        8.11    Mutual Drafting; Interpretation.     Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation." As used in this Agreement, references to a "party" or the "parties" are intended to refer to a party to this Agreement or the parties to this Agreement. Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits," "Annexes" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement. All references in this Agreement to "$" or other monetary amounts are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. In this Agreement, references to "as of the date hereof," "as of the date of this Agreement" or words of similar import shall be deemed to mean "as of immediately prior to the execution and delivery of this Agreement." The word "extent" in the phrase "to the extent" means the degree to which a subject or thing extends and such phrase shall not simply mean "if." Time periods within or following which any payment is to be made or act is to be done under this Agreement shall be calculated by excluding the day on which the period commences and including the day on which the period ends, and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

        8.12    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

          (a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. Except as provided in Section 8.12(d), all disputes, claims, controversies and causes of action arising out of or in connection herewith, or the negotiation, validity or performance of this Agreement or the Transactions shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

          (b)   Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such Delaware State court or, to the extent permitted by Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such Delaware State or Federal court. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

          (c)   EACH OF THE COMPANY, PARENT AND MERGER SUB ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF THE COMPANY, PARENT OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH OF THE COMPANY, PARENT AND MERGER SUB CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH

  OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, LITIGATION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12(c).

          (d)   Notwithstanding anything herein to the contrary, each party agrees (i) that any action of any kind or nature, whether at law or equity, in contract, in tort or otherwise, against a Financing Source or a Financing Sources Related Party in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby shall be brought exclusively in any New York state or federal court and each party submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (ii) that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 8.3 shall be effective service of process against it for any such action brought in any such court, (iii) to waive and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Proceeding in any such court, (iv) that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, (v) that the Laws of the State of New York shall govern any such Proceeding and (vi) to irrevocably waive and hereby waives any right to a trial by jury in any such action to the same extent such rights are waived pursuant to Section 8.12(c).

        8.13    Counterparts.     This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

        8.14    Specific Performance.

          (a)   The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and monetary damages would be difficult to determine, and accordingly, in addition to any other remedy to which they are entitled at law or in equity, (i) the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in each case in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any state or federal court of the United States of America, or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity, (ii) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (iii) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at Law.

          (b)   Each of the parties agrees that (i) the seeking of remedies pursuant to this Section 8.14 shall not in any way constitute a waiver by any party seeking such remedies of its right to seek any other form of relief that may be available to it under this Agreement or an election of remedies, including under Sections 7.3 and 7.4, in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.14 are not available or otherwise are not granted, (ii) nothing set forth in this Agreement shall require a party to institute any Proceeding for (or limit a party's right to institute any Proceeding for) specific performance under this Section 8.14 prior, or as a condition, to exercising any termination right under Article 7 (and pursuing damages after such termination), nor shall the commencement of any Proceeding seeking remedies pursuant to this Section 8.14 restrict or limit a party's right to terminate this Agreement in accordance with the terms of Article 7 or pursue any other remedies under this Agreement that may be available then or thereafter; provided, that in no event will a party be entitled to both (x) the payment of the Parent Termination Fee or the Company Termination Fee, as applicable, and (y) specific performance of the other party's obligations to consummate the Merger or (in the case of obligations of Parent or Merger Sub) obtain the Funds Financing, and (iii) no party shall require the other to post any bond or other security as a condition to institute any Proceeding for specific performance under this Section 8.14.

          (c)   Notwithstanding the foregoing provisions of Section 8.14(a), it is explicitly agreed that the Company shall have the right to enforce Parent's obligation to cause the Funds Financing to be funded and to consummate the Transactions only if: (i) all of the conditions set forth in Sections 6.1 and 6.3 have been satisfied or waived (other than those conditions to Closing that by their terms or their nature are to be satisfied at the Closing, but subject to such conditions being satisfied assuming a Closing would occur), (ii) the Company has confirmed in writing that, if specific performance is granted and the Funds Financing and the Debt Financing (or any alternative financing in accordance with Section 5.10) are funded, the Closing will occur (iii) the Debt Financing has been funded or will be funded at the Closing if the Funds Financing is funded (or in the case any alternative financing has been obtained in accordance with Section 5.10, such alternative financing been funded or will be funded at the Closing if the Funds Financing is funded), and (iv) Parent has failed to cause the Closing to occur by the date the Closing is required to have occurred pursuant to Section 1.2.

        8.15    Non-Recourse Against Financing Sources.     Except to the extent otherwise set forth in the Guaranty, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against, the persons who are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such person. None of the Financing Sources or a Financing Sources Related Party shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Funds Commitment Letter, the Debt Commitment Letter or, in each case, the performance thereof; provided, that in no event shall the foregoing relieve the Financing Sources from any obligations to Parent or Merger Sub (and following the Closing Date, the Company and its Subsidiaries) arising under the Debt Commitment Letter or the Debt Financing Documents.

[Signature page follows]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.

Parent:
WOLVERINE INTERMEDIATE HOLDING II CORPORATION
By:	/s/ MARY ANN SIGLER
	Name:	Mary Ann Sigler
	Title:	President and Treasurer
Merger Sub:
WOLVERINE MERGER CORPORATION
By:	/s/ MARY ANN SIGLER
	Name:	Mary Ann Sigler
	Title:	President and Treasurer

[Signature Page to Agreement and Plan of Merger]

The Company:
Wesco Aircraft Holdings, Inc.
By:	/s TODD RENEHAN
	Name:	Todd Renehan
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Appendix B

Section 262 of the General Corporation Law of the State of Delaware
Appraisal Rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder's request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Appendix C

August 8, 2019

Board of Directors
Wesco Aircraft Holdings, Inc.
24911 Avenue Stanford
Valencia, California 91355-1219
United States

Members of the Board:

        We understand that Wesco Aircraft Holdings, Inc. ("Wolverine" or the "Company"), Wolverine Intermediate Holding II Corporation (the "Buyer") and Wolverine Merger Corporation, a wholly owned subsidiary of the Buyer ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated August 8, 2019 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.001 per share, of the Company (the "Company Common Stock), other than shares held in treasury or held by the Buyer or Acquisition Sub (or any of the wholly-owned subsidiaries of the Company, the Buyer or Acquisition Sub) or as to which dissenters' rights have been perfected (collectively, "Excluded Shares"), will be converted into the right to receive $11.05 per share in cash (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

        For purposes of the opinion set forth herein, we have:

  1)
  Reviewed certain publicly available financial statements and other business and financial information of the Company;

  2)
  Reviewed certain internal financial statements and other financial and operating data concerning the Company;

  3)
  Reviewed certain financial projections prepared by the management of the Company;

  4)
  Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  5)
  Reviewed the reported prices and trading activity for the Company Common Stock;

  6)
  Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company, and their securities;

  7)
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  8)
  Participated in certain discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

  9)
  Reviewed the Merger Agreement, the draft commitment letter from certain lenders substantially in the form of the draft dated August 8, 2019 (the "Commitment Letter") and certain related documents; and

  10)
  Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Buyer will obtain financing in accordance with the terms set forth in the Commitment Letter and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger that would be material to our analysis. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available, nor does it address the underlying business decision of the Company to enter into the Merger Agreement. We do not express any view on, and this opinion does not address, any term or aspect of the Merger Agreement or the transactions contemplated thereby, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith, other than with respect to the fairness from a financial point of view of the Consideration to be received by the holders of the shares of the Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financing services for the Company, and financial advisory and financing services for Platinum Equity, LLC ("Platinum") (an affiliate of the Buyer) and its affiliates, and TC Group, L.L.C. ("Carlyle") (which, through investment funds and related investment vehicles controlled by Carlyle, is a significant shareholder of the Company) and its affiliates, and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Buyer, Platinum, Carlyle, the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

        Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may

C-2

trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, Platinum, Carlyle, the Company or any of their respective affiliates, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by the Buyer, Platinum, Carlyle or any of their respective affiliates.

        This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting to be held in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ KRISTIN ZIMMERMAN Kristin Zimmerman Managing Director

C-3

Appendix D

August 8, 2019

The Board of Directors
Wesco Aircraft Holdings, Inc.
24911 Avenue Stanford
Valencia, California 91355
United States

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (the "Company Common Stock"), of Wesco Aircraft Holdings, Inc. (the "Company") of the consideration to be paid to such holders in the proposed merger (the "Transaction") of the Company with a wholly-owned subsidiary of Wolverine Intermediate Holding II Corporation (the "Acquiror"). Pursuant to the Agreement and Plan of Merger, dated as of August 8, 2019 (the "Agreement"), by and among the Acquiror, its subsidiary, Wolverine Merger Corporation ("Merger Sub"), and the Company, the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held by the Company as treasury stock or held directly by the Acquiror or Merger Sub (or any direct or indirect wholly-owned subsidiaries of the Company, Acquiror or Merger Sub) and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $11.05 per share in cash (the "Consideration").

        In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vii) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

        In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

        In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction that would be material to our analysis.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

        We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or the Acquiror. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with The Carlyle Group, L.P. ("Carlyle"), the Company's 23% shareholder, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead bookrunning manager on an offering of Carlyle equity securities in September 2017, as joint lead bookrunning manager on an offering of debt securities of a Carlyle subsidiary in September 2018, as joint lead arranger and bookrunner on a credit facility of a Carlyle subsidiary in February 2019 and as sole arranger and bookrunner on a credit facility of a Carlyle subsidiary in June 2019. In addition, during the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Carlyle portfolio companies for which we and such affiliates have received customary compensation. Such services during such period have included providing debt syndication, equity underwriting, debt underwriting and financial advisory services to Carlyle portfolio companies. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with portfolio companies of Platinum Equity LLC ("Platinum"), the parent entity of the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included providing debt syndication, debt underwriting and financial advisory services to Platinum portfolio companies. Our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Carlyle subsidiaries, Carlyle portfolio companies and Platinum portfolio companies for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of the Company and approximately 3.21% of the outstanding common units of Carlyle. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity

D-2

securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, Carlyle and Platinum for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

        On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

        The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. Morgan Securities LLC

J.P. Morgan Securities LLC

D-3

Appendix E

VOTING AND SUPPORT AGREEMENT

by and among

WOLVERINE INTERMEDIATE HOLDING II CORPORATION,

WOLVERINE MERGER CORPORATION

and certain

STOCKHOLDERS OF WESCO AIRCRAFT HOLDINGS, INC.

Dated as of [    •    ], 2019

VOTING AND SUPPORT AGREEMENT

        This VOTING AND SUPPORT AGREEMENT (this "Agreement") is made and entered into as of [    •    ], 2019 by and among the persons identified on Schedule I hereto (each, a "Stockholder" and collectively the "Stockholders"), Wolverine Intermediate Holding II Corporation, a corporation organized under the laws of Delaware ("Parent"), and Wolverine Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"). Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement and Plan of Merger dated as of the date of this Agreement (as amended from time to time, the "Merger Agreement") by and among Parent, Merger Sub and Wesco Aircraft Holdings, Inc., a Delaware corporation (the "Company").

        WHEREAS, each Stockholder owns the number of shares of common stock, par value $0.001 per share of the Company set forth next to the name of such Stockholder on Schedule I (collectively, together with all shares of capital stock of the Company or other securities of the Company that such Stockholder purchases or otherwise acquires beneficial or record ownership of or becomes entitled to vote during the Restricted Period (as defined below), including by reason of any stock split, stock dividend, distribution, reclassification, recapitalization, conversion or other transaction, or pursuant to the vesting of restricted stock units or the exercise of options or warrants to purchase such shares or rights, the "Stockholder Shares");

        WHEREAS, the Company Board has approved this Agreement and the execution, delivery and performance thereof by the parties hereto;

        WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub, and the Company are entering into the Merger Agreement, which provides for, among other things, the merger of Merger Sub with and into the Company (with the Company surviving such merger as a wholly-owned subsidiary of Parent) upon the terms and subject to the conditions set forth therein (the "Merger");

        WHEREAS, obtaining the Company Stockholder Approval is a condition precedent to the consummation of the Merger; and

        WHEREAS, as a condition and inducement to Parent's willingness to enter into the Merger Agreement, Parent has required each Stockholder to enter into this Agreement.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

        Section 1    Covenants of the Stockholders.

          (a)   During the period beginning on the date of this Agreement and ending on the earlier of (x) the Effective Time and (y) the termination of the Merger Agreement in accordance with its terms (the "Restricted Period"), each Stockholder hereby agrees:

              (i)  to be present, in person or represented by proxy, at the Company Meeting (including any adjournment or postponement thereof) and all other meetings (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company, however called, to vote on any matter contemplated by this Agreement so that all of the Stockholder Shares owned beneficially or of record by such Stockholder will be counted for purposes of determining the presence of a quorum at such meeting;

             (ii)  at each such meeting, and at any adjournment or postponement thereof, to vote, or to cause the voting of, the Stockholder Shares owned beneficially or of record by such Stockholder in favor of: (1) the approval and adoption of the Merger Agreement; (2) the

    Merger and the other Transactions, and (3) without limitation of the preceding clauses (1) and (2), any proposal to adjourn or postpone the Company Meeting to a later date if there are not sufficient votes to adopt the Merger Agreement on the date on which the Company Meeting is held; and

            (iii)  at each such meeting, and at any adjournment or postponement thereof, to vote, or to cause the voting of, the Stockholder Shares owned beneficially or of record by such Stockholder against: (1) any action, proposal, transaction or agreement that is intended or that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, prevent or delay the consummation of, or otherwise be inconsistent with, the Merger or any of the other Transactions or any of the other agreements related to the Merger, including: (aa) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries (other than the Merger); (bb) a sale, lease or transfer of any material asset of the Company or any of its Subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (cc) an election of new members to the Company Board, other than (x) individuals who are nominated by the Company for election and (y) new nominees to the Company Board approved in writing by Parent; (dd) any change in the present capitalization or dividend policy of the Company or any of its Subsidiaries or any amendment or other change to the Company's certificate of incorporation or bylaws or the organizational documents of any Subsidiary of the Company (other than pursuant to the Merger Agreement), except if approved in writing by Parent; or (ee) any other change in the corporate structure or business of the Company or any of its Subsidiaries, except if approved in writing by Parent, (2) any Acquisition Proposal and any action required or desirable in furtherance thereof or any other transaction, proposal, agreement or action made in opposition to the adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other Transactions, (3) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, agreement, representation or warranty of the Company contained in the Merger Agreement or of such Stockholder contained in this Agreement, and (4) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Merger set forth in Article VI of the Merger Agreement not being fulfilled.

          (b)   During the Restricted Period, each Stockholder shall not, and shall cause such Stockholder's controlled affiliates (other than any Excluded Entity) not to, directly or indirectly, (i) initiate, solicit, propose or knowingly facilitate, induce or encourage any inquiries with respect to, any effort or attempt to submit, or the submission of, any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, including by way of furnishing any non-public information to any Third Party related to any potential Acquisition Proposal, (ii) enter into, continue or otherwise participate or engage in any discussions or negotiations with respect thereto, (iii) resolve or agree or announce its intention to resolve or agree to do any of the foregoing or (iv) direct, instruct, induce or encourage any Excluded Entity to take any activity described in clauses (i) through (iii) (the activities in clauses (i) through (iv), collectively, the "Restricted Activities"); provided, however, that solely to the extent the Company may take any action with respect to a Superior Proposal or an Acquisition Proposal that, in accordance with Section 5.3(b) of the Merger Agreement, the Company Board determines constitutes, or would reasonably be expected to lead to, a Superior Proposal, a Stockholder who has not breached this Section 1(b) (other than de minimis non-compliance) may, at the Company's request (and only for so long as the Company permits), engage in Restricted Activities if (and only for so long as) such Restricted Activities are permitted to be taken by the Company pursuant to Section 5.3(b) of the Merger Agreement; provided, further, however, that such Stockholder may engage in such Restricted Activities only if such Stockholder has given Parent prior written notice thereof; provided, further, that such Stockholder keep Parent reasonably informed of such Restricted Activities prior to or as promptly as practicable after engaging in any such Restricted Activities. Notwithstanding any provision hereof to the contrary, in no event shall the Company or any of its subsidiaries be considered an affiliate of any Stockholder. The term "Excluded Entity" means (i) the direct or indirect portfolio companies of [investment funds advised or managed by] such Stockholder or its affiliates, (ii) such Stockholder's Investment Solutions vehicles and managed accounts and Global Credit investment funds, vehicles and hedge funds, or [(iii) any investment fund or vehicle advised by Riverstone Holdings L.L.C., NGP Energy Capital Management, L.L.C. or any of their affiliates].

          (c)   Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights to seek appraisal or rights of dissent in connection with the Merger Agreement and the Merger, including under Section 262 of the Delaware General Corporation Law (the "DGCL"), that such Stockholder may have with respect to the Stockholder Shares owned beneficially or of record by such Stockholder.

        Section 2    Irrevocable Proxy.     Each Stockholder hereby revokes any proxies that such Stockholder has heretofore granted with respect to such Stockholder's Stockholder Shares, hereby irrevocably constitutes and appoints Parent as attorney-in-fact and proxy in accordance with the DGCL for and on such Stockholder's behalf, for and in such Stockholder's name, place and stead, to: (a) attend any and all meetings of the stockholders of the Company; (b) vote the Stockholder Shares of such Stockholder in accordance with the provisions of Sections 1(a)(ii) and (iii)  at any such meeting; and (c) represent and otherwise act for such Stockholder in the same manner and with the same effect as if such Stockholder were personally present at any such meeting. The foregoing proxy is coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder) until the end of the Restricted Period and shall not be terminated by operation of Law or upon the occurrence of any other event other than following a termination of this Agreement pursuant to Section 5.15. Each Stockholder authorizes such attorney-in-fact and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2 is given in connection with the execution by Parent of the Merger Agreement and that such irrevocable proxy is given to secure the obligations of such Stockholder under Section 1. The irrevocable proxy set forth in this Section 2 is executed and intended to be irrevocable. Each Stockholder agrees not to grant any proxy that conflicts or is inconsistent with the proxy granted to Parent in this Agreement.

        Section 3    Representations and Warranties of the Stockholders.     Each Stockholder represents and warrants to Parent, severally and not jointly, as follows:

        3.1.    Authorization.     If such Stockholder is an individual, such Stockholder has all requisite capacity to execute and deliver this Agreement, to perform such Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. If such Stockholder is not an individual, such Stockholder (a) is a corporation, partnership, limited liability company, trust or other entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of its jurisdiction of incorporation or organization, (b) has all requisite power and authority to execute and deliver this Agreement, to perform such Stockholder's obligations hereunder and to consummate the transactions contemplated hereby, and (c) the execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Stockholder and no other proceedings on the part of any such Stockholder or such Stockholder's equityholders are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as limited by Laws affecting the enforcement of creditors' rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought.

        3.2.    Consents and Approvals; No Violations.

          (a)   The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby do not and will not require any filing or registration with, notification to, or authorization, permit, license, declaration, Order, consent or approval of, or other action by or in respect of, any Governmental Authority or the NYSE on the part of such Stockholder.

          (b)   The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated by this Agreement do not and will not (i) conflict with or violate any provision of the organizational documents of such Stockholder if such Stockholder is not an individual, (ii) conflict with or violate, in any respect, any Law applicable to such Stockholder or by which any property or asset of such Stockholder is bound, (iii) require any consent or notice, or result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments (including any right of acceleration of any royalties, fees, profit participations or other payments to any Person) pursuant to, any of the terms, conditions or provisions of any Contract to which such Stockholder is a party or by which any of such Stockholder's properties or assets are bound or any Order or Law applicable to such Stockholder or such Stockholder's properties or assets, or (iv) result in the creation of a Lien on any property or asset of such Stockholder. If such Stockholder is a married individual and is subject to community property laws, such Stockholder's spouse has consented to this Agreement and the transactions contemplated by this Agreement by having executed a spousal consent in the form attached hereto as Exhibit A.

        3.3.    Ownership of Stockholder Shares.     Such Stockholder (a) is the sole record or beneficial owner of all of the Stockholder Shares listed next to the name of such Stockholder on Schedule I, free and clear of all Liens (other than Liens arising under applicable securities laws), (b) has the sole voting power with respect to such Stockholder Shares and (c) has not entered into any voting agreement (other than this Agreement) with or granted any Person any proxy (revocable or irrevocable) with respect to such Stockholder Shares (other than this Agreement). Except as set forth on Schedule I, neither such Stockholder nor any family member of such Stockholder (if such Stockholder is an individual) nor any of the affiliates of such Stockholder or of such family member of such Stockholder (or any trusts for the benefit of any of the foregoing) owns, of record or beneficially, or has the right to acquire any securities of the Company. As of the time of any meeting of the stockholders of the Company referred to in Section 1(a)(i), such Stockholder will be the sole record or beneficial owner of all of the Stockholder Shares listed next to the name of such Stockholder on Schedule I, free and clear of all Liens (other than Liens arising under applicable securities laws), except with respect to any Stockholder Shares transferred pursuant to a Permitted Transfer (as defined hereinafter).

        3.4.    Independent Advice.     Such Stockholder has carefully reviewed the Merger Agreement and the other documentation relating to the Merger and the Transactions, and has had an opportunity to discuss the Merger Agreement, such other documentation and this Agreement with an attorney of his, her or its own choosing.

        Section 4    No Transfers.

          (a)   Each Stockholder hereby agrees not to, during the Restricted Period, Transfer (as defined below), or cause to be Transferred, any Stockholder Shares owned of record or beneficially by such Stockholder, or any voting rights with respect thereto, or enter into any Contract with respect thereto. Each Stockholder hereby authorizes Parent to direct the Company to impose stop, transfer or similar orders to prevent the Transfer of any Shares on the books of the Company in violation of this Agreement.

          (b)   "Transfer" means (i) any direct or indirect sale, tender pursuant to a tender or exchange offer, assignment, encumbrance, disposition, pledge, hypothecation, gift or other transfer (by operation of law or otherwise), either voluntary or involuntary, of any capital stock or any interest (including any beneficial ownership interest) in any capital stock (including the right or power to vote any capital stock) or (ii) in respect of any capital stock or interest (including any beneficial ownership interest) in any capital stock, to directly or indirectly enter into any swap, derivative or other agreement, transaction or series of transactions, in each case referred to in this clause (ii) that has an exercise or conversion privilege or a settlement or payment mechanism determined with reference to, or derived from the value of, such capital stock, and that hedges or transfers, in whole or in part, directly or indirectly, the economic consequences of such capital stock or interest (including any beneficial ownership interest) in capital stock, whether any such transaction, swap, derivative or series of transactions is to be settled by delivery of securities, in cash or otherwise. A "Transfer" shall not include (i) the transfer of Stockholder Shares by a Stockholder to such Stockholder's estate, such Stockholder's immediate family, to a trust for the benefit of such Stockholder's family, upon the death of such Stockholder or to a controlled affiliate of such Stockholder, (ii) the Transfer of Shares by a Stockholder after receipt of the Company Stockholder Approval, [or (iii) Transfers by a Stockholder in connection with the withdrawal or redemption of investor interests in such Stockholder (regardless of whether such investor interests are directly in such Stockholder or indirectly through one or more feeder funds or other vehicles that, in turn, invest in such Stockholder), including (A) the sale of Stockholder Shares to generate proceeds for purposes of satisfying such withdrawal or redemption and (B) any in-kind distributions of Stockholder Shares to such investors in connection with such withdrawal or redemption] (each such transferee a "Permitted Transferee" and each such transfer, a "Permitted Transfer"); provided that, in the event a Stockholder Transfers Stockholder Shares pursuant to the preceding clause (iii), the percentage of such Stockholder's Stockholder Shares that are so Transferred shall not exceed the percentage of such Stockholder's net asset value that is being withdrawn or redeemed. As a condition to any Permitted Transfer, [except for a Permitted Transfer described in the preceding clause (iii),] the applicable Permitted Transferee shall be required to become a party to this Agreement by signing a joinder agreement hereto in form and substance reasonably satisfactory to Parent (each a "Joinder"). References to "the parties hereto" and similar references shall be deemed to include any later party signing a Joinder. For the avoidance of doubt, nothing in this Agreement shall restrict any direct or indirect Transfers of any equity interests in such Stockholder. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, the Stockholder may Transfer, or enter into any contract with respect to any Transfer of, all or any portion of any Stockholder Shares at any time after the Company Stockholder Approval shall have been obtained, and, if as a result of such Transfer the Stockholder ceases to be the record or beneficial owner of such Stockholder Shares, the Stockholder shall have no obligations pursuant to this Agreement with respect to such Stockholder Shares; provided, that such Stockholder's obligations pursuant to Section 5.14 shall survive in accordance with its terms for the duration of this Agreement.

          (c)   Each Stockholder hereby agrees not to, and not to permit any entity under such Stockholder's control to, deposit any of such Stockholder's Stockholder Shares in a voting trust or subject any of the Stockholder Shares owned beneficially or of record by such Stockholder to any arrangement with respect to the voting of such Stockholder Shares other than agreements entered into with Parent or Merger Sub.

        Section 5    General.

        5.1.    Notices.     Any notices or other communications to any party required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by email or facsimile transmission (provided, that confirmation of email or facsimile transmission is obtained) prior to 5:00 p.m., local time of the receiving party, on a Business Day, or on the first Business Day following the date of delivery if sent by email or facsimile at or after 5:00 p.m., local time of the receiving party, (b) upon receipt by registered or certified mail, or (c) on the next Business Day if transmitted by national overnight courier, in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

    If to Parent or Merger Sub:
    Wolverine Intermediate Holding II Corporation
    c/o Platinum Equity Advisors, LLC
    360 North Crescent Drive, South Building
    Beverly Hills, CA 90210
    Attention: Suneet Agarwal
    Email: kagarwal@platinumequity.com

    with a copy to (which shall not constitute notice):

    Hughes Hubbard & Reed LLP
    One Battery Park Plaza
    New York, NY 10004
    Attention: Kenneth A. Lefkowitz
    Facsimile: +1 212 299-6557
    Email: ken.lefkowitz@hugheshubbard.com

    If to a Stockholder, at such Stockholder's address set forth on Schedule I.

        5.2.    Counterparts.     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by one or more of the parties and delivered to the other party/ies having signed a counterpart, it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement and of signature pages by facsimile or in .pdf format by e-mail shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or in .pdf format by e-mail shall be deemed to be their original signatures for all purposes.

        5.3.    Entire Agreement; No Third Party Beneficiaries.     This Agreement, including the documents and the instruments referred to herein (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and no party hereto is relying on any other oral or written representation, agreement or understanding and no party makes any express or implied representation or warranty in connection with the transactions contemplated by this Agreement other than as set forth in this Agreement, and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies.

        5.4.    Governing Law; Consent to Jurisdiction.     Section 8.12(a) and (b) of the Merger Agreement shall apply to this Agreement mutatis mutandis.

        5.5.    Amendments and Supplements.     This Agreement may be amended or supplemented at any time by additional written agreements signed by Parent, Merger Sub and any one or more Stockholder(s), which written agreement(s) shall be effective against each of the parties that has signed such written agreement(s), as may be determined by such parties to be necessary, desirable or expedient to further the purpose of this Agreement or to clarify the intention of the parties, whether before or after the adoption of the Merger Agreement by the stockholders of the Company.

        5.6.    Failure or Delay Not Waiver; Remedies Cumulative.     No provision of this Agreement may be waived except by a written instrument signed by the party against whom such waiver is to be effective. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay on the party of any party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of any rights or remedies otherwise available.

        5.7.    Assignment.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any Stockholder without the prior written consent of Parent. Each of Parent and Merger Sub may only assign their rights, interests or obligations under this Agreement to any of their respective affiliates in conjunction with a valid assignment of its rights, interests or obligations under the Merger Agreement. Any purported assignment in violation of the preceding sentence shall be null and void ab initio. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

        5.8.    Headings.     The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        5.9.    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

        5.10.    Specific Performance.

          (a)   The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall, prior to termination in accordance with Section 5.15, be entitled to an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).

          (b)   The parties hereto further agree that (i) by seeking the remedies provided for in this Section 5.10, Parent and Merger Sub shall not in any respect waive their rights to seek any other form of relief that may be available to them under this Agreement (including damages) in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 5.10 are not available or otherwise are not granted, and (ii) nothing set forth in this Agreement shall require Parent or Merger Sub to institute any Proceeding for (or limit Parent's or Merger Sub's right to institute any Proceeding for) specific performance under this Section 5.10 prior to pursuing any other form of relief referred to in the preceding clause (i).

        5.11.    WAIVER OF JURY TRIAL.     EACH OF EACH STOCKHOLDER, PARENT AND MERGER SUB ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF A STOCKHOLDER, PARENT OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH OF EACH STOCKHOLDER, PARENT AND MERGER SUB CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, LITIGATION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) IT MAKES THIS WAIVER VOLUNTARILY AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.11.

        5.12.    Costs and Expenses.     Each party to this Agreement will pay his, her or its own costs and expenses (including legal, accounting and other fees) relating to the negotiation, execution, delivery and performance of this Agreement.

        5.13.    No Joint Venture.     Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. Except as provided otherwise in Section 2, no party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. Without in any way limiting the rights or obligations of any party hereto under this Agreement, prior to the Effective Time, (i) no party shall have the power by virtue of this Agreement to control the activities and operations of any other and (ii) no party shall have any power or authority by virtue of this Agreement to bind or commit any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 5.13. No Stockholder shall be responsible for, or have any obligation with respect to, the obligations or compliance with this Agreement by any other Stockholder, including any breach of this Agreement by any other Stockholder.

        5.14.    Public Announcements.     Except as required by Law or by the requirements of any stock exchange on which the securities of any Stockholder or any of its affiliates are listed, no Stockholder will make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media with respect to the foregoing without Parent's prior written consent (not to be unreasonably withheld, conditioned or delayed).

        5.15.    Termination.     This Agreement shall terminate on the earliest to occur of (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; and (c) the entry into, or effectiveness of, any amendment to or modification of, or the grant of any waiver of, any provision of the Merger Agreement that would reduce, or alter the form of, the Merger Consideration; provided, however, that no termination of this Agreement shall relieve or release any Stockholder from any obligations or liabilities arising out of such Stockholder's Willful Breach of this Agreement prior to such termination.

        5.16.    Mutual Drafting; Interpretation.     The provisions of Section 8.11 of the Merger Agreement shall apply mutatis mutandis to this Agreement.

        5.17.    Capacity as Stockholder.     Each Stockholder signs this Agreement solely in such Stockholder's capacity as a stockholder of the Company, and not in such Stockholder's capacity as a director (including "director by deputization"), officer or employee of the Company, if applicable. Nothing herein shall be construed to limit or affect any actions or inactions by such Stockholder or any representative of Stockholder, as applicable, serving as a director of the Company or any Subsidiary of the Company, acting in such person's capacity as a director of the Company or any Subsidiary of the Company (it being understood and agreed that the Merger Agreement contains provisions that govern the actions or inactions by the directors of the Company with respect to the Merger and the other Transactions). [For the avoidance of doubt, the obligations of a Stockholder under this Agreement shall apply only with respect to the Stockholder Shares held by such Stockholder and shall not apply to any capital stock of the Company or other securities that are held by Makaira Partners, LLC and its affiliates (other than a Stockholder) or any other investment fund or account (other than a Stockholder) for which Makaira Partners, LLC or any of its affiliates provides investment advisory or investment management services.]

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have executed this Voting and Support Agreement as of the date first written above.
WOLVERINE INTERMEDIATE HOLDING II CORPORATION
By:
Name:
Title:
WOLVERINE MERGER CORPORATION
By:
Name:
Title:

[Signatures continue on following pages]

[Signature Page to Voting and Support Agreement]

[STOCKHOLDER]

[Signature Page to Voting and Support Agreement]

SCHEDULE I

Stockholder & Notice Address	Shares of Company Common Stock	Company Options	Company Restricted Shares	Company RSUs	Company PSUs	Beneficial or Record Ownership
[•]	[•]	[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]	[•]	[•]
Total	[•]	[•]	[•]	[•]	[•]	[•]

EXHIBIT A

SPOUSAL CONSENT

        I                , spouse of                , having the legal capacity, power and authority to do so, hereby confirm that I have read and approve the above Voting and Support Agreement (the "Agreement"). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date:

Signature of Spouse:

Printed Name of Spouse:

If you would like to reduce the costs incurred by our company in mailing proxy materials, Use any touch-tone telephone to transmit your voting instructions up until 11:59 when you call and then follow the instructions. John Sample 234567 VOTE BY MAIL 1234567 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For 0 Against 0 Abstain 0 1 To adopt the Agreement and Plan of Merger, dated August 8, 2019 (as it may be amended from time to time, the "Merger Agreement"), by and among Wolverine Intermediate Holding II Corporation, a Delaware corporation, Wolverine Merger Corporation, a Delaware corporation and a direct wholly owned subsidiary of Wolverine Intermediate Holding II Corporation, and Wesco Aircraft Holdings, Inc., a Delaware corporation. 0 0 0 0 0 0 2 To approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting. To approve, on a non binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the transactions contemplated by the Merger Agreement. 3 NOTE: Transact such other business as may properly come before the meeting or any adjournment or postponement thereof. 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, trustee, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign and date. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000428420_1 R1.0.1.18 SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand 234567 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 WESCO AIRCRAFT HOLDINGS, INC. 24911 AVENUE STANFORD VALENCIA, CA 91355 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [ ], 2019: The Notice and Proxy Statement are available at www.proxyvote.com WESCO AIRCRAFT HOLDINGS, INC. Special Meeting of Stockholders [ ], 2019 This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Wesco Aircraft Holdings, Inc. (the “Company”) hereby appoint(s) and constitute(s) and , and each of them, jointly and severally, as proxies for the undersigned, with full power of substitution and re-substitution to represent and vote all shares that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on [ ], 2019 at [ ], and at any adjournment or postponement thereof, upon such business as may properly come before the meeting, including the proposals described in the Proxy Statement dated [ ], 2019, a copy of which has been received by the undersigned, and on matters incident to the conduct of the meeting. This proxy, when properly executed, will be voted in the manner specified by the undersigned. If no such direction is made, this proxy will be voted FOR proposals 1, 2 and 3, and it will be voted in the discretion of the proxies upon such other matters as may properly come before the Special Meeting. Address comments/changes (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000428420_2 R1.0.1.18